As filed with the Securities and Exchange Commission on September 18, 2024

Registration No. 333-277203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American General Life Insurance Company

(Exact Name of Registrant as specified in its charter)

Texas	6311	25-0598210
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2727-A Allen Parkway, Houston, Texas 77019

Telephone Number: (713) 522-1111

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Trina Sandoval, Esq.

American General Life Insurance Company

21650 Oxnard Street, Suite 750, Woodland Hills California 91367

(213) 218-1918

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Chip Lunde

Willkie Farr & Gallagher LLP

1875 K Street, N.W., Washington, DC 20006

(202) 303-1018

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Corebridge MarketLock® Annuity
Single Purchase Payment Deferred Registered Index-Linked Annuity
issued by
American General Life Insurance Company
Prospectus Dated: September 23, 2024

This prospectus describes the Corebridge MarketLock® Annuity Contract and contains important information, including a description of all material features of the Contract. Please read this prospectus carefully before investing and keep it for future reference.
The Contract is a single Purchase Payment deferred registered index-linked annuity contract issued by American General Life Insurance Company (“AGL”). The Contract is designed to help you accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis.
AGL does not allow additional Purchase Payments. The Contract is not appropriate for investors who plan or need to take Withdrawals or Surrender the Contract during the first six Contract Years due to the application of Withdrawal Charges, or prior to the end of a Strategy Account Option Term because of the use of Interim Value to calculate the amount available for Withdrawal. These adjustments could significantly reduce the value of the Contract to less than the protection levels provided by the Strategy Account Options. The Contract is an insurance contract and is not an index fund. The Contract is a complex investment and involves risks, including potentially significant loss of principal. You should speak with your financial representative about the Contract’s features, benefits, risks, and fees.
Under the Contract, you may allocate your Purchase Payment to one or more of the “Strategy Account Option(s)” that credit returns based on the performance of a specific Index or Indices during a defined period of time (a “Term”) and/or the “Fixed Account Option,” a fixed interest investment option. The Term for a Strategy Account Option may be one, three, or six years. Positive Index returns may be limited based on the applicable interest crediting method (the “Upside Parameter”), and your investment is subject to a downside parameter that provides limited downside protection from negative Index returns (the “Buffer”). The Indices are price return indices and therefore do not reflect dividends paid on the securities comprising the Index.
Upside Parameters, except Lock Upside Parameter, including applicable rates, can change from one Term to the next subject to minimum guaranteed rates. The minimum guaranteed rates that may be established under the Contract for each of the Upside Parameters (other than Lock Upside Parameter) are: Cap Rate (no lower than 2%), Cap Secure Rate (no lower than 2%), Participation Rate (no lower than 10%), and Trigger Rate (no lower than 2%). The Lock Threshold for a Strategy Account Option with Lock Upside Parameter are guaranteed minimum rates under the Contract and will not change from one Term to the next. The Lock Threshold percentages available are: 30, 40, 50, 75, and 100.
The Buffer provides limited protection from negative Index performance. If negative Index performance exceeds the Buffer Rate, your negative Index performance will equal the negative Index performance in excess of the Buffer Rate. For example, with a Buffer Rate of 10%, in extreme circumstances, you could lose 90% of your investment in the Strategy Account Option if negative Index performance on the Term End Date is 100%. The minimum guaranteed Buffer Rate that we offer under any Strategy Account Options other than those with Lock Upside Parameter is 10%. Buffer Rates for all Strategy Account Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates can change from one Term to the next subject to the minimum guaranteed Lock Buffer Rate of 1%.
We reserve the right to add, replace or remove Strategy Account Options offered, change the Indices, and limit the number of offered Strategy Account Options to only one. If only one Strategy Account Option is available, you will be limited to investing in only that Strategy Account Option with terms that may not be acceptable to you. We may change the Strategy Account Options, the Upside Parameters rates, Lock Buffer Rates and Buffer Rates subject to the stated guaranteed minimum rates. There is no guarantee that a particular Strategy Account Option or Index will be available during the entire time that you own your Contract. If you choose to Surrender the Contract, you may be subject to Interim Values, Withdrawal Charges, taxes, and tax penalties. Similarly, if you replace the Contract with another retirement vehicle, it may have different features, fees, and risks than the Contract.
The Contract is not a short-term investment. An investment in the Strategy Account Options of this Contract is subject to risks, including the possible loss of all or a significant portion of your principal investment. This loss could be greater if you take a Withdrawal or Surrender your Contract due to the application of Withdrawal Charges, if applicable, and possible negative tax consequences, including federal income tax on the taxable portion, and a tax penalty of 10% if you have not reached age 59 ½. If you make a Withdrawal or Surrender your Contract within six years after the Contract Issue Date, you may be assessed a Withdrawal Charge of up to 8% of the amount withdrawn in excess of the 10% annual free Withdrawal amount. In addition, if you take a Withdrawal or Surrender before the Term End Date of a Strategy Account Option, or if you annuitize your Contract, or if the death benefit is paid, the transaction will reduce the Interim Value of your investment in that Strategy Account Option. Please see “RISK FACTORS” on page 21 for more information.
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The Interim Value is the amount in the Strategy Account Option that is available for transactions that occur during the Term, including Withdrawals (including required minimum distributions (“RMDs”), Surrenders (including “free look” withdrawals in states that require a refund of Contract Value rather than a refund of the Purchase Payment – see Appendix E: State Variations), free Withdrawal amounts, Performance Captures, optional death benefit fees, death benefit payments, and annuitization.

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The Interim Value could be less than your investment in a Strategy Account Option even if the Index has had positive performance since the Term Start Date. Withdrawals, Surrenders (including “free look” withdrawals in states where a refund of Contract Value is required), free Withdrawal amounts, optional death benefit fees, death benefit payments, and annuitizations that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. However, your Surrender of the Contract would be subject to the Minimum Withdrawal Value.
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All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted.
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Withdrawals could result in significant reductions to your Contract Value and to the death benefit, perhaps by more than the amount withdrawn. Withdrawals taken before the Term End Date of a Strategy Account Option could also significantly reduce any Index Credit Rate applied at the Term End Date. The Upside Parameters and Buffer are not applied until the Term End Date.
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The Contract may not be appropriate if you intend to take Withdrawals from a Strategy Account Option prior to the Term End Date or from the Contract during the first six Contract Years, particularly ongoing Withdrawals such as systematic Withdrawals and RMDs. You should consult with your financial representative before making a Withdrawal.
The Contract is available for use in connection with qualified and non-qualified annuities, including individual retirement accounts (“IRAs”), Roth IRAs and SEP IRAs. If you are considering funding an IRA with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the IRA itself. You should fully discuss this decision with your financial representative.
If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will generally receive a full refund of the amount you paid with your application minus any Withdrawals made. The amount of the refund may vary according to state law. Interim Value will not apply when calculating your refund of the Purchase Payment. In states where a refund of Contract Value is required, Interim Value will apply which may lower the amount of your refund. See Appendix E: State Variations. You should review this prospectus and consult with your financial representative for additional information about the specific cancellation terms that apply.
The Company offers several different annuity contracts to meet the diverse needs of our investors. Our contracts may provide different features, benefits, programs, and investment options offered at different fees and expenses. You should carefully consider, among other things, whether the features of the Contract and the related fees provide the most appropriate solution to help you meet your retirement savings goals. The Company’s obligations under the Contract are subject to its financial strength and claims paying ability.
These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission, nor has the SEC passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. All obligations and guarantees under the Contract are subject to the creditworthiness and claims-paying ability of the Company.
Inquiries: If you have questions about your Contract, call your financial representative or contact us at American General Life Insurance Attn: Annuity Service Center, P.O. Box 15570, Amarillo, Texas 79105-5570. Telephone Number: (800) 445-7862 and website www.corebridgefinancial.com/annuities.
Purchase Payments must be sent to a separate address than that listed above. Please see “PURCHASING A COREBRIDGE MARKETLOCK® ANNUITY” in this prospectus for the address to which you must send your Purchase Payment.

SPECIAL TERMS

Accumulation Phase - The period during which you invest money in your Contract, from the Contract Issue Date until the Income Phase begins.
Allocation Account – A Strategy Account Option or the Fixed Account Option.
Annuity Service Center – American General Life Insurance Company, P.O. Box 15570, Amarillo, Texas 79105-5570. Telephone Number: (800) 445-7862.
Annuitant - The person on whose life we base annuity income payments after you begin the Income Phase.
Annuity Date - The date selected by you on which annuity income payments begin.
Beneficiary - The person(s) or non-natural entity(ies) you designate to receive any benefits under the Contract if you or, in the case of a non-natural Owner, the Annuitant dies. If your Contract is jointly owned, you and the joint Owner are each other’s primary Beneficiary.
Buffer – The downside parameter that provides limited protection from negative Index performance. If negative Index performance exceeds the Buffer Rate, your negative Index performance will equal the negative Index Performance in excess of the Buffer Rate. If negative Index performance does not exceed the Buffer Rate, you will not incur a loss.
Buffer Rate – A percentage used to calculate the Index Credit Rate for a Strategy Account Option when the Index Change is negative. For the purposes of this definition, “Buffer Rate” includes the “Lock Buffer Rate.”
Business Day – Each day the New York Stock Exchange (“NYSE”) is open for regular trading. Each Business Day ends when the NYSE closes each day which is typically 4:00 p.m. Eastern Time. If any transaction or event under a Contract is scheduled to occur on a day that is not a Business Day, such transaction or event will be processed using the applicable Index Value and will be deemed to occur on the next following Business Day unless otherwise specified.
Cap – An Upside Parameter designed to limit your participation in positive Index performance on the Term End Date up to and including the Cap Rate. If you select a Strategy Account Option with a Cap, and the positive Index performance meets or exceeds the Cap Rate, you will receive an Index Credit Rate equal to the Cap Rate.
Cap Rate – A percentage used to calculate the Index Credit Rate if the Index Change is positive on the Term End Date for a Strategy Account Option with a Cap.
Cap Secure – An Upside Parameter designed to limit your participation in positive Index performance up to and including the Cap Secure Rate measured each Contract Anniversary over a multi-year Term. If you select a Strategy Account Option with a Cap Secure, and Index performance on a Contract Anniversary meets or exceeds the Cap Secure Rate, the performance for the Strategy Account Option for that year will be limited to the Cap Secure Rate. While the performance for the Strategy Account Option based on the Cap Secure Rate will be calculated each Contract Anniversary, the Index Credit Rate is not applied until the Term End Date.
Cap Secure Rate – A percentage used to calculate the upside participation if the Index Change is positive measured at each Contract Anniversary over a multi-year Term for a Strategy Account Option with Cap Secure. A Cap Secure Rate is set for the entire multi-year Term and will not change throughout the Term or on any Contract Anniversary.
Cash Value – The total amount that is available for Withdrawal or Surrender. Your Cash Value is equal to the Contract Value after adjustment for any applicable fees and Withdrawal Charges. The Cash Value will never be less than the minimum required by law.
Company – American General Life Insurance Company (“AGL”), the insurer that issues the Contract. The terms “we,” “us” and “our” are also used to identify the Company.
Continuation Contribution – If the optional Return of Purchase Payment Death Benefit has been elected, an amount by which the death benefit that would have been paid to the spousal Beneficiary upon the death of the original Owner exceeds the Contract Value as of the Good Order date. We will contribute this amount, if any, to the Contract Value upon spousal continuation.
Contract – The Corebridge MarketLock® Annuity.
Contract Anniversary – The same date, each subsequent year, as your Contract Issue Date.
Contract Issue Date – The Business Day we issue your Contract. The Contract Issue Date will generally be no later than two (2) Business Days after we receive your Purchase Payment and Contract application in Good Order. Contract Years and Contract Anniversaries are measured from this date.

Contract Value – The total amount attributable to your Contract. The Contract Value is the sum of all amounts invested in the Strategy Account Option(s) as well as the Fixed Account Option. If you invest in the Strategy Account Options, the Interim Value of those accounts will be used when determining your Contract Value on any day that is not a Term Start Date or Term End Date.
Contract Year – The 12-month period beginning on the Contract Issue Date and ending on each Contract Anniversary thereafter.
Dual Direction with Cap – An Upside Parameter designed to limit your participation in positive Index performance on the Term End Date up to and including the Cap Rate, or the absolute value of any negative Index performance up to and including the Buffer Rate. The absolute value of a number is simply that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. If the positive Index performance meets or exceeds the Cap Rate, you will receive an Index Credit Rate equal to the Cap Rate. If the absolute value of the negative Index performance exceeds the Buffer Rate, you will receive an Index Credit Rate equal to the negative Index performance in excess of the Buffer Rate.
Final Index Value – The Index Value on the Term End Date.
Fixed Account Option Minimum Withdrawal Value – The portion of the Minimum Withdrawal Value attributable to the Fixed Account Option. The Fixed Account Option Minimum Withdrawal Value is equal to the value of the Purchase Payment allocated to the Fixed Account Option multiplied by a Minimum Withdrawal Value percentage based on applicable state law increased proportionally for transfers into the Fixed Account Option and reduced proportionally for any Net Withdrawals or transfers from the Fixed Account Option; accumulated at the minimum non-forfeiture interest rate, which generally ranges from 0.15% to 3.00% depending on applicable state law.
Fixed Account Option – An investment option under the Contract in which you may invest money and earn a fixed rate of return.
Good Order – Fully and accurately completed form(s) and/or instructions as determined by us, including any necessary documentation, applicable to any transaction or request received by us.
Income Phase – The period starting upon annuitization during which we make annuity income payments to you.
Index – The reference index to which a Strategy Account Option is linked. Each Index is a price return index, and its performance does not reflect any dividends or distributions paid on the securities comprising the Index.
Index Change – For all Strategy Account Options other than those with the Cap Secure Upside Parameter and Lock Upside Parameter, the percentage change in the Index Value between the Term Start Date and the Term End Date, which is determined by comparing the Index Value on the Term Start Date to the Index Value on the Term End Date.
For Strategy Account Options with Cap Secure Upside Parameter, the percentage change in the Index Value, which is measured by calculating the annual compounded percentage change in Index Value, including Contract Anniversaries during the Term.
For Strategy Account Options with Lock Upside Parameter, the percentage change in the Index Value, which is determined by comparing the Index Value on the Term Start Date and any day during the Term.
Index Credit – For all Strategy Account Options other than those with the Lock Upside Parameter, the dollar amount of gain or loss reflected in your Strategy Account Option Value on the Term End Date.
For Strategy Account Options with Lock Upside Parameter, (i) the dollar amount of gain reflected in your Strategy Account Option Value on the first day during the Term where the Index Change meets or exceeds the Lock Threshold at Market Close, or (ii) if the Index Change does not meet or exceed the Lock Threshold on any day at Market Close on or before the Term End Date, then the dollar amount of gain or loss reflected in your Strategy Account Option Value on the Term End Date.
Index Credit may be positive, negative, or zero.
Index Credit Rate – For all Strategy Account Options other than those with Cap Secure Upside Parameter and Lock Upside Parameter, a percentage gain or loss used to calculate your Strategy Account Option Value on the Term End Date.
For Strategy Account Options with Cap Secure Upside Parameter, a percentage gain or loss used to calculate your Strategy Account Option Value on the Term End Date based on the Index Change on each Contact Anniversary during the Term.
For Strategy Account Options with Lock Upside Parameter, a percentage gain or loss used to calculate your Strategy Account Option Value on any day during the Term.
The Index Credit Rate may be positive, negative, or zero.
Index Value – An Index’s closing market price at the end of the Business Day. The Index Value on any day that is not a Business Day is the value of the Index at the end of the previous Business Day. The Company relies on the Index Values reported by a third-party.

Initial Index Value – The Index Value on the Term Start Date.
Interim Value – The value of a Strategy Account Option on any day during the Term other than the Term Start Date or Term End Date. This value is used to determine the amount available in the Strategy Account Option for Withdrawals, Surrenders, annuitization, death benefits and to pay fees and charges during the Term. If you exercise a Performance Capture, the “captured” gain or loss will be based on an Interim Value. The Interim Value is calculated at the end of the Business Day. The Interim Value could be substantially less than the amount invested in the Strategy Account Option and could result in significant loss.
Lock – An Upside Parameter designed to limit your participation in positive Index performance if the Lock Threshold is met at Market Close on any day during the Term. If you select a Strategy Account Option with Lock Upside Parameter and the positive Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Lock Threshold as of that date. When that occurs, you will no longer participate in the Index performance, and you will not receive an additional Index Credit Rate on the Term End Date for that Strategy Account Option. After we apply the Index Credit Rate as of the date the Lock Threshold is met, you will be credited with the Lock Fixed Rate until the next Contract Anniversary. If the Index Change does not meet or exceed the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Index Change on the Term End Date, subject to the Buffer.
Lock Buffer Rate – The Buffer Rate associated with a Strategy Account Option with Lock Upside Parameter.
Lock Fixed Rate – For only a Strategy Account Option with Lock Upside Parameter, the Lock Fixed Rate is a short-term fixed rate that is applied to the Strategy Account Option Value from the date the Lock Threshold is met to the next Contract Anniversary.
We may change the Lock Fixed Rate at any time at our discretion, subject to an annual guaranteed minimum interest rate of 0.25%.
Lock Threshold – A percentage used as a threshold, and to calculate, the Index Credit Rate if the Index Change meets or exceeds this percentage at Market Close on any day during the Term for a Strategy Account Option with Lock Upside Parameter. If the Index Change does not meet or exceed the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Index Change on the Term End Date, subject to the Buffer.
Latest Annuity Date – The Contract Anniversary following your 95th birthday. The initial annuity income payment will be paid on the first Business Day of the month following the Latest Annuity Date.
Minimum Withdrawal Value – The minimum amount required to be paid to you on Surrender, payment of a death benefit or upon annuitization under the Contract required by applicable state law. The Minimum Withdrawal Value is equal to the sum of the Fixed Account Option Minimum Withdrawal Value and the Strategy Account Option Minimum Withdrawal Value(s).
Negative Adjustment – A proportional reduction in your Strategy Base if (i) a fee or charge is deducted from a Strategy Account Option on or before the Term End Date; or (ii) you take a Withdrawal (including, but not limited to, systematic Withdrawals under the Systematic Withdrawal Program, Withdrawals taken to satisfy the required minimum distributions under the Internal Revenue Code, or free Withdrawal amounts) from a Strategy Account Option on or before the Term End Date. A Negative Adjustment could be greater than or less than the amount withdrawn and could significantly reduce your gains (if any) on the Term End Date (because the Index Credit Rate will be applied to a smaller Strategy Base).
Net Purchase Payment – A Purchase Payment that is reduced in the same proportion as the Contract Value is reduced by a Withdrawal on the date of such Withdrawal. Note that this proportional reduction may result in the Net Purchase Payment being reduced by more than the amount withdrawn when the Contract Value is less than the Net Purchase Payment remaining. For example, assume the Contract Value is $15,000, the Net Purchase Payment is $20,000 and a Withdrawal of $6,000 is taken. The Contract Value is reduced by $6,000 which is a 40% reduction. The corresponding deduction to the Net Purchase Payment would be $8,000 (40% x $20,000). A Net Purchase Payment is an on-going calculation. It does not represent a Contract Value.
Net Withdrawals – Withdrawals after adjustment for applicable Withdrawal Charges.
Non-Qualified Contract – A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account (“IRA”).
Owner – The person or entity (if a non-natural Owner) with an interest or title to this Contract. The terms “you” or “your” are also used to identify the Owner.
Participation – An Upside Parameter designed to limit your participation in positive Index performance on the Term End Date at a percentage equal to the Participation Rate.

Participation Rate – A percentage used as part of the calculation of the Index Credit Rate if the Index Change is positive on the Term End Date for a Strategy Account Option with Participation. The Participation Rate is multiplied by the positive Index performance as part of the calculation of the Index Credit Rate if the Index Change is positive.
Performance Capture – Performance Capture is a feature offered for Strategy Account Options other than those with a Lock Upside Parameter that allows you to “capture” the Interim Value of a Strategy Account Option prior to the Term End Date. If you exercise the Performance Capture feature, your Interim Value on the Performance Capture Date will be “captured.” You will not know the Interim Value at the time Performance Capture occurs and you may be “capturing” a loss. The loss may be significant. You should speak with your financial representative before exercising Performance Capture.
The Performance Capture feature is different from the Lock Upside Parameter. Also, the Strategy Account Options for which the Performance Capture feature is available are different from the Strategy Account Options that use Lock as an Upside Parameter.
The table in the Summary section of the prospectus shows the Strategy Account Options that include Performance Capture as a feature versus the Strategy Account Options that include Lock as an Upside Parameter.
Once Performance Capture occurs, you will no longer participate in Index performance for the remainder of the Term, and you will not receive an Index Credit on the Term End Date for that Strategy Account Option. The “captured” value will then be credited with the Performance Capture Fixed Rate from the Performance Capture Date until the next Contract Anniversary.
You may exercise Performance Capture for one, some, or all of your applicable Strategy Account Options other than a Strategy Account Option with Lock Upside Parameter. You may decide not to exercise a Performance Capture. Performance Capture is not available for a Strategy Account Option with Lock Upside Parameter.
Performance Capture Date – If you exercise the Performance Capture for a Strategy Account Option, the date your Interim Value for that Strategy Account Option is captured.
Performance Capture Fixed Rate – For all Strategy Account Options other than those with Lock Upside Parameter, the Performance Capture Fixed Rate is a short-term fixed rate that is applied to Performance Capture amounts from the Performance Capture Date until the next Contract Anniversary.
We may change the Performance Capture Fixed Rate at any time at our discretion, subject to an annual guaranteed minimum interest rate of 0.25%.
Purchase Payment – The money you give us to buy and invest in the Contract.
Qualified Contract – A contract purchased with pretax dollars. These contracts are generally purchased under an IRA.
Renewal Notice – The notification we provide to Owners at least 10 days before the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met). Among other information, your Renewal Notice will, as applicable: (i) remind you of your opportunity to decide how your Contract Value should be re-invested; (ii) remind you of the Allocation Accounts that will be available for investment; (iii) provide the current Performance Capture Fixed Rates, Lock Fixed Rates, Fixed Account Option interest rate, Upside Parameter rates and Lock Buffer Rates; and (iv) remind you to submit instructions to us before Market Close on the Term End Date (or the next Contract Anniversary after a Performance Capture or a Lock Threshold is met). If The Term End Date (or the next Contract Anniversary after a Performance Capture or a Lock Threshold is met) is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Term End Date (or the next Contract Anniversary after a Performance Capture or a Lock Threshold is met). “Market Close” is the close of the New York Stock Exchange on Business Days, usually at 4:00 p.m. Eastern Time.
Return of Purchase Payment Death Benefit – The minimum death benefit provided by the optional Return of Purchase Payment Death Benefit, which may be elected, for a fee, at the time you purchase the Contract. The Return of Purchase Payment Death Benefit will equal 100% of the Purchase Payment on the Contract Issue Date. The Return of Purchase Payment Death Benefit will be proportionately reduced by Withdrawals. If the Return of Purchase Payment Death Benefit has been elected, the Return of Purchase Payment Death Benefit is only payable upon the death of the Owner during the Accumulation Phase.
Strategy Account Option – An index-linked investment option under the Contract.
Strategy Account Option Minimum Withdrawal Value – The portion of the Minimum Withdrawal Value attributable to a Strategy Account Option. The Strategy Account Option Minimum Withdrawal Value on the Contract Issue Date is equal to the value of the Purchase Payment allocated to the Strategy Account Option multiplied by 87.5%. On any other day, the Strategy Account Option Minimum Withdrawal Value moves in proportion to the Strategy Account Option Value. Increases in Interim Value, positive Index Credits, and transfers to the Strategy Account Option will increase the Strategy Account Option Minimum Withdrawal Value. Decreases in Interim Value, negative Index Credits, Net Withdrawals, or applicable fees, and transfers out of the Strategy Account Option will decrease the Strategy Account Option Minimum Withdrawal Value.

Strategy Account Option Value – The value of your investment in a Strategy Account Option on any day during the Term.
Strategy Base – A value used to calculate Interim Value and Index Credits. The Strategy Base is equal to the Contract Value allocated to a Strategy Account Option on the Term Start Date and (i) reduced proportionally for Withdrawals, fees and charges, if any, deducted from the Strategy Account Option since the Term Start Date; and (ii) increased proportionally to any applicable Interim Value increase at the time of a Continuation Contribution when there is a spousal continuation upon death of Owner.
Surrender – A full Withdrawal of Cash Value and termination of the Contract.
Systematic Withdrawal Program – A program, for no additional charge, available during the Accumulation Phase where you may elect to receive periodic Withdrawals. Under the program, Withdrawals are taken proportionally from your Allocation Accounts and you may choose to take monthly, quarterly, semi-annual or annual Withdrawals from your Contract. Under this program, if a Withdrawal is scheduled for a day that does not exist in a given calendar month, it will occur on the last day of such month.
Term – The duration of an Allocation Account’s investment term, expressed in years. The Term is also the period during which the performance of a Strategy Account Option is linked to the performance of an Index. The Term begins on the Term Start Date and ends on the Term End Date. The Term for a Strategy Account Option may be one, three, or six years.
Term End Date – The Contract Anniversary on the last day of the Term.
Term Start Date – The date the Purchase Payment or Contract Value is allocated to a new Term. The Term Start Date is generally the Contract Issue Date for the initial Term, and a Contract Anniversary for each subsequent Term.
Trigger – An Upside Parameter designed to limit your participation in positive Index performance on the Term End Date equal to the Trigger Rate. If you select a Strategy Account Option with a Trigger, and the Index performance on the Term End Date is greater than or equal to zero, you will receive an Index Credit Rate equal to the Trigger Rate. If Index performance exceeds the Trigger Rate, you will receive an Index Credit Rate equal to the Trigger Rate.
Trigger Rate – A percentage used to calculate the Index Credit Rate if the Index Change is greater than or equal to zero on the Term End Date for a Strategy Account Option with Trigger.
Upside Parameter – A feature of a Strategy Account Option that determines the extent to which a Strategy Account Option will participate in positive Index performance. The Upside Parameters are Cap, Cap Secure, Participation, Dual Direction with Cap, Trigger and Lock.
Withdrawal – The amount of Contract Value you withdraw from the Contract before adjustment for applicable Withdrawal Charges. A Withdrawal includes, but is not limited to, one-time Withdrawals, systematic Withdrawals under the Systematic Withdrawal Program, Withdrawals taken to satisfy required minimum distributions under the Internal Revenue Code, free withdrawal amounts, and Withdrawals under the Extended Care Waiver or the Terminal Illness Waiver.
Withdrawal Charge Period – The period during which we may apply a Withdrawal Charge to Withdrawals and Surrenders. The Withdrawal Charge Period begins on the Contract Issue Date and ends the day after the last day of the sixth Contract Year.

SUMMARY

The Corebridge MarketLock® Annuity is a single purchase payment deferred registered index-linked annuity contract that is designed to help you invest on a tax-deferred basis, meet long-term financial goals, and plan for your retirement. This Contract may be appropriate for you if you have a long investment time horizon and the Contract’s terms and conditions are consistent with your financial goals. It is not intended for people whose liquidity needs require early or frequent withdrawals. There could be significant loss of your principal investment under a Contract. You should discuss with your financial representative whether an index-linked annuity contract is appropriate for you.
An annuity is a contract between you (the Owner) and an insurance company (in this case, us), where the insurance company promises to pay you an income in the form of annuity income payments. Commencement of these payments is referred to as “annuitizing” your Contract. Prior to annuitizing, your Contract is in the Accumulation Phase and the earnings (if any) are generally tax deferred. Tax deferral means you are not taxed until you take money out of your annuity. Once your Contract is annuitized, your annuity switches to the Income Phase.
The Contract is a “single purchase payment” annuity because only one Purchase Payment is allowed under the Contract. We may agree to accept multiple payments as part of a single Purchase Payment subject to certain limitations outlined in this prospectus. After the Contract is issued, additional Purchase Payments are not allowed.
Under the Contract, you may allocate your Purchase Payment to one or more Allocation Accounts. The available Allocations Accounts are (i) Strategy Account Options that credit returns based on the performance of a specific Index or Indices during a Term and (ii) the Fixed Account Option. Each Strategy Account Option is made up of an Upside Parameter and a Buffer which determines the extent of a gain or loss credited at the end of a Term. The available Allocation Accounts are:
Strategy Account Options
1-Year Strategy Account Options Without Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Upside Parameter Rates	Performance Capture (Manual/Automatic)
1-Year	S&P 500®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	S&P 500®	20%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	S&P 500®	10%	Trigger	Trigger Rate: No Lower than 2%	Manual
1-Year	S&P 500®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	NASDAQ-100®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	NASDAQ-100®	10%	Trigger	Trigger Rate: No Lower than 2%	Manual
1-Year	NASDAQ-100®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic

3-Year Strategy Account Options With Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Lock Buffer Rates	Performance Capture (Manual/Automatic)
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 30	Lock Buffer Rate: No Lower than 1%	N/A
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 40	Lock Buffer Rate: No Lower than 1%	N/A
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 50	Lock Buffer Rate: No Lower than 1%	N/A

6-Year Strategy Account Options Without Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Upside Parameter Rates	Performance Capture (Manual/Automatic)
6-Year	S&P 500®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	20%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	10%	Participation	Participation Rate: No Lower than 10%	Manual / Automatic
6-Year	S&P 500®	20%	Participation	Participation Rate: No Lower than 10%	Manual / Automatic
6-Year	S&P 500®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	20%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	10%	Cap Secure	Cap Secure Rate: No Lower than 2%	Manual

6-Year Strategy Account Options With Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Lock Buffer Rates	Performance Capture (Manual/Automatic)
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 50	Lock Buffer Rate: No Lower than 1%	N/A
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 75	Lock Buffer Rate: No Lower than 1%	N/A
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 100	Lock Buffer Rate: No Lower than 1%	N/A
In certain market conditions, we may offer a Participation Rate that is greater than 100% on our 6-Year Strategy Account Options with Participation. In growing markets, the 6-Year Strategy Account Options with Participation will always outperform the 6-Year Strategy Account Options with Cap. However, in market downturns, the 6-Year Strategy Account Options with Participation will not outperform the 6-Year Strategy Account Options with Cap. You should consult with your financial representative about how market conditions may impact your investment decisions under the Contract.
Upside Parameters, except Lock, including applicable rates, can change from one Term to the next subject to above-stated minimum guaranteed rates that may be established under the Contract. The Lock Thresholds stated under the “Upside Parameters” column for Strategy Account Options with Lock Upside Parameter are guaranteed minimum rates under the Contract and will not change from one Term to the next. The above-stated Lock Threshold figures are percentages.
The minimum guaranteed Buffer Rate that we will offer under any Strategy Account Options other than those with Lock Upside Parameter is 10%. The above-stated Buffer Rates for all Strategy Account Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates can change from one Term to the next subject to the minimum guaranteed Lock Buffer Rate of 1%.
Current Upside Parameter rates will be available from your financial representative and are always available online at www.corebridgefinancial.com/rila-rates. The rates applicable to your Purchase Payment will be stated in your Contract.
The Contract includes a “Performance Capture” feature for Strategy Account Options other than those with a Lock Upside Parameter that allows you to “capture” the Interim Value of a Strategy Account Option prior to the Term End Date. If you exercise the Performance Capture feature, your Interim Value on the Performance Capture Date will be “captured.” It is important to understand, however, that you will not know the Interim Value at the time Performance Capture occurs, and you may be “capturing” a loss.
Fixed Account Option
Term	Guaranteed Minimum Interest Rate
1 Year	0.25%
For all Strategy Account Options other than those with Lock Upside Parameter, you will receive an Index Credit Rate reflecting a percentage gain or loss on the Term End Date.

For Strategy Account Options with Lock Upside Parameter, if positive Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Lock Threshold as of that date, and thereafter will be credited with the Lock Fixed Rate until the next Contract Anniversary. Once the Index Change meets or exceeds the Lock Threshold and you are being credited with the Lock Fixed Rate until the next Contract Anniversary, the value within the Strategy Account Option will no longer be tied to Index performance. If the Index Change does not meet or exceed the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate reflecting the positive or negative Index performance on the Term End Date, subject to the Buffer.
On the Term End Date (or a Contract Anniversary after Performance Capture or a Lock Threshold is met), you may transfer Contract Value among the available Allocation Accounts, free of charge, for a new Term, if available. Transfer requests must be provided before Market Close on the Term End Date (or next Contract Anniversary after a Performance Capture). If the Term End Date (or next Contract Anniversary after a Performance Capture) is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Term End Date (or the next Contract Anniversary after a Performance Capture). If we do not receive transfer instructions from you within the appropriate time frame, we will automatically transfer or renew, as applicable, your Strategy Account Option and/or Fixed Account Option Value as follows:
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Your Contract Value in any expiring Strategy Account Option with a 1-year Term will remain in its current allocation for the next Term, subject to the Upside Parameter rates and Lock Buffer Rates, if applicable, declared for that Term unless otherwise instructed. If your Contract Value is invested in a Strategy Account Option with a 1-year Term that will no longer be available for investment after the Term End Date, the Contract Value remaining in that Strategy Account Option will automatically be transferred to the Fixed Option Account on the Term End Date, subject to the renewal interest rate, and will remain there until the next Contract Anniversary after you provide transfer instructions. The Contact Value automatically transferred to the Fixed Account Option in the absence of transfer instructions cannot be transferred to another available Strategy Account Option until the next Contract Anniversary.
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Any Contract Value in an expiring Strategy Account Option with a multi-year Term or Fixed Account Option will automatically be transferred or renewed to the Fixed Account Option, subject to the applicable renewal interest rates. Amounts that are automatically renewed or transferred in the absence of transfer instructions cannot be transferred until the next Contract Anniversary.
See “TRANSFERS BETWEEN ALLOCATION ACCOUNTS.”
The Contract is “index-linked” because the value of each Strategy Account Option is linked to the performance of an Index. If you invest in one or more Strategy Account Options, the amount of money you accumulate under your Contract depends (at least in part) upon the performance of the applicable Index. You could lose a significant amount of money that you allocate to the Strategy Account Option(s). The Contract is an insurance contract and involves risks, including potentially significant loss of principal. You should speak with your financial representative about the Contract’s features, benefits, risks, and fees.
An investment in the Strategy Account Options of this Contract is subject to its own unique risks, including the possible loss of all or a significant portion of your principal investment. This loss could be greater if you take a Withdrawal or Surrender your Contract due to the application of Withdrawal Charges, if applicable, and possible negative tax consequences, including federal income tax on the taxable portion, and a tax penalty of 10% if you have not reached age 59 ½. If you make a Withdrawal or Surrender your Contract within six years after the Contract Issue Date, you may be assessed a Withdrawal Charge of up to 8% of the amount withdrawn in excess of the 10% annual free Withdrawal amount. In addition, if you take a Withdrawal or Surrender before the Term End Date of a Strategy Account Option, or if you annuitize your Contract, or if the death benefit is paid, the transaction will reduce the Interim Value of your investment in that Strategy Account Option. Please see “RISK FACTORS” on page 21 for more information.
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The Interim Value is the amount in the Strategy Account Option that is available for transactions that occur during the Term, including Withdrawals (including RMDs, Surrenders, Withdrawals under free look in states where a refund of Contract Value rather than a refund of the Purchase Payment is required, free Withdrawal amounts, Performance Captures, optional death benefit fees, death benefit payments, and annuitization).
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The Interim Value could be less than your investment in a Strategy Account Option even if the Index has had positive performance since the Term Start Date. Withdrawals or Surrenders that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. However, your Surrender of the Contract would be subject to the Minimum Withdrawal Value.
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All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce the Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the Optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted.
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Withdrawals could result in significant reductions to your Contract Value and to the death benefit, perhaps by more than the amount withdrawn. Withdrawals taken before the Term End Date of a Strategy Account Option could also significantly reduce any Index Credit Rate applied at the Term End Date. The Upside Parameters and Buffer are not applied until the Term End Date.
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The Contract may not be appropriate if you intend to take Withdrawals from a Strategy Account Option prior to the Term End Date or from the Contract during the first six Contract Years, particularly ongoing Withdrawals such as systematic Withdrawals and RMDs. You should consult with your financial representative before making a Withdrawal.
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We guarantee that we will always offer at least one Strategy Account Option that is either currently offered or is substantially similar to one that is currently offered as of the date of this prospectus. For example, a Strategy Account Option will always have a Buffer, but, subject to the minimum guaranteed Buffer Rate, will not necessarily have the same Buffer Rate as stated in this prospectus. Please note the Index for that Strategy Account Option remains subject to our right of substitution.
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Each Strategy Account Option has an applicable Upside Parameter designed to limit participation in positive Index performance. The Upside Parameters (except Lock), including their applicable rates, can change from one Term to the next, however, each Upside Parameter is subject to minimum guaranteed rates stated above. Each Strategy Account Option also has an applicable Buffer Rate that provides limited protection from negative Index performance. If negative Index performance exceeds the Buffer Rate, your negative Index performance will equal the negative Index performance in excess of the Buffer Rate. For example, with a Buffer Rate of 10%, in extreme circumstances you could lose 90% of your investment in the Strategy Account Option if negative Index performance on the Term End Date is 100%. The minimum guaranteed Buffer Rate that we will offer for any Strategy Account Options other than those with Lock Upside Parameter is 10%. Buffer Rates for all Strategy Account Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates will change from one Term to the next, subject to the minimum guaranteed Lock Buffer Rate of 1%.
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We reserve the right to add, replace or remove Strategy Account Options offered, change the Indices, and limit the number of offered Strategy Account Options to only one. If only one Strategy Account Option is available, you will be limited to investing in only that Strategy Account Option with terms that may not be acceptable to you. We may change the Strategy Account Options, the Upside Parameters rates and Lock Buffer Rates subject to the stated guaranteed minimum rates. There is no guarantee that a particular Strategy Account Option or Index will be available during the entire time that you own your Contract. If you choose to Surrender the Contract, you may be subject to Withdrawal Charges, Interim Value adjustments, taxes, and tax penalties. Similarly, if you replace the Contract with another retirement vehicle, it may have different features, fees, and risks than the Contract.
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The Contract includes a “Performance Capture” feature for certain Strategy Account Options other than those with a Lock Upside Parameter. If you elect a Strategy Account Options with Performance Capture, the Interim Value for the Strategy Account Option may be “captured” on a date prior to the Term End Date. Once a Performance Capture occurs during a Term, the “captured” value of your investment in the Strategy Account Option will earn an annual rate with a daily credited interest at the Performance Capture Fixed Rate until the next Contract Anniversary. You should fully understand the operation and impact of the Performance Capture before choosing to exercise this feature. You will not know the Interim Value at the time Performance Capture occurs, and you may be “capturing” a loss. The loss may be significant. You should speak with your financial representative before exercising Performance Capture. See “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION - PERFORMANCE CAPTURE” and “RISK FACTORS – PERFORMANCE CAPTURE RISK.” The Performance Capture feature is different from the Lock Upside Parameter. Also, the Strategy Account Options for which the Performance Capture feature is available are different from the Strategy Account Options that use Lock as an Upside Parameter.
The Contract has two phases: (1) the Accumulation Phase (savings) and (2) the Income Phase (income).
Accumulation Phase. During the Accumulation Phase, you invest the money under your Contract in one or more Allocation Account(s) to help you build assets on a tax-deferred basis.
Income Phase. When you are ready to receive guaranteed income under the Contract, you can switch to the Income Phase, at which time you will start to receive annuity income payments from us. This is also referred to as “annuitizing” your Contract. You generally decide when to annuitize your Contract, although there are restrictions on the earliest and latest times that your Contract may be annuitized. If you do not annuitize or Surrender your Contract before the Latest Annuity Date, your Contract will be automatically annuitized. Once your Contract is annuitized, you will no longer be able to Surrender, take Withdrawals of Contract Value and all other features and benefits of your Contract, including the death benefit, will terminate. You can choose from the available annuity income options, which may provide income for life, for an available time period, or a combination of both. There is no death benefit during the Income Phase. Annuity income payments may be payable after death if you select a period certain annuity income option.
The Contract offers a standard death benefit as well as an optional death benefit available for an additional charge.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	KEY FEATURES	LOCATION IN PROSPECTUS
Purchase Payment
Your Purchase Payment must be at least $25,000.
Company approval is required before making a Purchase Payment in excess of $2,000,000.
For purposes of this limit, the aggregate Purchase Payments are based on all contracts issued by AGL and/or The United States Life Insurance Company in the City of New York
(“US Life”) to the same Owner and/or Annuitant.
After your Contract Issue Date, additional Purchase Payments are not allowed.
Purchasing a Corebridge MarketLock® Annuity – Allocation of Purchase Payment
Initial Hold on Rates
The initial hold on rates ensures you receive the best available rates in effect (among the application-signed date, electronic order submission date, or Contract Issue Date) if the
Contract is issued within 60 days of the earlier of application-signed date or electronic order submission date. On your Contract Issue Date, we will apply the Fixed Account Option interest rates, Upside Parameter rates and Lock Buffer Rates applicable to your Contract, for your initial Allocation Account elections.
The initial Upside Parameter rates and Lock Buffer Rates, as applicable, applied on your
Contract Issue Date are guaranteed for the length of the initial Term. The initial Fixed
Account Option interest rate is guaranteed for one Contract Year. The initial interest rates,
Upside Parameter rates and Lock Buffer Rates are determined as follows:
If the Contract is issued within 60 days from the earlier of the application signed date or the electronic order submission date, rates will be the better of the rates in effect on:
(1) the application-signed date, or
(2) electronic order submission date, or
(3) the Contract Issue Date.
If the Contract Issue Date is not within the 60th day after the earlier of application signed date or the electronic order submission date, then rates will be those in effect on the
Contract Issue Date.
This initial hold applies to all rates except guaranteed minimum interest rates, the
Performance Capture Fixed Rates or the Lock Fixed Rates.
Purchasing a Corebridge MarketLock® Annuity – Initial Hold on Rates
Allocation Accounts
You can invest your Purchase Payment and Contract Value among the available Allocation
Accounts under the Contract, which include the Strategy Account Options and the Fixed
Account Option.
Strategy Account Option:
Strategy Account Option(s) apply an Index Credit Rate based on the performance of an
Index over the Term. The Index Credit Rate may be positive, negative or zero. Positive returns may be limited based on the applicable Upside Parameter, and negative returns may be limited based on the Buffer, which provides limited protection from negative Index performance.
Fixed Account Option:
The Fixed Account Option credits a fixed rate of interest that is guaranteed for 1-year
Terms, subject to a guaranteed minimum interest rate of 0.25%.
Allocation Accounts
Indices	We currently offer the following reference Indices: •S&P 500® •NASDAQ-100®	The Indices
Strategy Account Option Terms	We currently offer 1-year, 3-year and 6-year Terms.	Allocation Accounts – Strategy Account Options

	KEY FEATURES	LOCATION IN PROSPECTUS
Downside Parameter - the Buffer
The Buffer is a component of each Strategy Account Option that determines the Index
Credit Rate that will be applied to your Strategy Account Option Value on the Term End
Date (and the annual performance on each Contract Anniversary for Strategy Account
Options with Cap Secure) if the Index performance is negative. It provides a limited level of protection from loss. You will incur a loss if negative Index performance is greater than the
Buffer Rate on the Term End Date (and on each Contract Anniversary for Strategy
Account Options with Cap Secure). For example, if the Index Change is negative 15% and your Buffer Rate is 10%, your Index Credit Rate would be negative 5% (for Strategy
Account Options with Cap Secure, the annual measured performance on that Contract
Anniversary would be negative 5%).
For Dual Direction with Cap, the Buffer provides a gain equal to the absolute value of the negative Index Change, not limited by the Cap Rate, if the negative Index performance is up to and including the Buffer Rate. If the absolute value of the negative Index performance exceeds the Buffer Rate, your negative Index Credit Rate will equal the negative Index performance in excess of the Buffer Rate. For example, if the Index Change is negative 15% and your Buffer Rate is 10%, your Index Credit Rate would be negative
5%. However, if the Index Change is negative 8% and your Buffer Rate is 10%, your Index
Credit Rate would be positive 8%.
The minimum guaranteed Buffer Rate that we will offer for any Strategy Account Options other than those with Lock Upside Parameter is 10%. Buffer Rates for all Strategy Account
Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates can change from one Term to the next subject to the minimum guaranteed Lock Buffer Rate of 1%. If negative Index performance exceeds the Buffer
Rate, your negative index performance will equal the negative Index performance in excess of the Buffer Rate. For example, with a Buffer Rate of 10%, in extreme circumstances, you could lose 90% of your investment in the Strategy Account Option if negative
Index performance on the Term End Date is 100%.
Please see “ALLOCATION ACCOUNTS” in this prospectus for further examples of the Buffer.
Allocation Accounts – Strategy Account Options

	KEY FEATURES	LOCATION IN PROSPECTUS
Upside Parameters
An Upside Parameter is a component of each Strategy Account Option that determines the
Index Credit Rate that will be applied to your Strategy Account Option Value on the Term
End Date if the Index performance is positive (or greater than or equal to zero for
Trigger). We currently offer the following Upside Parameters:
Cap: The Cap limits your participation in positive Index performance on the Term End Date up to and including the Cap Rate. If you select a Strategy Account Option with a Cap, and
Index performance exceeds the Cap Rate, you will receive the Cap Rate. For example, if the
Index Change is 15% and your Cap Rate is 10%, you will receive an Index Credit Rate of
10% on the Term End Date.
Cap Secure: Cap Secure limits your participation in positive Index performance each
Contract Anniversary of a multi-year Term Strategy Account Option up to and including the
Cap Secure Rate. The Cap Secure Rate will remain the same for the entire multi-year Term.
If you select a Strategy Account Option with a Cap Secure, and Index performance exceeds the Cap Secure Rate in any year, only the Cap Secure Rate will apply for that year. The
Index Credit Rate is applied at the Term End Date based upon the values measured on each
Contract Anniversary (including the Term End Date). For example, if the annual Index
Change is 15% and your Cap Secure Rate is 8%, your adjusted annual Index performance is
8% on that Contract Anniversary. The adjusted annual Index performance on each Contract
Anniversary within the multi- year term would be compounded to establish the Index Credit
Rate on the Term End Date.
For example, if the adjusted annual Index performance is 5% on each Contract Anniversary for a six-year term, the Index Credit Rate on the Term End Date would be 34.01%
({(1+5%)[6]}-1=34.01%).
Participation: Participation limits your participation in positive Index performance on the
Term End Date at a percentage equal to the Participation Rate. If Index performance is positive on the Term End Date, the Participation Rate is multiplied by Index Change to determine the Index Credit Rate. For example, with a 100% Participation Rate, if the Index
Change is 10% on the Term End Date, you will receive an Index Credit Rate of 10%.
Alternatively, with an 80% Participation Rate, if the Index Change is 10% on the Term End
Date, you will receive an Index Credit Rate of 8%.
Dual Direction with Cap: Dual Direction with Cap allows you to participate in positive
Index performance on the Term End Date up to the Cap Rate, or the absolute value of any negative Index performance up to and including the Buffer Rate. If the positive Index performance exceeds the Cap Rate, your positive Index performance will equal the Cap
Rate. For example, if the Index Change is 11% and your Cap Rate is 8%, your Index Credit
Rate would be 8%. Since the Index Change was positive, the Buffer would not come into play. If the negative Index performance was within or equal to the Buffer Rate, you gain the absolute value of the negative Index performance. For example, if the Index Change is
–10% and your Buffer Rate is 10%, your Index Credit Rate would be 10%.
Alternatively, if the Index Change is -13% and your Buffer Rate is 10%, your Index Credit
Rate would be -3%.
Trigger: Trigger allows you to receive an Index Credit Rate equal to the Trigger Rate if
Index performance is greater than or equal to zero on the Term End Date. If you select a
Strategy Account option with a Trigger, and Index performance exceeds the Trigger Rate, you will receive the Trigger Rate. For example, if the Index Change is 2% and the Trigger
Rate is 4%, your Index Credit Rate would be 4% because the Index Change was greater than zero. However, if the Index Change is 12% and the Trigger Rate is 4%, your Index
Credit Rate would be 4% because the Index Change was greater than the Trigger Rate.
Lock: Lock allows you to receive an Index Credit Rate equal to the Lock Threshold as of that date, if the Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term. For example, if the Lock Threshold is 50% and the Index Change at
Market Close on any day during the Term is 50% or greater, you will receive an Index
Credit Rate equal to 50%. After we apply the Index Credit Rate, you will be credited with the Lock Fixed Rate until the next Contract Anniversary. If the Index Change does not meet or exceed the Lock Threshold at Market Close on any day during the Term, but is positive on the Term End Date, you will receive an Index Credit Rate equal to the Index
Change on the Term End Date.
Allocation Accounts – Strategy Account Options

	KEY FEATURES	LOCATION IN PROSPECTUS
Upside Parameters (continued)
Please see “ALLOCATION ACCOUNTS” in this prospectus for further examples of the Upside Parameters.
The Upside Parameters, with the exception of Lock, including their applicable rates, can change from one Term to the next, however, each Upside Parameter rate is subject to minimum guaranteed rates. The minimum guaranteed rates that may be established under the Contract for each of the Upside Parameters (other than Lock) are:
Cap Rate: No lower than 2%
Cap Secure Rate: No lower than 2%
Participation Rate: No lower than 10%
Trigger Rate: No lower than 2%
The Lock Threshold for a Strategy Account Option with Lock are guaranteed minimum rates under the Contract and will not change from one Term to the next. The Lock
Threshold percentages available are: 30, 40, 50, 75, and 100.
Allocation Accounts – Strategy Account Options
Performance Capture
If available, Performance Capture allows you to “capture” the Interim Value of a Strategy
Account Option prior to the Term End Date. The Performance Capture feature may not be available on all Strategy Account Options including those with Lock Upside Parameter.
Once a Performance Capture occurs, the Strategy Account Option will earn an annual rate with daily credited interest at the Performance Capture Fixed Rate until the next Contract
Anniversary. There are risks associated with the Performance Capture. Once a Performance
Capture occurs, the Interim Value within the Strategy Account Option will no longer be tied to Index performance, and you will not receive an Index Credit Rate on the Term End Date.
The captured Interim Value cannot be transferred to a new Allocation Account or a new
Term in the same Strategy Account Option until the next Contract Anniversary. You may only exercise the Performance Capture once during a Term on the full amount allocated to an applicable Strategy Account Option, and the exercise is irrevocable. You will not know the Interim Value at the time Performance Capture occurs and you may be
“capturing” a loss. The loss may be significant and could be as high as 100%. You should speak with your financial representative before exercising Performance
Capture.
Valuing Your Investment in A Strategy Account Option – Performance Capture
Contract Value/Cash Value
Contract Value. Prior to annuitization, your Contract Value represents the value of your investment in your Allocation Accounts, which may include the Fixed Account Option and one or more Strategy Account Option(s). If you invest in a Strategy Account Option, your
Contract Value will reflect the Interim Values of your investment on any day other than the
Term Start Date or the Term End Date.
On any day during the Accumulation Phase, your total Contract Value is equal to:
•Your Purchase Payment; minus
•Your total gross Withdrawals from the Contract (including any applicable amounts deducted for Withdrawal Charges); plus
•Your accumulated gains on amounts allocated to Strategy Account Option(s); minus
•Your accumulated losses on amounts allocated to Strategy Account Option(s); plus
•Interest credited on amounts allocated to the Fixed Account Option; minus
•Amounts deducted for fees, charges, and taxes, if any.
Upon annuitization, you will no longer be able to take Withdrawals of Contract Value and all other features and benefits of your Contract will terminate, including your ability to
Surrender your Contract.
Cash Value. Prior to annuitization, your Cash Value represents the total amount that is available for Withdrawal or Surrender. Your Cash Value is equal to the Contract Value after adjustment for any applicable Withdrawal Charges and fees. Your Cash Value may be less than or equal to your Contract Value. Your Cash Value will never be less than the
Minimum Withdrawal Value. Upon annuitization, your Contract does not have a Cash Value.
Contract Value and Cash Value

	KEY FEATURES	LOCATION IN PROSPECTUS
Death Benefit
Contract Value Death Benefit:
The Contract provides a Contract Value death benefit at no additional charge. The Contract
Value death benefit is equal to the greater of the Contract Value or the Minimum
Withdrawal Value on the Business Day we receive all required documentation in Good
Order.
Optional Return of Purchase Payment Death Benefit:
For an additional fee, you may elect the Return of Purchase Payment Death Benefit which can provide greater protection for your Beneficiaries. You may only elect the Return of
Purchase Payment Death Benefit at the time you purchase your Contract, and you cannot change your election thereafter at any time.
The fee for the Return of Purchase Payment Death Benefit is 0.20% (annually based on remaining Net Purchase Payments). The fee will be deducted proportionally from all
Allocation Account Option(s) and charged on each Contract Anniversary. The fee is pro-rated upon death or Surrender. You may pay for the optional Return of Purchase
Payment Death Benefit and your Beneficiary may never receive the benefit once you begin the Income Phase. The Return of Purchase Payment Death Benefit can only be elected prior to your 76th birthday.
The Return of Purchase Payment Death Benefit is the greatest of:
1. Contract Value less applicable fees associated with the Return of Purchase Payment
Death Benefit;
2. Minimum Withdrawal Value; or
3. Net Purchase Payments.
Withdrawals will reduce Net Purchase Payments, and therefore the Return of
Purchase Payment Death Benefit, on a proportionate basis, and this reduction could be more than the amount of the Withdrawal.
Death Benefits
FEES AND CHARGES
Withdrawal Charges
You may be subject to charges for early Withdrawals. If you withdraw money from your
Contract within six (6) years following the Contract Issue Date, you may be assessed a
Withdrawal Charge of up to 8%, as a percentage of the Contract Value withdrawn.
Withdrawal Charges do not apply to certain Withdrawals including a Withdrawal up to the annual free Withdrawal amount equal to 10% of the previous Contract Anniversary Contract
Value (and if withdrawn in the first Contract Year, the Purchase Payment amount).
For example, if you withdraw $100,000 in excess of the free Withdrawal amount during the
Withdrawal Charge Period, you could be assessed a Withdrawal Charge of up to $8,000 if your Withdrawal Charge is 8%.
Fees and Charges

	FEES AND CHARGES	LOCATION IN PROSPECTUS
Interim Value
The Interim Value is the amount in the Strategy Account Option that is available for transactions that occur during the Term. The Interim Value could be less than your investment in a Strategy Account Option even if the Index is performing positively.
Withdrawals or Surrenders that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. All Withdrawals taken, and fees and charges deducted, from a
Strategy Account Option before the Term End date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your
Strategy Base in the Strategy Account Option in the same proportion that the Interim
Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount withdrawn, or the fee or charge deducted.
The following transactions impact the Interim Value of Strategy Account Option:
•A fee or charge is deducted from the Strategy Account Option;
•An amount is deducted from the Strategy Account Option due to a Surrender or
Withdrawal (including a systematic Withdrawal, RMDs, free Withdrawal amounts or any other Withdrawal);
•The Contract is annuitized; or
•The death benefit is paid;
You may obtain the Interim Value(s) of your Strategy Account Option(s) online at
www.corebridgefinancial.com/annuities or by contacting your financial representative.
Valuing Your Investment in a Strategy Account Option
Optional Return of Purchase Payment Death Benefit Fee
If you elect the optional Return of Purchase Payment Death Benefit at the time you purchase the Contract, you will be subject to an additional fee of 0.20% (annually based on remaining Net Purchase Payments). The fee will be deducted proportionally from all
Allocation Account Options and charged on each Contract Anniversary. The fee is pro-rated upon death or Surrender. Deduction of the fee will trigger an Interim Value adjustment and
Negative Adjustment.
Fees and Charges
Premium Taxes
Certain states charge the Company a tax on Purchase Payments that ranges from 0% to
3.5%. Some states assess this premium tax when the Contract is issued while other states only assess the tax upon annuitization. The Company may advance any tax amount due, but we will deduct such amount from your Contract Value only when and if you begin the
Income Phase (annuitization). See “Appendix E: STATE VARIATIONS.”
Fees and Charges

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments
Transfer Restrictions. Contract Value allocated to a Strategy Account Option may only be transferred on the Term End Date. Contract Value allocated to the Fixed Account Option may not be transferred until the next Contract Anniversary. If you do not want to remain invested in the Fixed Account Option until the next Contract Anniversary, or in a Strategy
Account Option until the Term End Date, your only options will be to take a Withdrawal from or Surrender the Contract, or exercise the Performance Capture feature (if available)
and transfer your Strategy Account Option Value on the next Contract Anniversary. If you elect one of these options, the transaction will be based on the Interim Values of the
Strategy Account Options. The Interim Value could be substantially less than the amount invested in the Strategy Account Option and could result in significant loss. All Withdrawals taken (and fees and charges deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the
Interim Value is reduced (rather than a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount withdrawn and the fee or charge deducted.
Withdrawals and Surrenders may be subject to Withdrawal Charges, any applicable fees, and taxes (including a 10% Federal tax penalty before age 59½).
Transfer requests must be provided before Market Close on the Term End Date (or
Contract Anniversary after a Performance Capture or a Lock Threshold is met). If the
Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met) is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Term End Date (or Contract Anniversary after a Performance
Capture or a Lock Threshold is met).
If we do not receive transfer instructions from you within the appropriate time frame, we will automatically transfer or renew, as applicable, your Strategy Account Option and/or
Fixed Account Option Value as follows:
•Your Contract Value in any expiring Strategy Account Option with a 1-year Term will remain in its current allocation for the next Term, subject to the Upside Parameter rates and Lock Buffer Rates, if applicable, declared for that Term. If your Contract Value is invested in a Strategy Account Option with a 1-year Term that that will no longer available for investment after the Term End Date, the Contract Value remaining in that
Strategy Account Option will automatically be transferred to the Fixed Account Option on the Term End Date, subject to the renewal interest rate, and will remain there until the next Contract Anniversary after you provide transfer instructions. The Contract Value automatically transferred to the Fixed Account Option in the absence of transfer instructions cannot be transferred to another available Strategy Account Option until the next Contract Anniversary.
•Any Contract Value in an expiring Strategy Account Option with a multi-year Term or
Fixed Account Option will automatically be transferred or renewed to the Fixed Account
Option, subject to the applicable renewal interest rates. Amounts that are automatically renewed or transferred in the absence of transfer instructions cannot be transferred until the next Contract Anniversary.
Performance Capture Restrictions. Manual Performance Capture is not allowed, and automatic Performance Capture settings cannot be changed, during the five (5) days prior to a Term End Date. Once you exercise Performance Capture, it cannot be revoked.
Investment Restrictions.
•Some Strategy Account Options may only be available on Contract Issue Date. On the
Term End Date, you will only be able to invest in the Strategy Account Options available at that time.
•When allocating Contract Value on a Term End Date among the available Allocation
Accounts, you may not invest in any Strategy Account Option that has a Term that extends beyond the Latest Annuity Date. If there is no eligible Strategy Account Option, only the Fixed Account Option will be available to you for investment.
•The Company reserves the right to stop offering all but one Strategy Account
Option. We will provide you with written notice before adding, replacing, or removing a
Strategy Account Option or Index.
Allocation Accounts Transfers between Allocation Accounts

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments (continued)
Availability of Strategy Account Options and Indices. We reserve the right to add, replace or remove Strategy Account Options offered, change the Indices, and limit the number of offered Strategy Account Options to only one. If only one Strategy Account
Option is available, you will be limited to investing in only that Strategy Account Option with terms that may not be acceptable to you. We may change the Strategy Account
Options, the Upside Parameters rates, and the Lock Buffer Rates subject to the stated
guaranteed minimum rates. There is no guarantee that a particular Strategy Account
Option or Index will be available during the entire time that you own your Contract.
Certain Strategy Account Options and Indices may not be available through your financial representative. You may obtain information about the Strategy Account Options and Indices that are available to you by contacting your financial representative.
Availability of the optional Return of Purchase Payment Death Benefit. The optional
Return of Purchase Payment Death Benefit may not be available through certain selling broker-dealer firms. You should ask your financial representative if the optional Return of
Purchase Payment Death Benefit is available under your Contract.
Allocation Accounts Transfers between Allocation Accounts
TAXES
Tax Implications
•You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.
•If you purchase the Contract through an IRA, there is no additional tax benefit under the
Contract.
•Earnings under your Contract are taxed at ordinary income tax rates when withdrawn.
You may be subject to a tax penalty if you take a Withdrawal before age 59½.
Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation
Your financial representative may receive compensation for selling this Contract to you in the form of commissions, additional cash compensation, and/or non-cash compensation. We may share the revenue we earn on this Contract with your financial representative’s firm.
Revenue sharing arrangements and commissions may provide selling firms and/or their registered representatives with an incentive to favor sales of our contracts over other annuity contracts (or other investments) with respect to which a selling firm does not receive the same level of additional compensation. You should ask your financial representative about how they are compensated.
Payments in Connection with Distribution of the Contract
Exchanges
Some financial representatives may have a financial incentive to offer you a new contract in place of the one you already own. You should exchange a contract you already own only if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
Purchasing a Corebridge MarketLock® Annuity – Exchange Offers

RISK FACTORS

Risk of Loss.  Annuities involve risks, including possible loss of principal. Your losses could be significant. This Contract is not a deposit or obligation of, or guaranteed or endorsed by, any bank. This Contract is not federally insured by the federal deposit insurance corporation, the federal reserve board, or any other agency.
Short-Term Investment Risk.  This Contract is not designed for short-term investing and may not be appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income protections mean that this Contract is more beneficial to investors with a long investment time horizon.
Withdrawal Risk.  You should carefully consider the risks associated with Withdrawals under the Contract. Withdrawals may be subject to significant Withdrawal Charges. If you make a Withdrawal prior to age 59½, there may be adverse tax consequences, including a 10% Federal tax penalty. A Withdrawal may reduce the value of your standard and optional benefits. For instance, a Withdrawal will reduce the value of the death benefit. A Surrender will result in the termination of your Contract. We may defer payment of Withdrawals or Surrender for up to six months when permitted by law.
If you make a Withdrawal or Surrender your Contract within six years after the Contract Issue Date, you may be assessed a Withdrawal Charge of up to 8% of the amount withdrawn in excess of the 10% annual free Withdrawal amount. In addition, Withdrawals during a Term could result in a greater reduction in your Contract Value than if you waited until the Term End

Date. Withdrawals during a Term will proportionately reduce your Strategy Base, which could be significantly more than the dollar amount of your Withdrawal. The application of the Interim Value to Withdrawals taken prior to the Term End Date and proportional reductions to your Strategy Base, together with any Withdrawal Charges, could significantly reduce your Contract Value and reduce any gains on the Term End Date. The Interim Value is the amount in the Strategy Account Option that is available for transactions that occur during the Term, including Withdrawals (including RMDs), Surrenders, Withdrawals under the free look, (in states that require a refund of Contract Value rather than a refund of the Purchase Payment. See Appendix E: State Variations), free Withdrawal amounts, Performance Captures, optional death benefit fees, death benefit payments, and annuitization. The Interim Value could be less than your investment in a Strategy Account Option even if the Index is performing positively. Withdrawals or Surrenders that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. However, your Surrender of the Contract would be subject to the Minimum Withdrawal Value. All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before a Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted.
Withdrawals could result in significant reductions to your Contract Value and to the death benefit, perhaps by more than the amount withdrawn. Withdrawals taken before the Term End Date of a Strategy Account Option could also significantly reduce any Index Credit Rates applied at the Term End Date. The Upside Parameters and Buffer are not applied until the Term End Date.
The Contract may not be appropriate if you intend to take Withdrawals from a Strategy Account Option prior to the Term End Date or from the Contract during the first six years. You should consult with your financial representative before making a Withdrawal.
Our Financial Strength and Claims-Paying Ability Risk.  Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. Therefore, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. The assets in the Separate Account are subject to our creditors. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial strength by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under “APPENDIX F: ADDITIONAL INFORMATION ABOUT THE COMPANY AND FINANCIAL STATEMENTS.”
Business Disruption Risk.  Our business is vulnerable to disruptions from natural and man-made disasters and catastrophes, such as but not limited to hurricanes, windstorms, flooding, earthquakes, wildfires, solar storms, war or other military action, acts of terrorism, explosions and fires, pandemics (such as COVID-19) and other highly contagious diseases, mass torts and other catastrophes. A natural or man-made disaster or catastrophe may negatively affect the computer and other systems on which we rely, and may also interfere with our ability to receive, pickup and process mail, to calculate the Index Change or process other Contract-related transactions or have other possible negative impacts. While we have developed and put in place business continuity and disaster recovery plans to mitigate operational risks and potential losses related to business disruptions resulting from natural and man-made disasters and catastrophes, there can be no assurance that we, our agents, the Indices or our service providers will be able to successfully avoid negative impacts resulting from such disasters and catastrophes.
Cybersecurity Risk.  We rely heavily on interconnected computer systems and digital data to conduct our annuity business activities. Because our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners and service providers, our business is vulnerable to physical disruptions and utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption, disclosure and destruction of sensitive business data, including personal information, maintained on our or our business partners’ or service providers’ systems, interference with or denial of service attacks on websites and other operational disruptions and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the Index or Index issuers, intermediaries and other affiliated or third-party service providers, as well as our distribution partners, may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website, impact our ability to calculate the Index Change, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers, distribution partners and other intermediaries to regulatory fines and enforcement action, litigation risks and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities that comprise the Indices, which may cause the securities making up the Index to lose value. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict. Despite our implementation of policies and procedures, which we believe to be reasonable, that address physical, administrative and technical safeguards and controls and other preventative actions to protect customer information and reduce the risk of cyber-incident, there can be no assurance that we or our distribution partners, the Indices or our service providers will avoid cyber-attacks or information security breaches in the future that may affect your Contract and/or personal information.
Allocation Account Availability Risk.  We reserve the right to add, remove and replace Allocation Accounts as available investment options. There is no guarantee that an Allocation Account you select for investment will always be available in the future or available with the same rates.
There is no guarantee that any Strategy Account Option will always be available in the future. However, we will always offer at least one Strategy Account Option that is either currently offered or is similar to one that is currently offered as of the date of this prospectus. If only one Strategy Account Option is available, you will be limited to investing in only that Strategy Account Option with terms that may not be acceptable to you. We may change the Strategy Account Options, the Upside Parameters rates, and Lock Buffer Rates subject to the stated guaranteed minimum rates. There is no guarantee that a particular Strategy Account Option or Index will be available during the entire time that you own your Contract. Please note the Index for that Strategy Account Option remains subject to our right of substitution. See “INDEX SUBSTITUTION RISK”.
If we remove an Allocation Account, it will be closed such that no transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is removed, you may remain in that Allocation Account until the Term End Date.
Liquidity Risk.  This Contract may be appropriate if you are looking for retirement income or you want to meet other long-term financial objectives. The Contract is not designed to be a short-term investment and may not be appropriate for you if you intend to take early or frequent Withdrawals.
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Transfer Limitations. The Contract restricts transfers between investment options, which will limit your ability to transfer your Contract Value in response to changes in market conditions or your personal circumstances. You may transfer Contract Value invested in an Allocation Account only on the Term End Date for that Allocation Account (or on the next Contract Anniversary after a Performance Capture occurs).
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Withdrawal and Surrender Consequences. You may take a Withdrawal or Surrender at any time during the Accumulation Phase; however, there may be significant risks and negative consequences associated with any such Withdrawal or Surrender, including potential Withdrawal Charges, taxes and tax penalties, and negative impacts to the value of your investment. If you take a Withdrawal or Surrender before the Term End Date of a Strategy Account Option, it will reduce the Interim Value of your investment in that Strategy Account Option. All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced which may proportionately reduce the optional Return pf Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted. Withdrawals could result in significant reductions to your Contract Value and to the death benefit, perhaps by more than the amount withdrawn. Withdrawals taken before the Term End Date of a Strategy Account Option could also result in forfeiture of Index Credit Rates or significantly reduce any Index Credit Rates applied at the Term End Date. See “WITHDRAWAL RISK.”
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Interim Values. There may be long periods of time when you can only perform a transaction under the Contract that is based on one or more Interim Values. For as long as you have multiple ongoing Terms for Strategy Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value. See “INTERIM VALUE RISK.”
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Taxes. Income taxes and certain tax restrictions may apply to any Withdrawal or Surrender. If taken before age 59½, a Withdrawal or Surrender may also be subject to a 10% federal tax penalty.
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Delays in Payment. We generally make payment of any amount due from the Contract within seven (7) days from the date we receive all required information in Good Order. When permitted by law, however, we may defer payment of any Withdrawal or Surrender proceeds for up to six (6) months from the date we receive your request.

Index Risk.  Strategy Account Option Value(s) will be impacted by the performance of the reference Index. Although you will not directly invest in the reference Index, you are indirectly exposed to the investment risks associated with an Index, such as market, equity and issuer risks. The following risks related to Index performance apply when you invest in a Strategy Account Option:
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Negative Index Performance Could Result in Loss. The performance of any Index may fluctuate, sometimes rapidly and unpredictably. Both short-term and sustained negative Index performance, over one or multiple Terms, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Term or multiple Terms.
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Index Change Calculations. We calculate Index Changes by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Strategy Account Options with multi-year Terms.
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Dividends Excluded from Index Values. Each Index is a price return index and therefore Index Values do not include income from any dividends or other distributions paid by a market index’s component companies. If dividends and other distributions were included, the Index performance would be higher.
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No Rights in the Index. You are not investing directly in the Index, and you have no rights with respect to the Index, the Index provider, or any aspect of the Index or any companies whose securities comprise the Index.
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Evolving and Uncertain Economic Environment. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, changes in interest rates, and actions by governmental authorities. It is not possible to predict future performance of the markets. Depending on your individual circumstances, you may experience (perhaps significant) negative returns under the Contract. You should consult with your financial representative about how market conditions may impact your investment decisions under the Contract.
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Exposure to Investment Risks. When you invest in a Strategy Account Option, you are indirectly exposed to the investment risks that could cause the stocks or other instruments that comprise the Index to decrease in value. The Indices are subject to a variety of investment risks, many of which are complicated and interrelated and all of which may adversely impact Index performance. If you invest in a Strategy Account Option with an Index that exposes you to higher investment risks, your risk of loss may be higher depending on the level of the Strategy Account Option’s downside protection.
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Market Risk. Each Index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of an Index may be significant and unpredictable.
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Equity Risk. Each Index is comprised of equity securities or other assets considered to represent a particular market or sector. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular market segment, or other asset classes.
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Issuer Risk. The performance of each Index depends on the performance of individual securities that make-up the Index. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.
Upside Parameter and Buffer Risk.  Each Strategy Account Option has an applicable Upside Parameter and Buffer for determining the Index Credit Rate applied to your Strategy Account Option Value. Each Strategy Account Options has an Upside Parameter that provides either a Cap, Cap Secure, Participation, Dual Direction with Cap, Trigger, or a Lock, and downside protection in the form of a Buffer (including the Dual Direction with Cap). The Upside Parameters (except Lock), including their applicable rates, can change from one Term to the next, however, each Upside Parameter is subject to minimum guaranteed rates. The minimum guaranteed rates that may be established under the Contract for each of the Upside Parameters (other than Lock) are: Cap Rate (no lower than 2%), Cap Secure Rate (no lower than 2%), Participation Rate (no lower than 10%), and Trigger Rate (no lower than 2%). The Lock Threshold for a Strategy Account Option with Lock Upside Parameter are guaranteed minimum rates under the Contract and will not change from one Term to the next. The Lock Threshold percentages available are: 30, 40, 50, 75, and 100.

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Upside Parameter Risk. If you invest Contract Value in a Strategy Account Option, the highest possible Index Credit Rate that you may achieve is limited by the applicable Upside Parameter. Because of these limits, the Index Credit Rate for a Strategy Account Option may be less than the positive Index Change. The Upside Parameters may therefore limit the positive Index Credit Rate, if any, that may be applied to your Contract Value for a given Term.
The Upside Parameters benefit us because they limit the amount of positive interest that we may be obligated to credit for any Term. We set the Upside Parameter rates each Term in our discretion, however, they will never be less than the minimum rates set forth in this prospectus. You bear the risk that we will not set the Upside Parameter rates higher than these minimums.
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Lock Risk. Each Strategy Account Option with Lock Upside Parameter includes an automatic locking-in of an Index Credit Rate that is triggered by a target Index gain that is set on the Term Start Date (the “Lock Threshold”). If the Index Change does not meet the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Index Change on the Term End Date, subject to the Buffer. Under such circumstances, the Lock Threshold will have no impact on your gains or losses. If the positive Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Lock Threshold as of that date. When that occurs, you will no longer participate in the Index performance, and you will not receive an additional Index Credit Rate on the Term End Date. If the Lock Threshold is met at Market Close on any day during the Term and positive Index performance continues until the next Contract Anniversary, the Lock Threshold limits the positive Index Credit Rate that would otherwise have been applied to your Contract Value. If the Lock Threshold is met at Market Close on any day during the Term, thereafter you will receive the Lock Fixed Rate, which is subject to a guaranteed minimum interest rate of 0.25%, until the next Contract Anniversary.
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Buffer Risk. The Buffer provides only limited protection against negative Index performance. When you invest Contract Value in a Strategy Account Option, you bear the risk that negative Index performance may cause the Index Credit Rate to be negative even after the application of the Buffer. This would result in a negative Index Credit Rate and reduce your Strategy Account Option Value. Additionally, the Buffer provides downside protection only on the Term End Date, so your exposure to negative Index performance during a Term is greatest before the Term End Date. If negative Index performance exceeds the Buffer Rate, your negative Index performance will equal the negative Index performance in excess of the Buffer Rate. For example, with a Buffer Rate of 10%, you could lose 90% of your investment in the Strategy Account Option if negative Index performance on the Term End Date is 100%. The minimum guaranteed Buffer Rate that we will offer under any Strategy Account Options other than those with Lock Upside Parameter is 10%. Buffer Rates for all Strategy Account Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates can change from one Term to another subject to the minimum guaranteed Lock Buffer Rate of 1%.
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Cap Secure Risk. For a Strategy Account Option with Cap Secure, since the gain or loss is established on the Term End Date based on Index performance on each Contract Anniversary, losses can accumulate so that you could lose a percentage in excess of the Buffer Rate in multiple years of the Term.
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Dual Direction with Cap Risk. For a Strategy Account Option with Dual Direction with Cap, you should note that, because the absolute value of any negative Index Change up to the Buffer Rate will be credited as a positive rate of interest, a negative Index Change on the Term End Date that is slightly below or slightly above the Buffer Rate can result in very different Index Credit Rates. For example, for a Strategy Account Option with Dual Direction with Cap with a 10% Buffer, if the negative Index Change is –10.00%, the Index Credit Rate will be 10%; whereas if the negative Index Change is -10.01%, the Index Credit Rate will be -0.01%.
Performance Capture Risk.  The Contract includes a “Performance Capture” feature for Strategy Account Options other than those with Lock Upside Parameter. If you exercise Performance Capture, your Interim Value for that Strategy Account Option on the Performance Capture Date is “captured” and will then earn an annual rate of interest credited daily at the Performance Capture Fixed Rate until the next Contract Anniversary.
Performance Capture is subject to the following risks:
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If you exercise Performance Capture, you will be capturing an Interim Value for the applicable Strategy Account Option. Interim Values may be unfavorable to you. See “INTERIM VALUE RISK.”
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If you capture an Interim Value that is lower than the amount you invested in that Strategy Account Option on the Term Start Date, you may be capturing a loss. It is possible that you would have realized less loss or no loss if you exercised the Performance Capture at a different time or not at all.
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On the Performance Capture Date, your Strategy Account Option Value will begin earning an annual rate with daily credited interest at the Performance Capture Fixed Rate until the next Contract Anniversary. Therefore, between the

Performance Capture Date and the next Contract Anniversary, the value within the Strategy Account Option will no longer be tied to Index performance, and you will not receive an Index Credit Rate. The sooner after the Term Start Date a Performance Capture occurs the longer you will forego participating in Index performance.
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If you exercise Performance Capture manually, we will “capture” the next calculated Interim Value after we receive your request in Good Order. Once we receive your request in Good Order, it is irrevocable. You won’t know the captured Interim Value in advance. The captured Interim Value may be lower or higher than the Interim Value that was calculated on the last day before you submitted your request. When you exercise Performance Capture automatically, you will not know the captured Interim Value in advance, the captured Interim Value will be triggered by the target Interim Value gain you have instructed us to capture. You may obtain the Interim Value(s) of your Strategy Account Option(s) online at www.corebridgefinancial.com/annuities or by contacting your financial representative.
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You will not know the Interim Value at the time Performance Capture occurs and you may be “capturing” a loss. The loss may be significant. You should speak with your financial representative before exercising Performance Capture.
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The Performance Capture Fixed Rate may change at each Contract Anniversary, subject to a guaranteed minimum interest rate of 0.25%. The annual Performance Capture Fixed Rate will be stated in the Renewal Notice. If you are invested in a Strategy Account Option with a multi-year Term, your Performance Captured Fixed Rate may change from one Contract Anniversary to the next within the Term.
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We will not provide advice or notify you regarding whether you should exercise the Performance Capture or the best time to do so. We will not warn you if you exercise the Performance Capture at a time that may not be beneficial to you. We are not responsible for any losses related to your decision whether or not to exercise the Performance Capture. There may not be a best time to exercise the Performance Capture during a Term.
See “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION – PERFORMANCE CAPTURE.”
Index Substitution Risk.  During a Term, if an Index is discontinued or if the calculation of the Index is substantially changed by the Index provider, or if Index Values should become unavailable for any reason, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing.
If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the original Index. You will have no right to reject the substitution of an Index. The performance of the new Index may differ significantly from the performance of the original Index. If we substitute the Index for a Strategy Account Option in which you are invested, your investment in the Contract is subject to the same terms and conditions as any other investment in a Strategy Account Option under the Contract. For example, you may not be permitted to transfer Contract Value prior to the Term End Date if an Index substitution occurs.
If we substitute an Index during a Term, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the Term Start Date to the substitution date. We will use a similar process if multiple substitutions occur during a Term. The substitution of an Index will have no impact on the Strategy Account Option’s Term, Upside Parameter, Buffer, or any other features or rates for that Strategy Account Option other than the Index to which the Strategy Account Option is linked.
This example is intended to show how we would calculate the Index Change during a Term in which an Index was substituted.
Index Change on substitution date for original Index
Initial Index Value for original Index	1000
Index Value for original Index on substitution date	1050
Index Change for original Index on substitution date	(1050 / 1000) -– 1 = 5%
This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.
Revised Initial Index Value for replacement Index
Index Change for original Index on substitution date	5%
Index Value for replacement Index on substitution date	1000
Revised Initial Index Value for replacement Index	1000/(100% +5%) = 952.38
The Index Change calculation for that Term is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.

Assuming the Final Index Value for the replacement Index is 1010.52, then the Index Change on the Term End Date will be 6.10% ((1010.52 - 952.38) / 952.38).
See “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION – INDEX SUBSTITUTIONS.”
Availability by Selling Broker-Dealer.  The availability of the Strategy Account Option, Indices, and the optional Return of Purchase Payment Death Benefit described in this prospectus may vary by selling broker-dealer firm. For example, a firm may choose not to offer certain Strategy Account Options that are described in this prospectus. Only those Strategy Account Options and death benefit available through your firm will be part of your Contract and will be described in your firm’s marketing materials. You should ask your financial representative for details about the specific Strategy Account Options and the death benefit available under your Contract.
Interim Value Risk.  On any day during the Term, other than the Term Start Date and Term End Date, we determine the Strategy Account Option Value for each Strategy Account Option by calculating its Interim Value. We calculate your Interim Value based on the value of a hypothetical portfolio of financial instruments designed to replicate the Strategy Account Option Value if it were held until the Term End Date. Such value could be less than your investment in the Strategy Account Option even if the Index is performing positively. This means that even if the Index Change is positive, it is possible that the Interim Value may not have increased. The Interim Value is the amount in the Strategy Account Option that is available for transactions that occur during the Term, including Withdrawals (including RMDs), Surrenders (including Free Looks in states that require a return of Contract Value rather than a return of Purchase Payment. See Appendix E: State Variations), free Withdrawal amounts, Performance Capture, optional death benefit fees, death benefit payments, and annuitization. The Interim Value could be less than your investment in a Strategy Account Option even if the Index is performing positively. Withdrawals or Surrenders that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%.
All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar- for- dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted.
The following transactions impact the Interim Value of a Strategy Account Option:
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A fee or charge is deducted from the Strategy Account Option; or
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An amount is deducted from the Strategy Account Option due to a Surrender or any Withdrawal; or
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The Contract is annuitized; or
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The death benefit is paid.
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If you choose to allocate your Purchase Payment to a Strategy Account Option, an Index Credit will not be credited to your Contract Value until the Term End Date. This means that an Index Credit will not be credited to any amounts withdrawn prior to the Term End Date. This includes Contract Value applied to pay a death benefit or to begin an annuity income option. Except for the Term Start Date and the Term End Date, your Interim Value is the amount available for Withdrawals, Surrenders, annuitization and death benefits. You should consider the risk that it could be less than your original investment even when the applicable Index is performing positively.

PURCHASING A COREBRIDGE marketlock® Annuity

When you purchase an annuity, a Contract exists between you and the Company. You are the Owner of the Contract.
Maximum Issue Age
We will not issue a Contract to anyone age 86 or older on the Contract Issue Date (age 76 or older with optional Return of Purchase Payment Death Benefit). In general, we will not issue a Qualified Contract to anyone who is age 72 or older, unless it is shown that the minimum distribution required by the IRS is being made. See “TAXES.”

Joint Ownership
A Non-Qualified Contract may be jointly owned by a spouse or non-spouse. Joint Owners possess an equal and undivided interest in the Contract. The age of the older Owner is used to determine the availability of most age driven benefits. The addition of a joint Owner after the Contract has been issued is contingent upon prior review and approval by the Company. We will not issue a Qualified Contract with joint Owners, in accordance with tax law.
Spouse
Your spouse (as determined for federal tax law purposes) may jointly own the Contract. In certain states, domestic or civil union partners (“Domestic Partners”) qualify for treatment as, or are equal to, spouses under state law.
Non-Spouse
In certain states, we may issue the Contract to non-spousal joint owners. Non-spousal joint Owners and Domestic Partners should consult with their tax adviser and/or financial representative as, they may not be able to fully benefit from certain benefits and features of the Contract such as spousal continuation of the death benefit.
See “APPENDIX E: STATE VARIATIONS” for a list of states that require that benefits and features be made to domestic or civil union partners.
Non-Natural Ownership
A trust, corporation or other non-natural entity may only own this Contract if such entity has sufficiently demonstrated an Insurable Interest in the Annuitant selected. At its sole discretion, the Company reserves the right to decline to issue this Contract to certain entities. We apply various considerations including, but not limited to, estate planning, tax consequences, and the propriety of this Contract as an investment consistent with a non-natural Owner’s organizational documentation. For more information on non-natural ownership, see “TAXES.” You should consult with your tax and/or legal adviser in connection with non-natural ownership of this Contract.
"Insurable Interest” is evidence that the Owner(s), Annuitant(s) or Beneficiary(ies) will suffer a financial loss at the death of the life that triggers the death benefit. Generally, we consider an interest insurable if a familial relationship and/or an economic interest exists. A familial relationship generally includes those persons related by blood or by law. An economic interest exists when the Owner has a lawful and substantial economic interest in having the life, health or bodily safety of the insured life preserved.
Assignment of the Contract/Change of Ownership
You may assign this Contract before the Income Phase begins. We will not be bound by any assignment until we receive and process your written request at our Annuity Service Center, and you have received our consent to the assignment.
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Your rights and those of any other person with rights under this Contract will be subject to the assignment.
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We are not responsible for the validity, tax or other legal consequences of any assignment.
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An assignment will not affect any payments we may make or actions we may take before we receive notice of the assignment.
We reserve the right to refuse our consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation, including but not limited to the extent necessary to qualify for exemption from the Securities and Exchange Act of 1934 reporting under Rule 12h-7. An assignment may result in adverse tax consequences. See “TAXES” for details on the tax consequences of an assignment. You should consult a qualified tax adviser before assigning the Contract.
Termination of the Contract for Misstatement and/or Fraud
The Company reserves the right to terminate the Contract at any time if it discovers a misstatement or fraudulent representation of any information provided in connection with the issuance or ongoing administration of the Contract. If we learn of a misstatement of age, we reserve the right to fully pursue our remedies including revocation of any age-driven benefits or adjustment of future annuity income payments.
Allocation of Purchase Payment
To issue your Contract, we must receive your Purchase Payment and all required paperwork in Good Order, including Purchase Payment allocation instructions. The minimum Purchase Payment for Qualified and Non-Qualified Contracts is $25,000. If you purchased your Contract through certain broker-dealers, the minimum Purchase Payment may be higher. We may agree to accept multiple payments as part of a single Purchase Payment subject to the limitations outlined in this prospectus. If we agree to accept multiple payments as part of a single Purchase Payment and the minimum Purchase Payment is satisfied within 60 days from the date the application was signed or the electronic order submission date, we will issue your Contract provided all required paperwork is in Good Order. If an additional payment is received after the 60th day, we will treat the payment as a request for a second contract provided the payment satisfies the minimum Purchase Payment.
Purchase Payment Restrictions
We reserve the right to refuse any Purchase Payment and restrict allowance of a Purchase Payment based on age and election of the optional Return of Purchase Payment Death Benefit. We reserve the right to require Company approval prior to accepting a Purchase Payment greater than the Purchase Payment Limit. The “Purchase Payment Limit” is the maximum Purchase Payment of $2,000,000 without prior Company approval. We may choose to accept Purchase Payments in excess of $2,000,000 at our sole discretion.
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For Contracts owned by a non-natural Owner, we reserve the right to require Company approval prior to accepting any Purchase Payment.
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Company pre-approval may also be required for a Purchase Payment that would cause total Purchase Payments in all contracts issued by AGL and/or US Life to the same Owner and/or Annuitant to exceed the Purchase Payment Limit.
Submission of Purchase Payment
A Purchase Payment is not considered received by us until received at our Annuity Service Center. Delivery of a Purchase Payment to any other address may result in a delay in issuing your Contract until the Purchase Payment is received at the Annuity Service Center.
Regular Mail:
American General Life Insurance Company
Purchase Payment Processing Center
P.O. Box 100330
Pasadena, CA 91189-0330
Overnight/Express Delivery:
JPM Chase – AGL 100330
Purchase Payment Processing Center 2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750
Receipt of Purchase Payments
Purchase Payments will be picked up at the mailing addresses noted above and forwarded to our Annuity Service Center. Purchase Payments, however, are not considered received by us until received at our Annuity Service Center.
Your Contract Issue Date is the day we apply your Purchase Payment, which will generally be no later than two (2) Business Days after your Purchase Payment and application is received at the Annuity Service Center in Good Order. On the Contract Issue Date, we will allocate your Purchase Payment, minus any applicable taxes, to the Allocation Account(s) you selected according to the allocation instructions submitted with your application in Good Order. Allocation instructions must be in whole percentages only. If we do not receive instructions allocating your Purchase Payment, your application is not in Good Order and we will not issue your Contract.
Initial Hold on Rates
The initial hold on rates ensures you receive the best available rates in effect (among the application-signed date, electronic order submission date, or Contract Issue Date) if the Contract is issued within 60 days of the earlier of application-signed date or electronic order submission date. On your Contract Issue Date, we will apply the Fixed Account Option interest rate and Upside Parameter rates and Lock Buffer Rate applicable to your Contract for your initial Allocation Account elections.
The initial Fixed Account Option interest rate is guaranteed for one Contract Year. The initial Upside Parameter rates and Lock Buffer Rates applied on your Contract Issue Date are guaranteed for the length of the initial Term. The initial Fixed Account Option interest rate, Upside Parameter rates and Lock Buffer Rates are determined as follows:
If the Contract is issued within 60 days from the earlier of application signed date or the electronic order submission date, rates will be the better of the rates in effect on:
the application-signed date, or

the electronic order submission date, or
the Contract Issue Date.
If the Contract Issue Date is not within the 60th day after the earlier of the application signed date or the electronic order submission date, then rates will be those in effect on the Contract Issue Date.
This initial hold does not apply to guaranteed minimum interest rates, the Performance Capture Fixed Rates or the Lock Fixed Rates.
Free Look
You may cancel your Contract and receive a refund during the “free look” period. The free look period generally lasts ten (10) days beginning on the day you receive your Contract, but may vary according to state law. See “APPENDIX E: STATE VARIATIONS.”
To cancel, mail the Contract along with your written free look request to:
Annuity Service Center
P.O. Box 15570
Amarillo, Texas 79105-5570.
If you return your Contract and provide cancellation instructions, and it is post-marked during the free look period, it will be cancelled as of the date we receive your Contract and cancellation instructions in Good Order. The amount of your refund will generally be your Purchase Payment minus any Withdrawals made. Interim Value will not apply when calculating your refund of the Purchase Payment. The amount of the refund may vary according to state law and when the free look is requested. If state law requires a refund of your Contract Value rather than a refund of your Purchase Payment, an Interim Value adjustment will apply which may lower the amount of your refund. Please ask your financial representative for more details. Your refund amount may be subject to income tax consequences, which includes tax penalties, but will not be subject to Withdrawal Charges. You should consult with a qualified tax adviser before cancelling your Contract.
In addition, if your Contract was issued as an IRA and you return your Contract within seven (7) days after you receive it, we will return the greater of your Purchase Payment (less any Withdrawals) or the Contract Value, plus any amount that may have been deducted as fees and charges on the day we receive your request in Good Order.
State variations may apply to your Contact. See “APPENDIX E: STATE VARIATIONS.”
Exchange Offers
From time to time, we allow you to exchange an older annuity issued by the Company or one of its affiliates, for a newer product with different features and benefits issued by the Company or one of its affiliates. Such an exchange offer will be made in accordance with applicable federal securities laws and state insurance rules and regulations. We will provide the specific terms and conditions of any such exchange offer at the time the offer is made.

ALLOCATION ACCOUNTS

You may allocate your Purchase Payment among any of the available Allocation Accounts which include a Fixed Account Option and Strategy Account Option(s). You may transfer Contract Value between Allocation Accounts only at certain times. See “TRANSFERS BETWEEN ALLOCATION ACCOUNTS” for more information.
The Strategy Account Option rates are guaranteed for their applicable Term. For all Allocation Account Options, we will provide you with a notice at least 10 days prior to the Term End Date (or Contract Anniversary after a Performance Capture or Lock Threshold is met) explaining the Allocation Accounts available to you for transfer on the Term End Date (or Contract Anniversary after a performance Capture or a Lock Threshold is met) and directing you to our website where you can view renewal interest rates and Strategy Account Option rates declared for the next Term. You may obtain renewal interest rates online at www.corebridgefinancial.com/rila-rates or by contacting your financial representative.
Fixed Account Option
The Fixed Account Option credits a fixed rate of interest daily that compounds over one year to the annual interest rate we declared for that Term. The initial interest rate for a Purchase Payment allocated to the Fixed Account Option is set on the Contract Issue Date and is guaranteed for a 1-year Term. A new interest rate will be declared before the Term End Date and will be guaranteed for the new Term. We determine the annual interest rates for new Terms at our discretion, subject to a guaranteed minimum interest rate that will never be less than 0.25%. The Fixed Account Option will serve as the default allocation option in the absence of your instructions or if your allocation to a Strategy Account Option is no longer available.

Strategy Account Options
You can allocate your Purchase Payment and Contract Value to one or more of the Strategy Account Option(s) offered under the Contract, in addition to the Fixed Account Option. The availability of Strategy Account Options may vary by the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability.
We reserve the right to add, replace or remove Strategy Account Options offered, change the Indices, and limit the number of offered Strategy Account Options to only one. If only one Strategy Account Option is available, you will be limited to investing in only that Strategy Account Option with terms that may not be acceptable to you. We may change the Strategy Account Options, the Upside Parameters rates, and Lock Buffer Rates subject to the stated guaranteed minimum rates. There is no guarantee that a particular Strategy Account Option or Index will be available during the entire time that you own your Contract.
The Term for a Strategy Account Option may be one, three, or six years. When you invest in a Strategy Account Option, your investment begins on the Term Start Date and generally ends on the Term End Date. On the Term End Date, we apply gain or loss to your Contract based on how the Strategy Account Option performed. The Strategy Account Option’s performance is linked to the performance of an Index. See “THE INDICES.” The Index’s performance is measured by calculating the Index Change.
For example, regardless of how the Index otherwise performed between the Term Start Date and the Term End Date:
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If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., ((1100/1000) – 1 = 10%).
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If the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., ((900/1000) – 1 = -10%).
For a Strategy Account Option with Cap Secure Upside Parameter, the Index Changes are calculated on Contract Anniversaries. For a Strategy Account Option with Lock Upside Parameter, the Index Change may be calculated before the Term End Date. See examples later in this section for more information.
The amount of gain or loss applied to your investment will depend on the Index Change and the Strategy Account Option’s upside and downside parameters. For example:
Applying Upside Parameters:
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When the Index Change is positive, your Strategy Account Option Value increases. The extent to which you participate in the positive Index performance depends on the Strategy Account Option’s Upside Parameter. Due to the operation of the Upside Parameter, as applicable, you may not fully participate in positive Index performance.
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This is also true for the annual Index performance of the Strategy Account Option with Cap Secure, however, the Index Credit Rate is applied at the Term End Date. The Index Credit Rate is applied at the Term End Date based upon the values measured on each Contract Anniversary (including the Term End Date). For example, if the annual Index Change is 15% and your Cap Secure Rate is 8%, your adjusted annual Index performance is 8% on that Contract Anniversary. The adjusted annual Index performance on each Contract Anniversary within the multi- year term would be compounded to establish the Index Credit Rate on the Term End Date. For example, if the adjusted annual Index performance is 5% on each Contract Anniversary for a six-year term, the Index Credit Rate on the Term End Date would be 34.01% ({(1+5%)^6}-1 = 34.01%).
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If you chose a Strategy Account Option with a Trigger and the Index Change on the Term End Date is equal to or greater than zero, your Strategy Account Option Value increases up to the Trigger Rate. Due to the operation of the Trigger, you may not fully participate in positive Index performance.
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If you elect a Strategy Account Option with Lock, when the Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term, your Strategy Base increases by the Lock Threshold. Due to the operation of the Lock, you may not fully participate in positive Index performance.
Applying the Downside Parameter (Buffer):
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If you elect a Strategy Account Option with Dual Direction with Cap, when the Index Change on the Term End Date is negative but within or equal to the Buffer Rate, your Contract gains value up to the absolute value of any negative Index performance. Your Contract will incur loss for negative Index performance beyond the Buffer Rate.
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If you elect a Strategy Account Option with Cap Secure, the Buffer is applied to the Index performance for each year of the multi-year Term. If the Index performance in multiple years is negative, losses in excess of the Buffer Rate for multiple years can compound and will impact the Index Credit on the Term End Date.

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For all Strategy Account Options other than those with Dual Direction with Cap and Cap Secure, when the Index Change on the Term End Date is negative, your Contract will lose value only to the extent that the Strategy Account Option’s Buffer does not protect you from loss. The Buffer provided by a Strategy Account Option will depend on its Buffer Rate. We currently only offer Strategy Account Options with Buffers as the downside protection. Due to the operation of the Buffer, your Contract will incur loss for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur any loss because of that negative Index performance.
Each of these parameters are described in detail below. For more information about how gains and losses are calculated on the Term End Date, as well as about Interim Values and Performance Capture, including examples, see “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION.”
The table below lists the Strategy Account Options that we currently offer and includes the following information:
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The Term.
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The reference Index.
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The Buffer Rates.
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The Upside Parameter.
You may obtain the Upside Parameter rates for new Terms online at www.corebridgefinancial.com/rila-rates or by contacting your financial representative. See “SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.”
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Performance Capture availability.
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The Guaranteed Limit on Upside Parameter rates and Lock Buffer Rates, as applicable, to which we are subject when we declare new rates for new Terms.
STRATEGY ACCOUNT OPTIONS
1-Year Strategy Account Options Without Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Upside Parameter Rates	Performance Capture (Manual/Automatic)
1-Year	S&P 500®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	S&P 500®	20%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	S&P 500®	10%	Trigger	Trigger Rate: No Lower than 2%	Manual
1-Year	S&P 500®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	NASDAQ-100®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
1-Year	NASDAQ-100®	10%	Trigger	Trigger Rate: No Lower than 2%	Manual
1-Year	NASDAQ-100®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic

3-Year Strategy Account Options With Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Lock Buffer Rates	Performance Capture (Manual/Automatic)
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 30	Lock Buffer Rate: No Lower than 1%	N/A
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 40	Lock Buffer Rate: No Lower than 1%	N/A
3-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 50	Lock Buffer Rate: No Lower than 1%	N/A

6-Year Strategy Account Options Without Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Upside Parameter Rates	Performance Capture (Manual/Automatic)
6-Year	S&P 500®	10%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	20%	Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	10%	Participation	Participation Rate: No Lower than 10%	Manual / Automatic
6-Year	S&P 500®	20%	Participation	Participation Rate: No Lower than 10%	Manual / Automatic
6-Year	S&P 500®	10%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	20%	Dual Direction with Cap	Cap Rate: No Lower than 2%	Manual / Automatic
6-Year	S&P 500®	10%	Cap Secure	Cap Secure Rate: No Lower than 2%	Manual

6-Year Strategy Account Options With Lock Upside Parameter
Term	Index	Buffer Rate	Upside Parameter	Guaranteed Limit on Lock Buffer Rates	Performance Capture (Manual/Automatic)
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 50	Lock Buffer Rate: No Lower than 1%	N/A
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 75	Lock Buffer Rate: No Lower than 1%	N/A
6-Year	S&P 500®	Lock Buffer Rate: 10%	Lock 100	Lock Buffer Rate: No Lower than 1%	N/A
In certain market conditions, we may offer a Participation Rate that is greater than 100% on our 6-Year Strategy Account Options with Participation. In growing markets, the 6-Year Strategy Account Options with Participation will always outperform the 6-Year Strategy Account Options with Cap. However, in market downturns, the 6-Year Strategy Account Options with Participation will not outperform the 6-Year Strategy Account Options with Cap. You should consult with your financial representative about how market conditions may impact your investment decisions under the Contract.
Upside Parameters, except Lock, including applicable rates, can change from one Term to the next subject to above-stated minimum guaranteed rates that may be established under the Contract. The Lock Thresholds stated under the “Upside Parameter” column for Strategy Account Options with Lock Upside Parameter are guaranteed minimum rates under the Contract and will not change from one Term to the next. The above-stated Lock Threshold figures are percentages.
The minimum guaranteed Buffer Rate that we will offer under any Strategy Account Options other than those with Lock Upside Parameter is 10%. The above-stated Buffer Rates for all Strategy Account Options other than those with Lock Upside Parameter will not change from one Term to the next. The Lock Buffer Rates can change from one Term to the next subject to the minimum guaranteed Lock Buffer Rate of 1%.
Current Upside Parameter rates will be available from your financial representative and are always available online at www.corebridgefinancial.com/rila-rates. The rates applicable to your Purchase Payment will be stated in your Contract.
The Contract includes a “Performance Capture” feature for Strategy Account Options other than those with a Lock Upside Parameter that allows you to “capture” the Interim Value of a Strategy Account Option prior to the Term End Date. If you exercise the Performance Capture feature, your Interim Value on the Performance Capture Date will be “captured.” It is important to understand, however, that you will not know the Interim Value at the time Performance Capture occurs, and you may be “capturing” a loss.
We reserve the right to add, remove or replace Strategy Account Options as available investment options. However, we will always offer at least one Strategy Account Option that is either currently offered or is substantially similar to one that is currently offered. as of the date of this prospectus. Please note the Index for that Strategy Account Option remains subject to our right of substitution. See “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION – INDEX SUBSTITUTIONS.” We may not offer any other Strategy Account Options for investment in the future. You may not be able to invest in a particular Strategy Account Option in the future, even if it was previously made available to you.

Examples
The examples below are intended to illustrate how various components of the Strategy Account Options work. These examples should not be considered a representation of past or future performance for any Strategy Account Option. Actual performance may be greater or less than those shown. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index performance.
The rates for the Strategy Account Options shown in the following examples are for illustrative purposes only and may not reflect actual or declared rates.
Calculations are rounded for the purpose of the examples.
1.
Upside Parameter: Calculating Gain for a Strategy Account Option with Cap
On the Term End Date for a Strategy Account Option with Cap, if the Index Change is positive or zero, we use the Cap Rate to calculate your gain, if any. We calculate your Index Credit Rate using the Cap as follows:
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If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.
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If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.
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If the Index Change is zero, your Index Credit Rate will equal zero.
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If the Index Change is negative, your Index Credit Rate will be offset by the Buffer.
You will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment.
For each Strategy Account Option with Cap, we may declare a new Cap Rate for new Terms, subject to the applicable guaranteed minimum Cap Rate.
The illustration below includes two examples of how we calculate the Index Credit Rate on the Term End Date using a Cap. Both examples assume a Cap Rate of 5%.
Hypothetical Examples of the Cap
(Assuming a Cap Rate of 5%)

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In the first example, the Index Change is +2%, which does not exceed the Cap Rate, so your Index Credit Rate would be +2%.
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In the second example, the Index Change is +12%, which exceeds the Cap Rate, so your Index Credit Rate would be equal to the Cap Rate of +5%.
2.
Upside Parameter: Calculating Gain for a Strategy Account Option with Trigger
On the Term End Date for a Strategy Account Option with Trigger, if the Index Change is greater than or equal to zero, we use the Trigger Rate to calculate your gain. We calculate your Index Credit Rate using the Trigger as follows:
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If the Index Change is positive and less than or equal to the Trigger Rate, your Index Credit Rate will equal the Trigger Rate.

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If the Index Change is positive and exceeds the Trigger Rate, your Index Credit Rate will equal the Trigger Rate.
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If the Index Change is zero, your Index Credit Rate will equal the Trigger Rate.
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If the Index Change is negative, your Index Credit Rate will be offset by the Buffer.
You will not participate in any Index performance beyond the Trigger Rate. The Trigger Rate limits the upside potential of your investment.
For each Strategy Account Option with Trigger, we may declare a new Trigger Rate for new Terms, subject to the applicable guaranteed minimum Trigger Rate.
The illustration below includes two examples of how we calculate the Index Credit Rate on the Term End Date using a Trigger. Both examples assume a Trigger Rate of 4%.
Hypothetical Examples of the Trigger
(Assuming a Trigger Rate of 4%)

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In the first example, the Index Change is +2%, which is less than or equal to the Trigger Rate, so your Index Credit Rate would be equal to the Trigger Rate of +4%.
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In the second example, the Index Change is +12%, which exceeds the Trigger Rate, so your Index Credit Rate would be equal to the Trigger Rate of +4%.
3.
Upside Parameter: Calculating Gain for a Strategy Account Option with Dual Direction with Cap
On the Term End Date for a Strategy Account Option with Dual Direction with Cap, if the Index Change is positive, zero, or negative up to the Buffer Rate, we use the Cap Rate or the absolute value of the Index Change to calculate your gain, if any. The absolute value of a number is simply that number without regard to it being positive or negative. For example, the absolute value of –10% is 10.
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If the Index Change is between the Cap Rate, and the Buffer Rate (or equal to either), your Index Credit will equal the absolute value of the Index Change.
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If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.
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If the Index Change is zero, your Index Credit Rate will equal zero.
You will not participate in any Index performance beyond the Cap Rate when the Index Change is positive. The Cap Rate limits the upside potential of your investment.
For each Strategy Account Option with Cap, we may declare a new Cap Rate for new Terms, subject to the applicable guaranteed minimum Cap Rate.
The illustration below includes four examples of how we calculate the Index Credit Rate on the Term End Date using a Dual Direction with Cap. All examples assume a Cap Rate of 5% and a Buffer Rate of 10%.

Hypothetical Examples of the Dual Direction with Cap
(Assuming a Cap Rate of 5%)

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In the first example, the Index Change is +2%, which does not exceed the Cap Rate, so your Index Credit Rate would be +2%.
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In the second example, the Index Change is +12%, which exceeds the Cap Rate, so your Index Credit Rate would be equal to the Cap Rate of +5%.
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In the third example, the Index Change is -2%, and within or equal to the Buffer Rate, so your Index Credit Rate would be the absolute value of the negative Index Change, not limited by the Cap Rate, up to the Buffer Rate. Your Index Credit Rate would be +2%.
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In the fourth example, the Index Change is -7%, and within or equal to the Buffer Rate, so your Index Credit Rate would be the absolute value of the negative Index Change, not limited by the Cap Rate, up to the Buffer Rate. Your Index Credit Rate would be +7%.
4.
Upside Parameter: Calculating Gain for a Strategy Account Option with Participation
On the Term End Date for a Strategy Account Option with Participation, if the Index Change on the Term End Date is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.
We calculate your Index Credit Rate by multiplying the Index Change by the Participation Rate. You participate in a percentage of the positive Index performance, which may limit the upside potential of your investment.
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A Participation Rate equal to 100% means that you will fully participate in positive Index performance.
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A Participation Rate less than 100% means that you will not fully participate in positive Index performance.
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We may declare Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.
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If the Index Change is zero, your Index Credit Rate will equal zero.
•
If the Index Change is negative, your Index Credit Rate will be offset by the Buffer.
If the Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment.
For each Strategy Account Option with Participation, we may declare a new Participation Rate for new Terms, subject to the applicable guaranteed minimum Participation Rate.
The illustration below includes two examples of how we calculate the Index Credit Rate on the Term End Date using Participation.

Hypothetical Examples of the Participation
(Assuming Participation Rates as listed)

•
In the first example, the Index Change is 20% and the Participation Rate is 120% so your Index Credit Rate would be +24%. We calculate your Index Credit Rate by multiplying the Index Change (20%) x Participation Rate (120%) = 24%. Here, the Participation Rate had the effect of increasing your gains relative to the Index Change.
•
In the second example, the Index Change is 20% and the Participation Rate is 80%, so your Index Credit Rate would be +16%. We calculate your Index Credit Rate by multiplying the Index Change (20%) x Participation Rate (80%) = 16%. Here, the Participation Rate had the effect of decreasing your gains relative to the Index Change.
5.
Upside Parameter: Calculating Gain for a Strategy Account Option with Cap Secure
The Cap Secure Rate is guaranteed for the entire multi-year Term. We calculate your Index Credit Rate on the Term End Date by compounding the annual Index performance during the Term as follows:
•
If the Index Change is positive and less than or equal to the Cap Secure Rate on a Contract Anniversary, your Index performance for the Contract Year will equal the Index Change, then further adjusted based on a compounded calculation of the performance to date.
•
If the Index Change is positive and exceeds the Cap Secure Rate on a Contract Anniversary, your Index performance for that Contract Year will equal the Cap Secure Rate, then further adjusted based on a compounded calculation of the performance to date.
•
If the Index Change is zero on a Contract Anniversary, your Index performance for that Contract Year will equal zero, then further adjusted based on a compounded calculation of the performance to date.
•
If the Index Change is negative on a Contract Anniversary, your Index performance for that Contract Year will be offset by the Buffer, then further adjusted based on a compound calculation of the performance to date.
You will not participate in any annual Index performance beyond the Cap Secure Rate. The Cap Secure Rate limits the upside potential of your investment.
For each Strategy Account Option with Cap Secure, we may declare a new Cap Secure Rate for new Terms, subject to the applicable guaranteed minimum Cap Secure Rate.
The example below illustrates how we calculate the Index Credit Rate on the Term End Date using Cap Secure. The example assumes a Cap Secure Rate of 5% and a Buffer Rate of 10%.

Contract Anniversary	1	2	3	4	5	6	Term End Date Calculation
Annual Index Performance	5%	-8%	-18%	13%	1%	3%	N/A
Annual Index Performance (adjusted for Cap Secure and Buffer)	5%	0%	-8%	5%	1%	3%	N/A
Compounding Calculation of Annual Index Performance	105%	x 100% = 105.00%	x 92% = 96.60%	x 105% = 101.43%	x 101% = 102.44%	x 103% = 105.52%	= 105.5176%
Compounded Return	5.00%	5.00%	-3.40%	1.43%	2.44%	5.52%	N/A
Index Credit Rate							5.5176%
Index Credit Assuming $10,000 Strategy Base at Term End Date	N/A						$10,000 x 5.5176% = $551.76
Strategy Account Option Value	Interim Values apply up to Term End Date						$10,551.76
Note: This is a 6-year Term and the Index Credit Rate is not calculated until the Term End Date. Until that time, the Interim Value calculation applies. The annual Index performance calculated on each Contract Anniversary within a multi-year Term is used to calculate the Index Credit Rate on the Term End Date.
6.
Upside Parameter: Calculating Gain for a Strategy Account Option with Lock
On any day up to and including the Term End Date for a Strategy Account Option with Lock Upside Parameter, we will provide (i) an Index Credit equal to the Lock Threshold if the positive Index Change meets or exceeds the Lock Threshold at Market Close and (ii) an Index Credit Rate equal to the Index Change on the Term End Date if the positive Index Change does not meet or exceed the Lock Threshold at Market Close.
•
If on any day during the Term, the Index Change meets or exceeds the Lock Threshold at Market Close, you will receive an Index Credit Rate equal to the Lock Threshold as of the date. Once this occurs, you will no longer participate in the Index performance, and you will not receive an additional Index Credit Rate on the Term End Date. After we apply the Index Credit Rate as of the date the Lock Threshold is met, you will be credited with the Lock Fixed Rate until the next Contract Anniversary and will be reduced on a dollar-for-dollar basis for any fees, charges, or Withdrawals deducted.
•
If the Index Change does not meet the Lock Threshold at Market Close on any day during the Term, but is positive on the Term End Date, you will receive an Index Credit Rate equal to the Index Change on the Term End Date.
•
If the Index Change does not meet the Lock Threshold at Market Close on any day during the Term and is zero on the Term End Date, your Index Credit Rate will equal zero.
•
If the Index Change does not meet the Lock Threshold at Market Close on any day during the Term and is negative on the Term End Date, the Index Credit Rate is offset by the Buffer.
You will not participate in any Index performance beyond the Lock Threshold. The Lock Threshold limits the upside potential of your investment.
For each Strategy Account Option with Lock Upside Parameter, we may declare a new Lock Buffer Rate for new Terms, subject to the guaranteed minimum Lock Buffer Rate.
The illustration below includes two examples of how we calculate the Index Credit Rate using a Lock Upside Parameter. Both examples assume a Lock Threshold of 50%.

Hypothetical Examples of the Lock Upside Parameter
(Assuming a Lock Threshold of 50%)

•
In the first example the Lock Threshold of 50% is never met during the Term, so the Index Change is measured on the Term End Date. The Index Change is 20% so your Index Credit Rate would be 20%.
•
In the second example, the Index Change exceeds the Lock Threshold on a day during the Term and the Lock Threshold is met. Accordingly, an Index Credit Rate of 50% is credited as of the date the Lock Threshold is met and the Lock Fixed Rate is credited until the next Contract Anniversary.
7.
Downside Parameter: Calculating Loss Using the Buffer for all Strategy Account Options except Dual Direction with Cap
On the Term End Date for a Strategy Account Option other than those with Cap Secure, if the Index Change is negative, we use the Buffer to calculate your loss, if any. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, in extreme circumstances it is possible that you could lose 90% of your investment as a result of negative Index performance. A Buffer provides downside protection against negative Index performance up to the Buffer Rate. If the Index Change on the Term End Date is negative, the value of your investment will decrease if the Index Change exceeds the Buffer Rate.
For a Strategy Account Option with Cap Secure Upside Parameter, if the Index Change is negative on a Contract Anniversary, we use the Buffer to calculate your loss for that year, if any. The Buffer Rate represents the percentage of your investment that is protected from negative Index performance in each Contract Year. We calculate your Index Credit Rate on the Term End Date by compounding the annual Index performance during the Term. Losses can accumulate so that you could lose a percentage in excess of the Buffer Rate in multiple years of the Term. For example, if the Index Change each Contract Anniversary during a six-year Term is –45%, then each year Contract Anniversary the annual Index performance would be –35% assuming a 10% Buffer Rate, but at the end of the six-year Term the Index Credit Rate would be -92.46%.
We calculate your Index Credit Rate using the Buffer as follows:
•
If the negative Index Change is less than the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.
•
If the negative Index Change exceeds the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess negative Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.
The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is applied to the performance on the Term End Date (or on each Contract Anniversary for Strategy Account Options with Cap Secure).
The illustration below includes three examples of how the Buffer applies when the Index Change is negative. Each example assumes a Buffer Rate of 10%.

Hypothetical Examples of the Buffer
(Assuming a Buffer Rate of 10%)

•
In the first example, the Index Change is -1%, which does not go beyond the Buffer Rate, so the Buffer would completely protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.
•
In the second example, the Index Change is -10%, which is equal to the Buffer Rate, so the Buffer would protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.
•
In the third example, the Index Change is -13%, which exceeds the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -3%.
8.
Downside Parameter: Calculating Loss Using the Buffer for Dual Direction with Cap
On the Term End Date for a Strategy Account Option with Dual Direction with Cap, if the Index Change is negative but less than or equal to the Buffer Rate, then the Index Credit Rate will equal the absolute value of the negative Index Change. If the negative Index performance exceeds the Buffer Rate, your negative Index performance will equal the negative Index performance in excess of the Buffer Rate.
For negative performance within the Buffer Rate, Dual Direction with Cap provides downside protection against the negative Index performance up to the Buffer Rate, and credits you with the absolute value of the negative Index performance. For instance, assuming a Buffer Rate of 10%, Index performance of -5% would mean your Index Credit Rate will equal a positive 5%.
If the Index Change on the Term End Date exceeds the Buffer Rate, Index performance will equal only the negative performance in excess of the Buffer Rate. To continue with our example, we will presume a Buffer Rate of 10%. This time, assume the Index performance is -12%. Your Index Credit Rate in this instance would be -2%.
We calculate your Index Credit Rate using the Buffer as follows:
•
If the Index Change is negative and up to and including the Buffer Rate, then the Index Credit will be the absolute value of the negative Index Change, not limited by the Cap Rate, up to and including the Buffer Rate.
•
If the Index Change is negative and exceeds the Buffer Rate, your negative Index performance will equal the negative Index performance in excess of the Buffer Rate.
The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the Term, which can be more than one year.
The illustration below includes three examples of how the Dual Direction with Cap applies when the Index Change is negative. Each example assumes a Buffer Rate of 10% and a Cap Rate of 8%.

Hypothetical Examples of the Dual Direction with Cap
(Assuming a Buffer Rate of 10%)

•
In the first example, the Index Change is -2%, which does not go beyond the Buffer Rate. The Dual Direction with Cap would provide a positive Index Credit Rate. Your Index Credit Rate would be +2%.
•
In the second example, the Index Change is -10%, which is equal to the Buffer Rate and does not go beyond the Buffer Rate. The Dual Direction with Cap would provide a positive Index Credit Rate. Your Index Credit Rate would be 10% because the negative performance is within the Buffer Rate and is not limited by the 8% Cap Rate.
•
In the third example, the Index Change is -13%, which exceeds the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -3%.

SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT

WE RESERVE THE RIGHT TO ADD, REMOVE AND REPLACE ALLOCATION ACCOUNTS AS AVAILABLE INVESTMENT OPTIONS. ALLOCATION ACCOUNTS WILL ONLY BE ADDED, REMOVED OR REPLACED THROUGH AN AMENDMENT TO THIS PROSPECTUS.
IF WE REMOVE AN ALLOCATION ACCOUNT, IT WILL BE CLOSED SUCH THAT NO TRANSFERS WILL BE ALLOWED INTO THAT ALLOCATION ACCOUNT. IF YOU ARE CURRENTLY INVESTED IN AN ALLOCATION ACCOUNT AND IT IS REMOVED, YOU MAY REMAIN IN THAT ALLOCATION ACCOUNT UNTIL THE TERM END DATE.
WE GUARANTEE THAT WE WILL ALWAYS OFFER AT LEAST ONE STRATEGY ACCOUNT OPTION. PLEASE NOTE THE INDEX FOR THAT STRATEGY ACCOUNT OPTION REMAINS SUBJECT TO OUR RIGHT OF SUBSTITUTION. SEE “VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION – INDEX SUBSTITUTIONS.”
IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT WE MAY NOT OFFER ALLOCATION ACCOUNTS IN THE FUTURE THAT ARE ATTRACTIVE TO YOU BASED ON YOUR PERSONAL PREFERENCES, RISK TOLERANCES, OR TIME HORIZON, OR WITH THE RISK THAT WE MAY OFFER ONLY A SINGLE STRATEGY ACCOUNT OPTION IN THE FUTURE, THIS CONTRACT IS NOT APPROPRIATE FOR YOU. YOU MAY SURRENDER YOUR CONTRACT IF THERE ARE NO ALLOCATION ACCOUNTS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO WITHDRAWAL CHARGES, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE TERM END DATE FOR A STRATEGY ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL TAX PENALTY IF TAKEN BEFORE AGE 59½), AND YOUR CONTRACT WILL TERMINATE.
The Strategy Account Options that are currently available for investment are listed in the table under “ALLOCATION ACCOUNTS.” The table does not include the current rates for the Strategy Account Options’ Upside Parameters or the current annual interest rate for the Fixed Account Option (together, “current rates”) because we may declare new current rates for new Terms, subject to the guaranteed limits set forth in the table. The current rates determine the Allocation Accounts’ potential for gain or loss. Therefore, it is important that you obtain and carefully review the current rates when selecting your investment options.
The following provides additional information about what to expect when selecting Allocation Accounts for investment:
If you are a new purchaser of the Contract and the Contract is issued within 60 days from the date the application was signed or the electronic order submission date, rates will be the better of the rates in effect on:
(1) the application-signed date or electronic order submission date, or
(2) the Contract Issue Date.
If the Contract Issue Date is not within the 60th day after the date the application is signed or the electronic order submission date, then rates will be those in effect on the Contract Issue Date.
Current Allocation Account rates will be available from your financial representative and are always available online at www.corebridgefinancial.com/rila-rates. The rates applicable to your Purchase Payment will be stated in your Contract.
Term. The Term is the duration of an Allocation Account’s investment term, expressed in years. The Term is also the period during which the performance of a Strategy Account Option is linked to the performance of an Index. The Term begins on the Term Start Date and ends on the Term End Date. We currently offer Terms of 1 year, 3 years and 6 years.
Term End Date. If you are coming to a Term End Date, we will provide you with a Renewal Notice (which will include then-current rates) at least 10 days before the Term End Date. We must receive your instructions before Market Close on the Term End Date. If the Term End Date is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Term End Date.
In the absence of instructions:
•
Your Contract Value in any expiring Strategy Account Option with a 1-year Term will remain in its current allocation for the next Term, subject to the Upside Parameter rates, Lock Buffer Rates, if applicable, declared for that Term. If the expiring Strategy Account Option with a 1-year Term is no longer available for investment, your Contract Value in the expiring Strategy Account Option will be transferred to the Fixed Account Option subject to the renewal interest rates.
•
Any Contract Value in an expiring Strategy Account Option with a multi-year Term or in the Fixed Account Option will automatically be transferred or renewed to the Fixed Account Option, subject to the renewal interest rates.
Next Contract Anniversary after a Performance Capture or a Lock Threshold is met. Performance Capture is a feature offered for Strategy Account Options other than those with a Lock Upside Parameter that allows you to “capture” the Interim Value of a Strategy Account Option prior to the Term End Date. If you exercise the Performance Capture feature, your Interim Value on the Performance Capture Date will be “captured.” It is important to understand, however, that you will not know the Interim Value at the time Performance Capture occurs, and you may be “capturing” a loss.
The Performance Capture feature is different from the Lock Upside Parameter. Also, the Strategy Account Options for which the Performance Capture feature is available are different from the Strategy Account Options that use Lock as an Upside Parameter. The Lock Upside Parameter is designed to limit your participation in positive Index performance if the Lock Threshold is met at Market Close on any day during the Term. If you select a Strategy Account Option with Lock Upside Parameter and the positive Index Change meets or exceeds the Lock Threshold at Market Close on any day during the Term, you will receive an Index Credit Rate equal to the Lock Threshold as of that date.
If a Performance Capture for a Strategy Account Option occurs or a Lock Threshold is met at Market Close on any day during the Term for a Strategy Account Option with Lock Upside Parameter, on the next Contract Anniversary, you may transfer the amount held in the applicable Strategy Account Option to any Allocation Account that is available for investment. You must submit instructions to us before Market Close on the next Contract Anniversary. If the Contract Anniversary is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Contract Anniversary. In the absence of instructions, the Contract Value held (i) in a Strategy Account Option with a 1-year Term will be automatically renewed into the same Strategy Account Option and (ii) in a Strategy Account Option with a multi-year Term will be transferred to the Fixed Account Option. If the same 1-year Term Strategy Account Option is no longer available for investment, the amount held in the applicable Strategy Account Option will be transferred to the Fixed Account Option. All renewals and transfers are subject to current rates for the new Term.
We will provide you with a Renewal Notice (which will include current Fixed Account Option interest rates, Lock Buffer Rates, Performance Capture Fixed Rates, Fixed Lock Rates and Upside Parameter rates, if applicable) at least 10 days before the next Contract Anniversary, if you exercised a Performance Capture for a Strategy Account Option or a Lock Threshold is met at Market Close for a Strategy Account Option with Lock Upside Parameter no later than 10 days of the next Contract

Anniversary. If you exercised a Performance Capture or a Lock Threshold is met at Market Close for a Strategy Account Option with Lock Upside Parameter within 10 days before the next Contract Anniversary, you may not receive a Renewal Notice and should obtain the current Fixed Account Option interest rates, Performance Capture Fixed Rates, Lock Fixed Rates and Upside Parameter rates, if applicable, online at www.corebridgefinancial.com/rila-rates or by contacting your financial representative.
See “TRANSFERS BETWEEN ALLOCATION ACCOUNTS” for additional information.

CONTRACT VALUE AND CASH VALUE

Contract Value
Prior to annuitization, your Contract Value represents the value of your investment in your Allocation Accounts, which may include the Fixed Account Option and one or more Strategy Account Options. If you invest in a Strategy Account Option, your Contract Value will reflect the Interim Values of your investment on any day between the Term Start Date and the Term End Date.
On the Contract Issue Date, your Contract Value is equal to your Purchase Payment. After the Contract Issue Date, your Contract Value is the sum of all amounts invested in the Fixed Account Option and the Strategy Account Option(s).
After annuitization, your Contract does not have a Contract Value.
Cash Value
Prior to annuitization, your Cash Value represents the total amount that is available for Withdrawal or Surrender. Your Cash Value is equal to the Contract Value less any applicable Withdrawal Charges. Your Cash Value may be lower than or equal to your Contract Value. Your Cash Value will never be less than the minimum required by law as described below.
After annuitization, your Contract does not have a Cash Value.
Minimum Withdrawal Value
The Minimum Withdrawal Value is the amount prescribed by applicable state non-forfeiture law, and is the minimum amount required to be paid to you on Surrender, payment of a death benefit or upon annuitization. The Minimum Withdrawal Value is equal to the sum of:
(1)
a percentage, as set forth by applicable state law, of your Purchase Payment allocated to the Fixed Account Option, reduced for any Net Withdrawals and increased or decreased proportionally for transfers to and from the Fixed Account Option, all accumulated at the minimum non-forfeiture interest rate (which generally ranges from 0.15% to 3.00% depending on applicable state law); and
(2)
the sum of the Strategy Account Option Minimum Withdrawal Value for each Strategy Account Option. The Strategy Account Option Minimum Withdrawal Value on the Contract Issue Date is equal to the value of the Purchase Payment allocated to the Strategy Account Option multiplied by a Minimum Withdrawal Value percentage based on applicable state law. On any other day, the Strategy Account Minimum Withdrawal Value moves in proportion to the Strategy Account Option Value. Increases in Interim Value, positive Index Credits on the Term End Date, and transfers to the Strategy Account Option will increase the Strategy Account Option Minimum Withdrawal Value. Decreases in Interim Value, negative Index Credits, Net Withdrawals, and transfers out of the Strategy Account Option will decrease the Strategy Account Option Minimum Withdrawal Value.

VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION

Strategy Account Option Value
The value of your investment in a Strategy Account Option on any day during the Term is your Strategy Account Option Value. On the Term Start Date, the Strategy Account Option Value equals the Strategy Base. On the Term End Date, Your Strategy Account Option Value is calculated using the following formula:
Strategy Account Option Value = Strategy Base x (1 + Index Credit Rate)
•
Index Credit Rate. The Index Credit Rate represents the percentage gain or loss that we apply to your Strategy Account Option on the Term End Date, the date a Lock Threshold is met at Market Close for a Strategy Account Option with Lock Upside Parameter, or a Performance Capture Date, depending on the Strategy Account Option you are invested in. Your gain or loss can also be expressed as a dollar amount, which we refer to as the Index Credit.

The Index Credit Rate and the Index Credit may be positive, negative, or zero. If a Lock Threshold is met at Market Close for a Strategy Account Option with Lock Upside Parameter, you will not be locking-in Interim Value and the Index Credit Rate will not be based on the Interim Value. For all Strategy Account Options, the Index Credit equals the Index Credit Rate multiplied by the Strategy Base at the end of the day prior to application of the Index Credit Rate.
•
Strategy Base. Your Strategy Base generally represents your remaining investment in the Strategy Account Option (after a Withdrawal, fee or charge deducted from the Strategy Account Option).
The following is an example of how we calculate your Strategy Account Option Value on the Term End Date: Assume you invest $10,000 in a Strategy Account Option. On the Term Start Date, your Strategy Base is $10,000. On the Term End Date, your Strategy Base is still $10,000 if there were no deductions for fees, charges or Withdrawals before the Term End Date. On the Term End Date, we will apply the Index Credit Rate to your Strategy Base to calculate your Strategy Account Option Value.
•
Assuming an Index Credit Rate of +10%, your Strategy Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.
•
Assuming an Index Credit Rate of -10%, your Strategy Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.
Any fees or charges deducted on the Term End Date will be deducted on a dollar-for-dollar basis from your Strategy Account Option Value after the Index Credit is applied. See “FEES AND CHARGES.”
On any day between the Term Start Date and the Term End Date, your Strategy Account Option Value is equal to the Interim Value for the Strategy Account Option. See “INTERIM VALUES.”
Negative Adjustments to Strategy Base
On the Term Start Date, your Strategy Base equals the dollar amount that you allocated to that Strategy Account Option. Your Strategy Base for that Strategy Account Option will not change unless a fee or charge is deducted from that Strategy Account Option, or if you take any type of Withdrawal from that Strategy Account Option before the Term End Date, in which case your Strategy Base will be subject to a Negative Adjustment at that time. The Negative Adjustment is a proportionate reduction to your Strategy Base. It is derived by reducing your Strategy Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the Withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar-for-dollar basis).
A Negative Adjustment to your Strategy Base could result in less gain (if any) on the Term End Date, perhaps significantly less gain, because the Index Credit Rate will be applied to a lower Strategy Base. All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date will trigger a Negative Adjustment to your Strategy Base, including fees and charges that are periodically deducted from your Contract. A Negative Adjustment to your Strategy Base may be greater than or less than the amount withdrawn or the fee or charge deducted. There is no way to increase your Strategy Base during a Term, and therefore no way to reverse or offset the impact of a Negative Adjustment to your Strategy Base.
For example, assume that your Strategy Base on the Term Start Date for a Strategy Account Option is $10,000. Further, assume on a given day before the Term End Date that there is a deduction as a result of fees or Withdrawals from that Strategy Account Option, on which day your Interim Value is $9,500 (before any deductions for fees or Withdrawals) and a total of $475 in fees or Withdrawals is deducted from that Strategy Account Option on that date. The $475 deduction would reduce your Interim Value to $9,025, representing a 5% reduction in your Interim Value (i.e., $475 / $9,500 = 5%). As such, your Strategy Base would likewise be reduced by 5% from $10,000 to $9,500 (i.e., ($10,000 x (1 + -5%) = $9,500), a Negative Adjustment to the Strategy Base of $500. Please note that in this example, the Negative Adjustment to the Strategy Base ($500) was greater than the reduction in the Interim Value (-$475).
Continuing this example to the Term End Date, assume that there are no other deductions as a result of fees, charges, or Withdrawals from that Strategy Account Option before the Term End Date:
•
Assuming an Index Credit Rate of +10%, your Strategy Account Option Value would equal $10,450 (i.e., $9,500 x (1 + 10%) = $10,450). The Index Credit is +$950. In comparison, had your original Strategy Base of $10,000 not been subject to the Negative Adjustment earlier in this example, the Strategy Account Option Value would have equaled $11,000 (i.e., $10,000 x (1 + 10%) = $11,000), and the Index Credit would have been +$1,000.

•
Assuming an Index Credit Rate of -10%, your Strategy Account Option Value would equal $8,550 (i.e., $9,500 x (1 + -10%) = $8,550). The Index Credit is -$950. In comparison, had your original Strategy Base of $10,000 not been subject to the Negative Adjustment earlier in this example, the Strategy Account Option Value would have equaled $9,000 (i.e., $10,000 x (1 + -10%) = $9,000), and the Index Credit would have been -$1,000.
Interim Values
We calculate the Interim Value of your investment in a Strategy Account Option each day between the Term Start Date and the Term End Date. The Interim Value on a given day determines the amount available from that Strategy Account Option for Withdrawals, Surrender, and the other transactions listed below. The Interim Value is designed to shift investment risk from us to you to protect us from loss when having to pay out amounts from a Strategy Account Option prematurely. Withdrawals or Surrenders cause the Interim Value to be recalculated and could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. However, your Surrender of the Contract is subject to the Minimum Withdrawal Value. All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount of the amount withdrawn, or the fee or charge deducted. The Buffer is not reflected in the calculation of Interim Value. The Interim Value is calculated at the end of the Business Day.
The Interim Value for a Strategy Account Option will generally change each day, and the change may be positive or negative compared to the last day (even when the Index has increased in value). You should understand that the Interim Value for a Strategy Account Option on a day will not impact your investment in that Strategy Account Option unless one of the following transactions occurs on that day:
•
A fee or charge is deducted from the Strategy Account Option;
•
An amount is deducted from the Strategy Account Option due to a Surrender or Withdrawal (including a systematic Withdrawal, required minimum distribution, free Withdrawal amounts or any other Withdrawal);
•
The Contract is annuitized; or
•
The death benefit is paid.
In any of those circumstances, including the deduction of a periodic fee, the transaction will be processed based on the Interim Value for that Strategy Account Option on that day. If you have multiple ongoing Terms for Strategy Account Options that have different Term End Dates, the transactions listed above will be based on an Interim Value for some or all of your Strategy Account Options. For as long as you have multiple ongoing Terms for Strategy Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.
Interim Values for a Strategy Account Option generally reflect less upside potential and less downside protection than would otherwise apply on the Term End Date. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied on the Term End Date. This means that there could be significantly less money available under your Contract for Withdrawals, a Surrender, annuitization and the death benefit. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of Withdrawal or Surrender or other transaction listed above is higher than on the Term Start Date. If you use the Performance Capture to capture an Interim Value that is lower than the amount you invested in that Strategy Account Option on the Term Start Date, you may be capturing a loss.
The Interim Value for a Strategy Account Option is calculated using the following formula:
•
IVt = SBt x (1 + OUVt – OUV0 x Time Ratio – TC%)
Where:
SBt = Strategy Base on day of calculation
OUVt = Option Unit Value on day of calculation
OUV0 = Option Unit Value on Term Start Date
Time Ratio = Number of days remaining in Term / Number of days in Term
TC% = Trading Costs (stated as a percentage of Strategy Base)
•
Option Unit Value. The value, expressed as a percentage, of a hypothetical replicating portfolio of options used to calculate the Interim Value for each Strategy Account Option. The hypothetical replicating portfolio of options is determined by us for each Strategy Account Option and is used to estimate the fair value of the risk of loss and potential gain on the Term End Date. The Option Unit Value may be positive, negative, or zero. Gains and losses for Interim Values are not directly tied to the performance of the Index for the Strategy Account Option. We calculate the Option Unit Value by using a methodology that reflects changes in the values of hypothetical portfolio of financial instruments referencing the Index. The values of these instruments can be affected by factors such as Index performance, Index volatility (based on availability of calculation data), and interest rates. This methodology is designed to produce an estimate of the fair value of your investment in the Strategy Account Option on that day. The fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate on the Term End Date, the length of time remaining in the Term, and the risk of loss and the possibility of gain on the Term End Date.
•
Trading Costs. The trading costs are the estimated costs of selling the hypothetical portfolio of options prior to the Term End Date.
You may obtain the Interim Value(s) of your Strategy Account Option(s) online at www.corebridgefinancial.com/annuities or by contacting your financial representative. Our process for calculating Interim Values, including examples, is explained in detail in “APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES”.
Index Substitutions
During a Term, if an Index is discontinued or if the calculation of the Index is substantially changed by the Index provider, or if the Index Values should become unavailable for any reason, we may substitute the Index with a new Index once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Strategy Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the original Index. We may look at factors which include, but are not limited to, asset class, index composition, strategy, and index liquidity.
If we substitute an Index during a Term, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised initial Index Value for the replacement Index. The revised initial Index Value for the replacement Index will reflect the Index Change for the original Index from the Term Start Date to the substitution date. We will use a similar process if multiple substitutions occur during a Term. The substitution of an Index will have no impact on the Strategy Account Option’s Term, Upside Parameter, Buffer, or any other features or rates for that Strategy Account Option other than the Index to which the Strategy Account Option is linked.
This example is intended to show how we would calculate the Index Change during a Term in which an Index was substituted.
Index Change on substitution date for original Index
Initial Index Value for original Index	1000
Index Value for original Index on substitution date	1050
Index Change for original Index on substitution date	(1050 / 1000) – 1 = 5%
This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.
Revised Initial Index Value for replacement Index
Index Change for original Index on substitution date	5%
Index Value for replacement Index on substitution date	1000
Revised Initial Index Value for replacement Index	1000/(100% +5%) = 952.38
The Index Change calculation for that Term is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.
Assuming the Final Index Value for the replacement Index is 1010.52, then the Index Change on the Term End Date will be 6.10% ((1010.52 - 952.38) / 952.38).
Performance Capture
The Contract includes a “Performance Capture” feature for Strategy Account Options other than those with a Lock Upside Parameter that allows you to “capture” the Interim Value of a Strategy Account Option prior to the Term End Date. If you exercise the Performance Capture feature, your Interim Value on the Performance Capture Date will be “captured.”

If you elect a Strategy Account Option with Performance Capture, you may elect a manual Performance Capture and/or change your automatic Performance Capture settings, if available, before Market Close on any day prior to the five (5) days before the Term End Date. If you exercise Performance Capture for a Strategy Account Option, your Interim Value for that Strategy Account Option on the Performance Capture Date will be “captured” by the Company at the next Interim Value calculated at Market Close. You may exercise Performance Capture, as applicable, for one, some, or all of the Strategy Account Options for which it is available. If you have multiple ongoing Terms for the same Strategy Account Option, you may exercise Performance Capture for one, some, or all of them. You may decide not to exercise Performance Capture at all. Once a Performance Capture occurs during a Term, the “captured” value of your investment in the Strategy Account Option will be credited with a daily interest at the Performance Capture Fixed Rate until the next Contract Anniversary.
If you exercise Performance Capture, you will be “capturing” an Interim Value. Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. If you capture an amount that is lower than the amount you invested in that Strategy Account Option on the Term Start Date, you may be capturing a loss. Captured amounts held in the applicable Strategy Account Option will not participate in any Index performance (positive or negative) after the date of capture. No Index Credit will be applied on the Term End Date of the Strategy Account Option for which you exercised Performance Capture. Depending on when you exercised Performance Capture, your investment might not participate in Index performance for up to one year.
You may “manually” exercise Performance Capture, if available, on any day prior to the five (5) days before the Term End Date, in which case we will capture the next Interim Value calculated after we receive your request in Good Order.
For certain Strategy Account Options, you may also exercise Performance Capture “automatically” based on a target performance gain that you provide us in advance, if available with the Strategy Account Option you choose. If you wish to enroll in this feature, you must provide us with instructions that identify a target performance gain percentage. After you enroll, Performance Capture will be automatically exercised if your Interim Value is greater than your Strategy Base by the percentage you specified. For instance, if you instruct us to exercise Performance Capture on any day that would capture at least a 5% gain, Performance Capture will be automatically exercised on any day that the Interim Value is at least 5% greater than your Strategy Base. The amount “captured” will not be the amount you initially allocated to the Strategy Account Option increased by the specified percentage if the Strategy Base has decreased due to Withdrawals or the deduction of fees and charges, and the Negative Adjustment. You may be “capturing” a loss. For example, if the amount initially allocated is $10,000, but the Strategy Base is $8,000 due to prior Withdrawals from that Strategy Account Option, then an Interim Value would automatically “capture” at $8,400 (1.05 x $8,000), not $10,500 (1.05 of $10,000). You may cancel or change your Performance Capture instructions before Market Close on any Business Day prior to the five (5) days before the Term End Date if Performance Capture has not occurred.
If you submit instructions with your Contract application for Performance Capture to be automatically exercised for a Strategy Account Option, those instructions will apply to your Purchase Payment allocated to that Strategy Account Option. Those instructions will not apply to any other Strategy Account Option or any future Term. You must submit separate instructions to exercise Performance Capture automatically in those instances.
If you exercise Performance Capture manually, you won’t know the captured Interim Value in advance. The captured Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. If you exercise Performance Capture automatically, you will not know the captured Interim Value in advance, but the captured Interim Value will be triggered by the target performance gain that you set in advance. We will not provide advice or notify you regarding whether you should exercise the Performance Capture feature or the optimal time for doing so. We will not warn you if you exercise the Performance Capture feature at a sub-optimal time. We are not responsible for any losses related to your decision to exercise the Performance Capture feature.
You will not know the Interim Value at the time Performance Capture occurs and you may be “capturing” a loss. The Interim Value could be substantially less than the amount invested in the Strategy Account Option and could result in significant loss. You should speak with your financial representative before exercising Performance Capture.
You should obtain the current Interim Value and discuss with your financial representative before executing a Performance Capture, although because of its daily fluctuation this value may be more or less than the value that will be “captured”. You may obtain the Interim Value(s) of your Strategy Account Option(s) online at www.corebridgefinancial.com/annuities or by contacting your financial representative.
On the Performance Capture Date, the amount captured in the applicable Strategy Account will equal the captured Interim Value. Thereafter, until the next Contract Anniversary, that amount will be credited the Performance Capture Fixed Rate each day, and will be reduced on a dollar-for-dollar basis for any fees, charges, or Withdrawals deducted.
The Performance Capture Feature is different from the Lock Upside Parameter. Also, the Strategy Account Options for which the Performance Capture feature is available are different from the Strategy Account Options that use Lock as an Upside

Parameter. The Lock Upside Parameter is designed to limit your performance in positive Index performance if the Lock Threshold is met at Market Close on any day during the Term. If you select a Strategy Account Option with Lock Upside Parameter and the positive Index Change meets or exceeds the Lock Threshold on any day during the Term, you will receive an Index Credit Rate equal to the Lock Threshold as of that date.
The table in the Summary section of the prospectus shows the Strategy Account Options that include the Performance Capture as a feature versus the Strategy Account Options that include Lock as an Upside Parameter.
Once you Performance Capture, the amount held in the applicable Strategy Account Option will remain there until the next Contract Anniversary unless withdrawn or annuitized. On the next Contract Anniversary, you may transfer the amount held in the applicable Strategy Account Option to any Allocation Account that is available for investment. We must receive your instructions at least five (5) days before the next Contract Anniversary. In the absence of instructions, the amount held in an applicable Strategy Account Option with a 1-year Term will be automatically renewed into the same Strategy Account Option for which you exercised Performance Capture and the amount held in an applicable Strategy Account Option with multi-year Term, will be transferred to the Fixed Account Option. If a Strategy Account Option with a 1-year Term is no longer available for investment, such amount will be transferred to the Fixed Account Option.
Other information about Performance Capture:
•
Exercise of a Performance Capture is irrevocable.
•
The instructions for an automatic Performance Capture can be changed or revoked any day prior to the five (5) days before the Term End Date.
•
There is no limit on the number of times that you may exercise Performance Capture during the Accumulation Phase, but it may be exercised only once during any single Term for any single Strategy Account Option.
•
If you have multiple ongoing Terms for the same Strategy Account Option, you may exercise Performance Capture for one, some, or all of them. You may provide separate manual or automatic Performance Capture instructions for any such Term.
•
If you exercise Performance Capture multiple times (for different Strategy Account Options) within a one year period, amounts held in the applicable Strategy Account Option that are attributable to one exercise of Performance Capture will be treated as distinct from any amounts attributable to another exercise of Performance Capture for purposes of crediting interest; deducting fees, charges, and Withdrawals; and transferring amounts from the applicable Strategy Account Option on the next Contract Anniversary.
•
We may change the Performance Capture Fixed Rate at each Contract Anniversary, subject to a guaranteed minimum interest rate of 0.25%. The annual Performance Capture Fixed Rate will be stated in the Renewal Notice. If you are invested in a Strategy Account Option with a multi-year Term, your Performance Captured Fixed Rate may change from one Contract Anniversary to the next within the Term. Once a Strategy Account Option is Performance Captured, the Performance Capture Fixed Rate used to credit daily interest will not change before the next Contract Anniversary when the value is eligible for transfer. For any date on which a fee, charge, or Withdrawal is deducted from the applicable Strategy Account Option, daily interest will have been credited before the deduction of the fee, charge, or Withdrawal.

THE INDICES

Each Strategy Account Option credits interest based on the performance of one of the following Indices:
S&P 500® Index
NASDAQ-100® Index
The Index Value is the closing value of the Index for that day. The Index Value on any day that is not a Business Day is the value of the Index at the end of the prior Business Day.
We rely on the Index Values reported to us by a third-party when administering the Contract.
The Indices track, directly or indirectly, the performance of a specific basket of stocks or other assets considered to represent a particular market or sector. By investing in a Strategy Account Option that is linked to the performance of an Index, you are not investing in the Index (it is not possible to invest directly in the Index) and you have no rights with respect to the Index. The Indices are price return indices and therefore do not reflect dividends paid on the securities comprising the Index. See “RISK FACTORS – INDEX RISK.”
You may request additional information about each Index from your financial representative.

TRANSFERS BETWEEN ALLOCATION ACCOUNTS

You may transfer Contract Value between Allocation Accounts only at certain times during the Accumulation Phase. You are permitted to transfer Contract Value from an Allocation Account in which you are currently invested only on the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met) for that Allocation Account. Contract Value transferred into an Allocation Account cannot be applied to an ongoing Term. This means that when you transfer Contract Value between Allocation Accounts, the transfer will start a new Term for the Allocation Account receiving the transfer. Once you switch from the Accumulation Phase to the Income Phase, transfers will not be permitted.
You may transfer Contract Value among the Allocation Accounts, free of charge, or renew your Strategy Account Option Value into the same Strategy Account Option for a new Term, if available, on the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met). Transfers are not permitted during a Term (except transfers permitted on the next Contract Anniversary after a Performance Capture). You may transfer Contract Value into one or more of the available Strategy Account Options and the Fixed Account Option.
Transfer requests must be provided before Market Close on the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met). If the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met) is not a Business Day, we must receive your instructions before Market Close on the Business Day before the Term End Date (or Contract Anniversary after a Performance Capture) “Market Close” is the close of the New York Stock Exchange on Business Days, usually at 4:00 p.m. Eastern Time.
If we do not receive transfer instructions from you within the appropriate time frame, we will automatically transfer or renew, as applicable, your Strategy Account Option and/or Fixed Account Option Value as follows:
•
Your Contract Value in any expiring Strategy Account Option with a 1-year Term will remain in its current allocation for the next Term, subject to the Upside Parameter rates and Lock Buffer Rates, if applicable, declared for that Term. If your Contract Value is invested in a Strategy Account Option with a 1-year Term that is no longer available for investment, the Contract Value in the expiring Strategy Account Option will automatically be transferred to the Fixed Account Option, subject to the renewal interest rate, and will remain there until you provide transfer instructions. The Contact Value automatically transferred to the Fixed Account Option in the absence of transfer instructions cannot be transferred to another available Strategy Account Option until the next Contract Anniversary.
•
Any Contract Value in an expiring Strategy Account Option with a multi-year Term or Fixed Account Option will automatically be transferred or renewed to the Fixed Account Option, subject to the applicable renewal interest rates. Amounts that are automatically renewed or transferred in the absence of transfer instructions cannot be transferred until the next Contract Anniversary.
We will notify you at least 10 days prior to the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met) explaining the Strategy Account Options available to you for transfer on the Term End Date (or Contract Anniversary after a Performance Capture or a Lock Threshold is met) and directing you to our website where you can view the renewal interest rates and current Strategy Account Option rates declared for the next Term.
We require certain minimum Contract Value in connection with Strategy Account Options. You must maintain at least $100 per Strategy Account Option you transferred Contract Value to.
Telephone and Electronic Authorization
We may accept transfers by telephone or other electronic means unless you tell us not to on your Contract application. When receiving instructions over the telephone or other electronic means, we have procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or by other electronic means. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.
Accepting Transfer Requests
We cannot guarantee that we will be able to accept telephone and/or electronic device transfer instructions at all times. Any telephone, fax or other electronic device, whether it is yours, your broker-dealer’s, or ours, can experience outages or delays for a variety of reasons and may prevent our processing of your transfer request. If telephone, fax, other electronic device and/or internet access is unavailable, you must make your transfer request in writing by U.S. Mail to our Annuity Service Center at the address below.
We reserve the right to modify, suspend or terminate telephone, fax and/or other electronic device transfer privileges at any time and we will notify you prior to exercising the right of suspension.
Submitting Transfer Instructions
Your transfer instructions must be received via one of the methods and locations referenced below; otherwise, they will not be considered received by us.

Telephone: (800) 445-7862
Internet: www.corebridgefinancial.com/annuities

TERMS EXTENDING BEYOND THE LATEST ANNUITY DATE

Your Latest Annuity Date is the first Contract Anniversary following your 95th birthday. If your Contract is jointly owned, the Latest Annuity Date is based on the older Owner’s date of birth. When allocating Contract Value at a Term End Date among the available Allocation Accounts, you may not invest in any Strategy Account Option that has a Term that extends beyond the Latest Annuity Date. For example, an Owner aged 93 cannot allocate Contract Value to a Strategy Account Option with a 3-year or 6-year Term. If there is no eligible Strategy Account Option, only the Fixed Account Option will be available for investment. See “ANNUITY INCOME OPTIONS (INCOME PHASE).”

ACCESS TO YOUR MONEY

You can access money in your Contract in one of the following ways:
•
Partial Withdrawal or Surrender;
•
Systematic Withdrawal; or
•
Annuity Income Payment (during the Income Phase).
Withdrawals made prior to age 59½ may result in a 10% Federal tax penalty. Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your Contract. See “TAXES.”
Minimum Withdrawal Amount and Minimum Contract Value Remaining after a Withdrawal
	Minimum Withdrawal Amount	Minimum Contract Value(1)
Partial Withdrawal	$1,000	$2,500(2)
Systematic Withdrawal	$100	$2,500(2)
(1)
The Contract Value left in any Allocation Account must be at least $100 after a Withdrawal.
(2)
The total Contract Value must be at least $2,500 after a Withdrawal.
Where permitted by state law, we may terminate your Contract if your Contract Value is less than $2,500 as a result of Withdrawals and/or fees and charges. We will provide you with 60 days written notice that your Contract is being terminated. At the end of the notice period, we will distribute the remaining Contract Value to you.
Free Withdrawal Amount
Your Contract provides for a free Withdrawal amount each Contract Year which allows you to Withdraw a portion of your Contract Value without being subject to a Withdrawal Charge. This amount is referred to as the "free Withdrawal amount”. The free Withdrawal amount is still subject to Interim Values and a Negative Adjustment if a Withdrawal or other transaction occurs prior to the Term End Date, forfeiture of Index Credit Rates, proportionate reductions to the optional Return of Purchase Payment Death Benefit, taxes, and potential tax penalties.
Your maximum annual free Withdrawal amount equals 10% of the previous Contract Anniversary Contract Value (and if withdrawn in the first Contract Year, the Purchase Payment amount).
If, in any Contract Year, you choose to take less than the full free Withdrawal amount, you may not carry over the unused amount as an additional free Withdrawal amount in subsequent years.
Assessment of Withdrawal Charges
We deduct a Withdrawal Charge applicable to any amount of a partial Withdrawal or Surrender in excess of your free Withdrawal amount made before the end of the Withdrawal Charge Period. Before purchasing this Contract, you should consider the effect of Withdrawal Charges on your investment if you need to withdraw more than the annual free Withdrawal amount during the Withdrawal Charge Period, and you should discuss with your financial representative.

The Withdrawal Charge percentage is determined by the number of years the Purchase Payment has been in the Contract at the time of the Withdrawal. See “FEES AND CHARGES – WITHDRAWAL CHARGES.”
If you take a Withdrawal or Surrender before the Term End Date of a Strategy Account Option, or periodic fees and charges are deducted, or annuitization or death benefit payments occur, it will reduce the Interim Value of your investment in that Strategy Account Option. The Interim Value is the amount in the Strategy Account Option that is available for Withdrawals that occur during the Term, including RMDs, Surrenders (including Free Look withdrawals in states where a refund of Contract Value rather than a refund of the Purchase Payment is required. See Appendix E: State Variations), free Withdrawal amounts, and systematic Withdrawals, and annuity income payments. The Interim Value could be less than your investment in a Strategy Account Option even if the Index is performing positively. Withdrawals or Surrenders that cause the Interim Value to be recalculated could result in the loss of principal investment and previously applied Index Credit Rates, and such losses could be as high as 100%. All Withdrawals taken, and fees and charges deducted, from a Strategy Account Option before the Term End Date (including fees and charges that are periodically deducted from your Contract) will reduce your Contract Value death benefit on a dollar-for-dollar basis and will trigger a Negative Adjustment which will lower your Strategy Base in the Strategy Account Option in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis) which may proportionately reduce the optional Return of Purchase Payment Death Benefit if elected. Such a reduction will reduce your Strategy Base for the remainder of the Term and the proportionate reduction may be greater than the dollar amount withdrawn, or the fee or charge deducted. The Interim Value could be substantially less than the amount invested in the Strategy Account Option and could result in significant loss.
You may obtain the Interim Value(s) of your Strategy Account Option(s) online at www.corebridgefinancial.com/annuities or by contacting your financial representative.
Withdrawals could result in significant reductions to your Contract Value and to the death benefit, perhaps by more than the amount withdrawn. Withdrawals taken before the Term End Date of a Strategy Account Option could also significantly reduce any Index Credit applied at the Term End Date. The Upside Parameters and Buffer are not applied until the Term End Date.
When you make a partial Withdrawal, we deduct it from any remaining annual free Withdrawal amount first, and then from any remaining Contract Value.
If you request to Surrender your Contract, we may also deduct any premium taxes, if applicable. If you Surrender your Contract, Withdrawal Charges will be assessed if your Purchase Payment is still subject to Withdrawal Charges. See “FEES AND CHARGES.”
Impact of Withdrawal Charges
Example
For purposes of this example, you make a Purchase Payment of $100,000. We will assume a 0% growth rate in the Contract Value over the life of the Contract, no Interim Value changes over the life of the Contract, and no election of optional feature. In Contract Year 2, you take out your maximum free Withdrawal amount of $10,000. After that free Withdrawal amount your Contract Value is $90,000. In the 3rd Contract Year, you Surrender your Contract. We will apply the following calculation to the Cash Value on Withdrawal or Surrender:
The greater of (A minus B) or C where:
A=
Your Contract Value at the time of your request for Withdrawal ($90,000)
B=
The Withdrawal Charge (($90,000 – free Withdrawal amount of $9,000) x 7% = $5,670)
C=
Your Minimum Withdrawal Value (assume $80,000) available on Withdrawal or Surrender
Cash Value is the greater of the values (($90,000 – $5,670) = $84,330 or $80,000), which is $84,330.
Required Minimum Distributions
If you are taking required minimum distributions, we waive any Withdrawal Charges applicable to those Withdrawals related to this Contract only.
Annuity Income Payments
Any time after your fifth Contract Anniversary, you may annuitize and receive annuity income payments for a specified period of time and at a frequency as elected by you. We will waive any applicable Withdrawal Charges upon processing of your request to annuitize the Contract. See “ANNUITY INCOME OPTIONS (INCOME PHASE).”

Processing Withdrawal Requests
A request to access money from your Contract, as outlined above, must be submitted in writing and in Good Order to the Annuity Service Center at P.O. Box 15570, Amarillo, TX 79105-5570.
For Withdrawals of $500,000 and more, you are required to include a signature guarantee issued by your broker-dealer which verifies the validity of your signature.
Any request for Withdrawal will be effective as of the day it is received by us in Good Order at the Annuity Service Center, if the request is received before Market Close. If the request for Withdrawal is received after Market Close, the request will be effective as of the next Business Day. Withdrawals are processed effective the date they are deemed in Good Order and payments are generally made within 7 days. “Market Close” is the close of the New York Stock Exchange on Business Days, usually at 4:00 p.m. Eastern Time.
We may be required to suspend or postpone the payment of a Withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading on the NYSE is restricted; (3) an emergency exists such that determination of the Index Value is not reasonably practicable; (4) the SEC, by order, so permits for the protection of Owners.
Additionally, we reserve the right to defer payments for a Withdrawal or Surrender for up to six months when permitted by law.
Surrender
We calculate Withdrawal Charges upon Surrender of the Contract after we receive your request in Good Order. We will return your Cash Value generally within seven (7) days of the request.
Prior to annuitization, your Cash Value represents the total amount that is available for Surrender. Your Cash Value is equal to the Contract Value after adjustment for any applicable Withdrawal Charges and fees. Your Cash Value may be lower than or equal to your Contract Value. Your Cash Value will never be less than the Minimum Withdrawal Value. Upon annuitization, your Contract does not have a Cash Value.
Systematic Withdrawal Program
During the Accumulation Phase, you may elect to receive periodic Withdrawals under the Systematic Withdrawal Program for no additional charge. Under the program, Withdrawals are taken proportionally from all Allocation Accounts and you may choose to take monthly, quarterly, semi-annual or annual Withdrawals from your Contract. Electronic transfer of these periodic Withdrawals to your bank account is available.
Please contact our Annuity Service Center which can provide the necessary enrollment forms. A Withdrawal Charge may apply if the amount of the periodic Withdrawals in any year exceeds the free Withdrawal amount permitted each Contract Year.
Upon notification of your death, we will terminate the Systematic Withdrawal Program.
We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.
WAIVER OF WITHDRAWAL CHARGE
We will waive Withdrawal Charges for the following:
Extended Care Waiver
If you are receiving extended care in a Qualified Facility for 90 consecutive days or longer, Withdrawal Charges may be waived in the event an Owner receives qualifying extended care.
•
Extended care must begin at least one year after the Contract Issue Date.
•
Extended care must be provided in a Qualified Facility for at least 90 consecutive days.
•
The Owner has 30 days to be confined again for the same/related cause for the period to be deemed uninterrupted (i.e., not required to satisfy another 90 consecutive days).
•
Coverage terminates on the earliest of the date on which any Owner turns age 86, or the date on which the Contract is terminated or Surrendered.
•
“Qualified Facility” means a facility that is located in the United States or its territories and that is an Assisted Living Facility, Hospital, or Nursing Facility that provides Medically Necessary care by a Qualified Medical Professional or Physician and is not an Excluded Facility as described below.

Assisted Living Facility – A facility is an “Assisted Living Facility” if all of the following apply:
•
Is licensed and/or certified as an Assisted Living Facility; and
•
Is primarily engaged in providing continuous nursing services by or under the supervision of a Physician or a Qualified Medical Professional; and
•
Provides continuous room and board for an extended period of time.
Hospital – A facility is a “Hospital” if any of the following apply:
•
Is licensed and operated as a hospital; or
•
Is accredited as a hospital by the Joint Commission on the Accreditation of Healthcare Organizations; or
•
Operates as a hospital under law.
Nursing Facility – A facility is a “Nursing Facility” if all of the following apply:
•
Is licensed and/or certified as a Nursing Facility; and
•
Is solely engaged in providing continuous nursing service that is Medically Necessary by or under the supervision of a Physician or a Qualified Medical Professional; and
•
Administers a planned program of 24-hour observation and treatment by a Physician and/or Qualified Medical Professional; and
•
Provides continuous room and board for an extended period of time.
Excluded Facility – A facility is an “Excluded Facility”, even if it meets the definition of Assisted Living Facility, Hospital, or Nursing Facility if it is one of the following:
•
Alcohol or chemical treatment center (or similar center); or
•
Home for the aged; or
•
Community living center; or
•
Senior living facility; or
•
Place that solely provides accommodations, room and/or board; or
•
Place that primarily provides personal care services to those whom do not need daily medical or nursing care; or
•
Place that provides in-home care.
A “Qualified Medical Professional” or “Physician” is a person who is licensed in the United States by a state or federal licensing authority for such practitioners to diagnose and prescribe Medically Necessary care for a condition requiring Extended Care confinement in a Qualified Facility, acting within the scope of his or her license, and not a resident of the Owner’s household or related to the Owner by blood or marriage. The term “Medically Necessary” means appropriate and consistent with the diagnosis in accord with accepted standards of practice and which could not have been omitted without adversely affecting the individual’s condition.
In order to use this waiver, you must submit the following documents to the Annuity Service Center:
(1)
A completed claim form that we will provide upon request; and
(2)
Any authorization required by us to obtain information and documentation from a third party; and
(3)
Written consent to the claim, in a form acceptable to us, of any applicable irrevocable Beneficiary, assignee or other required party.
We reserve the right to require an examination of the Owner by a Qualified Medical Professional or Physician of our choice and to acquire a second opinion from such Qualified Medical Professional or Physician at our expense. In case of conflicting opinions, we may require, and will pay for, a third opinion from a different Qualified Medical Professional or Physician, mutually acceptable to the Owner and us, which shall be determinative.
If any Owner is not an individual, this waiver of Withdrawal Charge provision will apply to the Annuitant or joint Annuitant.
Terminal Illness Waiver
We may waive any applicable Withdrawal Charge to partial Withdrawals or Surrenders if, at any time on and after the Contract Issue Date, you are initially diagnosed as having a Terminal Illness by a Qualified Physician.
The term “Terminal Illness” means any disease or medical condition which a Qualified Physician expects will result in death within one year from the date of certification. A “Qualified Physician” is a person who is licensed to practice medicine in the

United States by a state or federal licensing authority, specially trained to diagnose and treat the condition causing the Terminal Illness, acting within the scope of his or her license, and not a resident of the Owner’s household or related to the Owner by blood or marriage. In order to use this waiver, you must submit the following documents to the Annuity Service Center:
(1)
A completed claim form that we will provide upon request; and
(2)
Any authorization required by us to obtain information and documentation from a third party; and
(3)
Written consent to the claim, in a form acceptable to us, of any applicable irrevocable Beneficiary, assignee or other required party.
(4)
The diagnosis of Terminal Illness must be in the form of written documentation, signed by a Qualified Physician, supported by clinical, radiological or laboratory evidence of the Owner’s Terminal Illness.
We reserve the right to require an examination of the Owner by a Qualified Physician of our choice and to acquire a second opinion from such Qualified Physician at our expense. In case of conflicting opinions, we may require, and will pay for, a third opinion from a different Qualified Physician, mutually acceptable to the Owner and us, which shall be determinative.
If any Owner is not an individual, this waiver of Withdrawal Charge provision will apply to the Annuitant or joint Annuitant.
See “APPENDIX E: STATE VARIATIONS” for state specific information regarding the availability of the Extended Care Waiver and Terminal Illness Waiver.

DEATH BENEFITS

You must elect one of the death benefit options at the time you purchase your Contract. An optional death benefit is available for an additional fee. Once elected, you cannot change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you. Depending on the broker-dealer with which your financial representative is affiliated election of the optional Return of Purchase Payment Death Benefit may be required. You should check with your financial representative for the availability and additional restrictions.
We do not pay a death benefit if (i) your Contract Value is reduced to zero or (ii) you die after you begin the Income Phase. Your Beneficiary would receive any remaining guaranteed annuity income payments in accordance with the annuity income option you selected. See “ANNUITY INCOME OPTIONS.”
We pay a death benefit to your Beneficiary(ies) if you die during the Accumulation Phase. The death benefit will become payable upon death of the following individual.
Owner	Payable Upon the Death of
Natural persons	Owner (or first to die, if jointly owned)
Non-natural person (e.g., Trust)	Annuitant
Beneficiary Designation
You must notify us in writing of the Beneficiary(ies) who will receive any death benefit payments under your Contract. You may change the Beneficiary at any time, unless otherwise specified below.
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If your Contract is jointly owned, the surviving joint Owner must be the sole primary Beneficiary. Any other individual you designate as Beneficiary will be the contingent Beneficiary.
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If the Owner is a non-natural person, then joint Annuitants, if any, shall be each other’s sole primary Beneficiary, except when the Owner is a charitable remainder trust.
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If the Owner is a trust, whether as an agent for a natural person or otherwise, you should consult with your tax and/or legal adviser to determine whether the Contract is an appropriate trust investment.
Death Benefit Processing
We process death benefit requests when we receive all required documentation, including satisfactory proof of death, in Good Order, at the Annuity Service Center.
Satisfactory proof of death includes, but may not be limited to:
(1)
A certified copy of the death certificate; or
(2)
A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
(3)
A written statement by a medical doctor who attended to the deceased at the time of death.

When Death Benefits are Calculated
All death benefit calculations are made no later than one Business Day after all required documentation is received in Good Order at the Annuity Service Center.
The Contract Value will remain invested pursuant to the Owner’s latest allocation instructions on file subject to the limitations described in this prospectus until we receive notification of death and/or death claim paperwork in Good Order. Thereafter, a Beneficiary may elect one of the death benefit settlement options by contacting the Annuity Service Center.
If we receive notification of the Owner’s death before any previously requested transaction is completed (including systematic transfer and Withdrawal programs), we will cancel the previously requested transaction.
For contracts in which the aggregate of all Purchase Payments in contracts issued by AGL and/or US Life to the same Owner/Annuitant are in excess of the Purchase Payment Limit, we reserve the right to limit the death benefit amount that is in excess of the Contract Value at the time we receive all paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon in writing by you and the Company prior to purchasing the Contract. The “Purchase Payment Limit” is the maximum Purchase Payment of $2,000,000 without prior Company approval. We may choose to accept Purchase Payments in excess of $2,000,000 at our sole discretion.
Death Benefit Settlement Options
Your Beneficiary must elect one of the following settlement options after providing required documentation, including satisfactory proof of death, in Good Order.
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Lump sum payment,
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Annuity Income Option,
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Continue the Contract as the Spousal Beneficiary, or under a Beneficiary continuation option, if available, or
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A payment option that is mutually agreeable.
In general, the death benefit must be paid within five (5) years of the date of death unless the Beneficiary elects to have it payable in the form of an annuity income option. If the Beneficiary elects an annuity income option, it must be paid over the Beneficiary’s life expectancy or a shorter period. Payments associated with such election must begin within one (1) year of death. Federal tax law may limit the Beneficiary’s death benefit and payout options available after your death. See “ANNUITY INCOME OPTIONS.”
DEATH BENEFIT OPTIONS
Contract Value Death Benefit
The Contract Value death benefit is equal to the greater of the (1) Contract Value or (2) Minimum Withdrawal Value on the Business Day we receive all required documentation in Good Order.
Depending on the broker-dealer with which your financial representative is affiliated, in order to purchase your Contract, you may be required to elect the Return of Purchase Payment Death Benefit. Please check with your financial representative for availability and additional restrictions.
Optional return of Purchase Payment Death Benefit
For an additional fee, you may elect the Return of Purchase Payment Death Benefit which can provide greater protection for your beneficiaries. You may only elect the Return of Purchase Payment Death Benefit at the time you purchase your Contract and you cannot change your election thereafter at any time. The fee for the Return of Purchase Payment Death Benefit is 0.20% (annually based on remaining Net Purchase Payments). The fee will be deducted proportionally from the Allocation Accounts and charged on each Contract Anniversary. The fee is pro-rated upon death or Surrender. Deduction of the fee from a Strategy Account Option on an ongoing basis will trigger a Negative Adjustment and lower the Interim Value. You may pay for the optional Return of Purchase Payment Death Benefit and your Beneficiary may never receive the benefit once you begin the Income Phase. The Return of Purchase Payment Death Benefit can only be elected prior to your 76th birthday.
The Return of Purchase Payment Death Benefit is the greatest of the (1) Contract Value; (2) Minimum Withdrawal Value; or (3) Net Purchase Payments.
Withdrawals may reduce Net Purchase Payments by more than the amount withdrawn. For example, assume your Contract Value is $15,000, your Net Purchase Payment is $20,000 and you take a Withdrawal of $6,000. The $6,000 Withdrawal would reduce your Net Purchase Payment by $8,000 because Net Purchase Payments are reduced by the same proportion as the Contract Value is reduced by a Withdrawal, which in this example is 40% (40% x $20,000).
See APPENDIX D: “OPTIONAL RETURN OF PURCHASE PAYMENT DEATH BENEFIT EXAMPLES.”

Impact of Interim Value on Death Benefit
If the Contract is invested in a Strategy Account Option, and the death benefit becomes payable before the Term End Date, the amount payable from that Strategy Account Option will be calculated based on the Interim Value of that Strategy Account Option. Interim Values for a Strategy Account Option generally reflect less upside potential and less downside protection than would otherwise apply on the Term End Date. As such, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied on the Term End Date. This means that there could be significantly less money available under your Contract for both the Contract Value death benefit and the Return of Purchase Payment Death Benefit. The Interim Value could be substantially less than the amount initially invested in the Strategy Account Option and could result in significant loss.
Spousal Continuation
The Continuing Spouse may elect to continue the Contract after your death. A spousal continuation can only take place once, upon the death of the original Owner of the Contract. The “Continuing Spouse” is the original Owner’s spouse, at the time of death, who elects to continue the Contract after the death of the original Owner.
Upon election of spousal continuation:
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Generally, the Contract, its benefits and elected features, if any, remain the same.
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The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original Owner of the Contract. See “FEES AND CHARGES.”
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The Continuing Spouse may not terminate the Return of Purchase Payment Death Benefit if elected at the time the original Owner purchase the Contract.
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The Continuing Spouse will be subject to the investment risk of the Strategy Account Options, as was the original Owner.
Under current tax law, non-spousal joint Owners (including Domestic Partners) are not eligible for spousal continuation. Upon a spousal continuation, we will contribute the Continuation Contribution, if any, to the Contract Value. The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except the death benefit following the Continuing Spouse’s death. We will add any Continuation Contribution as of the date we receive both the Continuing Spouse’s written request to continue the Contract and satisfactory proof of death of the original Owner (“Continuation Date”) at the Annuity Service Center.
The age of the Continuing Spouse on the Continuation Date will be used to determine any future death benefits under the Contract. If you elected the Return of Purchase Payment Death Benefit, the death benefit payable upon the Continuing Spouse’s death would differ depending on the Continuing Spouse’s age on the Continuation Date. See “APPENDIX D: DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION” for a discussion of the death benefit calculations upon a Continuing Spouse’s death.
Investments in Allocation Accounts Upon Spousal Continuation
Upon spousal continuation, the Continuing Spouse must remain invested in the existing Allocation Account(s) in accordance with the general terms of the Contract where the Contract Value will remain until new allocation instructions are provided. Any Continuation Contribution will be applied proportionally among the existing Allocation Account(s).
If a Term for an Allocation Account ends while the death claim is pending, Contract Value invested in a 1-year Term Strategy Account Option will be automatically transferred to the same Strategy Account Option for another Term. If the same 1-year Term Strategy Account Option is not available for investment, the Contract Value will be automatically transferred to the Fixed Account Option until the death claim can be processed. Contract Value invested in a multi-year Term Strategy Account Option or in the Fixed Account Option will be transferred or renewed to the Fixed Account Option. All such transfers will be subject to the current rates applicable for the new Term.

FEES AND CHARGES

There are fees and charges associated with the Contract that may reduce the return on your investment.
If a fee or charge is deducted from a Strategy Account Option before the Term End Date (including a periodic fee or charge), the deduction will be from the Interim Value of your investment in that Strategy Account Option. As discussed, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied on the Term End Date. The deduction would also result in a

Negative Adjustment to your Strategy Base, which will result in lower Interim Values for the remainder of the Term and could result in less gain (if any) or more loss on the Term End Date.
Withdrawal Charges
The Contract provides a free Withdrawal amount every Contract Year. See “ACCESS TO YOUR MONEY.” You may incur a Withdrawal Charge if you take a Withdrawal in excess of the free Withdrawal amount or if you Surrender your Contract. Withdrawal Charges reimburse us for the cost of Contract sales, expenses associated with issuing your Contract and other acquisition expenses. We apply a Withdrawal Charge schedule to the Contract Value being withdrawn which exceeds the annual free Withdrawal amount (and if withdrawn in the first Contract Year, the Purchase Payment amount). The Withdrawal Charge percentage declines over time.
Withdrawal Charge Schedule:
Years Since Purchase Payment Receipt	0	1	2	3	4	5	6+
Withdrawal Charge percentage	8%	8%	7%	6%	5%	4%	0%
If you take a partial Withdrawal, you can choose whether any applicable Withdrawal Charge is deducted from the amount withdrawn or from the Contract Value remaining after the amount withdrawn. If you Surrender your Contract, we deduct any applicable Withdrawal Charge from the amount surrendered. Withdrawals made prior to age 59½ may result in a federal tax penalty. See “TAXES.”
No Withdrawal Charge is imposed on:
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cancellations of the Contract during the free look period,
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Withdrawals after the Withdrawal Charge Period has ended,
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the free Withdrawal amount,
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death benefit proceeds,
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amounts converted to annuity income payments,
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Withdrawals by Owners to meet the required minimum distribution (“RMD”) related to this Contract only,
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Withdrawals taken under the Extended Care Waiver or Terminal Illness Waiver. or
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the Minimum Withdrawal Value.
Optional Return of Purchase Payment Death Benefit Fee
If you elect the optional Return of Purchase Payment Death Benefit at the time you purchase the Contract, you will be subject to an additional fee of 0.20% (annually based on remaining Net Purchase Payments). The fee will be deducted proportionally from the Allocation Accounts and charged on each Contract Anniversary. The fee is pro-rated upon death or Surrender. Deduction of the fee from a Strategy Account Option will trigger an Interim Value adjustment and Negative Adjustment.
Premium Taxes
Certain states charge the Company a tax on Purchase Payments that ranges from 0% to 3.5%. Some states assess this premium tax when the Contract is issued while other states only assess the tax upon annuitization. The Company may advance any tax amount due, but we will deduct such amount from your Contract Value only when and if you begin the Income Phase (annuitization).
Income Taxes
We do not currently deduct income taxes from your Contract. We reserve the right to do so in the future.
Reduction or Elimination of Fees, Charges and Additional Amounts Credited
Sometimes sales of contracts to groups of similarly situated individuals may lower our fees and expenses. We determine which groups are eligible for this treatment. Some of the criteria we evaluate to make a determination are size of the group; amount of expected Purchase Payments; relationship existing between us and the prospective purchaser; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that fees and expenses may be reduced.
The Company may make such a determination regarding sales to its employees, its affiliates’ employees and employees of currently contracted broker-dealers; its registered representatives; and immediate family members of all of those described. Currently, the Company credits an additional amount to contracts sold to the following groups: (1) employees of the Company and its affiliates, and their immediate family members; (2) appointed agents and registered representatives of broker-dealers that sell the Company’s and its affiliates’ annuity contracts, and the agents’ and registered representatives’ immediate family members; however, certain broker-dealers may limit crediting this additional amount to employees only; (3) trustees of mutual funds offered in the Company’s and its affiliates’ annuity contracts. The additional amount credited to a contract sold to one of the above individuals will generally equal the commission payable on the initial purchase payment for the contract.
Ordering of Fees and Charges
On the Term End Date for a Strategy Account Option, fees and charges are applied after the Index Credit. Likewise, before the Term End Date for a Strategy Account Option, gains and losses resulting from Interim Value adjustments are applied before fees and charges. For the Fixed Account Option, fees and charges are applied after daily interest.
Maximum Potential Loss Due to Interim Value
Before the Term End Date for a Strategy Account Option, if you take a Withdrawal or Surrender, or if you exercise the Performance Capture, or if you annuitize the Contract, or if the Contract’s death benefit is paid, or if a fee or charge is deducted from that Strategy Account Option, the transaction will be based on the Interim Value of your investment in that Strategy Account Option. The application of an Interim Value to such transactions could result in a loss beyond the Buffer for the Strategy Account Option. In extreme circumstances, for any Strategy Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT

Payments We Make
We make payments in connection with the distribution of the Contracts that generally fall into the three categories below.
As a result of the payments that financial representatives may receive from us or other companies, some financial representatives may have a financial incentive to offer you a new contract in place of the one you already own. You should consider exchanging a contract you already own only if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
Commissions. Registered representatives of affiliated and unaffiliated broker-dealers (“selling firms”) licensed under federal securities laws and state insurance laws sell the Contract to the public. The selling firms have entered into written selling agreements with the Company and Corebridge Capital Services, Inc., the distributor of the Contracts. We pay commissions to the selling firms for the sale of your Contract. The selling firms are paid commissions for the promotion and sale of the Contracts according to one or more schedules. The amount and timing of commissions will vary depending on the selling firm and its selling agreement with us. For example, as one option, we may pay upfront commission only, up to a maximum 6.00% of the Purchase Payment you invest (which may include promotional amounts we may pay periodically as commission specials). Another option may be a lower upfront commission on the Purchase Payment, with a trail commission of up to a maximum 1.00% of Contract Value annually for the life of the Contract.
The registered representative who sells you the Contract typically receives a portion of the compensation we pay to their selling firm, depending on the agreement between the selling firms and its registered representative and their internal compensation program. We are not involved in determining your registered representatives’ compensation.
Additional Cash Compensation. We may enter into agreements to pay selling firms support fees in the form of additional cash compensation (“revenue sharing”). These revenue sharing payments may be intended to reimburse the selling firms for specific expenses incurred or may be based on sales, certain assets under management, longevity of assets invested with us and/or a flat fee. Asset-based payments primarily create incentives to service and maintain previously sold contracts. Sales-based payments primarily create incentives to make new sales of contracts.
These revenue sharing payments may be consideration for, among other things, product placement/preference and visibility, greater access to train and educate the selling firm’s registered representatives about our contracts, our participation in sales conferences and educational seminars and for selling firms to perform due diligence on our contracts. The amount of these fees may be tied to the anticipated level of our access in that selling firm.
We enter into such revenue sharing arrangements in our discretion and we may negotiate customized arrangements with selling firms, including affiliated and non-affiliated selling firms based on various factors. These special compensation arrangements are not offered to all selling firms and the terms of such arrangements may vary between selling firms depending on, among other things, the level and type of marketing and distribution support provided, assets under management and the volume and size of the sales of our contracts.

If allowed by their selling firm, a registered representative or other eligible person may purchase a contract on a basis in which an additional amount is credited to the contract. See “FEES AND CHARGES – REDUCTION OR ELIMINATION OF FEES, CHARGES AND ADDITIONAL AMOUNTS CREDITED.”
Non-Cash Compensation. Some registered representatives and their supervisors may receive various types of non-cash compensation such as gifts, promotional items and entertainment in connection with our marketing efforts. We may also pay for registered representatives to attend educational and/or business seminars. Any such compensation is paid in accordance with SEC and FINRA rules.

ANNUITY INCOME OPTIONS (INCOME PHASE)

What is the Income Phase?
During the Income Phase, we use the money accumulated in your Contract to make regular payments to you. This is known as “annuitizing” your Contract. At this point, the Accumulation Phase ends. You will no longer be able to take Withdrawals of Contract Value and all other features and benefits of your Contract will terminate, including your ability to Surrender your Contract. Beginning the Income Phase is an important event. You have different options available to you. You should discuss your options with your financial representative and/or tax adviser so that together you may make the best decision for your particular circumstances.
When does the Income Phase begin?
Generally, you can annuitize your Contract any time after your fifth Contract Anniversary (“Annuity Date”) and on or before the Latest Annuity Date (defined below) by completing and mailing the Annuity Option Selection Form to our Annuity Service Center. If you do not request to annuitize your Contract on the Annuity Date of your choice, your Contract will be annuitized on the Latest Annuity Date. If your Contract is jointly owned, the Latest Annuity Date is based on the older Owner’s date of birth. Your Latest Annuity Date is defined as the Contract Anniversary following your 95th birthday. For example, if your 95th birthday is July 8, 2024, and your Contract Anniversary is September 9, 2024, then the Latest Annuity Date is September 9, 2024, your initial annuity income payment will be on the first Business Day of the month after the Latest Annuity Date.
How do I elect to begin the Income Phase?
You must select one of the annuity income payment options below that best meets your needs by mailing a completed Annuity Option Selection Form to our Annuity Service Center. If you do not select an annuity income payment option, your Contract will be annuitized in accordance with the default annuity income payment option specified under “Annuity Income Options” below.
What is the impact on the death benefits if I annuitize?
Upon annuitizing the Contract, the death benefit (including a Return of Purchase Payment Death Benefit, if elected) will terminate. See “DEATH BENEFITS.”
ANNUITY INCOME OPTIONS
You must send a written request to our Annuity Service Center to select an annuity income option. Once you begin receiving annuity income payments, you cannot change your annuity income option. If you elect to receive annuity income payments but do not select an annuity income option, your annuity income payments shall be in accordance with Option 4 with a guaranteed period of 10 years; for annuity income payments based on joint lives, the default is Option 3 with a guaranteed period of 10 years. Generally, the amount of each annuity income payment will be less with greater frequency of payments or if you chose a longer period certain guarantee.
We base our calculation of annuity income payments on the life expectancy of the Annuitant and the annuity rates set forth in your Contract. In most Contracts, the Owner and Annuitant are the same person. The Owner may change the Annuitant if different from the Owner at any time prior to the Annuity Date. The Owner must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant. If we do not receive a new Annuitant election, the Owner may not select an annuity income option based on the life of the Annuitant.
If the Contract is owned by a non-natural Owner, the Annuitant cannot be changed after the Contract has been issued and the death of the Annuitant will trigger the payment of the death benefit.
If you elect a lifetime-based annuity income option without a guaranteed period, your annuity income payments depend on longevity only. That means that you may potentially not live long enough to receive an annuity income payment. If you die before the first annuity income payment, no annuity income payments will be made.

Annuity Income Option 1 – Life Income Annuity
This option provides annuity income payments for the life of the Annuitant. Annuity income payments end when the Annuitant dies. If the Annuitant dies before the first annuity income payment, no payments will be made.
Annuity Income Option 2 – Joint and Survivor Life Income Annuity
This option provides annuity income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make annuity income payments during the lifetime of the survivor. Annuity income payments end when the survivor dies. If both the Annuitant and the designated person die before the first annuity income payment, no payments will be made. For Qualified contracts, under certain circumstances, the survivor’s annuity income payments may be limited based on the Internal Revenue Code.
Annuity Income Option 3 – Joint and Survivor Life Income Annuity with 10 or 20 Years Guaranteed
This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 or 20 years, depending on the period chosen. If the Annuitant and the survivor die before all of the guaranteed annuity income payments have been made, the remaining annuity income payments are made to the Beneficiary under your Contract. A guarantee of payments greater than 10 years may not be available to all Beneficiaries. For Qualified contracts, under certain circumstances the survivor’s annuity income payments may be limited based on the Internal Revenue Code.
Annuity Income Option 4 – Life Income Annuity with 10 or 20 Years Guaranteed
This option is similar to income Option 1 above with an additional guarantee of payments for at least 10 or 20 years, depending on the period chosen. If the Annuitant dies before all guaranteed annuity income payments are made, the remaining annuity income payments are made to the Beneficiary under your Contract. A guarantee of payments greater than 10 years may not be available to all Beneficiaries. For Qualified Contracts, under certain circumstances the Beneficiary’s annuity income payments may be limited based on the Internal Revenue Code.
Annuity Income Option 5 – Income for a Specified Period
This option provides annuity income payments for a guaranteed period ranging from 5 to 30 years, depending on the period chosen. If the Annuitant dies before all the guaranteed annuity income payments are made, the remaining annuity income payments are made to the Beneficiary under your Contract. A guarantee of payments for more than 10 years may not be available to all Beneficiaries. For Qualified Contracts, under certain circumstances the Beneficiary’s annuity income payments may be limited based on the Internal Revenue Code. Additionally, if annuity income payments are elected under this option, you (or the Beneficiary under the Contract if the Annuitant dies prior to all guaranteed annuity income payments being made) may redeem any remaining guaranteed annuity income payments after the Annuity Date. Upon your request, the Contract may be commuted if a period certain annuitization income option has been elected. The amount available upon such redemption would be the discounted present value of any remaining guaranteed annuity income payments that would reflect the fluctuating trading costs for liquidating the securities in place to pay for these contractual obligations. The detrimental impact depends on the nature of the securities (and which may include short-term, medium term, and/or long-term investments) resulting in varying losses to the Company.
ANNUITY INCOME PAYMENTS
Your annuity income payments are fixed. The Company guarantees the amount of each payment. We make annuity income payments on a monthly, quarterly, semi-annual or annual basis as elected by you. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a Contract Value of $5,000 or less in a lump sum. Also, if state law allows and the selected annuity income option results in annuity income payments of less than $50 per payment, we may decrease the frequency of payments.
The annuity income payment is determined by applying separately that portion of Contract Value allocated to the Fixed Account Option and the Strategy Account Option(s), less any premium tax if applicable, and then applying it to the annuity table specified in the Contract for fixed annuity income payments. Those tables are based on a set amount per $1,000 of proceeds applied. The appropriate rate must be determined by the sex (except where, as in the case of certain Qualified Contracts and other employer-sponsored retirement plans, such classification is not permitted) and age of the Annuitant and designated second person, if any, and the annuity income option selected.
The dollars applied are then divided by 1,000 and the result multiplied by the appropriate annuity factor appearing in the table to compute the amount of the annuity income payment.

RISK OF ANNUITIZING PRIOR TO THE TERM END DATE
The Contract allows annuitization at times that may not correspond to the Term End Date. If the Contract is annuitized before the Term End Date for a Strategy Account Option, the amount from that Strategy Account Option being annuitized will be calculated based on an Interim Value. As discussed under VALUING YOUR INVESTMENT IN A STRATEGY ACCOUNT OPTION – INTERIM VALUES, an
Interim Value could reflect significantly less gain or more loss than would be applied on the Term End Date. As such, there could be significantly less money available to you for annuitization, potentially reducing the value of your income stream during the Income Phase.
If your Contract is annuitized when you have multiple ongoing Terms for Strategy Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Strategy Account Options. As such, for as long as you have multiple ongoing Terms for Strategy Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value. The Interim Value could be substantially less than the amount initially invested in the Strategy Account Option and could result in significant loss.

TAXES

The federal income tax treatment of annuity contracts or retirement plans/programs is complex and sometimes uncertain. The discussion below is intended for general informational purposes only and does not include all the federal income tax rules that may affect you and your Contract. This discussion also does not address other federal tax consequences (including consequences of sales to foreign individuals or entities), state or local tax consequences, estate or gift tax consequences, or the impact of foreign tax laws, associated with your Contract.
Tax laws are subject to legislative modification, and while many such modifications will have only a prospective application, it is important to recognize that a change could have a retroactive effect as well. As a result, you should always consult a tax adviser about the application of tax rules found in the Internal Revenue Code (the “Code”), Treasury Regulations and applicable Internal Revenue Service (“IRS”) guidance to your individual situation.
Section 72 of the Code governs taxation of annuities in general. A natural owner is not taxed on increases in the value of a contract until distribution occurs, either in the form of a non-annuity distribution (or deemed distribution) or as annuity income payments under the annuity option elected. For a lump-sum payment received as a Surrender (total redemption), the recipient is taxed on the portion of the payment that exceeds the cost basis of the contract. For a payment received as a Withdrawal (partial redemption), federal tax liability is determined on a last-in, first-out basis, meaning taxable income is withdrawn before the cost basis of the contract is withdrawn. A different rule applies to Purchase Payments made (including, if applicable, in the case of a contract issued in exchange for a prior contract) prior to August 14, 1982. Those Purchase Payments are considered withdrawn first for federal income tax purposes, followed by earnings on those Purchase Payments. For Non-Qualified Contracts, the cost basis is generally the Purchase Payments. The taxable portion of the lump-sum payment is taxed at ordinary income tax rates. Tax penalties may also apply.
If you purchase your Contract as an individual retirement annuity, or under an individual retirement account, your contract is referred to as a Qualified Contract. Examples of qualified contracts are: Individual Retirement Annuities and Individual Retirement Accounts (“IRAs”), Roth IRAs, and SEP IRAs. Typically, for tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have a cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified contract.
For annuity income payments, the portion of each payment that is in excess of the exclusion amount is includible in taxable income. The exclusion amount for payments based on a fixed annuity option is determined by multiplying the payment by the ratio that the cost basis of the Contract (if any, and adjusted for any period or refund feature) bears to the expected return under the Contract Payments received after the investment in the Contract has been recovered (i.e., when the total of the excludable amount equals the investment in the Contract) are fully taxable. The taxable portion is taxed at ordinary income tax rates. For certain types of qualified plans there may be no cost basis in the Contract within the meaning of Section 72 of the Code. Owners, annuitants and beneficiaries under the Contracts should consult a tax adviser for advice about the tax consequences of any distributions.
The Company is taxed as a life insurance company under the Code. For federal income tax purposes, the Separate Account is not a separate entity from the Company and its operations form a part of the Company.

ANNUITY CONTRACTS IN GENERAL
The Code provides for special rules regarding the tax treatment of annuity contracts.
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Generally, taxes on the earnings in your annuity contract are deferred until you take the money out.
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Qualified contracts that satisfy specific Code requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account.
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Different rules and tax treatment apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.
Non-Qualified Contract
If you do not purchase your Contract under an Individual Retirement Account or Individual Retirement Annuity (“IRA”), including a Roth IRA, your Contract is referred to as a Non-Qualified Contract.
Qualified Contract
If you purchase your Contract under an Individual Retirement Account or Individual Retirement Annuity (“IRA”), including a Roth IRA, your Contract is referred to as a Qualified Contract.
If you are purchasing the Contract as an investment vehicle for a trust under a Qualified contract, you should consider that the contract does not provide any additional tax-deferral benefits beyond the treatment provided by the trust itself.
In addition, if the Contract itself is a qualifying arrangement (as with an IRA), the Contract generally does not provide tax deferral benefits beyond the treatment provided to alternative qualifying arrangements such as trusts or custodial accounts. However, in both cases the Contract offers features and benefits that other investments may not offer. You and your financial representative should carefully consider whether the features and benefits, including the Allocation Accounts, lifetime annuity income options, death benefits and other benefits provided under an annuity contract issued in connection with a Qualified contract are suitable for your needs and objectives and are appropriate in light of the expense.
On December 20, 2019, the Setting Every Community Up for Retirement Enhancement (“SECURE”) Act was signed into law as part of larger appropriations legislation. Additionally, The SECURE 2.0 Act of 2022 (“SECURE 2.0”) was passed on December 29, 2022. SECURE and SECURE 2.0 include many provisions affecting Qualified Contracts including:
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an increase in the age at which required minimum distributions (RMDs) generally must commence. The updated RMD ages are:
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Age 73 if you were born January 1, 1951, or later.
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Age 72 if you were born on or after July 1, 1949, and before January 1, 1951.
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Age 70½ if you were born before July 1, 1949.
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the RMD eligible age is due to increase to age 75 after December 31, 2032.
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new limitations on the period for beneficiary distributions following the death of the plan participant or IRA owner (when the death occurs on or after January 1, 2020;
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elimination of the age 70½ restriction on traditional IRA contributions for tax years beginning 2020 (combined with an offset to the amount of eligible qualified charitable distributions (QCDs) by the amount of post-70½ IRA contributions);
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new exceptions to the 10% additional tax on early distributions, for the qualified birth or adoption of a child, which also became an allowable plan distribution event for terminal illnesses, and for eligible distributions for domestic abuse victims; and
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expansion of distribution and loan (including loan repayment) rules for qualified disaster recovery distributions from certain IRAs.
The foregoing is not an exhaustive list. The SECURE Act and SECURE 2.0 included many additional provisions affecting Qualified Contracts.
Additionally, SECURE 2.0 introduced numerous provisions into law that take effect after 2023.
Some provisions in the Act are subject to the terms of an IRA and may not be available with your annuity. You should consult with your financial representative or personal tax adviser if you are impacted by these changes.

QUALIFIED PLANS
The Contracts offered by this prospectus are designed to be available for use under various types of qualified plans. Taxation of owners in each qualified plan varies with the type of plan and terms and conditions of each specific plan. Owners and Beneficiaries are cautioned that benefits under a qualified plan may be subject to limitations under the Code, in addition to the terms and conditions of the contracts issued pursuant to the plan. The following are general descriptions of the types of qualified plans with which the contracts may be used. Such descriptions are not exhaustive and are for general information purposes only. The tax rules regarding qualified plans are very complex and will have differing applications depending on individual facts and circumstances. Each purchaser should obtain competent tax advice prior to purchasing a contract issued under a qualified plan. Contracts issued pursuant to qualified plans include special provisions restricting contract provisions that may otherwise be available and described in this prospectus. Generally, contracts issued pursuant to qualified plans are not transferable except upon Surrender or annuitization. Various penalties and excise taxes may apply to contributions or distributions made in violation of applicable limitations. Furthermore, certain contractual Withdrawal penalties and restrictions may apply to Surrenders from Qualified Contracts.
Individual Retirement Annuities
Section 408(b) of the Code permits eligible individuals to contribute to an individual retirement program known as a traditional “Individual Retirement Annuity” (“IRA”). Under applicable limitations, certain amounts may be contributed to an IRA which will be deductible from the individual’s gross income. The ability to deduct an IRA contribution to a traditional IRA is subject to limits based upon income levels, retirement plan participation status, and other factors. The maximum IRA (traditional and/or Roth) contribution for 2024 is the lesser of $7,000 or 100% of compensation. Individuals aged 50 or older may be able to contribute an additional $1,000 in 2024. IRAs are subject to limitations on eligibility, contributions, transferability and distributions. Sales of contracts for use with IRAs are subject to special requirements imposed by the Code, including the requirement that certain informational disclosure be given to persons desiring to establish an IRA. Purchasers of contracts to be qualified as IRAs should obtain competent tax advice as to the tax treatment and suitability of such an investment. If neither the Owner nor the Owner’s spouse is covered by an employer retirement plan, the IRA contribution may be fully deductible. If the Owner, or if filing jointly, the Owner or spouse, is covered by an employer retirement plan, the Owner may be entitled to only a partial (reduced) deduction or no deduction at all, depending on adjusted gross income. The effect of income on the deduction is sometimes called the adjusted gross income limitation (AGI limit). A modified AGI at or below a certain threshold level allows a full deduction of contributions regardless of coverage under an employer’s plan. The rules concerning what constitutes “coverage” are complex and purchasers should consult their tax adviser or Internal Revenue Service Publication 590-A & B for more details. If you and your spouse are filing jointly and have a modified AGI in 2024 of less than $123,000, your contribution may be fully deductible; if your income is between $123,000 and $143,000, your contribution may be partially deductible and if your income is
$143,000 or more, your contribution may not be deductible. If you are single and your income in 2024 is less than $77,000, your contribution may be fully deductible; if your income is between $77,000 and $87,000, your contribution may be partially deductible and if your income is $87,000 or more, your contribution may not be deductible. If you are married filing separately and you lived with your spouse at anytime during the year, and your income exceeds $10,000, none of your contribution may be deductible. If you and your spouse file jointly, and you are not covered by a plan but your spouse is: if your modified AGI in 2024 is between $230,000 and $240,000, your contribution may be partially deductible.
Roth IRAs
Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Contributions to a Roth IRA are not deductible but distributions are tax-free if certain requirements are satisfied. The maximum IRA (traditional and/or Roth) contribution for 2024 is the lesser of $7,000 or 100% of compensation. Individuals aged 50 or older may be able to contribute an additional $1,000 in 2024. Unlike traditional IRAs, to which everyone can contribute even if they cannot deduct the full contribution, Roth IRAs have income limitations on who can establish such a contract. Generally, you can make a full or partial contribution to a Roth IRA if you have taxable compensation and your modified adjusted gross income in 2024 is less than: $230,000 for married filing jointly or qualifying widow(er), $10,000 for married filing separately and you lived with your spouse at any time during the year, and $146,000 for single, head of household, or married filing separately and you did not live with your spouse at any time during the year. All persons may be eligible to convert a distribution from an employer-sponsored plan or from a traditional IRA into a Roth IRA. Conversions or rollovers from qualified plans into Roth IRAs normally require taxes to be paid on any previously untaxed amounts included in the amount converted. If the Contracts are made available for use with Roth IRAs, they may be subject to special requirements imposed by the Internal Revenue Service (“IRS”). Purchasers of the Contracts for this purpose will be provided with such supplementary information as may be required by the IRS or other appropriate agency.

TAX TREATMENT OF PURCHASE PAYMENTS
Non-Qualified Contract
In general, your cost basis in a Non-Qualified Contract is equal to the Purchase Payment you put into the Contract. You have already been taxed on the Purchase Payment you contributed in your Non-Qualified Contract.
Qualified Contract
Typically, for tax-deductible IRA contributions, you have not paid any tax on the Purchase Payment contributed to your Contract and therefore, you have no cost basis in your Contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.
TAX TREATMENT OF DISTRIBUTIONS
Distributions from Non-Qualified Contracts
Federal tax rules generally require that all Non-Qualified Contracts issued by the same company to the same contract Owner during the same calendar year will be treated as one annuity contract for purposes of determining the taxable amount upon distribution.
The taxable portion of any Withdrawals, whether annuity income payment or other Withdrawal, generally is subject to applicable state and/or local income taxes, and may be subject to an additional 10% Federal tax penalty unless withdrawn in conjunction with the following circumstances:
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after attaining age 59½;
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when paid to your Beneficiary after you die;
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after you become disabled (as defined in the IRC);
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when paid as a part of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary for a period of 5 years or attainment of age 59½, whichever is later;
•
under an immediate annuity contract;
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when attributable to Purchase Payments made prior to August 14, 1982.
Partial Withdrawals or Surrender
If you make partial Withdrawal or Surrender from a Non-Qualified Contract, the Code generally treats such Withdrawals as coming first from taxable earnings and then coming from your Purchase Payment. Purchase Payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes generally are treated as being distributed first, before either the earnings on those contributions, or other Purchase Payments and earnings in the Contract.
Annuitization
If you annuitize your contract, a portion of each annuity income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment, generally until you have received all of your Purchase Payment. The portion of each annuity income payment that is considered a return of your Purchase Payment will not be taxed.
FEDERAL WITHDRAWAL RESTRICTIONS FROM QUALIFIED CONTRACTS
The Code limits the Withdrawal of Purchase Payments from certain Qualified contracts. Withdrawals generally can only be made when an owner: (1) reaches age 59½; (2) dies; (3) becomes disabled (as defined in the IRC); (4) experiences a financial hardship (as defined in the Code); or (5) has a qualified birth or adoption of a child (subject to limitations). In the case of hardship, the owner generally can only withdraw Purchase Payments. There are certain exceptions to these restrictions which are generally based upon the type of investment arrangement, the type of contributions, and the date the contributions were made. Transfers of amounts from one Qualified contract to another contract or account of the same plan type are not considered distributions, and thus are not subject to these Withdrawal limitations. Such transfers may, however, be subject to limitations under the annuity contract.
PARTIAL 1035 EXCHANGES OF NON-QUALIFIED ANNUITIES
Section 1035 of the Code provides that a Non-Qualified Contract may be exchanged in a tax-free transaction for another Non-Qualified Contract. Historically, it was generally understood that only the exchange of an entire annuity contract, as opposed to a partial exchange, would be respected by the IRS as a tax-free exchange.

However, Revenue Procedure 2011-38 provides that a direct transfer of a portion of the Cash Value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies, will be treated as a tax-free exchange under Code Section 1035 if no amounts, other than amounts received an annuity for a period of 10 years or more or during one or more lives, are received under the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, on the date the contract is placed in-force). Owners should seek their own tax advice regarding such transactions and the tax risks associated with subsequent Surrenders or Withdrawals.
A transfer of Contract Value to another annuity contract generally will be tax reported as a distribution unless we have sufficient information, on a form satisfying us, to confirm that the transfer qualifies as an exchange under Code Section 1035 (a “1035 exchange”).
Additional Tax on Net Investment Income
Information in this section generally does not apply to Qualified Contracts, however taxable distributions from such contracts may be taken into account in determining the applicability of the Modified Adjusted Gross Income (“MAGI”) threshold. Under Federal Tax law, there is a tax on net investment income, at the rate of 3.8% of applicable thresholds for MAGI based on type of filer ($250,000 for joint filers; $125,000 for married individuals filing separately; and, $200,000 for individual filers). Further information may be found on www.irs.gov. An individual with MAGI in excess of the threshold will be required to pay this 3.8% tax on net investment income in excess of the applicable MAGI threshold. For this purpose, net investment income generally will include taxable Withdrawals from a
Non-Qualified Contract, as well as other taxable amounts including amounts taxed annually to an Owner that is not a natural person (See “Contracts Owned by a Trust or Corporation” below). This new tax generally does not apply to Qualified Contracts, however taxable distributions from such contracts may be taken into account in determining the applicability of the MAGI thresholds.
Distributions from Qualified Contracts
Generally, you have not paid any federal taxes on the Purchase Payments used to buy a Qualified Contract. As a result, most amounts withdrawn from the Contract or received as annuity income payments will be taxable income. Exceptions to this general rule include Withdrawals attributable to after-tax Roth IRA contributions. Withdrawals from Roth IRAs are generally treated for federal tax purposes as coming first from the Roth contributions that have already been taxed, and as entirely income tax free. Qualified Distributions from Roth IRAs which satisfy certain qualification requirements, including at least five years in a Roth IRA and either attainment of age 59½, death or disability or, for the purchase of a first home, will not be subject to federal income taxation.
The taxable portion of any Withdrawal or annuity income payment from a Qualified Contract will be subject to an additional 10% Federal tax penalty tax, under the IRC, except in the following circumstances:
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after attainment of age 59½;
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when paid to your Beneficiary after you die;
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after you become disabled (as defined in the IRC);
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after you become terminally ill;
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as a part of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives (or joint expectancies) of you and your designated Beneficiary for a period of 5 years or attainment of age 59½, whichever is later;
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dividends paid with respect to stock of a corporation described in Code Section 404(k);
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payments up to the amount of your deductible medical expenses (without regard to whether you itemize deductions for the taxable year);
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for payment of health insurance if you are unemployed and meet certain requirements;
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distributions from IRAs for qualifying higher education expenses or first home purchases, with certain limitations;
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payments to certain individuals called up for active duty after September 11, 2001;
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payments up to $3,000 per year for health, life and accident insurance by certain retired public safety officers, which are federal income tax-free;
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distributions for parents after the “qualified birth or adoption” of a new child (subject to limitations);
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certain amounts to a domestic abuse victim;
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certain amounts for emergency personal expenses; and

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Withdrawals of net income on excess IRA contributions returned by the due date of your tax return.
The Code generally requires the Company (or, in some cases, a plan administrator) to withhold federal tax on the taxable portion of any distribution or Withdrawal from a contract, subject in certain instances to the payee’s right to elect out of withholding or to elect a different rate of withholding. Withholding on distributions from IRAs can be waived.
Funds in a Qualified contract may be rolled directly over to a Roth IRA. Withdrawals or distributions from a contract are also subject to withholding on the taxable portion of the distribution, but the owner may elect in such cases to waive the withholding requirement. If not waived, withholding is imposed (1) for periodic payments, at the rate that would be imposed if the payments were wages, or (2) for other distributions, at the rate of 10%. If no withholding exemption certificate is in effect for the payee, the rate under (1) above is computed by treating the payee as a single individual with no adjustments.
Annuitization
Unlike a Non-Qualified Contract, if you annuitize your Qualified Contract the entire annuity income payment will be considered income, for tax purposes.
Direct and Indirect Rollovers
Under certain circumstances, you may be able to transfer amounts distributed from your IRA to another IRA.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits.
This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers. You should always consult your tax adviser before you move or attempt to move any funds.
REQUIRED MINIMUM DISTRIBUTIONS
Information in this section generally does not apply to Non-Qualified Contracts. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax adviser for more information.
Commencement Date
Generally, if you own a traditional IRA, you must begin receiving minimum distributions by April 1 of the calendar year following the calendar year in which you reach age:
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Age 73 if you were born January 1, 1951 or later.
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Age 72 if you were born on or after July 1, 1949, and before January 1, 1951.
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Age 70½ if you were born before July 1, 1949.
If you choose to delay your first distribution until the year after the year in which you reach the applicable RMD age, then you will be required to withdraw your second required minimum distribution on or before December 31 in that same year. For each year thereafter, you must withdraw your required minimum distribution by December 31.
Multiple Contracts
The Code provides that multiple Non-Qualified Contracts which are issued within a calendar year to the same Owner by one company are treated as one annuity contract for purposes of determining the federal tax consequences of any distribution. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such combination of contracts. For purposes of this rule, contracts received in a Section 1035 exchange will be considered issued in the year of the exchange. (However, the contracts may be treated as issued on the issue date of the contract being exchanged, for certain purposes, including for determining whether the contract is an immediate annuity contract.) Owners should consult a tax adviser prior to purchasing more than one Non-Qualified Contract from the same issuer in any calendar year.
If you own more than one IRA, you may be permitted to take your annual distributions in any combination from your IRAs.
Systematic Withdrawal Option
You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the systematic Withdrawal option. You may select monthly, quarterly, semiannual, or annual Withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax adviser concerning your required minimum distribution.

Impact of Optional Benefits
IRS regulations require that the annuity contract value used to determine required minimum distributions include the actuarial present value of other benefits under the contract, such as enhanced death benefits. As a result, if you request a minimum distribution calculation, or if one is otherwise required to be provided, in those specific circumstances where this requirement applies, the calculation may be based upon a value that is greater than your Contract Value, resulting in a larger required minimum distribution. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. You should discuss the effect of these regulations with your tax adviser.
TAX TREATMENT OF DEATH BENEFITS
The taxable amount of any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefit is paid as lump sum or annuity income payments. Estate taxes may also apply.
Enhanced death benefits are used as investment protection and are not expected to give rise to any adverse tax effects. However, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial Withdrawal from the Contract. In that case, the amount of the partial Withdrawal may be includible in taxable income and subject to the 10% penalty if the Owner is under 59½, unless another exception applies. You should consult your tax adviser for more information.
CONTRACTS OWNED BY A TRUST OR CORPORATION
A Trust or Corporation or other Owner that is not a natural person (“Non-Natural Owner”) that is considering purchasing this Contract should consult a tax adviser.
Under Section 72(u) of the Code, the investment earnings on Purchase Payment for the Contracts will be taxed currently to the Owner if the Owner is a non-natural person such as a corporation or certain other entities. Generally, the Code does not confer tax-deferred status upon a Non-Qualified Contract owned by a Non-Natural Owner for federal income tax purposes. Instead in such cases, the Non-Natural Owner pays tax each year on the contract’s value in excess of the Owner’s cost basis, and the contract’s cost basis is then increased by a like amount. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. Purchasers should consult their own tax counsel or other tax adviser before purchasing a Contract to be owned by a non-natural person.
WITHHOLDING
Taxable amounts distributed from annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution and, in certain cases, the amount of your distribution. An election out of withholding must be made in accordance with the IRS guidance as directed on forms that we provide. If you are a U.S. person (which includes a resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless payments are directed to your U.S. residential address.
State income tax withholding rules vary and we will withhold based on the rules of your state of residence.
Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. You should consult your tax adviser as to the availability of an exemption from, or reduction of, such tax under an applicable income tax treaty, if any.
Any income tax withheld is a credit against your income tax liability. Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.
OTHER WITHHOLDING TAX
An Owner that is not exempt from United States federal withholding tax should consult its tax adviser as to the availability of an exemption from, or reduction of, such tax under an applicable income tax treaty, if any.
Foreign Account Tax Compliance Act (“FATCA”)
An Owner who is not a “United States person” which is defined under the Code to mean:
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a citizen or resident of the United States

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a partnership or corporation created or organized in the United States or under the law of the United States or of any state, or the District of Columbia
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any estate or trust other than a foreign estate or foreign trust (see Internal Revenue Code Section 7701(a)(31) for the definition of a foreign estate and a foreign trust)
should be aware that FATCA provides that a 30% withholding tax will be imposed on certain gross payments (which could include Cash Value distributions from life insurance or annuity products) made to a foreign entity if such entity fails to provide applicable certifications under a Form W-9, Form W-8 BEN-E, Form W-8IMY, or other applicable form. Certain withholding certifications will remain effective until a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, any Form W-8 (including the Form W-8 BEN-E and Form W-8IMY), is only effective for three years from date of signature unless a change in circumstances makes any information on the form incorrect. An entity, for this purpose, will be considered a foreign entity unless it provides an applicable withholding certification to the contrary. The Contract Owner must inform the Company within 30 days of any change in circumstances that makes any information on the form incorrect by furnishing a new IRS Form W-9, Form W-8 BEN-E, Form W-8IMY, or other applicable form. An entity, for this purpose, will be considered a foreign entity unless it provides an applicable certification to the contrary.
GIFTS, PLEDGES, ASSIGNMENTS AND/OR TRANSFERRING OWNERSHIP OF A CONTRACT
Non-Qualified Contracts
Under Code Section 72(e), if you transfer ownership of your Non-Qualified Contract to a person other than your spouse (or former spouse due to divorce) for less than adequate consideration you will be taxed on the earnings above the Purchase Payment at the time of transfer. If you transfer ownership of your Non-Qualified Contract and receive payment less than the Contract’s value, you will also be liable for the tax on the Contract’s value above your Purchase Payment not previously withdrawn. The new Contract owner’s Purchase Payment (basis) in the Contract will be increased to reflect the amount included in your taxable income.
In addition, the Code treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified Contract as a Withdrawal.
Qualified Contracts
Generally, a Qualified Contract may not be assigned or pledged. One exception to this rule is if the assignment is pursuant to a decree of divorce or separation maintenance or a written instrument incident to such decree. You should consult a tax adviser as to the availability of this exception.
OUR TAXES
The Company is taxed as a life insurance company under the Code. We are entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account, which may include the foreign tax credit and the corporate dividends received deduction. These potential benefits are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

OTHER INFORMATION

The Distributor
Corebridge Capital Services, Inc. (“CCS”), located at 30 Hudson Street, 16th Floor, Jersey City, NJ 07302, distributes the Contracts. CCS, an indirect, wholly owned subsidiary of AGL, is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”). No underwriting fees are retained by CCS. In connection with the distribution of the Contracts.
The Company
American General Life Insurance Company
American General Life Insurance Company (“AGL”) is a stock life insurance company organized under the laws of the state of Texas on April 11, 1960. Its home office is 2727-A Allen Parkway, Houston, Texas 77019-2191. The Company is an indirect, wholly owned subsidiary of Corebridge Financial, Inc. (“Corebridge”). American Internation Group, Inc.’s (“AIG”) share ownership of Corebridge, the publicly traded parent company of AGL, and the rights granted to Corebridge as part of a separation agreement between AIG and Corebridge, provide AIG with control over Corebridge’s business activities. AIG has announced its intention to sell all its interest in Corebridge over time (such divestment, the “Separation Plan”). On

September 19, 2022, AIG began its divestment with an initial public offering of Corebridge common stock. While AIG and Corebridge believe that Corebridge’s initial public offering did not result in a transfer of a controlling block of outstanding voting securities of AGL or Corebridge (a “Change of Control Event”), it is anticipated that one or more of the transactions contemplated by the Separation Plan will ultimately be deemed a Change of Control Event. Upon completion of the Separation Plan, AGL will continue to be an indirect, wholly owned subsidiary of Corebridge. The commitments under the Contracts are the Company’s alone.
Operation of the Company
The operations of the Company are influenced by many factors, including general economic conditions, monetary and fiscal policies of the federal government, and policies of state and other regulatory authorities. The level of sales of the Company’s financial and insurance products is influenced by many factors, including general market rates of interest, the strength, weakness and volatility of equity markets, terms and conditions of competing financial and insurance products and the relative value of such brands.
The Company is exposed to market risk, interest rate risk, contract Owner behavior risk and mortality/longevity risk. Market volatility may result in increased risks related to guaranteed death and living benefits on the Company’s financial and insurance products, as well as reduced fee income in the case of assets held in separate accounts, where applicable. These guaranteed benefits are sensitive to equity market and other conditions. The Company primarily uses capital market hedging strategies to help cover the risk of paying guaranteed living benefits in excess of account values as a result of significant downturns in equity markets or as a result of other factors. The Company has treaties to reinsure a portion of the guaranteed minimum income benefits and guaranteed death benefits for equity and mortality risk on some of its older contracts. Such risk mitigation may or may not reduce the volatility of net income and capital and surplus resulting from equity market volatility.
The Company is regulated for the benefit of contract Owners by the insurance regulator in its state of domicile, and also by all state insurance departments where it is licensed to conduct business. The Company is required by its regulators to hold a specified amount of reserves in order to meet its contractual obligations to contract Owners. Insurance regulations also require the Company to maintain additional surplus to protect against a financial impairment the amount of which is based on the risks inherent in the Company’s operations.
Unregistered Separate Account
Assets supporting the Strategy Account Options are held in a non-insulated, non-unitized separate account (the “Separate Account”) established under Texas law. These assets are subject to the claims of the creditors of AGL and the benefits provided under the Strategy Account Options are subject to the claims paying ability of AGL.
An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor Purchase Payment allocated to the Strategy Account Options participate in the performance of the assets held in the Separate Account.
We are not obligated to invest assets in the Separate Account according to specific guidelines or strategies except as disclosed in this prospectus or as may be required by Texas and other state insurance laws.
CHANGES TO THE SEPARATE ACCOUNT
Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will make any such changes, and where necessary, we will obtain any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, among others, the right to:
•
Manage the Separate Account under the direction of a committee at any time;
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Make any changes required by applicable law or regulation; and
•
Modify the provisions of the Contract to reflect changes to the Strategy Account Options and the Separate Account.
Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.
General Account
The General Account is comprised of AGL’s assets. AGL exercises sole discretion over the investment of the General Account assets and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business. These assets are subject to the claims paying ability of AGL.

EXEMPTION FROM EXCHANGE ACT REPORTING
We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.
Administration
We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at (800) 445-7862, if you have any comments, questions or service requests.
Statements to Owners
At least once each Contract Year during the Accumulation Phase, we will send you an annual statement that will show your Contract Value, any transactions made to your Contract during the year, any charge deductions, the amount of the death benefit, and any Index Credit credited to your Strategy Account Options. Each statement will show information as of a date not more than four (4) months prior to the mailing date. On request, we will send you a current statement with the information described above.
It is your responsibility to carefully review all documents you receive from us and immediately notify our Annuity Service Center of any inaccuracies. We will investigate all inquiries. Depending on the facts and circumstances, we may retroactively adjust your Contract, for any inaccuracies or errors. You may lose certain rights and protections if you do not report errors promptly, except those that cannot be waived under the federal securities laws.
Legal Proceedings
We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our business.
Registration Statements
Registration statements under the Securities Act of 1933, as amended, related to the Contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the Separate Account, the Company and its General Account and the Contract, please refer to the registration statements and exhibits.

APPENDIX A
INTERIM VALUE CALCULATION EXAMPLES
On any day during the Term except for the Term Start Date and the Term End Date, your Strategy Account Option Value is equal to the Interim Value. We calculate the Interim Value each day between the Term Start Date and the Term End Date based on the value of a hypothetical portfolio of financial instruments designed to replicate the Strategy Account Option Value if it were held until the Term End Date. The Interim Value fluctuates each day. The Interim Value on a given day determines the amount available from that Strategy Account Option for Withdrawals, Surrender, and the other transactions listed below that may occur on that date.
The Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Term. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Term. This means that there could be significantly less money available under your Contract for Withdrawals, Surrender, annuitization, and the death benefit. The application of an Interim Value may result in a loss even if the Index performance at the time of Withdrawal or other transaction listed above is higher than at the beginning of the Term. If you use the Performance Capture feature to capture an Interim Value that is lower than your Strategy Base on the Term Start Date, you may capture a loss.
The Interim Value for a Strategy Account Option is calculated using the following formula. See “CONTRACT VALUE – INTERIM VALUE” in the Prospectus for an explanation of each component of the formula.
Interim Value = SBt x (1 + OUVt – OUV0 x Time Ratio - TC%)
Where:
SBt = Strategy Base on the day of calculation
OUVt = Option Unit Value on day of calculation
OUV0 = Option Unit Value on Term Start Date
Time Ratio = Number of days remaining in Term / Number of days in Term
TC% = Trading Costs (stated as percentage of Strategy Base)
The Option Unit Value is a value, expressed as a percentage, of a hypothetical replicating portfolio of options used to calculate the Interim Value for each Strategy Account Option. The hypothetical replicating portfolio of options is determined by us for each Strategy Account Option and is used to estimate the fair value of risk of loss and potential gain on the Term End Date. If we are unable to calculate the Option Unit Value on any day, we will use the last available Option Unit Value available to us. The Option Unit Value may be positive, negative or zero. The examples show how the Interim Value is calculated and how it may vary based on whether the Index Value has increased or decreased and how much time there is remaining in the Term. The hypothetical option unit value and trading costs in the examples are expressed as a percentage of the Strategy Base.
	1-Year -10% Buffer with Cap	6-Year -10% Buffer with Participation Rate
Term Start Date
Strategy Base	$100,000	$100,000
Index Value	1,000	1,000
Number of Days in Term	365	2,191
Hypothetical Option Unit Value	1.62%	10.27%
Example A: Negative Index Change near the beginning of the Term
Interim Value Date
Index Value	950	950
Index Change	-5%	-5%
Days Remaining in Term	334	2,160
Hypothetical Option Unit Value	-2.15%	5.42%
Trading Costs	0.15%	0.15%
Interim Value Calculation	$100,000 x (1 + (-2.15%) - 1.62% x (334/365) - 0.15%)	$100,000 x (1 + 5.42% - 10.27% x (2160/2191) - 0.15%)
Interim Value Result	$96,217.59	$95,145.31
Example B: Negative Index Change near the end of the Term
Interim Value Date
A-1

	1-Year -10% Buffer with Cap	6-Year -10% Buffer with Participation Rate
Index Value	950	950
Index Change	-5%	-5%
Days Remaining in Term	30	30
Hypothetical Option Unit Value	-0.48%	-0.36%
Trading Costs	0.15%	0.15%
Interim Value Calculation	$100,000 x (1 + (-0.48%) - 1.62% x (30/365) - 0.15%)	$100,000 x (1 + (-0.36%) - 10.27% x (30/2191) - 0.15%)
Interim Value Result	$99,236.85	$99,349.38
Example C: Positive Index Change near the beginning of the Term
Interim Value Date
Index Value	1050	1050
Index Change	5%	5%
Days Remaining in Term	334	2,160
Hypothetical Option Unit Value	3.37%	11.43%
Trading Costs	0.15%	0.15%
Interim Value Calculation	$100,000 x (1 + 3.37% - 1.62% x (334/365) - 0.15%)	$100,000 x (1 + 11.43% - 10.27% x (2160/2191) - 0.15%)
Interim Value Result	$101,737.59	$101,155.31
Example D: Positive Index Change near the end of the Term
Interim Value Date
Index Value	1050	1050
Index Change	5%	5%
Days Remaining in Term	30	30
Hypothetical Option Unit Value	5.23%	6.87%
Trading Costs	0.15%	0.15%
Interim Value Calculation	$100,000 x (1 + 5.23% - 1.62% x (30/365) -0.15%)	$100,000 x (1 + 6.87% - 10.27% x (30/2191) - 0.15%)
Interim Value Result	$104,946.85	$106,579.38
A-2

APPENDIX B
INDEX INFORMATION
S&P 500® Index
The “S&P 500® Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by American General Life Insurance Company (“AGL”). Standard’s & Poor’s Standard’s & Poor’s®, S&P®, and S&P 500®, are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by AGL. It is not possible to invest directly in an index. Corebridge MarketLock® Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Corebridge MarketLock® Annuity or any member of the public regarding the advisability of investing in securities generally or in Corebridge MarketLock® Annuity particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to AGL with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to AGL or the Corebridge MarketLock®Annuity. S&P Dow Jones Indices have no obligation to take the needs of AGL or the owners of Corebridge MarketLock® Annuity into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Corebridge MarketLock® Annuity. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® Index OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY AGL, OWNERS OF THE COREBRIDGE MARKETLOCK® ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND AGL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
NASDAQ-100® Index
The Corebridge MarketLock® Annuity ("Product") is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the NASDAQ-100® Index to track general stock market performance. The Corporations' only relationship to American General Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, NASDAQ-100® Index, and certain trade names of the Corporations and the use of the NASDAQ-100® Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the NASDAQ-100® Index. The Corporations are not responsible for and have not
B-1

participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
B-2

APPENDIX C
DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
The following details the Contract Value and Return of Purchase Payment Death Benefit payable upon the Continuing Spouse’s death. The death benefit we will pay to the new Beneficiary chosen by the Continuing Spouse varies depending on the death benefit option elected by the original Owner, the age of the Continuing Spouse as of the Continuation Date and the Continuing Spouse’s date of death.
Contract Value Death Benefit Payable upon Continuing Spouse’s Death
The Contract Value death benefit, included in the Contract for no additional fee, will be equal to the Contract Value on the Business Day during which we receive all required documentation.
Return of Purchase Payment Death Benefit Payable upon Continuing Spouse’s Death:
If the Continuing Spouse is age 75 or younger on the Continuation Date, the death benefit will be the greatest of:
a.
Contract value less fees if applicable;
b.
Minimum Withdrawal Value; or
c.
Net Purchase Payments.
If the Continuing Spouse is age 76 or older on the Continuation Date, the death benefit is equal to the Contract Value and the Return of Purchase Payment Death Benefit fee will no longer be deducted as of the Continuation Date.
We reserve the right to modify, suspend or terminate the spousal continuation provision (in its entirety or any component) at any time for prospectively issued contracts.
C-1

APPENDIX D
OPTIONAL RETURN OF PURCHASE PAYMENT DEATH BENEFIT EXAMPLES
The following examples demonstrate how Withdrawals impact the Return of Purchase Payment Death Benefit.
The examples are based on a hypothetical contract over an extended period of time and do not assume any specific rate of return nor do they represent how your Contract will actually perform.
Example 1: Initial Values
The values shown below are based on the assumption of a Purchase Payment of $250,000.
Values as of	Purchase Payment Invested	Contract Value	Net Purchase Payments (“NPP”)	Return of Purchase Payment Death Benefit
Contract Issue Date	$250,000	$250,000	$250,000	$250,000
Example 2: Impact of Withdrawals on Net Purchase Payments
The values shown below are based on the assumptions stated in Example 1 above, in addition to the following:
•
A Withdrawal of $15,000 was taken in the third Contract Year.
•
A Withdrawal of $23,000 was taken in the fourth Contract Year.
Values as of	Assumed Contract Value	Withdrawal Taken	Contract Value after Withdrawal	Net Purchase Payments (“NPP”)	Assumed Payment Death Benefit
Contract Year 3	$300,000	$15,000	$285,000	$237,500	$285,000
3rd Contract Anniversary	$265,000	N/A	$265,000	$237,500	$265,000
Contract Year 4	$230,000	$23,000	$207,000	$213,750	$213,750
4th Contract Anniversary	$220,000	N/A	$220,000	$213,750	$220,000
•
The Net Purchase Payments reduced in the same proportion by which the Contract Value is reduced by Withdrawal amount.
○
In Contract Year 3, the reduction proportion was 5.0% ($15,000/$300,000); the reduced NPP was $237,500 ($250,000 x [1 – 5.0%]). The Return of Purchase Payment Death Benefit was $285,000.
○
In Contract Year 4, the reduction proportion was 10.0% ($23,000/$230,000); the reduced NPP was $213,750 ($237,500 x [1 – 10.0%]). The Return of Purchase Payment Death Benefit was $213,750.
Note: In Contract Year 3 the reduction proportion of 5.0% has less impact to the Net Purchase Payments because Contract Value was greater than NPP: The $15,000 Withdrawal reduced NPP by $12,500. Compared to Contract Year 4, the reduction proportion of 10.0% has a higher impact because Contract Value was less than the NPP: The $23,000 Withdrawal reduced NPP by $23,750.
D-1

APPENDIX E
STATE VARIATIONS
Certain Contract features described in this prospectus may vary or may not be available in your state. The state in which your Contract is issued governs whether or not certain features, optional benefits, charges or fees are available or will vary under your Contract. These variations are reflected in your Contract and in riders or endorsements to your Contract. See your financial representative or contact us for specific information that may be applicable to your state. References to certain state’s variations do not imply that we actually offer Contracts in each such state.
PROSPECTUS PROVISION	AVAILABILITY OR VARIATION	ISSUE STATE
Annuity Date	You may switch to the Income Phase any time after your first Contract Anniversary.	Florida
Free Look
If you are age 60 or older on the Contract Issue Date:
The free look period is 30 days; and
If you invest immediately in any Strategy Account Option(s), the free look amount is calculated as the Contract Value plus any fees previously deducted on the day we received your request in Good
Order at the Annuity Service Center; or
If you choose to invest the Purchase Payment in a fixed account during the free look period, the free look amount is calculated as the Purchase Payment paid. Additionally, the initial Term for the
Strategy Account Option(s) will be shortened by the number of days the Purchase Payment receives fixed interest, up to a maximum of 36 days.
If you are younger than age 60 on the Contract Issue Date, the free look amount is calculated as the
Contract Value plus any fees previously deducted on the day we received your request in Good Order at the Annuity Service Center.
The Company will apply the Interim Value when calculating the Contract Value to be refunded to you. Therefore, this amount could be less than the amount paid with the application.
California
Free Look
The free look period is 21 days, and the amount is calculated as the cash value plus any fees or charges on the day we received your request in Good Order at the Annuity Service Center. The
Company will apply the Interim Value when calculating the Contract Value to be refunded to you.
Therefore, this amount could be less than the amount paid with the application.
Florida
Joint Ownership	Benefits and features to be made available to Domestic Partners.	California District of Columbia Maine Nevada Oregon Washington Wisconsin
Joint Ownership	Benefits and features to be made available to Civil Union Partners.	California Colorado Hawaii Illinois New Jersey Rhode Island
Extended Care Waiver/Terminal Illness Waiver	The Extended Care Waiver and Terminal Illness Waiver are not available.	California
E-1

APPENDIX F

ADDITIONAL INFORMATION ABOUT THE COMPANY AND FINANCIAL STATEMENTS

Description of the Business

Overview

American General Life Insurance Company (“AGL” or the “Company”) is a direct, wholly-owned subsidiary of AGC Life Insurance Company (“AGC Life” or “AGC”), which is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc., a Delaware corporation (“Corebridge”). AGL is a provider in the United States of individual term and universal life insurance solutions to middle-income and high-net-worth customers, as well as a provider of fixed and variable annuities. AGL is a stock life insurance company domiciled and licensed under the laws of the State of Texas and is subject to regulation by the Texas Department of Insurance and each state insurance regulator where it conducts insurance business. AGL was incorporated on April 11, 1960. The U.S. federal employer identification number of AGL is 25-0598210. The statutory home office of AGL is 2727-A Allen Parkway, 3-D1, Houston, TX 77019. The telephone number of AGL is +1 (713) 522-1111. AGL’s indirect subsidiary, Corebridge Capital Services, Inc. (“CCS”), formerly known as AIG Capital Services, Inc., is registered as a broker-dealer under the Exchange Act and is a member of FINRA.

A simplified organizational structure summarizing AGL’s legal entity structure is below. On September 19, 2022, Corebridge completed an initial public offering (the “IPO”) in which American International Group, Inc., a Delaware corporation (“AIG”) sold 80.0 million shares of Corebridge common stock to the public. Since the IPO, AIG has sold portions of its interest in Corebridge through secondary public offerings. As of August 28, 2024, AIG owned approximately 49.0% of the outstanding Corebridge common stock.

On May 16, 2024, Corebridge entered into a stock purchase agreement (“Nippon Stock Purchase Agreement”) by and among Corebridge, AIG, Nippon Life Insurance Company, a mutual company organized under the laws of Japan (“Nippon”) pursuant to which AIG agreed to sell approximately 122.0 million shares, representing approximately 20% of the issued and outstanding common stock of Corebridge at the signing to Nippon. The transaction is expected to close by the first quarter of 2025, subject to the satisfaction of customary closing conditions, including the receipt of specified regulatory approvals. On May 16, 2024, in connection with the execution of the Stock Purchase Agreement, Corebridge entered into an amendment to the Separation Agreement, dated as of September 14, 20222, by and between Corebridge and AIG (the “Separation Agreement”), pursuant to which Corebridge and AIG agreed to certain changes with respect to AIG’s board designation rights and AIG’s right to consent over certain actions by Corebridge, as set forth in the Separation Agreement.

On June 9, 2024, AIG waived its right under the Separation Agreement to include a majority of the candidates on each slate of candidates recommended by the Corebridge Board of Directions to Corebridge’s stockholders in connection with a meeting of stockholders. On June 10, 2024, AIG announced that it has met the requirements for the deconsolidation for accounting purposes of Corebridge.

AGL’s diversified and comprehensive product portfolio includes term life insurance, universal, variable universal and whole life insurance, accident and health insurance, single- and flexible-premium deferred fixed and variable annuities, fixed index deferred annuities, single-premium immediate and deferred income annuities, private placement variable annuities, private placement variable universal life, structured settlements, corporate- and bank- owned life insurance, pension risk transfer annuities, guaranteed investment contracts (“GICs”), funding agreements, stable value wrap products and group benefits. The dotted line between AGL and the Issuer denotes that the Issuer is a special purpose statutory trust organized in a Series. See “Description of the Issuer.”

AGL distributes its products through a broad multi-channel distribution network, which includes independent marketing organizations, independent insurance agents, financial advisors, banks, broker-dealers and direct marketing. AGL generates revenues and profitability as follows:

•	AGL earns revenues primarily from insurance premiums, policy fees and income from investments.

•

AGL’s operating expenses consist of policyholder benefits and losses incurred, interest credited to policyholders, commissions and other costs of selling and servicing its products, and general operating expenses.

•

AGL’s profitability is dependent on its ability to properly price and manage risk on insurance and annuity products, to manage its portfolio of investments effectively, and to control costs through expense discipline.

AGL’s major product lines include:

•

Life Insurance: AGL offers a competitive and flexible product suite that is designed to meet the needs of its specific customer segments and actively manages new product margins and in-force profitability. AGL actively participates in chosen product lines that it believes have better growth and margin prospects for its offerings, including term life insurance (“Term”) and index universal life insurance (“IUL”), and has reduced its exposure to interest rate sensitive products, including guaranteed universal life insurance (“GUL”) and guaranteed variable universal life insurance (“VUL”), the latter of which AGL no longer offers. AGL’s dynamic product offerings and design expertise are complemented by its (i) long-term commitment to the U.S. market; (ii) robust distribution capabilities, which enable it to expand its presence in key pockets of growth, such as guaranteed issuance whole life (“GIWL”) and simplified issue whole life (“SIWL”); and (iii) disciplined underwriting profile. AGL continues to execute its multi-year strategies to enhance returns, including building state-of-the-art digital platforms and underwriting innovations, which are expected to continue to bring process improvements and cost efficiencies.

AGL is focused on providing financial security for its policyholders and their loved ones when they need it most. AGL’s life insurance and protection products include Term, IUL and smaller face amount whole life insurance (“Whole Life.”). AGL’s product suite was historically positioned towards higher net worth customers, but its more recent mix of products has expanded its presence in the middle market with the introduction of GIWL and SIWL products, more emphasis on selected distribution channels and de-emphasis of GUL.

AGL’s traditional life insurance (“Traditional Life”) products include Term and Whole Life. AGL’s universal life insurance (“Universal Life”) products include IUL and GUL.

Traditional Life

•

Term Life Insurance: Term provides death benefit coverage and level premiums for a specified number of years. A focus area for AGL’s business, AGL offers Term products with coverage durations and coverage tailored to serve AGL’s customers’ financial plans. AGL has key focus ages between 20 and 70 years old.

•

Whole Life Insurance: Whole Life provides permanent death benefit coverage and a tax-advantaged savings component that accumulates at a fixed rate. AGL offers a GIWL product focused on the senior final expense market at low face amounts. With the aging U.S. population, AGL sees this as an area that AGL expects to meaningfully contribute to AGL’s growth. AGL also offers a SIWL product for this market, offering flexibility for this growing senior final expense market. For both GIWL and SIWL products, AGL targets customers between the ages of 50 and 80 years old.

•

GIWL is underwritten with a 100% acceptance rate regardless of an individual’s underlying health. This underwriting methodology is typically paired with a graded death benefit product that limits death benefit proceeds during the first few years of a life insurance policy to minimize adverse mortality impacts and keep coverage affordable. SIWL underwriting requires limited applicant information relative to traditional underwriting, requiring an abbreviated application without a physical examination or laboratory testing. This streamlined structure is typically associated with simpler products and lower death benefit amounts to ensure the product offering is made available at an affordable price and meeting different client needs.

Universal Life

•

Index Universal Life Insurance: IUL provides permanent death benefit coverage and a tax- advantaged savings component that accumulates with performance tied to a chosen index. AGL provide two main IUL products, Max Accumulator+ and Value+ Protector, to meet the accumulation and protection needs of AGL’s policyholders in a wide range of target ages from younger to middle-aged. These products allow the statutory policyholder to participate in a portion of the performance of an index price movement while also protecting them from negative return risk. Both of AGL’s IUL products provide some customers with a fluid-less option up to a $2 million face amount, offering a streamlined customer experience. The Max Accumulator+ product has key focus ages between 30 and 55 years old, while the Value+ Protector product has key focus ages between 45 and 70 years old.

•

Guaranteed Universal Life Insurance: GUL provides permanent death benefit coverage and a tax- advantaged savings component that accumulates at a crediting rate set by the insurance company. AGL issues a guaranteed death benefit product that provides low-cost permanent death benefit protection. Beginning in 2019, AGL began to diversify sales away from GUL to focus on less interest rate sensitive market segments, resulting in a steep decline in sales. AGL does not anticipate this product line to be a large contributor to AGL’s portfolio over the near term.

•

Fixed Annuities: AGL offers a range of fixed annuity products that offer principal protection and a specified rate of return over a single year or multi-year time periods. Beyond the guaranteed return periods, AGL offers renewal crediting rates that are dynamically managed in coordination with its investment team. AGL also offers optional living benefits for some of its fixed annuity products. The market risk associated with these living benefits is mitigated as the return on fixed annuities uses the guaranteed minimum interest rate as a floor, which prevents the account value from declining due to market returns. AGL bears the risk of investment performance for fixed annuity products. These products primarily generate spread-based income on the difference between the investment income earned on the assets backing the policy (which are held in AGL’s general account) and the interest credited to the policyholder. AGL’s product teams closely coordinate with its investment management function to efficiently manage this spread income. Such coordination provides AGL with the ability to quickly reprice and reposition its market offerings as new asset opportunities are sourced and as market conditions change in addition to closely managed renewal rates.

•

Variable Annuities:. AGL offers variable annuities that allow a customer to choose from a selection of investment options. AGL’s variable annuity products generate fee-based income that is typically paid as a percentage of the assets in the investment options selected by the policyholder and held in one of its separate accounts. Policyholders generally bear the risk of the investment performance of assets held in a separate account. These products typically offer, and in some cases in order to limit volatility, require a portion of the account value to be allocated to general account investment options. AGL’s variable annuity products offer guaranteed benefit features (collectively known as “GMxBs”), including GMDBs and living benefits which provide guaranteed lifetime income, such as GMWBs.

•

Index Annuities: AGL offers fixed index annuity products that provide its customers with returns linked to the underlying returns of various market indices. In recent years, AGL has primarily sold modified single premium contracts that generally allow for multiple premium payments in the first 30 contract days. Virtually all of the policies in force at December 31, 2023 are single premium contracts. AGL’s products can include a range of optional benefits including guaranteed minimum death benefits (“GMDBs”) and guaranteed minimum withdrawal benefits (“GMWBs”). The market risk associated with these guarantees is mitigated as fixed index annuity account values generally do not decrease even when the chosen index has negative performance. In addition, after a contractual holding period, policyholders generally have an option to annuitize their contract and receive annual annuity payments for a stated term or for the life of the annuitant, based upon their annuitization election. Policyholders with a GMWB rider may take annual withdrawals at a stated contractual percentage after a required holding period without the need to elect annuitization.

•

Institutional Markets: AGL’s Institutional Markets business provides sophisticated, bespoke risk management solutions to both financial and non-financial institutions. Institutional Markets complements AGL’s retail businesses by targeting large institutional clients. Institutional Markets allows AGL to opportunistically source long-term liabilities with attractive risk-adjusted return profiles that are consistent with its overall risk management philosophy. AGL’s Institutional Markets products are distributed in very specialized markets. Its product portfolio consists of annuities sold through the pension risk transfer (“PRT”) markets and annuities sold in the structured settlements markets, life insurance sold through the corporate-owned life insurance (“COLI”) and bank owned life insurance (“BOLI”) markets and capital market products, including guaranteed investment contracts (“GICs”) and synthetic products such as stable value wrap (“SVW”) contracts. Institutional Markets also offers reinsurance for pension liabilities, mainly from cedants based in the United Kingdom (“UK”). The breadth of AGL’s Institutional Markets offering allows AGL to be selective in its liability generation and allocate capital towards the areas where it sees the greatest risk-adjusted returns. Over time, this approach has resulted in a collection of strong business lines that each contribute to Institutional Markets’ earnings.

Regulatory Matters and Litigation

Various federal, state or other regulatory agencies may from time-to-time review, examine or inquire into the operations, practices and procedures of AGL, such as through financial examinations, subpoenas, investigations, market conduct exams or other regulatory inquiries. Based on the current status of pending regulatory examinations, investigations and inquiries involving AGL, AGL believes it is not likely that these regulatory examinations, investigations or inquiries will have a material adverse effect on the financial position, results of operations or cash flows of AGL.

Additionally, various lawsuits against AGL have arisen in the ordinary course of business. AGL continues to defend against Moriarty v. American General Life Insurance Co. (S.D. Cal.), a putative class action involving Sections 10113.71 and 10113.72 of the California Insurance Code, which was instituted against AGL on July 18, 2017. In general, those statutes require that for life-insurance policies issued and delivered in California: (1) the policy must contain a 60-day grace period following non-payment of premium during which the policy remains in force; (2) the insurer must provide a 30-day pre-lapse notice; and (3) the insurer must notify policy owners of the right to designate a secondary recipient for lapse notices. The plaintiff contends AGL did not comply with these requirements for a policy issued before these statutes went into effect. The plaintiff seeks damages and other relief. AGL asserts various defenses to the plaintiff’s claims and to class certification. In 2022, the District Court held that a trial was necessary to determine whether AGL was liable on the plaintiff’s breach of contract claim, and it denied class certification. In May 2023, the case was reassigned to a new judge. On August 14, 2023, the District Court granted the plaintiff’s motion for summary judgment on the plaintiff’s breach of contract claim. On September 26, 2023, the District Court decided that good cause exists to allow the plaintiff to file a third motion for class certification. At the same time, however, the District Court certified its August 14, 2023 order for interlocutory appeal to the Ninth Circuit and stayed trial court proceedings pending the outcome of AGL’s appeal. The Ninth Circuit granted AGL’s petition for interlocutory appeal on November 21, 2023, which remains pending. AGL filed its opening brief on April 15, 2024. The Ninth Circuit granted the plaintiff’s request for an extension of time to file an answering brief, which was due and filed on June July 22, 2024. AGL’s reply brief is due on September 11, 2024.

AGL is also defending other actions in California involving similar issues: (i) Allen v. Protective Life Insurance Co. and AGL (E.D. Cal.), which was filed in state court on September 26, 2022. After being removed to federal court, the plaintiffs filed a motion on August 11, 2023, seeking leave to amend the complaint to add class action allegations against AGL. On November 8, 2023, the District Court issued an order that plaintiffs’ motion will be held in abeyance pending resolution of the class certification issues in Moriarty. (ii) Chuck v. American General Life Insurance Co. (C.D. Cal.), which was filed in state court on September 6, 2023, as a putative class action. After being removed to federal court, the plaintiffs filed an amended complaint on January 8, 2024, dropping the class action allegation against AGL and adding a sales agent as a defendant. On April 15, 2024, the District Court entered a scheduling order setting the case for trial on February 18, 2025.

AGL has also recently been named as a defendant in other individual matters potentially implicating the CA Statutes: Koch Family Trust v. American General Life Insurance Co., Case No. 2:24-cv-5522 (C.D. Cal.), filed on May 15, 2024; and Wong v. American General Life Insurance Co., Case No. 24STCV19089 (Superior Court of Los Angeles County, California), filed on July 31, 2024.

These cases are in the early stages, and AGL expects their progress will be influenced by future developments in Moriarty and cases against other insurers involving the same insurance statutes. AGL has accrued its current estimate of probable loss with respect to these litigation matters.

Except as discussed above and in the Statutory-Basis Financial Statements, AGL believes it is unlikely that contingent liabilities arising from such lawsuits, will have a material adverse effect on its financial position, results of operation or cash flows.

Regulation

Dodd-Frank

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), signed into law in 2010, brought about extensive changes to financial regulation in the United States and established the Financial Stability Oversight Council. Dodd-Frank also established the Federal Insurance Office (“FIO”) to serve as the central insurance authority in the federal government. While not serving a regulatory function FIO performs certain duties related to the business of insurance, represents the U.S. in international insurance forums, and has authority to collect information on the insurance industry and recommend prudential standards. Certain parts of Dodd-Frank are noted below in more detail.

Title V of Dodd-Frank authorizes the United States to enter into covered agreements with foreign governments or regulatory entities regarding the business of insurance and reinsurance. On September 22, 2017, the United States and the EU entered into such an agreement to address, among other things, reinsurance collateral and group capital requirements, and on December 18, 2018, the United States signed a covered agreement with the U.K, which is similar to the agreement with the EU. The National Association of Insurance Commissioners (“NAIC”) adopted amendments to the credit for reinsurance model law and regulation and adopted the Group Capital Calculation (“GCC”) to conform to the requirements of the covered agreements. Numerous states, including AGL’s domiciliary states, have adopted the GCC requirements in their statutes.

Title VII of Dodd-Frank provides for significantly increased regulation of, and restrictions on, swap and security-based swap markets and transactions. This regulation has affected and, as additional regulations come into effect, could further affect various activities of insurance and other financial services companies. Relevant regulatory requirements include (i) margin and collateral requirements, (ii) regulatory reporting (iii) mandated clearing through central counterparties and execution through regulated swap execution facilities for certain swaps (other than security-based swaps, which are not currently subject to mandatory execution or clearing requirements but could be in the future). The Commodities Futures Trading Commission (“CFTC”), which oversees and regulates the U.S. swap, commodities and futures markets, and the SEC, which oversees and regulates the U.S. securities and security-based swap markets, have finalized the majority of the rules to carry out their mandates under Title VII of Dodd-Frank. Increased regulation of, and restrictions on, derivatives markets and transactions, including regulations related to initial margin for swaps and securities-based swaps, could increase the cost of AGL’s trading and hedging activities, reduce liquidity and reduce the availability of customized hedging solutions and derivatives.

Dodd-Frank also mandated a study to determine whether stable value contracts should be included in the definition of “swap.” If that study concludes that stable value contracts are swaps, Dodd-Frank authorizes certain federal regulators to determine whether an exemption from the definition of a swap for stable value contracts is appropriate and in the public interest. AGL’s Institutional Markets business issues stable value contracts. AGL cannot predict what regulations might emanate from the aforementioned study or be promulgated applicable to this business in the future. In the event that the study determines that stable value contracts should be included in the definition of “swap,” Section 719(d)(1)(C) of Dodd-Frank provides that such determination would only apply to newly issued stable value contracts.

Title II of Dodd-Frank provides that a financial company whose largest United States. subsidiary is an insurer may be subject to a special orderly liquidation process outside the Bankruptcy Code. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law.

Pursuant to Dodd-Frank, federal banking regulators adopted regulations that apply to certain qualified financial contracts, including many derivatives contracts, securities lending agreements and repurchase agreements, with certain banking institutions and certain of their affiliates. These regulations, which became effective on January 1, 2019, generally require the covered banking institutions and affiliates to include contractual provisions in their qualified financial contracts that limit or delay certain counterparty rights that may arise in connection with the banking institution or affiliate becoming subject to a bankruptcy or similar proceeding. Nearly all of AGL’s derivatives, securities lending agreements and repurchase agreements with certain banking institutions and certain of their affiliates are subject to these regulations, and as a result, AGL may be required to delay terminating transactions, realizing collateral posted, or otherwise mitigating exposures under these agreements. AGL is subject to greater risk and could receive a more limited or delayed recovery in the event of a default by such bank institution or the applicable affiliates.

FSB and IAIS

The Financial Stability Board (the “FSB”) consists of representatives of national financial authorities of the G20 countries. The FSB is not a regulator but is focused primarily on promoting international financial stability.

The (International Association of Insurance Supervisors (“IAIS”) represents insurance regulators and supervisors of more than 200 jurisdictions (including regions and states) in nearly 140 countries and seeks to promote globally consistent insurance industry supervision. The IAIS is not a regulator, but one of its activities is to develop insurance regulatory standards for use by local authorities across the globe. IAIS has adopted ComFrame, a Common Framework for the Supervision of Internationally Active Insurance Groups (“IAIGs”). ComFrame sets out qualitative and quantitative standards for group supervision, governance and internal controls, enterprise risk management, and recovery and resolution planning. As part of ComFrame, the IAIS is developing a risk-based global insurance capital standard (“ICS”) applicable to IAIGs, with the purpose of creating a common language for supervisory discussions of group solvency of IAIGs. Although AIG has been designated as an IAIG, Corebridge is not to date separately determined to be designated as an IAIG.

The IAIS has adopted a holistic framework (“Holistic Framework”) for the assessment and mitigation of systemic risk in the insurance sector. The Holistic Framework recognizes that systemic risk can emanate from specific activities and exposures arising from either sector-wide trends or concentrations in individual insurers.

In light of the IAIS adoption of the Holistic Framework, the FSB decided in December 2022 to discontinue the annual identification of Global Systematically Important Insurers in favor of instead applying the Holistic Framework to inform the FSB’s consideration of systemic risk in insurance.

The standards issued by the FSB and/or the IAIS are not binding on the United States or other jurisdictions around the world unless and until the appropriate local governmental bodies or regulators adopt laws and regulations implementing such standards. At this time, as these standards have been adopted only relatively recently and in some cases remain under development, it is not known how the IAIS’s frameworks and/or standards might be implemented in the United States and other jurisdictions around the world or how they might ultimately apply to Corebridge or AGL.

ERISA

AGL provides products and services to certain employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Code. Plans subject to ERISA include certain pension and profit- sharing plans and welfare plans, including health, life and disability plans. As a result, AGL’s activities are subject to the restrictions imposed by ERISA and the Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries, and that fiduciaries may not cause a covered plan to engage in certain prohibited transactions. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS and the Pension Benefit Guaranty Corporation.

Standard of Care Developments

AGL and its distributors are subject to laws and regulations regarding the standard of care applicable to sales of AGL’s products and the provision of advice to AGL’s customers. In recent years, many of these laws and regulations have been revised or reexamined while others have been newly adopted. AGL closely monitors these legislative and regulatory activities and evaluates the impact of these requirements on it and its customers, distribution partners and financial advisers. Where needed, AGL has made significant investments to implement and enhance its tools, processes and procedures, to comply with the final rules and interpretations. These efforts and enhancements have resulted in increased compliance costs and may impact sales results and increase regulatory and litigation risk. Additional changes in standard of care requirements or new standards issued by governmental authorities, such as the DOL, the SEC, the NAIC or state regulators and/or legislators, have impacted, and may impact AGL’s businesses, results of operations and financial condition.

DOL Fiduciary Rule

On April 25, 2024, the Department of Labor (“DOL”) published a final rule in the Federal Register updating the definition for when a person is an “investment advice fiduciary” for purposes of transactions with ERISA qualified plans, related plan participants and IRAs. The DOL also published changes with respect to existing prohibited transactions exemptions (“PTEs”) relating to such advice, including PTE 84-24 and PTE 2020-02. Orders staying the rule’s September 23, 2024 effective date were issued by the U.S. district Courts for the Eastern District of Texas and the Northern District of Texas on July 25, 2024 and July 26, 2024, respectively, in connection with separate lawsuits challenging the rule. We are actively monitoring the progress of the litigation while continuing to evaluate potential impact of the DOL rule to our business.

SEC Best Interest Regulation

In June 2020, the SEC’s Regulation Best Interest (“Regulation BI”) went into effect. Regulation BI established new duties of care, compliance, disclosure, and conflict mitigation that broker-dealers and their associated persons must meet when making a recommendation of a securities transaction or investment strategy involving securities to a retail customer. As part of the rulemaking package, Form CRS also went into effect, which requires enhanced disclosures by broker-dealers and investment advisers regarding retail client relationships and certain conflicts of interest. Regulation BI and Form CRS continue to be identified as examination priorities for the SEC and the Financial Industry Regulatory Authority (“FINRA”). AGL has implemented the requirements of Regulation BI and Form CRS, and continues to monitor interpretative guidance and enforcement activity from federal securities regulators.

State Standard of Care Developments

In 2020, the NAIC adopted revisions to its Suitability in Annuity Transactions Model Regulation (#275) (“NAIC Model”) implementing a best interest standard of care applicable to sales and recommendations of annuities. The new NAIC Model conforms in large part to Regulation BI, providing that all recommendations by agents and insurers must be in the best interest of the consumer under known circumstances at the time an annuity recommendation is made, without placing agents’ or insurers’ financial interests ahead of the consumer’s interest in making a recommendation. A substantial majority of states have adopted amendments to their suitability rules based on the NAIC Model revisions. In addition, certain state insurance and/or securities regulators and legislatures have adopted, or are considering adopting, their own standards of conduct, some of which are broader in scope than the NAIC Model. For example, in 2018, the NYDFS adopted the First Amendment to Insurance Regulation 187- Suitability and Best Interests in Life Insurance and Annuity Transactions (“Regulation 187”). As amended, Regulation 187 requires producers to act in their client’s best interest when making both point-of-sale and in-force recommendations and to deliver to the client the written basis for the recommendation, as well as the facts and analysis to support the recommendation. The amended regulation also imposes additional duties on life insurance companies in relation to these transactions, such as requiring insurers to establish and maintain procedures designed to prevent financial exploitation and abuse.

Besides New York, other states have also adopted, or are considering adopting, legislative and/or regulatory proposals implementing fiduciary duty standards with applicability to insurance producers, agents, financial advisors, investment advisers, broker-dealers and/or insurance companies. The proposals vary in scope, applicability and timing of implementation. AGL cannot predict whether any such proposals will be adopted. However, changes in standards of care could impose additional costs in the areas of compliance and employee training and affect how AGL manages its business and overall costs.

Federal Retirement Legislation

On December 20, 2019, the Setting Every Community Up for Retirement Enhancement (“SECURE”) Act was signed into law. The SECURE Act includes many provisions affecting qualified contracts, some of which became effective upon enactment on January 1, 2020, or later, and some of which were retroactively effective.

In December 2022, Congress enacted comprehensive retirement legislation known as “SECURE 2.0.” SECURE 2.0 included many provisions affecting qualified contracts, many of which became effective in 2023, and additional ones that become effective in 2024 or subsequent years. Some of the SECURE 2.0 provisions that became effective in 2023 include, without limitation: an increase in the age at which required minimum distributions generally must commence, to age 73 from the previous age of 72; elimination of the first day of the month requirement for governmental Section 457(b) plans; and optional treatment of employer contributions as Roth sources. AGL is implementing new processes and procedures, where needed, designed to comply with the new requirements.

Securities, Investment Adviser, Broker-Dealer and Investment Company Regulations

AGL’s investment products and services are subject to applicable federal and state securities, investment advisory, fiduciary, and other laws and regulations. The principal U.S. regulators of these operations include the SEC, FINRA, CFTC, Municipal Securities Rulemaking Board, state securities commissions, state insurance departments and the DOL.

AGL’s variable life insurance, variable annuity and mutual fund products generally are subject to regulation as “securities” under applicable federal securities laws, except where exempt. Such regulation includes registration of the offerings of these products with the SEC, unless exempt from such registration, and requirements of distribution participants to be registered as broker-dealers, as well as recordkeeping, reporting and other requirements. This regulation also involves the registration of mutual funds and other investment products offered by AGL’s businesses, and the separate accounts through which AGL’s variable life insurance and variable annuity products are issued, as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”), except where exempt. The Investment Company Act imposes requirements relating to compliance, corporate governance, disclosure, recordkeeping, registration and other matters. In addition, the offering of these products may involve filing and other requirements under the securities, corporate, or other laws of the states and other jurisdictions where offered or organized, including the District of Columbia and U.S. territories. AGL’s separate account investment products are also subject to applicable state insurance regulation.

AGL’s indirect subsidiary, Corebridge Capital Services, Inc. (“CCS”), is registered as a broker-dealer under the Exchange Act and is a member of FINRA. This broker-dealer is involved in AGL’s life and annuity product sales, including participating in their distribution. AGL’s direct subsidiary, SunAmerica Asset Management, LLC (“SAAMCo”), is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), serves as an investment adviser with respect to mutual funds that underlie variable products offered by AGL and oversees sub-advisers managing the assets of such mutual funds. In addition to registration requirements, the Exchange Act, the Advisers Act and the regulations thereunder impose various compliance, disclosure, qualification, recordkeeping, reporting and other requirements on SAAMCo and its operations. State securities laws also impose filing and other requirements on CCS and SAAMCo, except where exempt. The SEC, FINRA and other regulatory bodies also have the authority to examine regulated entities, such as CCS, and to institute administrative or judicial proceedings that may result in censure, fines, prohibitions or restrictions on activities, or other administrative sanctions.

Further, AGL’s licensed sales professionals appointed with CCS and its other employees, insofar as they sell products that are securities, including wholesale and retail activity, are subject to the Exchange Act and to examination requirements and regulation by the SEC, FINRA and state securities commissioners. Regulation and examination requirements also extend to CCS, insofar as it employs or controls those individuals.

The business of SAAMCo will be impacted by SEC regulatory initiatives with respect to the investment management business. The SEC is engaged in various initiatives and reviews that seek to modernize the regulatory structure governing the investment management industry, including investment advisers registered under the Advisers Act and investment companies registered under the Investment Company Act. The SEC has also adopted comprehensive rules changing the regulation of investment advisers to private funds, and has proposed rules that prohibit investment advisers from outsourcing certain services or functions without meeting minimum requirements, address investment adviser custody of client assets and require investment advisers (and broker-dealers) to neutralize or eliminate conflicts of interests associated with advisers’ use of predictive data analytics in connection with certain investor interactions. In November 2022, the SEC proposed a rule and related amendments that, among other things, change how open-end funds, other than money market funds and exchange-traded funds, manage their liquidity risk. The proposed rule requires these funds to use a liquidity management tool called “swing pricing” and to implement a “hard close,” and compelling funds to provide timelier and more detailed public reporting of fund information. If adopted as proposed, the regulatory, compliance, and operational burdens associated with these proposals will be costly and may impede the growth of SAAMCo and the hard close and swing pricing proposal in particular raises significant operational challenges for mutual funds and intermediaries that offer fund shares, including AGL.

State Insurance Regulation

AGL is licensed to transact insurance business, and is subject to extensive regulation and supervision by insurance regulators. AGL is licensed in all states other than New York. The primary regulator of an insurance company, however, is located in its state of domicile. AGL is domiciled in Texas and is primarily regulated by the Texas Department of Insurance.

AGL is subject to regulation under the insurance holding company laws of Texas, which require registration and periodic reporting by insurance companies that are domiciled in the state and are controlled by other entities.

As noted above, AGL is subject to regulation and supervision in the states and other jurisdictions by which it does business. The method of such regulation varies but generally has its source in statutes that delegate regulatory and supervisory powers to a state insurance official. Such regulation and supervision relate primarily to the financial condition of the insurers and their corporate conduct and market conduct activities, investments and operational security and resiliency, including data security and privacy. In general, such regulation is for the protection of AGL’s policyholders rather than its creditors or equity owners.

Unclaimed Property

AGL is subject to the laws and regulations of states and other jurisdictions concerning identification, reporting and escheatment of unclaimed or abandoned funds, and is subject to audit and examination for compliance with these requirements.

NAIC Activities and Model Laws

In the United States, the NAIC is a standard-setting and regulatory support organization created and governed by the chief insurance regulators from the 50 states, the District of Columbia and U.S. territories. Among other things, the NAIC develops and recommends adoption of model insurance laws and regulations. With assistance from the NAIC, state insurance regulators establish standards and best practices, conduct peer reviews and coordinate regulatory oversight. Model laws and regulations promulgated by the NAIC become effective in a state once formally adopted and are subject to modification by each state. NAIC accreditation standards place limits on modifications by states to certain model law and regulation adoptions. Certain of such model laws and regulations are noted in more detail below.

The NAIC’s Insurance Holding Company System Regulatory Act and the Insurance Holding Company System Model Regulation (together, the “Holding Company Models”), versions of which have been enacted by all of the states in which Corebridge has domestic insurers, generally require registration and periodic reporting by insurance companies that are licensed in such jurisdictions and are controlled by other entities. They also require periodic disclosure concerning the entity that controls the registered insurer and the other companies in the holding company system and prior approval of intercompany transactions, including transfers of assets. Insurance holding company laws also generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any direct or indirect parent company of an insurance company, without the prior approval of such insurance company’s domiciliary state insurance regulator. Under the laws of Texas, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company, which may consider voting securities held at both the parent company and subsidiaries collectively. This statutory presumption of control may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists even in certain circumstances in which a person owns or controls less than 10% of the voting securities of an insurance company.

In December 2020, the NAIC amended the Holding Company Models to incorporate a liquidity stress test (“LST”) requirement for large life insurers based on a set of scope criteria and a Group Capital Calculation (“GCC”). LST is intended to support macroprudential surveillance by the NAIC regulators, including to assess the potential impact on broader financial markets of aggregate asset sales within a liquidity stress scenario. The NAIC encouraged states to implement the GCC provisions by November 7, 2022, to satisfy group capital assessment requirements of covered agreements the United States reached with the EU and UK. Further, in December 2023, the NAIC adopted the GCC and LST amendments to the Holding Company Models accreditation standards, effective January 1, 2026. Texas has adopted the GCC requirements.

The NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”) requires that insurers maintain a risk management framework and conduct an internal own risk and solvency assessment of the insurer’s material risks in normal and stressed environments and submit annual ORSA summary reports to the insurance group’s lead U.S.-state regulator. The NAIC has also adopted a Corporate Governance Annual Disclosure Model Act that requires insurers to submit an annual filing regarding their corporate governance structure, policies and practices. Further, the NAIC has had an increased focus on private equity-owned life insurers following sizeable increases in the number of private equity-owned life insurers, as noted by its Capital Markets Bureau and the Federal Insurance Office in 2021. The NAIC adopted Regulatory Considerations Applicable (But Not Exclusive) to Private Equity (“PE”) Owned Insurers (the “Regulatory Considerations”) in 2022, intended to identify areas where existing disclosures, policies, control and affiliation requirements, and other procedures should be modified, or new ones created, to address any gaps based on the increase in the number of private equity-owned insurers, the role of asset managers in insurance and the potential for control via asset management arrangements, and the increase of private investments in insurers’ portfolios, among other potential gaps. Many of the Regulatory Considerations have been referred to NAIC working groups and task forces, including analysis of the definition and evaluation of control and review of the insurance industry’s reliance on rating agency ratings, while others such as new reporting on investment schedules relative to investment transactions with related parties and additional disclosures relative to private equity and complex assets, are already effective. As part of these efforts, the NAIC recently exposed a Framework for Regulation of Insurer Investments. Their stated goal is to provide a holistic review of the NAIC groups and initiatives, which are focused on investments, and determine the most effective use of regulatory resources. Changes to model laws and regulations or NAIC handbooks resulting from an analysis for the Regulatory Considerations may impact AGL’s insurance company subsidiaries’ affiliate relationships and pursuit of strategic transactions, investment portfolios and financial condition.

Every state has adopted, in substantial part, the Risk-Based Capital (“RBC”) Model Law promulgated by the NAIC that allows states to act upon the results of RBC ratio calculations, and provides four incremental levels of regulatory action regarding insurers whose RBC ratio calculations fall below specific thresholds. Those levels of action range from the requirement to submit a plan describing how an insurer would regain a specified RBC ratio to a mandatory regulatory takeover of the company. The RBC ratio formula is designed to measure the adequacy of an insurer’s statutory surplus in relation to the risks inherent in its business. The RBC formula computes a risk-adjusted surplus level by applying discrete factors to various asset, premium, reserve and other financial statement items, or in the case of interest rate and equity return (C-3) market risk, applying stochastic scenario analyses. These factors are developed to be risk-sensitive so that higher RBC requirements are applied to items exposed to greater risk. Further, state insurance regulators have discretion in interpreting their reserving and valuation laws and regulations, which may impact the RBC ratio calculation. Certain such regulators have, from time to time, taken more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital and reserves as applied to their licensed insurance companies. The RBC ratio of AGL, determined in accordance with NAIC instructions, exceeded minimum required levels as of December 31, 2023. Additionally, the NAIC has adopted, or is considering, several changes impacting how RBC is calculated, including initiatives aimed at a comprehensive review of RBC investment framework as well as using modeling methodology to determine RBC charges for structured securities, potentially replacing the use of rating agency ratings in certain cases. There are also efforts in progress to implement a new Generator of Economic Scenarios for the RBC C-3 stochastic scenario analyses mentioned above, and the Principle-Based Reserves (“PBR”) mentioned below. AGL will continue to monitor these developments and evaluate their potential impact to its business, financial condition and legal entities.

The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual. Statutory accounting principles promulgated by the NAIC, including for AGL, have been, or may be, modified by Texas laws, regulations and permitted practices granted by Texas insurance regulators. Changes to the NAIC Accounting Practices and Procedures Manual or modifications by the Texas state insurance departments may impact the investment portfolios and the statutory capital and surplus of AGL.

The NAIC has adopted a proposal to allow some portion of net negative interest maintenance reserve to be an admitted asset, for the first time. The treatment expires in 2026 unless extended and the NAIC is working toward a long-term plan. A limit of 10% of an insurer’s capital and surplus applies, subject to certain adjustments and a minimum RBC ratio of 300% following such adjustments.

The NAIC Valuation Manual contains a PBR approach. PBR is designed to tailor the reserving process to more closely reflect the risks of specific products, rather than the factor-based approach employed historically. Subsection 20 of the Valuation Manual (“VM-20”) applies to individual life insurance reserves, most notably term insurance and universal life policies with secondary guarantees (“ULSGs”), and Subsection 21 (“VM-21”) applies to variable annuities. The NAIC’s work to update the Valuation Manual and address issues relating to the PBR framework, including VM-20, VM-21, and Subsection 22 of the Valuation Manual related to PBR for non-variable annuities, is ongoing, and AGL will continue to monitor such developments as they evolve. See also Notes 8, 11, and 13 to the 2023 Audited Annual Statutory-Basis Financial Statements for additional information related to these statutory reserving requirements.

In addition to the NAIC’s model laws and regulations, state insurance and consumer protection laws and regulations also include numerous provisions governing the marketplace activities of life and annuity insurers, including provisions governing the form and content of disclosure to consumers, illustrations, advertising, sales practices, customer privacy protection, permissible use of data in insurance practices, and complaint handling. The regulatory landscape is developing with respect to the use of external data and artificial intelligence in insurance practices, including underwriting, marketing and claims practices. The NAIC adopted Artificial Intelligence Principles in August 2020, and a number of states have had legislative or regulatory initiatives relating to the use of external data and artificial intelligence in the insurance industry, including Colorado’s algorithmic and external data accountability law. The NAIC has adopted a model bulletin with regulatory guidance on the use of big data and artificial intelligence. AGL continues to engage through industry trade groups with its regulators with the intention of maximizing optimal customer outcomes.

Insurance regulators have also shown interest in climate change risk and disclosure. In 2022, the NAIC adopted revisions to its Climate Risk Disclosure Survey, which numerous states mandate for insurers with premiums exceeding certain thresholds. The NAIC Climate and Resiliency (EX) Task Force Solvency Workstream is also considering potential enhancements to existing regulatory tools relative to the solvency effects of climate change (e.g., on underwriting and investments) which may be incorporated into the NAIC’s Financial Analysis Handbook, the Financial Condition Examiners Handbook and the ORSA Guidance Manual, and recently adopted the NAIC National Climate Resilience Strategy for Insurance, a forward-looking climate strategy document. In addition, in 2021, the NYDFS issued final Guidance for New York Domestic Insurers on Managing the Financial Risks from Climate Change, detailing the NYDFS’s expectations related to insurers’ management of the financial risks from climate change and integration into their governance frameworks, risk management frameworks, and business and investment strategies. See “Environmental, Social and Governance Regulation” for further information.

State regulatory authorities generally enforce provisions relating to marketplace activities through periodic market conduct inquiries, data calls, investigations and examinations. Further, as part of their regulatory oversight process, state insurance departments conduct periodic financial examinations, generally once every three to five years, of the books, records, accounts and business practices of insurers domiciled in their states. Examinations are generally carried out under guidelines promulgated by the NAIC and, in the case of financial exams, in cooperation with the insurance regulators of other domiciliary states of an insurance holding company group.

State Guaranty Associations

U.S. states have state insurance guaranty associations in which insurers doing business in the state are required by law to be members. Member insurers may be assessed by the associations for certain obligations of insolvent insurance companies to policyholders and claimants. Typically, states assess member insurers in amounts related to the member’s proportionate share of the relevant type of business written by all members in the state. Some jurisdictions permit member insurers to recover assessments that they paid through full or partial premium tax offsets, usually over a period of years. The protection afforded by a state’s guaranty association to policyholders of insolvent insurers varies from state to state. The aggregate assessments levied against AGL have not been material to its financial condition in any of the past three years.

Privacy, Data Protection and Cybersecurity

AGL is subject to U.S. federal and state laws and regulations that require financial institutions and other businesses to implement and maintain technical, organizational and physical measures designed to protect the confidentiality, availability and integrity of personal, information and sensitive non-public information and the information systems used to process this information and conduct important business operations. These laws and regulations impose a broad range of obligations including collecting, disclosing, using, transferring, retaining, deleting, and otherwise processing (collectively, “Processing”) personal information in compliance with certain restrictions; notifying data subjects regarding its personal information processing practices; and maintaining a security program designed to protect the confidentiality, availability and integrity of personal information, sensitive non-public information and AGL’s information systems. Some of these laws and regulations require AGL to notify affected individuals, regulators and self-regulatory bodies of certain events involving the unauthorized access to, use of or loss of, personal information , sensitive non-public information and information systems.

On November 1, 2023, the NYDFS published an amendment to its Part 500 Cybersecurity Regulation (“NYDFS Cybersecurity Regulation”). The amended NYDFS Cybersecurity Regulation went into effect upon publication and compliance with the amended requirements occurs in phases starting December 1, 2023 and continuing through December 2025 and includes additional certification obligations, enhanced governance requirements, new audit requirements, additional technology and business continuity requirements, enhanced security control and training requirements, and new notification obligations. Requirements under the NYDFS Cybersecurity Regulation are similar in certain respects to those under the NAIC Insurance Data Security Model Law , which requires insurers, insurance producers and other entities required to be licensed under state insurance laws to develop and maintain a written information security program, conduct risk assessments, oversee the data security practices of third-party service providers and other related requirements. Approximately 22 U.S. states have adopted a version of the Model Law as of the end of 2023.

The SEC continues to focus on cybersecurity for a range of regulated entities, including public companies, registered investment companies, broker-dealers, investment advisers and funds and has published periodic guidance on the topic, recommending periodic assessments of information, how it is stored and how vulnerable it is, as well as strategies to prevent, detect and respond to cyber threats, including as it relates to risks faced by the advisers’ third-party service providers. In July 2023, the U.S. Securities and Exchange Commission adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the “Cybersecurity Final Rule”) that enhances the disclosure requirements for registered companies covering cybersecurity risk and management and requires registrants to disclose material cybersecurity incidents on Form 8-K within four business days of a determination that the impact of a cybersecurity incident is material. These disclosure requirements under the Cybersecurity Final Rule became effective in December 2023.

On January 1, 2023, the California Privacy Rights Act (“CPRA”), which amends the California Consumer Privacy Act of 2018 (“CCPA”) became effective. The CCPA imposes a number of requirements on businesses that collect the personal information of California consumers, including requirements that provide individuals with certain rights to their personal information and make mandatory disclosures regarding how the businesses use and disclose consumers’ personal information, establishes a private right of action in some cases if consumers’ personal information is subject to a data breach as a result of the business’s violation of the duty to implement and maintain reasonable security practices and creates the California Privacy Protection Agency which is charged with drafting and adopting regulations in furtherance of the CCPA and enforcing the CCPA, as amended by the CPRA. Similar consumer privacy legislation has been enacted in other states and became effective in 2023, such as Virginia, Colorado, Connecticut and Utah.

U.S. federal and state legislatures and government agencies and self-regulatory bodies are expected to continue to consider additional laws, regulations and guidelines relating to privacy and other aspects of customer information and to protecting the ongoing confidentiality, availability and integrity of personal information, sensitive non-public information and information systems. These continued changes in the U.S. privacy and cybersecurity regulatory landscape will require additional compliance investment, including changes to policies, procedures, information systems and operations.

Environmental, Social and Governance Regulation

Federal and state laws and regulations regarding ESG issues may be applicable to AGL’s operations. At the federal level, the SEC has instituted a comprehensive regulatory agenda focusing on ESG issues. The SEC commissioners and staff announced a number of actions, including forming an enforcement task force designed to harmonize the efforts of the SEC’s divisions and offices, proposed comprehensive rulemakings for ESG disclosure for investment advisers and funds registered under the Investment Company Act and climate-specific disclosure for public issuers and addressing stockholder rights and creating accountability in statements and conduct. The SEC’s Division of Examinations issued a risk alert in 2021 highlighting ESG deficiencies, internal control weaknesses and effective practices identified during recent examinations of investment advisers, registered investment companies and private funds. The SEC’s Division of Examinations has continued to focus on ESG-related advisory services and investment products and the SEC has continued to pursue ESG related enforcement actions. The increased regulatory and compliance burdens that AGL expects would result from the implementation of any of these initiatives could be costly.

On March 6, 2024, the SEC adopted final rules that require registrants, including Corebridge, to disclose certain climate- related information in registration statements and annual reports. The final rules require registrants to disclose, among other things: the impacts of material climate-related risks; the processes for identifying, assessing and managing such risks; information about the oversight of climate-related risks by the board of directors and management’s role in managing material climate-related risks; and information about any climate-related targets or goals that are material to a registrant’s business, results of operations, or financial condition. The final rules also require, if material, disclosure of registrants’ Scope 1 and/or Scope 2 greenhouse gas emissions. In addition, registrants must disclose certain information in their audited financial statements, including aggregate expenditures expensed and losses as well as capitalized costs and charges, in each case as a result of severe weather events and other natural conditions, subject to de minimis disclosure thresholds.

The final rules include a phased-in compliance period beginning in fiscal year 2025 for large accelerated filers such as Corebridge. Numerous legal challenges were filed after the rule’s adoption, which lawsuits have been consolidated in the Eighth Circuit. On April 4, 2024, the SEC exercised its discretion to stay the final rules pending completion of judicial review in the U.S. Court of Appeals for the Eighth Circuit. Corebridge is evaluating the potential impacts of these new requirements. However, if these requirements are implemented following completion of judicial review, they may increase the complexity of Corebridge’s periodic reporting as a U.S. public company and are expected to result in additional compliance and reporting costs.

At the state level, California adopted climate disclosure and financial reporting legislation, the Climate Corporate Data Accountability Act, and the Climate Related Financial Risk Act, in 2023, which will require, beginning in 2026, reporting from large U.S. public and private companies doing business in California on greenhouse gas emissions and biennial climate-related financial risk reports. States continue to adopt laws and regulations governing corporate ESG activity and there is increasing scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices and disclosures, including those related to environmental stewardship, climate change, diversity, equity and inclusion, racial justice, workplace conduct and other social and political mandates.

Legal Proceedings

We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our business.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Market Risks

Overview

Market risk is the risk of adverse impact due to systemic movements in one or more of the following market risk drivers: interest rates, credit spreads, equity and commodity prices, residential and commercial real estate values, foreign exchange, inflation, and their respective levels of volatility.

AGL is exposed to market risks primarily within its insurance and capital markets activities, on both the asset and the liability sides of its balance sheet through on- and off-balance sheet exposures. Many of the market risk exposures, including exposures to changes in levels of interest rates and equity prices, are generally long-term in nature. Examples of liability-related market risk exposures include interest rate sensitive surrenders in the fixed annuity and universal life product portfolios. Also, AGL has equity market risk sensitive surrenders in the variable annuity product portfolio. These interactive asset-liability types of risk exposures are regularly monitored in accordance with the risk governance framework.

The scope and magnitude of market risk exposures are managed under a robust framework that contains defined risk limits and minimum standards for managing market risk. The market risk management framework focuses on quantifying the financial repercussions to AGL of changes in the above-mentioned market risk drivers.

Key Risks

Mortality risk – represents the risk of loss arising from actual mortality rates being higher than expected mortality rates. This risk could arise from pandemics or other events, including longer-term societal changes that cause higher-than-expected mortality. This risk exists in a number of AGL’s product lines but is most significant for AGL’s life insurance products.

Longevity risk – represents the risk of a change in value of a policy or benefit as a result of actual mortality rates being lower than the expected mortality rates. This risk could arise from longer-term societal health changes as well as other factors. This risk exists in a number of AGL’s product lines but is most significant for AGL’s pension risk transfer, structured settlement and annuity products.

Policyholder behavior risk including full and partial surrender/lapse risk – represents the risk that actual policyholder behavior differs from expected behavior in a manner that has an adverse effect on AGL’s operating results. There are many related assumptions made when products are sold, including how long the contracts will persist and other assumptions which impact the expected utilization of contract benefits and features. Actual experience can vary significantly from these assumptions. This risk is impacted by a number of factors including changes in market conditions, especially changes in the levels of interest rate and equity markets, tax law, regulations, competitive landscape and policyholder preferences. This risk exists in the majority of AGL’s product lines.

Morbidity risk – represents the risk arising from actual morbidity (i.e., illness, disability or disease) incidence being higher than expected or the length of the claims extending longer than expected resulting in a higher overall benefit payout. This risk could arise from longer-term medical advances in detection and treatment for various diseases and medical conditions, as well as other factors. This risk exists in certain product lines of AGL such as group benefits, health and long-term care businesses.

Interest rate risk – represents the potential for loss due to a change in interest rates. Interest rate risk is measured with respect to assets, liabilities (both insurance-related and financial), and derivatives. This risk manifests itself when interest rates move significantly in a short period of time. Rapidly rising interest rates create the potential for increased surrenders. Interest rate risk can also manifest itself over a longer period of time, such as in a persistent low interest rate environment. Low long-term interest rates put pressure on investment returns, which may negatively affect sales of interest rate sensitive products and reduce or eliminate future profits on certain existing fixed rate products.

Equity price risk – represents the potential for loss due to changes in equity prices. It affects equity-linked insurance products, including but not limited to index annuities, variable annuities (and associated guaranteed living and death benefits), universal life insurance and variable universal life insurance. In addition, changes in the volatility of equity prices can affect the valuation of derivatives that are economic hedges of equity risk in variable guaranteed living benefits.

Credit risk – represents the risk that AGL’s customers or counterparties are unable or unwilling to repay their contractual obligations when they become due, but also may result from a downgrade of a counterparty’s credit ratings or a widening of its credit spreads. The risk exists across AGL’s product lines as counterparty exposure can be related to, but not limited to, investments, derivatives, premiums receivable and reinsurance recoverables.

Risk Management and Mitigation

In addition to an established governance framework, AGL relies on a variety of tools and techniques to manage market risk-exposures. The market risk mitigation framework incorporates the following primary elements:

Product design: Product design is the first step in managing insurance liability exposure to market risks.

Asset/liability management: AGL manages assets using an approach that is liability driven. Asset portfolios are managed to target durations based on liability characteristics and the investment objectives of that portfolio within defined ranges. Where liability cash flows exceed the maturity of available assets, AGL may support such liabilities with derivatives, interest rate curve mismatch strategies or equity and alternative investments.

Hedging: AGL’s hedging strategies include the use of derivatives to offset certain changes in the economic value of MRBs and embedded derivatives associated with the variable annuity, fixed index annuity and index universal life liabilities, within established thresholds. These hedging programs are designed to provide additional protection against large and consolidated movements in levels of interest rates, equity prices, credit spreads and market volatility under multiple scenarios.

Currency matching: AGL manages its foreign currency exchange rate exposures within risk tolerance levels. In general, investments backing specific liabilities are currency matched. This is achieved through investments in currency matching assets or the use of derivatives.

Management of portfolio concentration risk: AGL performs regular monitoring and management of key rate, foreign exchange, equity prices and other risk concentrations to support efforts to improve portfolio diversification to mitigate exposures to individual markets and sources of risk.

Sensitivities

In accordance with statutory accounting principles, the significant majority of AGL’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of AGL.

Directors and Executive Officers of American General Life Insurance Company (“AGL”)

Set forth below is a list of AGL’s directors and executive officers and a description of the business experience of each of the respective individuals.

Name	Age	Director and/or Executive Officer Positions
Christopher B. Smith	55	Chairman of the Board of Directors and President
David Ditillo	49	Director and Executive Vice President and Chief Information Officer
Terri N. Fiedler	61	Director
Christopher P. Filiaggi	42	Director and Senior Vice President and Chief Financial Officer
Timothy M. Heslin	49	Director and President, Life US

Name	Age	Director and/or Executive Officer Positions
Lisa M. Longino	57	Director and Executive Vice President and Chief Investment Officer
Jonathan J. Novak	52	Director and President, Institutional Markets
Bryan A. Pinsky	49	Director and President, Individual Retirement
Elizabeth B. Cropper	58	Director and Executive Vice President and Chief Human Resources Officer
John P. Byrne	53	President, Financial Distributor
Steven D. (“Doug”) Caldwell, Jr.	54	Executive Vice President and Chief Risk Officer
Emily W. Gingrich	43	Senior Vice President, Chief Actuary and Corporate Illustration Actuary
Frank A. Kophamel	59	Senior Vice President, Deputy Chief Actuary and Appointed Actuary
Brigitte K. Lenz	49	Vice President and Controller
Justin J.W. Caulfield	52	Vice President and Treasurer
Julie Cotton Hearne	63	Vice President and Corporate Secretary

Christopher B. Smith

Chris Smith has served as Chief Operating Officer of Corebridge Financial since July 2023. Prior to joining Corebridge, Mr. Smith was Head of Group Benefits for Guardian Life, and previously served as Head of Global Operations for MetLife. He has held the Chartered Financial Analyst (CFS) designation since 2003.

David Ditillo

David Ditillo has served as Chief Information Officer of Corebridge Financial since 2020. Prior to joining AIG, Mr. Ditillo served in various technology executive management roles at MetLife, Inc., including Senior Vice President and Chief Information Officer for its U.S. business and Senior Vice President of U.S. Application Development.

Terri N. Fielder

Terri Fiedler has served as President, Retirement Services since October 2022. Previously, she was President of AIG Financial Distributors since May 2019. Ms. Fiedler served as Executive Vice President, Strategic Accounts for AIG Financial Distributors, responsible for working closely with the organization’s business teams to fully meet the product and services needs of AIG Life & Retirement’s largest clients from May 2012 through April 2019. Prior to joining AIG, Ms. Fiedler was the Senior Director of National Account Management at Invesco U.S. from September 2007 to May 2012 and, prior to that, spent 12 years at AIM Distributors. She currently serves as a director of Archer Holdco, LLC. and Immediate Past Chair of the Insured Retirement Institute and a Board Director for the Foundation for Financial Planning.

Christopher P. Filiaggi

Chris Filiaggi oversees all aspects of financial reporting, including GAAP, statutory accounting and SOX compliance. Prior to his current role, he was in AIG’s Office of Accounting Policy, where he led a number of key strategic initiatives from a finance perspective, including the sale of Fortitude Re. Prior to joining AIG in 2019, Chris was a director in PricewaterhouseCoopers’ audit practice which included two years in PricewaterhouseCoopers’ National Office.

Timothy M. Heslin

Tim Heslin has served as President of Life Insurance at Corebridge Financial since August 2021. Prior to his current role, Mr. Heslin served in a number of senior roles for AIG, most recently as Chief Life Product, Pricing and Underwriting Officer for AIG Life US. He also served as Head of Risk Selection for AIG’s Global Life Businesses and Head of Life, Health and Disability for Europe, the Middle East and Africa. Mr. Heslin is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

Lisa M. Longino

Lisa Longino has served as Chief Investment Officer of Corebridge Financial since February 2023. Prior to joining Corebridge, Ms. Longino was Head of Global Investment Strategy for Prudential Financial. Previously, she held several investment roles over more than 20 years at MetLife, including Head of Insurance Asset Management, Head of Portfolio Management and Head of Investment Grade Trading. Ms. Longino has been investing for insurance companies for over three decades with a focus on fixed income portfolios matched to insurance liabilities.

Jonathan J. Novak

Jonathan Novak has served as President of Institutional Markets since April 2012 and Executive Vice President since February 2022. Mr. Novak also serves as Head of Life & Retirement Strategy, Corporate Development and Reinsurance of AIG. Mr. Novak joined AIG in April 2012. Prior to joining AIG, Mr. Novak served as Managing Director in the Financial Institutions Risk Management business at Goldman Sachs for 12 years. Prior to that, Mr. Novak served as an Associate in the Reinsurance Underwriting division at Berkshire Hathaway for four years. Mr. Novak holds the Chartered Financial Analyst professional designation.

Bryan A. Pinsky

Bryan Pinsky has served as President of Individual Retirement since August 2021. Prior to his current role, Mr. Pinsky was Senior Vice President of Individual Retirement Pricing and Product Development. Prior to joining AIG in 2014, he led the Annuity Product team at Prudential, and, before that, held various life insurance and annuity product development positions with Allstate. Mr. Pinsky is a Chartered Financial Analyst and Fellow of the Society of Actuaries.

Elizabeth B. Cropper

Liz Cropper has served a Chief Human Resources Officer since January 2024. Prior to her current role, Ms. Cropper served in a number of senior human resources roles for AIG, most recently as Global Head of Talent and Inclusion. She also served as Head of HR for General Insurance and Life and Retirement, Head of Human Resources for the Asia-Pacific region and HR Head for the UK businesses. Prior to AIG, Ms. Cropper held senior human resources positions at Banco Santander and Sainsbury’s. She is a fellow and graduate of the Chartered Institute of Personnel and Development.

John P. Byrne

John Byrne has served as President of Financial Distributors since October 2023. Prior to his current role, John served as Senior Vice President, National Sales Manager, Annuity Direct Distribution. He has a Chartered Retirement Planning Counselor designation from the College for Financial Planning.

Doug Caldwell

Doug Caldwell has served as Chief Risk Officer since July 2023. Prior to joining the Company, Mr. Caldwell held senior risk roles with MetLife, Transamerica, NN Group and ING Insurance. He has worked in actuarial, finance and risk roles in the insurance industry for more than 30 years. Mr. Caldwell is a Fellow of the Society of Actuaries and a Chartered Enterprise Risk Analyst.

Emily W. Gingrich

Emily Gingrich is the Chief Actuary. In this role, she is responsible for overseeing the Actuarial staff supporting valuation, projection modeling, experience studies, asset-liability management, and actuarial controls. Previously, Ms. Gingrich held the role of Head of Insurance Company Capital and Asset-Liability Management (ICALM) for AIG Life & Retirement. In this role, Ms. Gingrich oversaw a global projection modeling team supporting all actuarial projection applications, including forecasting, asset-liability management, capital management, and asset adequacy testing. Ms. Gingrich’s team also focused on actuarial modernization activities, in particular through major actuarial modeling conversion efforts. Ms. Gingrich has previously served as Head of Value-Based Management and Life Actuarial Practices, where she was responsible for aligning strategic decisions with value creation across the organization and providing corporate governance for life actuarial processes.

Prior to joining AIG, Ms. Gingrich was a Vice President at JPMorgan’s Pension Advisory Group, where she focused on developing asset allocation and immunization strategies for pension plans based on stochastic asset-liability modeling. Ms. Gingrich began her career in the Retirement Practice of Watson Wyatt Worldwide.

Ms. Gingrich graduated summa cum laude from Yale University with a B.S. in Mathematics and is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries, an Enrolled Actuary, and a CFA Charterholder.

Frank A. Kophamel

Frank Kophamel serves as Senior Vice President, Deputy Chief Actuary and Appointed Actuary. In this role, he is responsible for all actuarial aspects of valuation and financial reporting for the organization. Mr. Kophamel assumed his current role in July of 2007 and was named the Appointed Actuary of AIG’s L&R insurance companies. He was also named the Approved Actuary of AIG’s Life of Bermuda in 2013 but no longer serves in that role. Previously, he served as Chief Financial Officer for AIG Benefit Solutions in March of 2005. Before that time, Mr. Kophamel was Vice President and Appointed Actuary for American General Life Companies from 1997 to 2005. Earlier, he was an Assistant Actuary for The United States Life Insurance Company in the City of New York from 1993 to 1997.

Prior to joining Corebridge Financial (and AIG), Mr. Kophamel worked for Mutual Benefit Life where he focused on asset-liability management. Overall, he has 37 years of actuarial, insurance and financial experience. More specifically, Mr. Kophamel has significant experience in the valuation and modeling of multiple products including traditional and universal life, fixed and variable deferred annuities, payout annuities (including terminal funding and structured settlements), stable value wraps, and group and individual health products. Mr. Kophamel earned a bachelor’s degree in actuarial science from the New Jersey Institute of Technology. Additionally, he holds a Fellow of the Society of Actuaries designation and is a Member of the American Academy of Actuaries.

Brigitte K. Lenz

As controller, Brigitte Lenz oversees the business unit controllers, statutory reporting, reinsurance accounting and separate account reporting. Prior to joining Corebridge in 2023, Brigitte was Chief Accounting Officer for Everlake Life (spin-off of Allstate Life) and VP-Finance for Allstate Life Insurance Company. She also was a Senior Manager at Deloitte in the audit practice, focused on insurance clients.

Justin J.W. Caulfield

Justin Caulfield is the Treasurer. He joined AIG in 2012 as the General Insurance Americas Treasurer and became the AIG General Insurance Global Treasurer in June 2013. In May 2016, he was named Life & Retirement Treasurer and in August 2021 he became AIG Treasurer. Prior to AIG, Justin held Treasury senior leadership positions at Societe Generale CIB, Morgan Stanley, and Bear Sterns. Justin has a Bachelor of Science degree in Mathematics from the University of Notre Dame and an MBA with a Concentration in Finance from Columbia University. He is also a Financial Industry Regulatory Authority, Inc. (FINRA) registered Financial and Operations Principal (Series 27).

Julie Cotton Hearne

Julie Cotton Hearne is Vice President, Deputy General Counsel and Secretary of the Corebridge subsidiary life insurance company. Julie is responsible for the corporate governance and a full range of corporate matters, including legal entity management, organizations, dispositions, mergers, restructuring transactions, and licensing. As Corporate Secretary for the L&R U.S.-domiciled companies, she is also responsible for their day-to-day corporate secretarial duties, with oversight of such matters for the L&R international entities. Julie also provides support to L&R-related M&A transactions, complex transactions and regulatory matters.

Prior to Corebridge, Julie was in private practice with the law firms of Locke Lord (formerly, Liddell Sapp Zivley and LaBoon) and Webster and Sheffield practicing in the areas of banking and corporate law. Julie holds a Bachelor of Arts from The University of Texas at Austin and Juris Doctor Degree from Harvard Law School.

Committees of the Board of Directors of AGL

The Executive Committee of the Board is comprised of three Board members (Christopher B. Smith, as Chairman; Christopher P. Filiaggi, and Lisa M. Longino). The Executive Committee has all the powers of the Board in the interim periods between Board meetings, except where action of the full Board is required by law. All Executive Committee actions are reviewed and ratified by the Board.

The Investment Committee of the Board is comprised of three board members (Christopher B. Smith, as Chairman; Christopher P. Filiaggi; and Lisa M. Longino). The Investment Committee reviews and approves investment-related items, as necessary between Board meetings. Investment Committee actions are also reviewed and ratified by the Board.

The Compensation Committee is comprised of two members (Christopher B. Smith and Elizabeth B. Cropper). Its purpose is to review and approve compensation paid to employees in excess of $150,000 over a calendar year, as required under Texas law.

Corebridge Financial

AGL is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc. (“Corebridge). Corebridge’s directors and officers perform the policy making functions of AGL and serve in named executive officer capacities for AGL. As such, the following sections primarily provide information pertaining to Corebridge.

Directors and Executive Officers of Corebridge

Set forth below is a list of Corebridge’s directors and named executive officers and a description of the business experience of each of the respective individuals.

Name	Age	Director and/or Named Executive Officer Positions
Peter Zaffino	57	Director and Chairman of the Board
Chris Banthin	54	Director
Edward Bousa	65	Director
Adam Burk	47	Director
Alan Colberg	63	Director
Rose Marie Glazer	57	Director

Name	Age	Director and/or Named Executive Officer Positions
Jonathan Gray	54	Director
Kevin Hogan	61	Director, President and Chief Executive Officer
Deborah Leone	60	Director
Christopher Lynch	66	Director
Sabra Purtill	61	Director
Amy Schioldager	61	Director
Mia Tarpey	51	Director
Elias Habayeb	52	Executive Vice President and Chief Financial Officer
Lisa Longino	57	Executive Vice President and Chief Investment Officer
Terri Fiedler	62	Executive Vice President and President of Retirement Services
Jonathan Novak	52	Executive Vice President and President of Institutional Markets

Peter Zaffino

Peter Zaffino has served as Chairman of the Board of Corebridge Financial since November 2021. Mr. Zaffino has served as Chief Executive Officer of AIG since March 2021 and President since January 2020. He joined AIG in July 2017 as Executive Vice President, Global Chief Operating Officer of AIG and was also appointed Chief Executive Officer, General Insurance in November 2017. Prior to joining AIG, Mr. Zaffino served in various executive roles at Marsh McLennan, a global professional services firm, including as Chief Executive Officer of Marsh, LLC from 2011 to 2017 and as Chairman for the Risk and Insurance Services segment from 2015 to 2017. Prior to that, Mr. Zaffino served as President and Chief Executive Officer of Guy Carpenter, a subsidiary of Marsh McLennan, from 2008 to 2011, a company he first joined in 2001. Prior to joining Guy Carpenter, Mr. Zaffino served in executive roles in several market-leading companies, including a portfolio company of GE Capital that specialized in alternative risk insurance and reinsurance. Mr. Zaffino has served as a director on the board of AIG since October 2020 and Chairman of the board of AIG since January 2022.

Christina Banthin

Christina Banthin has served as a director of Corebridge Financial since April 2024 and is Corporate Secretary of AIG. Ms. Banthin joined AIG in 2021 as Associate General Counsel, Separation Initiatives and subsequently served as Chief Corporate Counsel and Corporate Secretary of Corebridge Financial before returning to AIG in January 2024. Prior to AIG, she held several senior roles in the legal team at Equitable Holdings, including Head of the Corporate Practice Group from 2010 to 2021. Ms. Banthin began her legal career at Coopers & Lybrand.

Edward Bousa

Edward Bousa has served as a director of Corebridge Financial since August 2024. Mr. Bousa is a former partner at Wellington Management. From 2000 to 2020, he held many responsibilities at Wellington, including team leader for the Quality Value Equity Investment Strategies team and member of the executive committee. Prior to that, Mr. Bousa worked in portfolio manager roles with Putnam Investments and Fidelity Investments. He began his career as a commodity merchandiser at Louis Dreyfus Corporation. Mr. Bousa also currently serves as a director on the boards of Omnicell and Azenta, Inc.

Adam Burk

Adam Burk has served as a director of Corebridge Financial since November 2021. As AIG’s Global Treasurer and Head of Corporate Development, Mr. Burk is responsible for AIG’s global treasury activities in addition to his role leading corporate development, strategy and mergers & acquisitions for AIG, which he held since June

2021. His previous leadership positions at the company include Chief Financial Officer of Global Operations and senior roles in capital strategy and planning. Prior to joining AIG, Mr. Burk was an investment banker at Citigroup, Nomura and Morgan Stanley, focused on financial institutions, specializing in insurance. Prior to his investment banking experience, Mr. Burk practiced corporate law at Latham & Watkins focusing on mergers & acquisitions and corporate finance. Mr. Burk also serves on the boards of Private Client Select and K2 Integrity.

Alan Colberg

Alan Colberg has served as a director of Corebridge Financial since September 2022. Mr. Colberg previously served as the Chief Executive Officer and Director of Assurant, Inc. from January 2015 until his retirement in January 2022. Prior to this role, he served as Executive Vice President of Marketing and Business Development and then President. Before joining Assurant in March 2011, Mr. Colberg was a consultant for Bain & Company, Inc. for 22 years, leading the firm’s global financial services practice. Mr. Colberg serves on the board of directors of U.S. Bancorp, where he is on the Audit Committee and Public Responsibility Committee, and previously served on the board for CarMax, Inc. from 2015 until 2018, where he was chair of the Nominating and Governance Committee.

Rose Marie Glazer

Rose Marie Glazer has served as a director of Corebridge Financial since April 2024 and is General Counsel and Interim Chief Human Resources & Diversity Officer at AIG. Ms. Glazer joined AIG in 2017 as Corporate Secretary and Deputy General Counsel. Prior to AIG, she served in multiple leadership roles in the legal affairs team at Siemens AG, including as Senior Vice President and General Counsel – Americas. Previously, Ms. Glazer was Vice President and General Counsel at Telvista and held in-house counsel positions at Allied Riser Communications and American Airlines. She began her legal career at Jones Day.

Jonathan Gray

Jonathan Gray has served as a director of Corebridge Financial since November 2021, having been appointed by Blackstone pursuant to the Blackstone Stockholders’ Agreement. Mr. Gray is the President and Chief Operating Officer of Blackstone Inc., having joined Blackstone Inc. in 1992. Mr. Gray is a member of Blackstone Inc.’s Management Committee and previously served as its Global Head of Real Estate. Mr. Gray previously served as a board member of Nevada Property 1 (The Cosmopolitan of Las Vegas), Invitation Homes, Brixmor Property Group and La Quinta Holdings. Mr. Gray has served as a board member of Blackstone Inc. since February 2012, and as Chair of the Hilton Worldwide Holdings Board of Directors where he currently serves as a director. Mr. Gray also serves on the Board of Harlem Village Academies.

Kevin Hogan

Kevin Hogan has served as Chief Executive Officer of Corebridge Financial since December 2014. Mr. Hogan also has served as a director of Corebridge since June 2021. Mr. Hogan serves on the board of the American Council of Life Insurers. He was also a founding board member of Alliance for Lifetime Income, where he currently serves as a director. Mr. Hogan started his career in 1984 at AIG in New York, and subsequently held management positions in AIG Property Casualty in Chicago, Tokyo, Hong Kong, Singapore and China and AIG Life & Retirement in China, Taiwan and New York. From 2009 until rejoining AIG in 2013, he was Chief Executive Officer, Global Life for the Zurich Insurance Group, Ltd. Prior to his current role, he served as Chief Executive Officer of AIG’s Consumer organization and senior officer for Japan.

Deborah Leone

Ms. Leone is a retired partner of the Goldman Sachs Group, Inc., having served in a number of senior roles, including Chief Operating Officer for its then Investment Management Division and Global Head of Internal

Audit. She serves as a director on the Goldman Sachs Bank USA board, where Ms. Leone chairs the Audit Committee, and the board of Organon, where she is on the Audit Committee. Ms. Leone is also a member of the board of trustees for Syracuse University.

Christopher Lynch

Christopher Lynch has served as a director of Corebridge Financial since November 2021. Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held companies. Prior to that, Mr. Lynch was the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business. He held a variety of positions with KPMG over his 29-year career, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch also served as a Partner in KPMG’s National Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors and a former member of the Advisory Board of the Stanford Institute for Economic Policy Research. Until May 2022, Mr. Lynch served as director on the board, Chair of the Nominating and Corporate Governance committee and member of the Risk and Capital committee of AIG. He also currently serves as director on the board of Tenet Healthcare Corporation and as a member of its Audit Committee and the Human Resources Committee.

Sabra Purtill

Sabra Purtill has served as a director of Corebridge Financial since January 2023 and is Chief Financial Officer of AIG. She joined AIG in 2019 as Deputy Chief Financial Officer and Treasurer and then served as AIG’s Chief Risk Officer from 2021-2022. From April 2022 Ms. Purtill served as Chief Investment Officer of Corebridge Financial before returning to AIG in January 2023. Prior to AIG, Ms. Purtill was with The Hartford Financial Services Group, Inc., where she served as Senior Vice President, Investor Relations & Treasurer. Previously, Ms. Purtill was Managing Director, Investor Relations & Communications, at Assured Guaranty Ltd. from 2004 to 2011, and prior to that, was a Corporate Finance Officer at ACE Limited, now known as Chubb Limited.

Amy Schioldager

Amy Schioldager has served as a director of Corebridge Financial since November 2021. Ms. Schioldager is the former Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc. a global investment management corporation. In this role, which she held from 2006 to 2017, Ms. Schioldager was responsible for managing the Index Equity business across seven global offices. During her more than 25 years at BlackRock, Ms. Schioldager held various other leadership positions and also served as a member of the Global Executive Committee from 2012 to 2017 and Vice Chair of the Corporate Governance Committee from 2008 to 2015. She also founded and led BlackRock’s Women’s Initiative. Ms. Schioldager began her career as a fund accountant at Wells Fargo Investment Advisors. Until May 2022, Ms. Schioldager served as director on the board, and a member of the Audit and Nominating and Corporate Governance board committees of AIG.

Mia Tarpey

Mia Tarpey has served as a director of Corebridge Financial since July 2023 and is Head of Corporate Administration and Strategic Divestitures for AIG. She previously served as Chief Operating Officer of Corebridge. Ms. Tarpey was Head of the Separation Management Office at AIG. Prior to joining AIG in 2021, Ms. Tarpey served in various roles at Equitable Financial Life Insurance Company from 2015 to 2021, most recently as Managing Director and Head of Operations and Strategy for Individual Retirement. Previously, she served as Chief Administrative Officer of Chase Wealth Management, a division of JPMorgan Chase, and held various roles at E*TRADE Financial Corporation in corporate development, innovation and risk management. Ms. Tarpey also worked for CIBC World Markets Corp. in its investment banking and venture capital investing business.

Elias Habayeb

Elias Habayeb has served as Executive Vice President of Corebridge since October 2021 and Chief Financial Officer of Corebridge since November 2021. Prior to his current role, Mr. Habayeb served in a number of senior financial roles for AIG, most recently as Chief Financial Officer for General Insurance where he oversaw all finance activities supporting the General Insurance business. He also served as AIG’s Deputy Chief Financial Officer and AIG’s Chief Accounting Officer. His previous roles included Chief Financial Officer of International Lease Finance Corporation, a wholly-owned subsidiary of AIG, where he led efforts for its ultimate sale in 2014. Prior to AIG, Mr. Habayeb was a partner at Deloitte & Touche LLP and has more than 25 years of financial services experience in banking and insurance.

Lisa Longino

Lisa Longino has served as Chief Investment Officer of Corebridge Financial since February 2023. Prior to joining Corebridge, Ms. Longino was Head of Global Investment Strategy for Prudential Financial. Previously, she held several investment roles over more than 20 years at MetLife, including Head of Insurance Asset Management, Head of Portfolio Management and Head of Investment Grade Trading. Ms. Longino has been investing for insurance companies for over three decades with a focus on fixed income portfolios matched to insurance liabilities.

Terri Fiedler

Terri Fiedler has served as President, Retirement Services since October 2022. Previously, she was President of AIG Financial Distributors since May 2019. Ms. Fiedler served as Executive Vice President, Strategic Accounts for AIG Financial Distributors, responsible for working closely with the organization’s business teams to fully meet the product and services needs of AIG Life & Retirement’s largest clients from May 2012 through April 2019. Prior to joining AIG, Ms. Fiedler was the Senior Director of National Account Management at Invesco U.S. from September 2007 to May 2012 and, prior to that, spent 12 years at AIM Distributors. She currently serves as a director of Archer Holdco, LLC. and Immediate Past Chair of the Insured Retirement Institute and a Board Director for the Foundation for Financial Planning.

Jonathan Novak

Jonathan Novak has served as President of Institutional Markets since April 2012 and Executive Vice President since February 2022. Mr. Novak also serves as Head of Life & Retirement Strategy, Corporate Development and Reinsurance of AIG. Mr. Novak joined AIG in April 2012. Prior to joining AIG, Mr. Novak served as Managing Director in the Financial Institutions Risk Management business at Goldman Sachs for 12 years. Prior to that, Mr. Novak served as an Associate in the Reinsurance Underwriting division at Berkshire Hathaway for four years. Mr. Novak holds the Chartered Financial Analyst professional designation.

Committees of the Board of Directors of Corebridge

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Corebridge’s independent registered public accounting firm. Other key responsibilities include assisting the Board in overseeing:

•	the integrity of Corebridge’s financial statements and accounting and financial reporting processes (including internal control over financial reporting);

•	the qualifications, independence and performance of the independent registered public accounting firm;

•	compliance with legal and regulatory requirements; and

•	the performance of Corebridge’s internal audit function.

The members of the Audit Committee are Mr. Lynch (Chair), Ms. Bousa, Ms. Leone and Ms. Schioldager. Each member has been determined to be independent and “financially literate” under applicable Exchange Act and NYSE rules, and the Board has designated each of Mr. Lynch, Mr. Bousa and Ms. Leone as “audit committee financial experts,” as that term is defined under SEC rules. The Audit Committee operates under a written charter, which is available on the Investors—Leadership and Governance—Governance Documents section of Corebridge’s website at www.corebridgefinancial.com.

The Compensation and Management Development Committee is directly responsible for overseeing Corebridge’s compensation programs and policies and determining and recommending to the Board for approval the compensation of the Chief Executive Officer. Other key responsibilities include:

•	reviewing and approving the compensation of the corporate officers subject to Section 16 of the Exchange Act;

•	reviewing and recommending to the Board for approval, the compensation-related disclosures to be included in Corebridge’s annual proxy statement;

•	overseeing human capital management; and

•	overseeing the administration of any Corebridge policies regarding the recoupment, repayment, or forfeiture of compensation.

The members of the Compensation and Management Development Committee are Mr. Lynch (Chair), Ms. Glazer and Ms. Leone. Each of Mr. Lynch and Ms. Leone have been determined to be independent under applicable Exchange Act and NYSE rules. The Compensation and Management Development Committee operates under a written charter, which is available on the Investors—Leadership and Governance—Governance Documents section of Corebridge’s website at www.corebridgefinancial.com.

The Nominating and Corporate Governance Committee is directly responsible for identifying and recommending qualified candidates for election to the Corebridge Board, recommending committee and committee chair assignments and evaluating and recommending appropriate corporate governance practices. Other key responsibilities include:

•	overseeing succession planning for Corebridge’s Chief Executive Officer;

•	overseeing performance evaluations of the Board and its committees; and

•	overseeing Corebridge’s positions on public policy issues of significance to Corebridge, charitable spending, and political contributions.

The members of the Nominating and Corporate Governance Committee are Mr. Colberg (Chair), Ms. Glazer and Ms. Schioldager. Each of Mr. Colberg and Ms. Schioldager have been determined to be independent under applicable Exchange Act and NYSE rules. The Nominating and Corporate Governance Committee operates under a written charter, which is available on the Investors—Leadership and Governance—Governance Documents section of Corebridge’s website at www.corebridgefinancial.com.

Executive Compensation

Compensation Glossary

Term	Meaning
AIG CMRC	Compensation and Management Resources Committee of the AIG Board

AIG Option	A stock option granted by AIG, Inc. and linked to the performance of its common stock

AIG PSU	A PSU granted by AIG, Inc. and linked to the performance of its common stock

Term	Meaning

Cash Dividend Equivalents	An unfunded and unsecured promise to pay cash to the holder of PSUs or RSUs in an amount equal to the dividends the holder would have received if the PSUs or RSUs had been actual shares. Cash Dividend Equivalents vest and are paid at the same time, and are subject to the same terms and conditions (including, for PSUs, increase or decrease based on achievement of performance criteria), as the PSUs or RSUs on which they are accrued

Corebridge Board	Board of Directors of Corebridge Financial, Inc.

Corebridge Forward	Our expense savings and modernization initiative

Corebridge Option	A stock option granted by Corebridge and linked to the performance of its common stock

Corebridge RSU or CRBG RSU	A RSU granted or assumed by Corebridge and linked to the performance of Corebridge’s common stock

Corebridge SPC	Special Purpose Committee of the Corebridge Board

Delayed Draw Term Facility	Three-Year Delayed Draw Term Loan Agreement, dated February 25, 2022, among Corebridge, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the Amendment Letter, dated May 11, 2022, and the Amendment Letter, dated August 24, 2022

ESP	Corebridge Financial, Inc. Executive Severance Plan

Laya	Laya Healthcare Limited, an Irish insurance intermediary, and its subsidiary, former subsidiaries of Corebridge purchased by AXA S.A. in October 2023

Life Fleet	American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York and The Variable Annuity Life Insurance Company, our primary risk-bearing entities

LTI	Long-term incentive

Non-Qualified Retirement Plan	American International Group, Inc. Non-Qualified Retirement Income Plan

Qualified Retirement Plan	American International Group, Inc. Retirement Plan

RSU	A restricted stock unit which is an unfunded and unsecured promise to deliver one share of stock, subject to time-based vesting conditions

STI	Short-term incentive

Stock option	An option to buy a specific number of shares of stock at a pre-set price

TSR	Total Shareholder Return which is a measure of financial performance indicating the total amount an investor reaps from an investment

UK Life	AIG Life

Compensation Highlights

Corebridge’s named executive officers perform the named executive officer roles for AGL. Accordingly, the following compensation disclosure pertains to the compensation of the named executive officers by Corebridge. In 2023, the executives participated in Corebridge’s direct compensation program, including the Corebridge Long Term Incentive Plan, as well as Corebridge own retirement, health and welfare plans. Accordingly, this section discusses highlights of the Corebridge (and, where applicable, AIG) compensation programs and practices as applied to our executives.

Compensation Plan Design

The components of Corebridge’s executives’ compensation in 2023 included direct compensation, indirect compensation and termination benefits as described in the following table. In addition, the Corebridge CEO received AIG PSUs pursuant to AIG’s Long-Term Incentive Program.

Component	Description	Purpose
Direct Compensation

Base Salary	Fixed cash compensation	To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking

STI Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year

LTI Awards	Equity-based compensation in the form of RSUs and stock options	To reward long-term value creation, stock price appreciation, and align executive interests with those of Corebridge shareholders

Indirect Compensation

Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	To assist with long-term financial support and security, including retirement savings

Termination Benefits

Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable Corebridge to obtain a release of employment-related claims

Change-in-Control Benefits	Benefits in the event of termination related to a change in control	To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable Corebridge to obtain a release of employment-related claims

Corporate Governance Practices

We maintain strong corporate governance practices related to our compensation programs as described below.

What We Do	What We Don’t Do

✓  Pay for performance

✓  Align performance objectives with company strategy

✓  Maintain meaningful Corebridge stock ownership guidelines

✓  Cap payout opportunities under incentive plans applicable to Corebridge named executive officers

✓  Maintain robust clawback policies

✓  Maintain double-trigger change-in-control benefits

✓  Conduct annual risk review of incentive plans

×  No tax gross-ups other than for tax equalization and relocation benefits

×  No excessive perquisites, benefits or pension payments

×  No reloading or repricing of stock options

×  No equity grants below 100% of fair market value

×  No Cash Dividend Equivalents vest unless and until related LTI awards vest

2023 Target Total Direct Compensation

Corebridge’s executives’ direct compensation is designed to give appropriate weighting to fixed and variable pay, short-term and long-term performance. The following charts show the breakdown between the various components of Corebridge’s named executive officers’ 2023 target total direct compensation. These charts do not reflect any compensation that was paid or granted to the named executive officers in the form of one-time special awards that are not part of annual compensation.

2023 CEO Annual Target Total Direct Compensation

83% At Risk Pay, Subject to Clawback
17% Base Salary	30% Short-Term Cash Incentive	53% Long-Term Equity Incentive
		50% PSUs	25% Options	25% RSUs

	Long-Term Equity Incentive Award Allocation	75% Performance Based		25% Time Based

*	PSUs are issued in AIG Stock.

2023 Average Annual Target Direct Compensation of Other Current Named Executives

75% At Risk Pay, Subject to Clawback
25% Base Salary	34% Short-Term Cash Incentive	41% Long-Term Equity Incentive
		75% RSUs	25% Options

	Long-Term Equity Incentive Award Allocation	75% Time Based	25% Performance Based

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the philosophy, goals and principal components of Corebridge’s 2023 direct compensation program as applied to Corebridge’s named executive officers (or “NEOs”) and an overview of Corebridge’s retirement and welfare plans and compensation policies.

2023 Named Executive Officers

Named Executive Officer	Title as of December 31, 2023
Kevin Hogan	Chief Executive Officer

Elias Habayeb	Executive Vice President and Chief Financial Officer

Lisa Longino(1)	Executive Vice President and Chief Investment Officer

Terri Fiedler	Executive Vice President and President of Retirement Services

Jonathan Novak	Executive Vice President and President of Institutional Markets

Former Officer

Constance Hunter(2)	Former Executive Vice President and Head of Strategy

(1)	Ms. Longino commenced employment with Corebridge on February 13, 2023.
(2)	Ms. Hunter’s employment with Corebridge terminated on September 8, 2023.

Direct Compensation Program Design

Philosophy

Corebridge’s compensation philosophy is based on a set of foundational principles that guide how Corebridge structures its compensation program and how it reaches compensation decisions. It is intended to be long-term oriented and risk-balanced, enabling Corebridge to deploy the best talent for its various business needs.

Consistent with this philosophy, the Corebridge SPC (or where applicable, the AIG CMRC) evaluated and adjusted the programs for Corebridge’s executives, balancing Corebridge’s strategic priorities, talent needs, stakeholder feedback and market considerations to ensure the programs continue to meet their intended purpose.

The following table provides each foundational principle, the components of each principle and the application of each principle in practice.

Principle	Component	Application
Attract and retain the best talent	• Offer market-competitive compensation opportunities to attract and retain the best employees and leaders for business needs

✓  Compensation levels set considering market data for talent peers with relevant experience and skillsets in the insurance and financial services industries where the Company competes for talent

✓  Employ special, one-time awards to promote retention

Pay for performance

•  Create a pay-for-performance culture by offering STI and LTI compensation opportunities that reward employees for individual contributions and business performance

•  Provide a market-competitive, performance-driven compensation structure through a four-part program that consists of base salary, STI, LTI and benefits

✓  Majority of compensation is variable and at-risk

✓  Incentives tied to company performance, business / function performance and individual contributions

✓  Objective performance measures and goals used, clearly disclosed herein

✓  Compensation provides significant upside and downside potential for superior performance and under performance

Align interests with shareholders

•  Align the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of their compensation is provided in equity

•  Motivate all employees to deliver long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for shareholders

•  Avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value or reputation of the Company by rewarding both annual and long-term performance

•  Maintain strong compensation best practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation

✓  Majority of compensation is equity-based

✓  Executives are subject to risk management policies, including clawback, anti-hedging and pledging policies

✓  Performance goals are set with rigorous standards commensurate with both the opportunity and company risk guidelines

✓  Annual risk assessments evaluate compensation plans to ensure they appropriately balance risk and reward

✓  Follow evolving compensation best practices through engagement with outside consultants and peer groups

51

Framework

Corebridge’s direct compensation program is designed to give appropriate weighting to fixed and variable pay, short- and long- term performance, and business unit / function and enterprise-wide contributions. Corebridge provides three elements of annual direct compensation: (i) base salary, (ii) an STI award and (iii) an LTI award as described in the table below. Corebridge’s target total direct compensation and mix of components are set with reference to market data for comparable positions at business and talent competitors.

Direct Compensation Framework
Base Salary	Base salary is fixed compensation for services that is intended to fairly compensate executives for the responsibilities of their position, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking.

STI Awards	STI awards are variable annual cash incentive awards determined based on performance relative to corporate and individual goals. STI awards are designed to drive business objectives and strategies and reward performance delivered during the year. The fundamental structure of the STI program provides an opportunity to incentivize and reward both leading and lagging indicators of performance, with a focus on guiding the organization towards balancing profitability, growth and risk.

Direct Compensation Framework

LTI Awards	LTI awards are equity-based compensation in the form of AIG PSUs (for CEO only) and CRBG RSUs and stock options. LTI awards are designed to reward long-term value creation, performance achievements and stock price appreciation.

Direct Compensation Program Decision-Making Process

Roles and Responsibilities

The following table describes various roles and responsibilities related to the AIG and Corebridge 2023 direct compensation program decision-making process.

Individual/Entity	Responsibilities
AIG CMRC	The AIG CMRC consisted solely of independent AIG, Inc. directors and approved Mr. Hogan’s compensation for 2023.

Corebridge SPC

The Corebridge SPC consisted of two AIG Directors and two independent directors and met as necessary to review and approve various compensation-related items, including:

•  incentive program design, including metrics

•  total direct compensation for executives, including STI awards, LTI grant dollar values and base salary

•  compensation plans

•  performance goals for the Corebridge CEO

Section 16 Sub-Committee	The Section 16 Sub-Committee consisted of two non-employee directors and had the authority to grant equity awards under the Corebridge Long Term Incentive Plan

Corebridge CEO	The Corebridge CEO presented recommendations for NEO compensation to the Corebridge SPC; no other NEO played a decision-making role in determining the compensation of any other NEO

Corebridge Human Resources Department	The Corebridge Human Resources Department performed many of the organizational and administrative tasks underlying Corebridge’s compensation practices

Use of Market Data

AIG uses data for its relevant peer groups to support the key principles of its compensation philosophy, including attracting and retaining the best talent and paying for performance. For Mr. Hogan, AIG used a compensation peer group for executive compensation in 2023 to inform his compensation level and design. This group is comprised of:

1. The Allstate Corporation	7. CIGNA Corporation	13. The Progressive Corporation

2. American Express Company	8. Citigroup Inc.	14. Prudential Financial, Inc.

3. Bank of America Corporation	9. JPMorgan Chase & Co.	15. The Travelers Companies Inc.

4. BlackRock, Inc.	10. Manulife Financial Corporation	16. U.S. Bancorp

5. Capital One Financial Corp.	11. Marsh & McLennan Company, Inc.	17. Wells Fargo & Company

6. Chubb Limited	12. MetLife Inc.

Moreover, for Mr. Hogan, AIG engaged Johnson Associates to prepare a report presenting market comparisons of the total compensation level.

The Decision-Making Process

In the first quarter of 2023, 2023 target total direct compensation and 2023 target LTI awards were approved for Mr. Hogan by the AIG CMRC and for all NEOs by the Corebridge SPC. They also approved the performance metrics and goals for 2023 STI awards. These metrics and goals were set based on the budgeting and strategic planning process.

In the first quarter of 2024, the AIG CMRC reviewed and approved compensation decisions for Mr. Hogan and the Corebridge SPC reviewed and approved compensation decisions for all NEOs. These reviews were performed against a backdrop of the business and individual performance evaluations for the prior year, in addition to compensation relative to peers with relevant experience and skillsets in the insurance and financial services industries where we compete for talent.

Total Direct Compensation Components

2023 Target Total Direct Compensation

2023 Target Total Direct Compensation for Corebridge’s NEOs was as follows:

NEO	Base Salary ($)	2023 Target STI Award ($)	2023 Target LTI Award ($)	Total ($)
Kevin Hogan	1,250,000	2,250,000	4,000,000	7,500,000
Elias Habayeb	800,000	1,200,000	1,700,000	3,700,000
Lisa Longino	800,000	1,240,000	1,360,000	3,400,000
Terri Fiedler	650,000	820,000	980,000	2,450,000
Jonathan Novak	600,000	750,000	900,000	2,250,000
Constance Hunter	700,000	800,000	1,000,000	2,500,000

Base Salary

The 2023 base salary for each of Corebridge’s NEOs is listed in the table above. Salaries are reviewed to determine whether they should be adjusted based on a broad range of factors including role scope, experience, skillset, performance, and salaries for comparable positions at competitors, as well as internal parity among similarly situated officers.

STI Awards

2023 STI awards for Corebridge’s NEOs who did not terminate employment during 2023 (Corebridge’s “Active NEOs”) were based on a combination of a quantitative business performance score (the “Business Performance Score”) and an assessment of individual performance (the “Individual Performance Score”) as described below. The calculation was as follows, subject to an overall cap of 200% of the relevant Active NEO’s 2023 Target STI award:

2023 Target		Business		Individual		2023

STI Award	X	Performance	X	Performance	=	Actual STI

		Score		Score		Award

2023 performance resulted in the following STI awards for the Active NEOs:

NEO	2023 Target STI Award ($)	Business Performance Score	Individual Performance Score	2023 Actual STI Award ($)
Kevin Hogan	2,250,000	139%	104%	3,250,000
Elias Habayeb	1,200,000	139%	100%	1,670,000
Lisa Longino	1,240,000	139%	100%	1,720,000
Terri Fiedler	820,000	139%	100%	1,140,000
Jonathan Novak	750,000	139%	100%	1,040,000

Ms. Hunter’s employment with Corebridge terminated on September 8, 2023, and she received a pro-rated STI award for 2023 in accordance with the ESP, as detailed under “Potential Payments upon Termination or Change in Control.”

Business Performance Score

The Business Performance Score was determined by measuring corporate performance with respect to certain key metrics approved by the AIG CMRC based on Corebridge’s strategy and focus at the time of the program’s design. Three metrics were chosen to incent performance across a range of activities and balance the different types of metrics. The 2023 metrics and their relative weightings were:

•	Normalized Adjusted Return on Average Equity (“Normalized ROAE”) – 40%

•	Normalized General Operating Expense (“Normalized GOE”) – 30%

•	Normalized Reported Adjusted After-tax Operating Income (AATOI) Per Share (“Normalized AATOI Per Share”) – 30%

Note: Normalized ROAE, Normalized GOE and Normalized AATOI Per Share are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.

To determine the Business Performance Score, the AIG CMRC approved targets, thresholds and caps for each metric. Performance at target for a metric would result in a contribution to the Business Performance Score equal to that metric’s weighting. Accordingly, performance at target for all of the metrics would result in a Business Performance Score of 100%.

Performance at threshold for a metric would result in a contribution to the Business Performance Score equal to 50% of the metric’s weighting. Performance below threshold would result in no contribution to the Business Performance Score. Performance at the cap or higher for a metric would result in an increased contribution to the Business Performance Score of 150% of the metric’s weighting. Accordingly, the Business Performance Score could range from 0% to 150%.

The 2023 Business Performance Score was 139%. The following table presents the target and actual results for each of the metrics, along with their threshold, cap, relative weightings and ultimate contribution to the Business Performance Score.

Performance Metric	Threshold (50%)	Target (100%)	Stretch (125%)	Maximum (150%)	Actual	Percent Achieved	Weighting	Percent Achieved (Weighted)
Normalized ROAE	8%	10%	11%	12%	12%	149%	40%	59.6%
Normalized GOE	$1.82	$1.77	$1.72	$1.67	$1.74	116%	30%	34.8%
Normalized AATOI Per Share	$2.75	$3.50	$4.00	$4.25	$4.41	150%	30%	45%

								139%

Individual Performance Score

The Individual Performance Score for Mr. Hogan (assessed by the AIG CMRC) and for each Active NEO other than the CEO (assessed by the Corebridge SPC) was based on individual performance with respect to each NEO’s objectives and could range from 0% to 150%. All Active NEOs’ objectives were structured to reward actions under four key pillars: Financial, Strategic, Operational and Organizational. The objectives reflect areas of importance for each Active NEO.

Financial (25%)	Strategic (25%)	Operational (25%)	Organizational (25%)
Assessed against relevant financial objectives based on the Active NEO’s role, such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:

• Revenue • Growth • Profitability • Budget Control • Cost Reduction • Risk Adjusted Profitability / Value of New Business	• Business Development and Growth • Customer Satisfaction and Quality	• Compliance • Risk • Productivity Measures • Operational Efficiencies • Demonstration of Accountability and Ownership for Risk-Taking	• Transformation • Tech Improvement • Diversity, Equity, Inclusion and Belonging • Talent Retention and Development

In making its determination, the AIG CMRC and Corebridge SPC took into account the factors it deemed relevant, including the following achievements of the Active NEOs.

Kevin Hogan, Chief Executive Officer
Financial

•  Delivered strong 2023 financial results:

•  Pre-Tax Income was $940 million; Adjusted Pre-Tax Operating Income* was $3.2 billion, an increase of $339 million year-over-year

•  Delivered ROAE of 10.7 percent; Achieved Adjusted ROAE* of 11.3 percent, an improvement of 90 basis points year-over-year

•  Achieved Operating Earnings* of $4.10 per share, exceeding consensus and target

•  Oversaw proactive balance sheet management supportive of significant growth and capital management objectives

•  Returned over $2.2 billion to shareholders, through $589 million in regular dividends, $1.1 billion in special dividends and $498 million in share repurchases

•  Opportunistically paid off $1.25 billion of remaining outstanding $1.5 billion Delayed Draw Term Facility balance using proceeds from senior note issuances, reducing interest expense

•  Maintained strong Corebridge parent company liquidity, ending the year with $1.6 billion

Kevin Hogan, Chief Executive Officer
Strategic

•  Successfully completed outsourcing strategies, representing approximately $86 million in expense savings

•  Completed integration of third-party asset managers (BlackRock and Blackstone) into Corebridge’s Investments data environment

•  Established relationships with key stakeholders, including investors, analysts, rating agencies and regulators

Operational

•  Facilitated simplification of operating model via completed sale of Laya in October 2023 and entry into a definitive agreement to sell UK Life business

•  Reorganized business operations, including Legal, Compliance and Regulatory and Enterprise Risk Management functions

•  Oversaw substantial operational and physical separation from AIG and further implemented standalone infrastructure

•  Executed or contracted for over 85 percent of targeted savings via Corebridge Forward

•  Substantially progressed implementation of BlackRock’s Aladdin platform within Investments

Organizational

•  Engaged employees through various internal events, including Corebridge’s second annual Diversity, Equity, Inclusion and Belonging Month

•  Recruited diverse, industry leading talent to executive and senior leadership roles throughout Corebridge

•  Initiated company-wide, multi-year governance and controls projects with respect to financial controls, risk management and compliance functions

Elias Habayeb, Executive Vice President and Chief Financial Officer
Financial

•  Provided financial leadership towards the execution of business and capital plans resulting in the delivery of strong financial results for 2023

•  Proactively managed the insurance company balance sheets to allow for highest levels of new business generation in recent years, distribution of $2 billion in dividends from the US insurance companies, mitigating market volatility implications while maintaining the Life Fleet RBC ratio above target

•  Prudently managed Corebridge parent and insurance company liquidity enabling Corebridge to return $2.2 billion in capital to shareholders

•  Led efforts for the sale of the international life operations which generated over $1 billion in additional shareholder value

•  Reduced interest expense by opportunistically refinancing $1.25 billion of the Delayed Draw Term Facility

Strategic

•  Actively supported execution of the Corebridge Forward initiative achieving 88% of the exit run rate target by the end of 2023

•  Increased delivery of actionable financial information and analyses to support more effective decision making

•  Expanded external stakeholder engagement and continued to educate investors on Corebridge; met with approximately 160 buyside firms and participated in 4 industry conferences

Elias Habayeb, Executive Vice President and Chief Financial Officer
• Completed successful roll-out of long duration targeted improvements

Operational

•  Successful implementation of Sarbanes Oxley controls under the first year subject to an independent attestation with no material weaknesses or significant deficiencies identified

•  Successfully migrated all identified work to outsourcing partner

•  Migration of finance/actuarial systems to the cloud and creation of new accounts payable function

•  Actively supported the Aladdin implementation

Organizational

•  Established a plan for finance to improve employee engagement

•  Executive Sponsor of the Houston Rising Leaders employee resource group

•  Upgraded talent in key positions

•  Promoted gender and ethnic diversity among new hires

Lisa Longino, Executive Vice President and Chief Investment Officer
Financial

•  Delivered strong Net Investment Income results, exceeding budget and prior year

•  Enabled strong credit performance

•  Expanded portfolio trading and hedging tools

•  Successfully concluded numerous loan modifications, resulting in payoffs, credit enhancements and maturity extensions

Strategic

•  Strong credit performance for portfolio, credit migration positive, CML/CMBS (commercial mortgage loan/commercial mortgage-based securities) flat to slightly down with all sectors outperforming market experience

•  Successfully established a Manager of Manager organization overseeing Blackstone and BlackRock, and partnered with Blackstone on new asset classes and new products

•  Further developed and expanded partnerships with both BlackRock and Blackstone

Operational	• Drove a focus on risk management by incorporating operational risk into the first line of defense • Established enhanced risk governance model, with monthly reporting and escalation process

Organizational

•  Continued to execute on target operating model for Investments, coupled with a rebuild of CIO team

•  Focused on building bench strength and developing future leaders by providing executive presence and presentation coaching for leaders on CIO team

•  Established a communications plan to further engage colleagues, including monthly and quarterly business reviews and townhalls

Terri Fiedler, Executive Vice President and President of Retirement Services
Financial

•  Drove strong results across Retirement Services, delivering Adjusted Pre-Tax Operating Income* excluding Variable Investment Income, exceeding target and prior year

•  Increased prior year total deposits and delivered strong Annuity sales, exceeding prior year

•  Delivered periodic deposits above target, providing predictable and consistent in-flows

•  Improved overall operating expenditure

Strategic

•  Successfully restructured the distribution organization to align with growth objectives

•  Executed on key initiatives to improve the plan sponsor experience including enhancements in branding, communication and the relationship management model

•  Enhanced customer experience through delivery of transformation initiatives, including enhanced digital capabilities

Operational

•  Contributed to Corebridge Forward with additional savings relative to target

•  Implemented operational changes to support regulatory changes

•  Continued focus on reinforcing a culture of compliance with enhanced controls and oversight

Organizational

•  Led the Women in Distribution Network as Executive Sponsor, delivering multiple virtual and in-person development events

•  Served as Executive Sponsor of the Houston Women & Allies ERG and a co-Executive Sponsor of the new National Women & Allies ERG

•  Represented Corebridge as the Chair of the Insured Retirement Institute and a Board Trustee for the Foundation of Financial Planning

Jonathan Novak, Executive Vice President and President of Institutional Markets
Financial

•  Delivered strong results in Adjusted Pre-Tax Operating Income* excluding Variable Investment Income, exceeding target by 15%

•  Significantly surpassed target for new business volumes while achieving profit margins in excess of target

•  Improved overall operating expenditure

Strategic

•  Successful execution of reinsurance strategies across the enterprise supporting Individual Retirement, Life Insurance and Group Retirement reducing risk and increasing capital efficiency

•  Implemented new product and service strategies across Institutional Markets, further enhancing Corebridge’s market position

•  Successful initial implementation of Corebridge’s Bermuda strategy including conversion of the legal entity to Corebridge subsidiary

Operational

•  Led Institutional Markets with discipline while optimizing capital deployment

•  Worked closely with external partners to enhance the range of assets available to support the business and enhance competitive position

Jonathan Novak, Executive Vice President and President of Institutional Markets

Organizational	• Demonstrated strong active leadership focused on advancing collaboration and connections throughout and across teams • Exhibited strong risk management practices and drove a risk and control culture

*	Measures marked with an asterisk are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.

LTI Awards

Annual 2023 LTI Awards

In February 2023, the Corebridge SPC granted annual LTI awards to Corebridge’s NEOs and for Mr. Hogan, the AIG CMRC granted the AIG PSU portion of his annual LTI award. When determining the amount of an annual LTI award for an executive, the Corebridge SPC (or AIG CMRC, for Mr. Hogan) considered whether to modify the executive’s Target LTI Award. The actual LTI award granted can reflect a modifier of up to 150% of the executive’s Target LTI Award, based on the assessment by the Corebridge SPC (or AIG CMRC, for Mr. Hogan) of a range of factors, including consideration of prior year performance and contributions, the complexity of expected contributions and the desire to enhance retention and/or provide incremental incentive for future success over the applicable performance period.

In February 2023, the Corebridge SPC (or AIG CMRC, for Mr. Hogan) approved the following LTI awards for the NEOs:

NEO	2023 Target LTI Award	Modifier	2023 Actual LTI Award
Kevin Hogan	$4,000,000	100%	$4,000,000
Elias Habayeb	$1,700,000	100%	$1,700,000
Terri Fiedler	$980,000	100%	$980,000
Jonathan Novak	$900,000	100%	$900,000

2023 LTI awards consisted of 50% AIG PSUs, 25% Corebridge RSUs and 25% Corebridge Options for Mr. Hogan and 75% Corebridge RSUs and 25% Corebridge Options for Mr. Habayeb, Ms. Fiedler, and Mr. Novak.

The amounts granted were determined as follows:

Type of Award	How Amount Granted Was Determined
AIG PSUs	50% of Mr. Hogan’s total award value was divided by the average closing price of AIG common stock over the five trading days preceding the grant date, rounded down to the nearest whole unit

Corebridge RSUs	75% of the total award value (25% for Mr. Hogan) was divided by the average closing price of Corebridge common stock over the five trading days preceding the grant date, rounded down to the nearest whole unit

Corebridge Options	25% of the total award value was divided by the value of a Corebridge Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718

2023 Annual Corebridge RSUs

One-third of the annual 2023 Corebridge RSUs will vest on each of the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The 2023 Corebridge RSUs accrue Cash Dividend Equivalents.

2023 Annual Corebridge Options

Annual 2023 Corebridge Options have a term of ten years and one-third of the options will vest on each of the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The exercise price for the options is $20.30, which was the closing price for Corebridge’s common stock on the grant date.

Other 2023 LTI Awards

Ms. Longino and Ms. Hunter each received the following awards in connection with the commencement of their employment with Corebridge, which were granted in consideration for equity foregone from each executive’s previous employer:

NEO	Grant Date	Award Type	Amount
Lisa Longino	February 21, 2023	Equity Buy-Out	$1,223,215
Constance Hunter	June 20, 2023	Equity Buy-Out	$1,000,000

Ms. Longino’s grant consisted 100% of Corebridge RSUs which will vest 50% on February 21, 2024, 30% on February 21, 2025 and 20% on February 21, 2026, subject to continued service on each vesting date. The amount was later adjusted in May 2023 to conform to the final terms of the equity buy-out. The Corebridge RSUs accrue Cash Dividend Equivalents.

Ms. Hunter’s grant consisted of 75% Corebridge RSUs and 25% Corebridge Options. One-third of each of the Corebridge RSUs and Corebridge Options were scheduled to vest on each of February 21, 2024, February 21, 2025 and February 21, 2026, subject to continued service on each vesting date. Upon termination of Ms. Hunter’s employment on September 8, 2023, all of her outstanding unvested equity awards vested in full on her last day of employment, pursuant to the terms of such equity awards.

2023 Annual AIG PSUs

Mr. Hogan’s annual 2023 AIG PSUs can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents.

The performance metrics applicable to his award include:

•	Annual Improvement to Accident Year Combined Ratio, as Adjusted (“AYCR, ex-CAT”) calculated as a consecutive average annual improvement against each year in the performance period (weighted 25%)

•	Achievement of AIG parent company expense targets (weighted 25%)

•	Cumulative Diluted Normalized Adjusted After-Tax Income (“AATI”) attributable to AIG Common Shareholders Per Share annual improvement over the three-year performance period (weighted 30%)

•	TSR over the three-year performance period relative to a group of General Insurance peer companies (weighted 20%)

All of these metrics include clearly defined goals associated with the achievement of “threshold,” “target,” “stretch” and “maximum” and are aligned to AIG’s strategic objectives.

Note: AYCR, ex-CAT and Diluted Normalized AATI attributable to AIG Common Shareholders Per Share are non-GAAP financial measures used by AIG. For more information on these measures, see Appendix B.

2020 AIG PSU Payout

Mr. Hogan received AIG PSUs in 2020. The three-year performance period for these AIG PSUs ended on December 31, 2022 and the AIG PSUs were settled in 2023. This award was subject to three performance metrics, including a relative TSR modifier:

•	Relative Tangible Book Value Per Share Growth (weighted 80%)

•	AIG 200 Net GOE Savings (weighted 20%)

•	Relative TSR Modifier - a modifier is applied if AIG ranks in the top quartile (10%) and in the bottom quartile (-10%)

In the first quarter of 2023, AIG’s CMRC assessed performance over the three-year performance period and certified the results as set forth below in the following table. In addition, the CMRC determined AIG’s Relative TSR over the performance period ranked in the top quartile of its peers, resulting in a +10 percent performance adjustment. The AIG PSU performance based on the core metrics yielded a score of 179%.

The threshold, target and maximum performance goals for each metric and their actual and earned performance are included in the following table.

	Performance Goal (% Payout)				Actual Performance			Earned Performance (% Payout)
Performance Metric	Threshold (50%)	Target (100%)	Stretch (150%)	Maximum (200%)	FY’20A	FY’21A	FY’22A	FY’20A	FY’21A	FY’22A	Payout (Weighted)
Relative TBVPS* (Annual and Cumulative Three-Year Growth Relative to Peers)	7th place	4th or 5th Place	3rd place	1st place	General Insurance: 7th place (50%) L&R: 5th place (100%)	General Insurance: 5th place (100%) L&R: 2nd place (175%)	General Insurance: 2nd place (175%) L&R: 3rd place (150%)	70%	130%	165%	165%
AIG 200 Cumulative Run-rate Net GOE Savings* (Annual and Three-Year Cumulative Run-rate Savings)	$2020 150M	$2020 200M	$2020 300M	2020 N/A	FY’20A $400M	FY’21A ~$810M	FY’22A ~$1,055M	150%	150%	164%	155%
	$2021 350M	$2021 450M	$2021 600M	2021 N/A
	$2022 700M	$2022 850M	$2022 1.0B	$2022 1.2B

Total:											163%

PSU awards subject to +10 percent

modifier based on first quartile TSR

performance relative to peers, resulting

in an adjusted score of 179 percent

Corebridge’s Indirect Compensation Plans and Termination Benefits

All employees, including our executives, are offered a benefits program that includes retirement, health and welfare and termination benefits.

Indirect Compensation
Retirement Benefits	We offer a tax-qualified 401(k) plan to Corebridge employees. All participants in the plan receive employer matching contributions of up to 100% of the first 6% of the eligible compensation that they contribute to the plan, up to the qualified plan compensation limit ($330,000 in 2023). We also provide an employer contribution of 3% of eligible compensation to all employees eligible to participate in the 401(k) plan, subject to tax law limits.

Health and Welfare Benefits	Corebridge’s executives generally participate in the same broad-based health, life insurance and disability benefit programs as Corebridge’s other employees.

Perquisites	We provide executives with a limited number of benefits and perquisites that are generally aligned with those available to other employees.

Termination Benefits
Severance Benefits	Corebridge’s executives are eligible for benefits under the ESP upon termination by the Company without “Cause” or resignation by the executive for “Good Reason.” To receive benefits under the ESP, the executives must execute a release of employment-related claims including restrictive covenants. Benefits include a lump sum payment equal to 1 or 1.5 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.

Change-in-Control Benefits	In the event that an executive experiences a covered termination under the ESP within 24 months following a change in control, the lump sum payment under the plan will equal 1.5 or 2 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.

Corebridge’s Compensation Policies

Corebridge Clawback Policy (amended in 2023)

The Corebridge Clawback Policy was adopted by the Corebridge Board to encourage sound risk management and increase individual accountability and applies to all executive officers. The policy was amended to extend its coverage to all employees who receive equity awards and all employees at Grade Level 27 and above as well as other minor technical changes. The policy provides that the Board or a designated committee thereof (the “administrator”) has broad discretionary authority to determine the existence and date of a covered event and the amount of any forfeiture, recoupment and/or repayment of all or any portion of:

•

any outstanding and unpaid incentive compensation (i.e., any bonus, equity or equity-based award or other incentive compensation granted by Corebridge or any Corebridge affiliate), whether vested or unvested, that was awarded to the applicable executive and

•	any incentive compensation that was paid to and received by the applicable executive during the 12-month period preceding the date of the covered event.

For this purpose, a “covered event” includes:

•	a material financial restatement;

•	an award or receipt of covered compensation by an executive based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined;

•

a failure by an executive to properly identify, assess or sufficiently raise concerns about risk, including a supervisory role, that results in a material adverse impact on Corebridge or any of its affiliates and

•	an action or omission by an executive that results in material financial or reputational harm to Corebridge or a Corebridge affiliate or constitutes a material violation of Corebridge’s risk policies.

Financial Restatement Clawback Policy (adopted in 2023)

In June 2023, the SEC approved the New York Stock Exchange’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations.

On November 21, 2023, the Corebridge Board approved a new Financial Restatement Clawback Policy effective December 1, 2023, that is fully compliant with these new SEC and NYSE requirements, and resolved that it remained appropriate to maintain the existing Clawback Policy with minor amendments.

Generally, the new Corebridge Financial Restatement Clawback Policy does not change the existing provisions regarding covered events in the Existing Clawback Policy. However, the new clawback policy provides that, if there is an accounting restatement, the Company is required to recoup any erroneously awarded compensation received by executive officers on or after October 2, 2023. The amount of the “erroneously awarded compensation” equals the amount of incentive-based compensation received by the executive that exceeds the amount that would have been received had it been determined based on the restated amounts. Only limited exceptions apply to the requirement that the Company recoup the erroneously awarded compensation.

A full copy of the Financial Restatement Clawback Policy is included in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.

No clawback actions were required in 2023 based on a review of material risk events as part of the annual risk review process.

Anti-Hedging and Anti-Pledging Policies

Corebridge’s Insider Trading Policy prohibits all employees and directors from engaging in hedging transactions with respect to any Corebridge securities, including by trading in any derivative security relating to Corebridge securities. In particular, other than pursuant to a compensation or benefit plan or dividend distribution, no employee or director may acquire, write or otherwise enter into an instrument that has a value determined by reference to Corebridge securities, whether or not the instrument is issued by Corebridge. Examples include put and call options, forward contracts, collars and equity swaps relating to Corebridge securities. The policy also prohibits pledging of Corebridge securities.

Executive Stock Ownership Guidelines

Corebridge’s stock ownership guidelines provide that the value of the beneficial ownership of Corebridge common stock to be achieved under the guidelines is five times salary for Corebridge’s CEO and three times salary for Corebridge’s other executives. All executives are required to retain 50% of the net shares of Corebridge common stock received as a result of the exercise, vesting or payment of any stock option, restricted stock, RSU or other equity-based award granted by Corebridge until the applicable guideline is achieved.

Additional Information

Compensation Risk Review

Enterprise Risk Management (“ERM”) conducts a risk assessment of newly created or modified compensation plans as required by the risk framework for incentive compensation to ensure the plans appropriately balance risk and reward. In connection with the review, ERM assigns a risk rating of low, medium or high to each active incentive plan, taking into account:

•	whether the plan design or administration may encourage excessive or unnecessary risk-taking;

•	whether the plan has appropriate safeguards in place to discourage fraudulent behavior;

•	whether the plan incorporates appropriate risk mitigants to lower risk (including deferrals, clawback conditions, time-based vesting for equity awards and capped payouts) and

•	whether payments are based on pre-established performance goals, including risk-adjusted metrics and compliance goals.

Corebridge’s risk review was incorporated into AIG’s annual risk review that was presented to the AIG CMRC in September 2023. ERM conducted a review of Corebridge’s compensation plans (including Corebridge’s sales incentive plans) in 2023 and concluded that Corebridge’s plans do not encourage unnecessary or excessive risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior. This review included feedback from the Business, HR, ERM, Legal and Compliance. The risk assessment process includes a review of plan documentation, financial targets, scorecards and supporting records.

Use of Non-GAAP Financial Metrics

Certain non-GAAP financial measures are used as performance measures in the incentive compensation programs as discussed herein.

Tax and Accounting Considerations

In reaching decisions on executive compensation, the Corebridge SPC considered the tax and accounting consequences.

Compensation Committee Interlocks and Insider Participation

In 2023, the following directors served as Corebridge SPC members: Mr. Zaffino, Mr. Lynch, and Ms. Schioldager. Ms. Schioldager and Mr. Lynch also served as Section 16 Sub-Committee members. During 2023, none of Corebridge’s executive officers served as: (a) a member of the compensation committee of any entity for which a member of Corebridge’s Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as a member of Corebridge’s Board. No member of the Corebridge SPC was, at any time during fiscal 2023 or at any other time, an officer or employee of Corebridge, or had any relationship with Corebridge requiring disclosure under Item 404 of Regulation S-K.

Compensation Tables

2023 Summary Compensation Table

The following table presents the total compensation of the NEOs for services performed in the years indicated. The total compensation reported in the following table includes items such as salary and STI awards as well as the grant date fair value of LTI awards. The LTI awards may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “direct compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in pension value and nonqualified deferred compensation earnings($)(6)	All Other Compensation ($)(7)	Total ($)
Kevin Hogan Chief Executive Officer	2023	1,250,000	—	2,927,993	999,997	3,250,000	131,915	72,192	8,632,097
	2022	1,250,000	—	5,141,177	—	2,400,000	0	90,420	8,881,597
	2021	1,250,000	—	3,262,558	999,999	2,407,500	0	85,188	8,005,245
Elias Habayeb Executive Vice President and Chief Financial Officer	2023	800,000	—	1,217,411	424,996	1,670,000	58,652	29,973	4,201,032
	2022	800,000	600,000	1,729,454	—	1,140,000	0	27,723	4,297,177
	2021	758,655	—	1,168,373	374,989	1,600,000	0	26,373	3,928,390
Lisa Longino Executive Vice President and Chief Investment Officer	2023	676,924	2,181,265	1,225,613	—	1,720,000	—	29,931	5,833,733
Terri Fiedler Executive Vice President and President of Retirement Services	2023	650,000	—	701,791	244,998	1,140,000	14,014	29,973	2,780,776
	2022	582,770	225,000	1,549,216	—	779,000	0	27,723	3,163,709
Jonathan Novak Executive Vice President and President of Institutional Markets	2023	600,000	—	644,505	224,995	1,040,000	29,703	30,098	2,569,301
Constance Hunter Former Executive Vice President and Head of Strategy	2023	498,077	—	583,129	249,997	533,333	—	2,656,031	4,520,567

(1)	Ms. Longino commenced employment with Corebridge on February 13, 2023. Ms. Hunter’s employment with Corebridge terminated on September 8, 2023.
(2)

For Mr. Habayeb and Ms. Fiedler, this column reflects leadership continuity awards which vested and were paid in June 2022 and May 2022, respectively. For Ms. Longino, this column reflects sign-on payments for compensation foregone from her prior employer paid in a lump-sum in March 2023.

(3)

The amounts in this column for 2023 represent the grant date fair value of Corebridge RSUs granted to each NEO and AIG PSUs granted to Mr. Hogan in 2023, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the RSUs was based on the closing price of Corebridge’s common stock on the date of grant. Mr. Hogan’s AIG PSUs are valued at $1,973,162 based on target performance, which represents the probable outcome of the performance conditions on the grant date. The grant date fair value of the AIG PSUs at the maximum level of performance is $3,946,307. The AIG PSUs and Corebridge RSUs are described in more detail in “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.”

(4)

The amounts in this column for 2023 represent the grant date fair value of Corebridge Options granted to each NEO (other than Ms. Longino) in 2023, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. The Corebridge Options are described in more detail in “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.”
(5)	For 2023, this column represents the STI awards for 2023 performance as determined in the first quarter of 2024. 100% of each award was vested and paid in February 2024.
(6)

The amounts in this column represent the total change of the actuarial present value of the accumulated benefit, including any payments made during the year, under AIG’s defined benefit pension plans, including the Qualified Retirement Plan and the Non-Qualified Retirement Plan, as applicable. Negative amounts for the aggregate change in pension value for 2022 include: ($539,302) for Mr. Hogan, ($150,505) for Mr. Habayeb and ($1,849) for Ms. Fiedler. Negative amounts for the aggregate change in pension value for 2021 include: ($140,647) for Mr. Hogan and ($36,291) for Mr. Habayeb. The pension plans are described in “2023 Pension Benefits.” Present values include benefits payable from the Retirement Plan and Non-Qualified Retirement Income Plan, if applicable. To determine the change in pension values, the retirement age assumption is the normal retirement age of 65, or current age if older. The discount rate assumption is 4.98% for the Qualified Retirement Plan. The discount rate assumption is 4.94% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale. Ms. Longino and Ms. Hunter did not participate in the Qualified Retirement Plan and the Non-Qualified Retirement Plan.

(7)	This column includes the following incremental costs of 2023 perquisites and other benefits:

Item	Description
Tax Preparation Services	Mr. Hogan - $27,585 Reflects cost of tax preparation services related to a prior international assignment

Company-paid life insurance premiums	Ms. Longino - $231 Ms. Hunter - $210 All other NEOs - $273

401(k) Plan	Ms. Hunter - $30,325 All Other NEOs - $29,700 Reflects employer matching and non-elective contributions

Internet Stipend	Mr. Novak - $125 State-mandated internet stipend paid to all active employees in California and Illinois.

Separation-related payments	Ms. Hunter - $2,475,000 cash lump-sum severance payment, $40,000 medical and life insurance, $107,693 payout of unused paid time off

Financial Planning Services	Ms. Hunter - $2,803

Personal Use of Company Pool Cars	Mr. Hogan - $14,634 Reflects incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.

2023 Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the NEOs in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts UnderEquity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Hogan
2023 STI		0	2,250,000	4,500,000	—	—	—	—	—	—	—
2023 AIG PSUs	2/21/2023	—	—	—	16,217	32,435	64,870	—	—	—	1,973,162
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	47,036	—	—	954,831
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	162,074	20.30	999,997

Elias Habayeb
2023 STI		0	1,200,000	2,400,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	59,971	—	—	1,217,411
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	68,881	20.30	424,996

Lisa Longino
2023 STI	2/21/2023	0	1,240,000	2,480,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	60,375	—	—	1,225,613

Terri Fiedler
2023 STI		0	820,000	1,640,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	34,571	—	—	701,791
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	39,708	20.30	244,998

Jonathan Novak
2023 STI		0	750,000	1,500,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	31,749	—	—	644,505
2023 CRBG Options	2/21/2023								36,466	20.30	224,995

Constance Hunter
2023 STI		0	800,000	1,600,000	—	—	—	—	—	—	—
2023 CRBG RSUs	6/20/2023	—	—	—	—	—	—	35,277	—	—	583,129
2023 CRBG Options	6/20/2023	—	—	—	—	—	—		63,451	16.53	249,997

(1)

Amounts shown reflect the range of possible STI awards for 2023 performance. Actual amounts earned are reflected in the 2023 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For more information on the 2023 STI awards, including the applicable performance metrics, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—STI Awards.”

(2)

Amounts shown reflect the potential range of 2023 AIG PSUs granted to Mr. Hogan that can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents. Actual amounts earned are based on achieving pre-established goals across three financial objectives over the 2023-2025 performance period. Results will be certified by the AIG CMRC in the first quarter of 2026. As a holder of AIG PSUs, Mr. Hogan is also entitled to dividend equivalent rights beginning with the first dividend record date following the AIG PSU grant date, which are subject to the same vesting and performance conditions as the related AIG PSUs and are paid in cash if and when such related earned shares of AIG common stock are delivered. For more information on the AIG PSUs granted to Mr. Hogan, including the applicable performance metrics, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual AIG PSUs.”

(3)

Amounts shown reflect the grant of 2023 Corebridge RSUs made to the NEOs. Holders of 2023 Corebridge RSUs are also entitled to dividend equivalent rights in the form of cash beginning with the first dividend record date following the applicable grant date, which cash amount is subject to the same vesting conditions as the related RSUs and is paid if and when such related shares are delivered. For more information on these awards, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual Corebridge RSUs” and “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—Other 2023 LTI Awards.”

(4)

Amounts shown reflect the grant of 2023 Corebridge Options made to the NEOs (other than Ms. Longino). Stock options granted in 2023 have an exercise price equal to the closing price of the underlying shares of Corebridge common stock on the NYSE on the date of grant. For more information on these awards, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual Corebridge Options” and “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—Other 2023 LTI Awards,” and Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.

(5)

Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. The AIG PSUs were valued at target which represents the probable outcome of the performance conditions on the grant date. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth outstanding equity-based awards held by each NEO as of December 31, 2023.

	Option Awards(1)						Stock Awards
			Number of Securities underlying Unexercised Options (Exercisable) (#)	Number of Securities underlying Unexercised Options (Unexercisable) (#)				Unvested (Not Subject to Performance Conditions)(2)		Equity Incentive Plan Awards (Unearned and Unvested)(4)
	Year Granted	Award Type			Exercise Price ($)	Expiration Date	Award Type	Number (#)	Market Value ($)(3)	Number (#)	Market Value ($)(5)
Kevin Hogan	2023	2023 CRBG Options	—	162,074	20.30	2/21/2033	2023 AIG PSUs	—	—	48,652	3,296,173
	2021	2021 AIG Options	—	85,470	44.10	2/22/2031	2023 CRBG RSUs	47,036	1,018,800	—	—
	2020	2020 AIG Options	116,959	—	32.43	3/11/2030	2022 AIG PSUs	—	—	49,537	3,356,132
	2019	2019 AIG Options	122,850	—	44.28	3/18/2029	2022 CRBG RSUs	85,235	1,846,190	—	—
	2018	2018 AIG Options	125,418	—	55.94	3/13/2028	2021 AIG PSUs	85,124	5,767,151	—	—
							2021 CRBG RSUs	61,013	1,321,542	—	—
Elias Habayeb	2023	2023 CRBG Options	—	68,881	20.30	2/21/2033	2023 CRBG RSUs	59,971	1,298,972	—	—
	2021	2021 AIG Options	—	6,355	46.27	3/4/2031	2022 CRBG RSUs	48,300	1,046,178	—	—
	2021	2021 AIG Options	—	25,641	44.10	2/22/2031	2021 CRBG RSUs	67,747	1,467,400	—	—
	2020	2020 AIG Options	35,087	—	32.43	3/11/2030
	2019	2019 AIG Options	36,855	—	44.28	3/18/2029
	2018	2018 AIG Options	25,083	—	55.94	3/13/2028
Lisa Longino	—	—	—	—	—	—	2023 CRBG RSUs	57,661	1,248,937	—	—
Terri Fiedler	2023	2023 CRBG Options	—	39,708	20.30	2/21/2033	2023 CRBG RSUs	34,571	748,808	—	—
	2021	2021 AIG Options	—	15,384	44.10	2/22/2031	2022 CRBG RSUs	42,590	922,499	—	—
	2020	2020 AIG Options	21,052	—	32.43	3/11/2030	2021 CRBG RSUs	32,945	713,589	—	—
	2019	2019 AIG Options	10,265	—	46.96	5/8/2029
Jonathan Novak	2023	2023 CRBG Options	—	36,466	20.30	2/21/2033	2023 CRBG RSUs	31,749	687,683	—	—
	2021	2021 AIG Options	—	19,230	44.10	2/22/2031	2022 CRBG RSUs	25,570	553,846	—	—
	2020	2020 AIG Options	23,391	—	32.43	3/11/2030	2021 CRBG RSUs	47,285	1,024,193	—	—
	2019	2019 AIG Options	24,570	—	44.28	3/18/2029
	2018	2018 AIG Options	14,632	—	55.94	3/13/2028
Constance Hunter	2023	2023 CRBG Options	63,451	—	16.53	9/8/2026
	2022	2022 AIG Options	15,197	—	61.61	9/8/2026

(1)

AIG Options. All of the stock options granted prior to 2023 were granted and linked to the performance of AIG common stock. The AIG Options have an exercise price equal to the closing price of the underlying shares of AIG common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. All of the AIG Options granted in 2021 had a three-year vesting period, subject to continued service, and vested in full in January 2024. All of the AIG Options granted in 2020 had a three-year vesting period, subject to continued service, and vested in full in January 2023.

Corebridge Options. All of the stock options granted in 2023 were granted by Corebridge and linked to the performance of Corebridge common stock. The 2023 Corebridge Options have an exercise price equal to the closing price of the underlying shares of Corebridge common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. The 2023 Corebridge Options will vest on each of February 21, 2024, February 21, 2025 and February 21, 2026, subject to continued service on each vesting date.

(2)

Corebridge Restricted Stock Units. The 2023 Corebridge RSUs held by each of the NEOs (other than Ms. Longino) will vest in three equal installments on the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The 2023 Corebridge RSUs held by Ms. Longino vest 50% on February 21, 2024, 30% on February 21, 2025 and 20% on February 21, 2026, subject to continued service on each vesting date. Amount reflects an adjustment to the number of RSUs granted on February 21, 2023 to conform to the final terms of the executive’s equity buy-out. All 2022 Corebridge RSUs vest in three equal installments on the first, second and third anniversaries of the grant date (March 30, 2022 for Ms. Fiedler’s retention LTI award and February 22, 2022 in all other cases). All 2021 Corebridge RSUs had a three-year vesting period, subject to continued service, and vested in full on January 1, 2024. All 2020 Corebridge RSUs had a three-year vesting period, subject to continued service, and vested in full on January 1, 2023.

(3)	Values for Corebridge RSUs are based on the closing sale price of Corebridge common stock on the NYSE on December 29, 2023 of $21.66.
(4)

AIG Performance Share Units. The 2023 AIG PSUs can be earned based on AIG performance over a three-year period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 25%), achievement of AIG parent company expense targets (weighted 25%), cumulative diluted normalized AATI (weighted 30%), and TSR relative to a group of General Insurance peer companies (weighted 20%). For the 2023 AIG PSUs, as of December 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares and the payout value are reported assuming payout at stretch award levels. The 2022 AIG PSUs can be earned based on AIG performance over a three-year period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 50%), cumulative diluted normalized AATI (weighted 40%), and TSR relative to a group of General Insurance peer companies (weighted 10%). For the 2022 AIG PSUs, as of December 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares and the payout value are reported assuming payout at stretch award levels. Whether the 2023 or 2022 AIG PSUs will be earned at the level shown or a different level, or at all, depends on AIG performance against metrics over the three-year performance period, as determined by the AIG CMRC. Once earned, the 2023 and 2022 AIG PSUs will vest on January 1, 2026 and January 1, 2025, respectively, subject to Mr. Hogan’s continued service on the vesting date.

For the 2021 AIG PSUs, the amount represents the number of 2021 AIG PSUs that were earned based on actual achievement against pre-established performance goals over a three-year performance period: 67% is tied to tangible book value per share (annual and three-year growth relative to peers) and 33% is tied to separation of life and retirement (achievement by the end of 2023), plus a TSR modifier of +/- 25%. The AIG CMRC certified the level of achievement on February 20, 2024, and 200% of the PSUs were earned and vested on January 1, 2024, subject to Mr. Hogan’s continued service on the vesting date.

(5)

For more information on the AIG PSUs granted to Mr. Hogan, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.” Values for AIG PSUs are based on the closing sale price of AIG common stock on the NYSE on December 29, 2023 of $67.75 per share.

2023 Option Exercises and Vesting of Stock-based Awards

The following table sets forth the amounts realized by each NEO as a result of stock option exercises and the vesting of stock-based awards in 2023. None of Corebridge’s NEOs exercised options in 2023.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Hogan	231,716	9,672,231
Elias Habayeb	102,315	2,063,039
Lisa Longino	—	—
Terri Fiedler	68,192	1,327,596
Jonathan Novak	83,433	1,681,619
Former Executive Officer
Constance Hunter	75,547	3,058,892

(1)

Represents 2020 Corebridge RSUs (and related dividend equivalent rights) that vested in January 2023 and the first tranche of the 2022 Corebridge RSUs that vested in February 2023, based on the value of the underlying shares of Corebridge common stock on the vesting date. In the case of Mr. Hogan, this column also represents the 2020 AIG PSUs that vested in January 2023, based on the value of the underlying shares of AIG common stock on the vesting date. For Ms. Fiedler, this column also includes the first tranche of her 2022 retention RSUs that vested in March 2023. For Ms. Hunter, amounts represent the first tranche of her 2022 sign-on AIG RSUs that vested on February 14, 2023, and the rest of her outstanding equity awards including the last three installments of her sign-on RSUs, 2022 AIG RSUs, 2022 AIG PSUs and 2023 Corebridge RSUs which vested immediately upon her termination of employment on September 8, 2023, pursuant to the terms of these equity awards, based on the value of the underlying shares of AIG and Corebridge common stock on the vesting date.

2023 Pension Benefits

The following table details the accumulated benefits under the pension plans in which certain of Corebridge’s NEOs participate. These accumulated benefits are presented as if they were payable upon the NEO’s normal retirement at age 65 or current age if older. However, it is important to note that the Non-Qualified Retirement Plan benefits shown for the NEOs may be at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely. Ms. Longino and Ms. Hunter have not participated in the Retirement Plans. No payments were made under the plans in 2023.

Name	Plan Name	Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Kevin Hogan	Qualified Retirement Plan	25.917	734,245
	Non-Qualified Retirement Plan	25.917	893,505
Elias Habayeb	Qualified Retirement Plan	7.917	174,129
	Non-Qualified Retirement Plan	6.917	238,529
Lisa Longino	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0
Terri Fiedler	Qualified Retirement Plan	2.583	55,761
	Non-Qualified Retirement Plan	2.583	88,623
Jonathan Novak	Qualified Retirement Plan	2.667	60,789
	Non-Qualified Retirement Plan	2.667	105,759
Constance Hunter	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0

(1)	The NEOs had the following years of service as of December 31, 2023: Mr. Hogan – 34.50; Mr. Habayeb – 17.33; Ms. Fiedler –11.63; Mr. Novak – 11.71.

Mr. Hogan. Mr. Hogan has 8.583 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 1984 to November 2008 and accrued pension benefits under the Retirement Plans during this employment. Mr. Hogan did not receive a distribution from the Retirement Plans at the time of his initial resignation. Upon his rehire in October 2013, benefit accruals commenced immediately under the Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes. The Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these plans as of December 31, 2015.

Mr. Habayeb. Mr. Habayeb has 9.413 fewer years of credited service under the Qualified Retirement Plan than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait on year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Habayeb was employed by AIG from September 2005 to May 2009. Upon his rehire in June 2010, benefit accruals commenced immediately under the Retirement Plans and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes, His actual service under the Non-Qualified Retirement Plan reflects the one-year freeze period in the Non-Qualified Plan pursuant to rules established by US Treasury Special Pay Master (1/1/2012-12/14/2012).

Ms. Fiedler. Ms. Fiedler has 9.04 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time she was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.

Mr. Novak. Mr. Novak has 9.05 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.

(2)

For Ms. Longino and Ms. Hunter, the amount shown in this column is zero because they do not participate in the Retirement Plans. All present values of accumulated benefits are based on service and earnings as of December 31, 2023 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Retirement Plans are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 23 to the consolidated financial statements included in AIG’s 2023 Annual Report on Form 10-K. The actuarial present value of the benefit payable to Mr. Hogan would be $61,143 higher than the amounts in the table above if Mr. Hogan’s benefit commenced as of December 31, 2023 as a result of his employment termination for any reason other than disability or death. The discount rate assumption is 4.98% for the Qualified Retirement Plan. The discount rate assumption is 4.94% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale.

Pension Plans

Corebridge does not maintain any active or frozen pension plans. However certain of Corebridge’s NEOs have balances in the Qualified Retirement Plan and the Non-Qualified Retirement Plan (collectively, the “Retirement Plans”).

The Qualified Retirement Plan is a tax-qualified defined benefit plan and the Non-Qualified Retirement Plan provides for retirement benefits in excess of those permitted under the Qualified Retirement Plan. Effective

January 1, 2016, benefit accruals under the Retirement Plans were frozen. At that time, the Retirement Plans were closed to new participants and existing participants ceased to accrue additional benefits after December 31, 2015.

In the case of the Qualified Retirement Plan, all participants (including the participating NEOs) are vested in their benefits and, in the case of the Non-Qualified Retirement Plan, participants vest once they attain either (1) age 60 with five or more years of service or (2) age 55 with ten or more years of service.

Corebridge employees (including the participating NEOs) were deemed to terminate employment for purposes of the Qualified Retirement Plan on September 19, 2022, the date of the closing of the IPO. For purposes of the Non-Qualified Retirement Plan, however, Corebridge employees (including the participating NEOs) continue to be treated as active employees so long as they continue to be employed by Corebridge.

Form and Timing of Payments

Under the Qualified Retirement Plan, all participants have the option to elect to commence their benefit at the time of termination of their employment, either in the form of a monthly taxable annuity or lump sum payment. Alternatively, they may defer commencement until age 65.

Benefits accrued prior to March 31, 2012 under the Non-Qualified Retirement Plan are paid out as an annuity and benefits accrued after that date are paid as a lump sum. Vested participants must commence benefits when they terminate employment.

Benefit Formulas

The Retirement Plans originally provided for a final average pay formula. The Retirement Plans’ final average pay formula ranges from 0.925% to 1.425% times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25% to 1.75% times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

The benefit formula under the Retirement Plans was converted from the final average pay formula to a cash balance formula, effective April 1, 2012. The cash balance formula was comprised of pay credits, calculated based on 6% of a Plan participant’s annual pensionable compensation, and annual interest credits. Pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual STI awards, with the Qualified Retirement Plan subject to IRC compensation limits and the

Non-Qualified Retirement Plan subject to an annual compensation limit of $1,050,000 in 2015. Pay credits ceased under the Retirement Plans on December 31, 2015, but annual interest credits continue 4.02% in 2023, based upon the 30-year long-term Treasury rate. This rate is adjusted annually on January 1.

The NEOs other than Ms. Fiedler and Mr. Novak have a final average pay formula benefit and a cash balance benefit. Ms. Fiedler and Mr. Novak have a cash balance benefit.

Early Retirement Benefits

Each of the Retirement Plans provides for reduced early retirement benefits. In the case of early retirement, participants in the Retirement Plans under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5% (depending on age and years of credited service at retirement) for each year that retirement precedes age 65. In the case of early retirement under the cash balance formula, participants in the Retirement Plans will receive the value of their cash balance account as of the date of early retirement.

In connection with the Corebridge IPO, Mr. Hogan became a terminated vested participant in the Qualified Plan and ceased receiving service credit for purposes of early retirement at that time. Mr. Hogan is eligible for early retirement benefits on his final average pay benefit accrual under the Retirement Plans reflecting the five percent reduction.

Death and Disability Benefits

Each of the Retirement Plans also provide for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Retirement Plans will generally equal the participant’s lump sum benefit or cash balance account. Under the Retirement Plans, participants who become disabled and receive payments under AIG’s long-term disability plan on and after the freeze date continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes for a maximum of three additional years, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account up to the date they commence their benefit.

Mr. Novak’s benefit under the cash balance formula would have been $180 higher than the amount reflected in the table above if his benefit commenced as of December 31, 2023 as a result of his death.

In connection with the Corebridge IPO, the participating NEOs became terminated vested participants in the Qualified Plan and ceased receiving service credit for purposes of death and disability benefits at that time.

Nonqualified Deferred Compensation

None of the NEOs participate in a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Severance Benefits

Effective January 1, 2023, Corebridge established the Corebridge Executive Severance Plan. The ESP provides for severance benefits in the case of termination other than due to death, disability, resignation or Cause (as defined below) and also in the case of voluntary termination for Good Reason (as defined below).

The ESP provides for severance payments and benefits upon qualifying terminations as follows, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants:

•

For qualifying terminations not in connection with a Corebridge CIC (as defined below), severance in an amount equal to the product of a multiplier times the sum of base salary and the average amount of STI paid for the preceding three completed calendar years. On December 31, 2023, for Mr. Hogan and Ms. Hunter, the multiplier was 1.5 and, for all other NEOs, the multiplier was 1.

•

For qualifying terminations within two years following a Corebridge CIC, severance in an amount equal to the product of a multiplier times the sum of base salary and the greater of (a) the average amount of STI awards paid to the executive for the preceding three completed calendar years and (b) the executive’s target STI award for the most recently completed calendar year preceding the termination year. On December 31, 2023, for Mr. Hogan and Ms. Hunter, the multiplier was 2 and, for all other NEOs, the multiplier was 1.5.

•

For qualifying terminations on and after April 1 of the termination year not in connection with a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the participant’s target STI award, adjusted for actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

•

For qualifying terminations on and after January 1 within two years following a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the greater of (a) a participant’s target STI award and (b) a participant’s target STI award adjusted for actual company performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

Participants are also entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act, a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage.

Restrictive Covenants

Pursuant to the release of claims that each participant must execute to receive benefits under the ESP, each participant is generally prohibited from:

•	engaging in, being employed by, rendering services to or acquiring financial interests in certain competitive businesses for a period of six months after termination;

•	interfering with Corebridge’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•	soliciting or hiring Corebridge employees for a period of one year after termination;

•	making false or disparaging comments about us; and

•	disclosing Corebridge’s confidential information at any time following termination.

Definitions

Term	Generally Means:
Cause

•  The participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (1) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (2) on a felony charge or (3) on an equivalent charge to those in clauses (1) and (2) in jurisdictions which do not use those designations;

•  the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•  the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or affiliates is a member; or

•  the participant’s material violation of the Company’s codes of conduct or any other Company policy as in effect from time to time.

Corebridge CIC

•  Individuals who, on the effective date of the Corebridge Executive Severance Plan, constituted the Board (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•  any person is or becomes a beneficial owner of 50% or more of Corebridge’s voting securities, other than AIG;

Term	Generally Means:

•  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Corebridge that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•  a sale of all or substantially all of Corebridge’s assets; or

•  Corebridge’s stockholders approve a plan of complete liquidation or dissolution.

Neither the IPO nor any subsequent public offering of Corebridge voting securities by AIG or Argon that does not otherwise qualify as a Corebridge CIC as described above will be a Corebridge CIC.

Good Reason	A reduction of more than 20% in the participant’s annual target direct compensation. In the event of an Corebridge CIC, the definition of Good Reason also means: (1) a greater than 20% decrease in total direct compensation, (2) a material diminution in the participant’s authority, duties or responsibilities or (3) relocation of greater than 50 miles.

Severance Arrangement with Constance Hunter

Ms. Hunter’s employment with Corebridge as Executive Vice President and Head of Strategy terminated on September 8, 2023. Pursuant to her Release Agreement and Restrictive Covenant Agreement (the “Release Agreement”), Ms. Hunter received no additional benefits other than those to which she was already entitled under the ESP, as described above, in addition to accelerated vesting of her equity awards pursuant to the terms of such awards. In the Release Agreement, she agreed to the restrictive covenants described above and a release of claims. The amount of severance payments and benefits for Ms. Hunter, is included in the “All Other Compensation” column of the Summary Compensation Table. Upon Ms. Hunter’s termination date, her outstanding PSUs and RSUs immediately vested and the shares corresponding to the earned PSUs and RSUs, as applicable, will be delivered to her on the dates that the applicable award would otherwise have been delivered if she had continued to remain employed. In addition, Ms. Hunter’s outstanding options vested upon termination and will remain exercisable for three years after her date of termination.

Treatment of LTI Awards Upon Termination

Corebridge RSUs

LTI participants hired prior to April 1, 2022: all Corebridge RSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause, no Corebridge CIC, outstanding unvested Corebridge RSUs will be forfeited (excluding any award granted pursuant to a buy-out).

Reason for Termination	When are underlying shares delivered?
Involuntary Termination without Cause – no Corebridge CIC	The date the applicable award would otherwise have been delivered if employment had continued

Retirement	The date the applicable award would otherwise have been delivered if employment had continued

Reason for Termination	When are underlying shares delivered?

Disability	The date the applicable award would otherwise have been delivered if employment had continued

Death	Immediate delivery of shares

Reason for Termination	When are underlying shares delivered?
Involuntary Termination without Cause or resignation for Good Reason within 24 months of a Corebridge CIC	Immediate delivery of shares

For purposes of the Corebridge RSUs, the following definitions apply:

Term	Generally Means:
Cause	Generally defined the same as for the ESP above

Corebridge CIC	Generally defined the same as for the ESP above

Good Reason	“Good Reason” generally means (i) a greater than 20% decrease in total direct compensation, (ii) a material diminution in the participant’s authority, duties or responsibilities or (iii) relocation of greater than 50 miles

Retirement	A voluntary termination: (i) on or after age 60 with 5 years of service or (ii) on or after age 55 with 10 years of service.

AIG PSUs

All AIG PSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

Reason for Termination	What will the participant receive?
Involuntary Termination without Cause – no AIG CIC	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued

Retirement	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued

Disability	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued

Death

Prior to Adjudication of Performance

Immediate delivery of shares corresponding to the target amount of PSUs initially granted

Following Adjudication of Performance

Immediate delivery of shares corresponding to the earned amount of PSUs

Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC

During Performance Period

Immediate delivery of shares corresponding to the target amount of PSUs initially granted, unless the AIG CMRC determines to use performance through the date of the AIG CIC

Following Performance Period

Immediate delivery of shares corresponding to the earned amount of PSUs

For purposes of the AIG PSUs:

•	AIG CIC and Cause are generally defined the same as for the ESP above

•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above

Corebridge Options and AIG Options

LTI participants hired prior to April 1, 2022: all Corebridge Options and AIG Options will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause, no Corebridge CIC, outstanding unvested Corebridge Options will be forfeited (excluding any award granted pursuant to a buy-out).

Reason for Termination	For how long can the vested Corebridge Options and AIG Options be exercised?
Involuntary Termination without Cause – no AIG CIC or Corebridge CIC	For three years from date of termination (or until expiration date if earlier)

Retirement	For the remainder of the term of the options

Disability	For three years from date of disability (or until expiration date if earlier)

Death	For three years from date of death (or until expiration date if earlier)

Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC or Corebridge CIC	For the remainder of the term of the options

For purposes of the Corebridge Options and AIG Options:

•	CIC and Cause are generally defined the same as Cause and Corebridge CIC for the ESP above (with reference to AIG rather than Corebridge, as applicable)

•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above

All LTI Awards

In the case of Retirement, involuntary termination without Cause or resignation for Good Reason within 24 months of an AIG or Corebridge CIC (as applicable), participants must execute a release containing restrictive covenants as a condition to vesting of stock options and delivery of shares pursuant to RSUs or PSUs.

Termination Payments Table

The following table sets forth the compensation and benefits that would have been provided to Corebridge’s NEOs if they had been terminated on December 31, 2023 under the circumstances indicated, except with respect to Ms. Hunter who received the benefits set forth below upon her termination on September 8, 2023. The amounts shown below are not necessarily indicative of what we will pay under similar circumstances because a wide variety of factors can affect payment amounts, which can be determined with certainty only when an actual change in control or termination event occurs. In the event of an involuntary termination for Cause or a voluntary termination other than by retirement, no benefits would have been provided. In all cases included in the table, the NEOs would have been entitled to the benefits described in the 2023 Pension Benefits Table above.

Name	2023 STI Award ($)(1)	Severance ($)	Medical and Life Insurance ($)(2)	Unvested Options ($)(3)	Unvested Stock Awards ($)(4)	Total ($)
Kevin Hogan
Involuntary Termination w/o “Cause”	3,127,500	5,437,500	40,000	2,241,786	15,515,270	26,362,056
By Executive with “Good Reason”	3,127,500	5,437,500	40,000	—	8,605,000
Qualifying CIC(5)	3,127,500	7,250,000	40,000	2,241,786	15,515,270	28,174,556
Death	2,250,000	—	—	2,241,786	12,463,149	16,954,935
Disability	3,127,500	—	—	2,241,786	15,515,270	20,884,556
Retirement	3,127,500	—	—	2,241,786	15,515,270	20,884,556

Elias Habayeb
Involuntary Termination w/o “Cause”	1,668,000	2,146,667	40,000	836,593	4,403,555	9,094,815
By Executive with “Good Reason”	1,668,000	2,146,667	40,000	—	—	3,854,667
Qualifying CIC(5)	1,668,000	3,220,000	40,000	836,593	4,403,555	10,168,148
Death	1,200,000	—	—	836,593	4,403,555	6,440,148
Disability	1,668,000	—	—	836,593	4,403,555	6,908,148
Retirement	—	—	—	—	—	—

Lisa Longino
Involuntary Termination w/o “Cause”	1,723,600	2,040,000	40,000	—	1,407,553	5,211,153
By Executive with “Good Reason”	1,723,600	2,040,000	40,000	—	—	3,803,600
Qualifying CIC(5)	1,723,600	3,060,000	40,000	—	1,407,553	6,231,153
Death	1,240,000	—	—	—	1,407,553	2,647,553
Disability	1,723,600	—	—	—	1,407,553	3,131,153
Retirement	—	—	—	—	—	—

Terri Fiedler
Involuntary Termination w/o “Cause”	1,139,800	1,319,667	40,000	417,834	2,749,254	5,666,555
By Executive with “Good Reason”	1,139,800	1,319,667	40,000	—	—	2,499,467
Qualifying CIC(5)	1,139,800	2,205,000	40,000	417,834	2,749,254	6,551,888
Death	820,000	—	—	417,834	2,749,254	3,987,088
Disability	1,139,800	—	—	417,834	2,749,254	4,306,888
Retirement	1,139,800	—	—	417,834	2,749,254	4,306,888

Jonathan Novak
Involuntary Termination w/o “Cause”	1,042,500	1,408,333	40,000	504,383	2,623,183	5,618,399
By Executive with “Good Reason”	1,042,500	1,408,333	40,000	—	—	2,490,833
Qualifying CIC(5)	1,042,500	2,112,500	40,000	504,383	2,623,183	6,322,566
Death	750,000	—	—	504,383	2,623,183	3,877,566
Disability	1,042,500	—	—	504,383	2,623,183	4,170,066
Retirement	—	—	—	—	—	—

Constance Hunter
Involuntary Termination w/o “Cause”	533,333	2,475,000	40,000	325,504	2,323,793	5,697,630

(1)

In the case of death, an NEO’s STI award is based on the NEO’s target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year).

(2)

This column reflects a lump sum payment of $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees.

(3)

The amounts in this column represent the total market value of unvested AIG Options and Corebridge Options as of December 31, 2023 for which vesting would be accelerated, based on the difference between the exercise price of the AIG options and the closing sale price of shares of AIG common stock on the NYSE of $67.75 and the difference between the exercise price of the Corebridge Options and the closing sale price of shares of Corebridge common stock on the NYSE of $21.66 on December 29, 2023.

(4)

The amounts in this column include: (i) the total market value (based on the AIG closing sale price on the NYSE of $67.75 on December 29, 2023) of shares of AIG common stock underlying unvested AIG PSU awards as of December 31, 2023 and (ii) the total market value (based on the Corebridge closing sale price on the NYSE of $21.66 on December 29, 2023) of shares of Corebridge common stock underlying unvested Corebridge RSU awards as of December 31, 2023. For the 2021 AIG PSU awards, actual earned AIG PSUs are reflected except in the case of death in which target PSUs are reflected. For 2022 and 2023 AIG PSUs, target PSUs are reflected. Amounts also reflect all Cash Dividend Equivalents associated with AIG PSU and Corebridge RSU awards.

(5)

“Qualifying CIC” assumes that an event has occurred that constitutes both an AIG CIC and Corebridge CIC and that the NEO is entitled to change in control benefits under the ESP and the terms of the NEO’s equity awards. The amount of AIG PSUs vesting is shown (i) at the actual amounts earned for the 2021 AIG PSUs and (ii) at target for the 2022 and 2023 AIG PSUs.

Security Ownership of 5% Beneficial Owners, Directors and Executive Officers

AGL is a direct, wholly-owned subsidiary of AGC which is an indirect, majority-owned subsidiary of Corebridge. As a result, other than AGC, there are no beneficial owners of more than five percent of any class of AGL’s voting securities and AGL management, directors, and executive officers do not hold any of AGL’s shares of common stock. The following table sets forth information as of August 28, 2024 with respect to the ownership of Corebridge common stock by each person known to own beneficially more than five percent of Corebridge common stock and Corebridge’s directors and executive officers.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The beneficial owners listed below have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

Percentage computations are based on 579,180,891 shares of Corebridge common stock outstanding as of August 28, 2024. The address for each of the Corebridge directors and executive officers is c/o Corporate Secretary, 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019.

Ownership of Corebridge Common Stock by 5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
AIG(1)	284,238,898	49.08%
Argon(2)	61,962,123	10.07

(1)	Represents shares of common stock held by AIG. AIG’s address is c/o American International Group, Inc., 1271 Avenue of the Americas, 41st Floor, New York, New York 10020.

(2)

Based on information contained in a Schedule 13G filed by Argon Holdco LLC with the SEC on February 9, 2024. Argon Holdco LLC directly holds 61,962,123 shares of common stock. The sole member of Argon Holdco LLC is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares of common stock beneficially owned by Argon Holdco LLC, and each of such entities and Mr. Schwarzman expressly disclaims beneficial ownership of such shares. Argon’s address is c/o Blackstone Inc., 345 Park Ave., New York, New York 10154.

From time to time, Corebridge engages in ordinary course, arm’s-length transactions with entities or affiliates of entities that are the beneficial owners of more than five percent of Corebridge’s outstanding common stock.

Ownership of Corebridge Common Stock by Directors and Executive Officers

Directors and Named Executive Officers	Number of Shares Owned(1)	Percent of Class
Peter Zaffino	—		*
Chris Banthin	18,933		*
Edward Bousa	5,292		*
Adam Burk	—		*
Alan Colberg	53,402		*
Rose Marie Glazer	—		*
Jonathan Gray	—		*
Deborah Leone	7,576		*
Christopher Lynch	23,402		*
Sabra Purtill	87,707		*
Amy Schioldager	23,402		*
Mia Tarpey	43,371		*
Kevin Hogan	184,206		*
Elias Habayeb	142,659		*
Terri Fiedler	105,981		*
Lisa Longino	18,308		*
Jonathan Novak	102,138		*
All current directors and executive officers as a group (28 persons)	1,118,741		*

*	Represents less than 1%.
(1)

Number of shares shown includes (i) shares of Corebridge common stock subject to options which may be exercised within 60 days as follows: for Ms. Tarpey, 9,656 shares; for Mr. Hogan, 54,024 shares; for Mr. Habayeb, 22,960 shares; for Ms. Fiedler, 13,236 shares; for Mr. Novak, 12,155 shares; and for all of our current directors and executive officers as a group, 146,254 shares; (ii) for Mr. Bousa,5,292 fully vested DSUs with delivery of the underlying shares of Corebridge common stock deferred until the director ceases to be a Board member (iii) for Ms. Leone 7,576 fully vested DSUs with delivery of the underlying shares of Corebridge common stock deferred until the director ceases to be a Board member and (iv) for each of Mr. Colberg, Mr. Lynch and Ms. Schioldager, 23,402 fully vested DSUs with delivery of the underlying shares of Corebridge common stock deferred until the director ceases to be a Board member.

Related Party Transactions

Policies and Procedures for Related Party Transactions

Corebridge’s Board of Directors (“Board”) has approved the Corebridge Financial, Inc. Related Party Transactions Approval Policy (the “Related Party Transaction Policy”), which sets forth policies and procedures with respect to the review and approval of certain transactions between Corebridge and a “Related Person,” or a “Related Party Transaction.” Pursuant to the terms of the Related Party Transaction Policy, Corebridge’s Board, acting through its Audit Committee, will review and decide whether to approve or ratify any Related Party Transaction. Any Related Party Transaction is required to be reported to Corebridge’s legal department, which will then determine whether it should be submitted to Corebridge’s Audit Committee for consideration. The disinterested members of the Audit Committee must then review and decide whether to approve any Related Party Transaction.

For the purposes of the Related Party Transaction Policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Party Transaction Policy, means any person who is, or at any time since the beginning of Corebridge’s last fiscal year was, a director or executive officer of Corebridge or a nominee to become a director of Corebridge; any person who is known to be the beneficial owner of more than five percent of Corebridge’s common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Relationship and Transactions with AIG

On September 19, 2022, Corebridge completed its IPO in which AIG sold 80.0 million shares of Corebridge Parent common stock to the public. Since Corebridge’s IPO, AIG Parent has sold portions of its interest in Corebridge through secondary public offerings. As of August 28, 2024, AIG owned approximately 49.0% of the outstanding Corebridge Parent common stock. AIG has announced its intention to sell all of its interest in Corebridge with intended sales of shares of Corebridge’s common stock over time, subject to any lock-up agreement and market conditions. AIG is under no obligation to do so and retains the sole discretion to determine the timing of any future sales of shares of Corebridge’s common stock.

Separation Agreement

The Separation Agreement governs the relationship between AIG and Corebridge following the IPO, including matters related to the allocation of assets and liabilities to Corebridge and to AIG, indemnification obligations of Corebridge and AIG, Corebridge’s corporate governance, including the composition of Corebridge’s Board and its committees, Board nomination rights, information rights, participation rights with respect to equity issuances by Corebridge, and consent rights of AIG with respect to certain business activities that Corebridge may undertake, among other matters.

On May 16, 2024, in connection with the execution of the Nippon Purchase Agreement with AIG and Nippon as further described below, Corebridge entered into an Amendment to the Separation Agreement, by and between Corebridge and AIG, pursuant to which the Corebridge and AIG agreed to certain changes with respect to AIG’s board designation rights and AIG’s right to consent over certain actions by the Corebridge, as set forth in the original Separation Agreement.

On June 9, 2024, AIG waived its right under the Separation Agreement to include a majority of the candidates on each slate of candidates recommended by the Corebridge Board of Directors to Corebridge’s stockholders in connection with a meeting of stockholders. On June 10, 2024, AIG announced that it has met the requirements for the deconsolidation for accounting purposes of Corebridge.

AIG Rights with Respect to Corebridge’s Board of Directors

The Separation Agreement entitles AIG to have Corebridge’s Board include in the candidates it designates for election a specified number of directors designated by AIG based on its beneficial ownership of Corebridge’s common stock, as follows:

•

until AIG ceases to beneficially own at least 5% of Corebridge’s outstanding common stock, AIG will be entitled to designate a number of the total number of directors entitled to serve on the Board proportionate to the percentage of Corebridge’s outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number; and

•	thereafter, AIG will no longer have any right to designate directors to serve on the Board under the Separation Agreement.

The Separation Agreement also provides that:

•	at the option of AIG, the Board will appoint a director designated by AIG to the audit committee of the Board, who, from and after September 13, 2023, must be an independent director;

•

at any time during which the Board includes a director designated by AIG who is also an independent director, at least one member of the audit committee of the Board will be a director designated by AIG, so long as the director meets certain standards for membership on the committee;

•

until AIG ceases to beneficially own at least 25% of Corebridge’s outstanding common stock, if the Board has a compensation committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the compensation committee proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that , such directors must be independent directors;

•

until AIG ceases to beneficially own at least 25% of Corebridge’s outstanding common stock, if the Board has a nominating and governance committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the nominating and governance committee proportionate to the percentage of Corebridge’s outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that , such directors must be independent directors

AIG Consent Rights

The Separation Agreement provides that, until AIG ceases to beneficially own at least 25% of Corebridge’s outstanding common stock, the prior written consent of AIG will be required before Corebridge may take any of the following actions:

•

any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving Corebridge or any of Corebridge’s subsidiaries, on the one hand, and any other person, on the other hand; other than (i) an acquisition of 100% of the capital stock of such other person or (ii) a disposition of 100% of the capital stock of a subsidiary of us, in each case involving consideration not exceeding a specified threshold;

•

any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value exceeding a specified threshold, other than transactions involving assets invested in Corebridge’s consolidated general account and approved in accordance with Corebridge’s established policies and procedures to monitor invested assets;

•	any increase or decrease in Corebridge’s authorized capital stock, or the creation of any new class or series of Corebridge’s capital stock;

•

any issuance or acquisition (including buy-back programs and other reductions of capital) of capital stock, or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, subject to certain exceptions;

•

any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt) of any debt security of, to or from a third party, in each case involving an aggregate principal amount exceeding a specified threshold;

•	any other incurrence or guarantee of a debt obligation to or of a third party having a principal amount exceeding a specified threshold, subject to certain exceptions;

•	entry into or termination of any joint venture, cooperation or similar arrangements involving assets having a book value exceeding a specified threshold;

•

the listing or delisting of securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;

•

(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of Corebridge’s Board, (B) the delegation of authority to any existing committee or subcommittee of Corebridge’s Board not set forth in the committee’s charter or authorized by Corebridge’s Board prior to the completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease the size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;

•	the amendment (or approval or recommendation of the amendment) of Corebridge’s Certificate of Incorporation or By-laws;

•

any filing or the making of any petition under bankruptcy laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject Corebridge or any subsidiary to a proceeding under bankruptcy laws;

•

any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•

entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency or other governmental authority, or any settlement of a material enforcement action if such agreement, settlement or commitment could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•	any dissolution or winding-up of Corebridge;

•	the election, appointment, hiring, dismissal or removal (other than for cause) of Corebridge’s chief executive officer or chief financial officer;

•	the entry into, termination of or material amendment of any material contract with a third party, subject to certain exceptions;

•

any action that could result in AIG being required to make regulatory filings with or seek approval or consent from a governmental authority, other than any as contemplated by the Registration Rights Agreement;

•	any material change to the nature or scope of Corebridge’s business immediately prior to the completion of the IPO; or

•	any material change in any hedging strategy.

Information Rights; Accounting and Financial Disclosure Matters; Rights with Respect to Policies

The Separation Agreement provides, in addition to other information and access rights, that:

•

Corebridge is required to continue to provide AIG with information and data relating to Corebridge’s business and financial results and access to Corebridge’s personnel, data and systems, and to maintain disclosure controls and procedures and internal control over financial reporting, as further provided therein during certain periods until the date on which AIG ceases to beneficially own at least 20% of Corebridge’s outstanding common stock;

•

until the date on which AIG ceases to beneficially own at least 20% of Corebridge’s outstanding common stock, Corebridge will consult and coordinate with AIG with respect to public disclosures and filings, including in connection with Corebridge’s quarterly and annual financial results; and

•

during any period in which AIG is or may be deemed to control Corebridge for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of Corebridge’s outstanding common stock, Corebridge will provide AIG with information, records and documents requested or demanded by regulatory authorities or relating to regulatory filings, reports, responses or communications, and provide access to Corebridge’s offices, employees and management to regulatory authorities having jurisdiction or oversight authority over AIG.

In addition, during any period in which AIG is deemed to control Corebridge for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of Corebridge’s outstanding common stock, Corebridge (i) may not adopt or implement any policies or procedures, and at AIG’s reasonable request, must refrain from taking any actions, that would cause AIG to violate any applicable laws to which AIG is subject, (ii) must, prior to implementing, amending or rescinding any policy referred to in the preceding paragraph, consult with AIG and, to the extent consistent with its fiduciary duties, Corebridge’s Board must take into account the interests of AIG with respect thereto and (iii) must maintain and observe the policies of AIG to the extent necessary for AIG to comply with its legal or regulatory obligations.

Participation Rights

The Separation Agreement provides that, subject to certain exceptions, until the date on which AIG ceases to beneficially own at least 20% of Corebridge’s outstanding common stock, as soon as practicable after determining to issue any shares of common stock or securities convertible or exchangeable for common stock, but in any event no fewer than ten business days prior to entering into a binding agreement to issue such shares or securities, Corebridge will be required to offer to sell to AIG a number of such shares or securities equal to the number of shares or securities to be sold multiplied by a fraction representing AIG’s beneficial ownership of Corebridge’s outstanding common stock at the lowest purchase price to be paid by the transferees of such shares or securities. Any such purchase by AIG of shares or securities will take place concurrently with the closing of the sale of shares or securities giving rise to AIG’s participation right or, if a concurrent closing is not practicable, as promptly as practicable thereafter.

Provisions Relating to Director and Officer Indemnification and Liability Insurance

The Separation Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AIG (an “AIG Individual”) is a director, officer or employee of us, Corebridge must indemnify (including advancement of expenses) each such director, officer or employee to the greatest extent permitted under Section 145 of the Delaware General Corporation Law and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in Corebridge’s indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director, officer or employee of us.

Transfer of Assets and Assumption of Liabilities; Releases; Indemnification

The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to or retained by each of Corebridge and AIG as part of Corebridge’s separation from AIG. The Separation Agreement provides that, among other things, subject to the terms and conditions contained therein, including certain exceptions:

•

assets used primarily in or primarily related to the Corebridge Business (defined as the life and retirement and primarily related investment management businesses, operations and activities conducted by AIG or the Company immediately prior to 12:01 a.m. Eastern Time on September 14, 2022 (the “Separation Time”)) were retained by or transferred to us, including:

•	equity interests of specified entities;

•

assets reflected on the pro forma condensed balance sheet of the Company, including any notes thereto, as of June 30, 2022 (the “Corebridge Balance Sheet”), other than any such assets disposed of subsequent to the date thereof;

•	assets of a nature or type that would have been included as assets on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;

•	assets expressly provided by the Separation Agreement or certain other agreements to be transferred to or owned by Corebridge (the “Specified Assets”); and

•	certain contracts, books and records, intellectual property, technology, information technology, permits and real and personal property;

•	certain liabilities were assumed or retained by the Company, including:

•	liabilities included or reflected as liabilities on the Corebridge Balance Sheet, other than any such liabilities discharged subsequent to the date thereto;

•	liabilities of a nature or type that would have been included as liabilities on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;

•	certain liabilities expressly provided by the Separation Agreement or certain other agreements as liabilities to be retained or assumed by the Company;

•

liabilities relating to or arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Time to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets;

•

liabilities relating to or arising out of contracts, intellectual property, technology, information technology, permits, real or personal property allocated to Corebridge as provided above or products and services supplied, sold, provided or distributed, as the case may be, at any time, by Corebridge under a Company trademark; and

•	liabilities arising out of claims made by any third party against AIG or Corebridge to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets; and

•	all assets and liabilities, other than the assets and liabilities allocated to the Company as provided above, were transferred to, assumed by or retained by AIG.

Except as expressly set forth in the Separation Agreement or certain ancillary agreements, neither Corebridge nor AIG make any representation or warranty as to:

•	the assets, business or liabilities transferred or assumed as part of the separation;

•	any approvals or notifications required in connection with the transfers or assumptions;

•	the value or freedom from security interests of, or any other matter concerning, any assets; or

•	the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset.

All assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that: (i) any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, (ii) any necessary approvals or notifications are not obtained or made, or (iii) any requirements of laws or judgments are not complied with.

The Separation Agreement provides that in the event that the transfer of certain assets and liabilities to Corebridge or AIG, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred, the applicable party will hold such assets for the use and benefit, or such liabilities for the performance or obligation, of the other party at the other party’s expense.

The Separation Agreement provides that each party will release and discharge the other party from: (i) all liabilities assumed by the party as part of the separation, (ii) all liabilities arising from or in connection with the transactions and other activities to implement the separation and the IPO and (iii) all liabilities arising from or in connection with actions, in inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Separation Time to the extent relating to, arising out of or resulting from the party’s business or assets or liabilities allocated to the party as provided above, except as expressly set forth in the Separation Agreement. These releases are subject to certain exceptions, including for any right to enforce the Separation Agreement or certain other agreements between the parties, in each case in accordance with their terms.

In the Separation Agreement, each party agrees, subject to certain exceptions, to indemnify, defend and hold harmless the other party, and each of its directors, officers, employees and agents, from and against:

•	all liabilities relating to, arising out of or resulting from any liability allocated to the party as described above;

•	any failure of the party to pay, perform or otherwise promptly discharge any such liabilities in accordance with their terms, whether prior to, on or after the Separation Time;

•	any breach by the party of the Separation Agreement or certain ancillary agreements;

•

any guarantee, indemnification or contribution obligation, surety or other credit support agreement, arrangement, commitment or understanding for the benefit of the party by the other party that survives following the separation; and

•	any untrue statement or alleged untrue statement in any public filings made by Corebridge with the SEC following the date of the IPO.

The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters.

Dispute Resolution

The Separation Agreement contains provisions that govern the resolution of disputes or claims arising out of, relating to or in connection with the Separation Agreement. These provisions contemplate that if a dispute or claim cannot be resolved by senior officers of the parties, either party may submit the dispute or claim to non-binding mediation or, at any time before, during or following such non-binding mediation, binding arbitration, subject to the provisions of the Separation Agreement.

Term

The Separation Agreement terminates on the date that is one year following the date on which AIG ceases to beneficially own at least 5% of Corebridge’s outstanding common stock, except for certain provisions, including provisions relating to confidentiality, dispute resolution, allocation of assets and liabilities, and indemnification.

Registration Rights Agreement

The Registration Rights Agreement provides AIG and permitted transferees certain registration rights relating to shares of Corebridge’s common stock beneficially owned by AIG whereby, at any time after the IPO and the expiration of any related lock-up period, AIG and permitted transferees may require Corebridge to register under the Securities Act, all or any portion of such shares, a so-called “demand request.” AIG and permitted transferees also have “piggyback” registration rights, such that AIG and permitted transferees may include their respective shares in any future registrations of Corebridge’s equity securities, whether or not that registration relates to a primary offering by Corebridge or a secondary offering by or on behalf of any of Corebridge’s stockholders.

The Registration Rights Agreement sets forth customary registration procedures, including an agreement by Corebridge to make Corebridge’s management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.

Corebridge also agrees to indemnify AIG and permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to Corebridge for use in a registration statement by AIG or any permitted transferee.

Transition Services Agreement

Corebridge and AIG have historically provided certain services to the other, shared certain services and relied on certain third-party service providers to provide services pursuant to shared services contracts. Corebridge and AIG generally ceased to provide services to one another following the IPO and Corebridge has, subject to certain limited exceptions, (i) ceased to rely on the contracts, systems and other resources that Corebridge has historically shared with AIG and (ii) replaced those contracts with new contracts between Corebridge and third-party service providers, and procured other systems and resources, to the extent necessary. The Transition Services Agreement (i) governs Corebridge’s migration away from most shared services, systems and resources with AIG on an agreed schedule and (ii) provides for the continued provision (directly or through a third-party provider) of certain services between Corebridge and AIG. Certain contracts and services between Corebridge and AIG are not covered by the Transition Services Agreement and continue to be provided pursuant to the terms of such contracts.

The services subject to the Transition Services Agreement include:

•	information technology services,

•	certain finance and tax capabilities,

•	risk management and internal audit functions,

•	legal functions,

•	operational services,

•	services related to real estate,

•	human resources,

•	marketing services, and

•	various other miscellaneous services.

The charges for the services provided under the Transition Services Agreement generally are intended to allow the transition services provider to fully recover the costs associated with providing the services plus a percentage of such costs. Although Corebridge believes the Transition Services Agreement contains commercially reasonable terms

(including fees for the services provided) that could have been negotiated with an independent third party, the terms of the agreement may later prove to be more or less favorable than arrangements Corebridge could make to provide these services internally or to obtain them from unaffiliated service providers in the future.

The Transition Services Agreement terminates on the last date on which either party thereto is obligated to provide or cause the provision of any service to or for the other party in accordance with the terms of the Transition Services Agreement and the schedules thereto. The services provided under the Transition Services Agreement will terminate at various times specified in the agreement and the schedules thereto, but the party receiving services may also elect to terminate a service, by giving a specified amount of advance written notice to the provider of the service. While the majority of services under the Transition Services Agreement were completed by the end of 2023, Corebridge is working to replicate or replace certain services that Corebridge will continue to need in the operation of Corebridge’s business that are provided currently by or through AIG, including those Corebridge receives through shared service contracts AIG has with various third-party providers or through the Transition Services Agreement. In the event of elective early termination of a particular service, the service recipient will be obligated to reimburse the service provider for all or a portion of the actual breakage fees paid by the provider to an unaffiliated third party in connection with such termination. In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transition Services Agreement provides that a service recipient may request an extension of any service term, on terms to be agreed between the parties.

Subject to certain exceptions and limitations set forth in the Transition Services Agreement, each party agrees to indemnify and hold harmless the other party from and against losses arising out of or resulting from the party’s breach of the confidentiality provisions of the Transition Services Agreement, third-party claims resulting from the party’s provision of services, the party’s bad faith, fraud, gross negligence or willful misconduct and losses from certain infringements or violations of intellectual property rights of a third party in connection with the services.

Except for certain exceptions, including with respect to bad acts and liability to an unaffiliated third party, the aggregate liability of each party to the Transition Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service and (y) in the aggregate, to an amount equal to three times the total service fees paid and payable to such party pursuant to the Transition Services Agreement during the 12 months prior to the occurrence of the event giving rise to the liability.

Trademark License Agreement and Related Agreements

Corebridge entered into an Intellectual Property Assignment Agreement (the “IP Agreement”), a Trademark License Agreement and a Grantback License Agreement (the “Grantback Agreement”) with AIG, Inc. on September 14, 2022. Under the IP Agreement, AIG, Inc. assigned certain trademarks and other intellectual property that are used in connection with Corebridge’s business to Corebridge for a de minimis fee.

Under the Trademark License Agreement, AIG, Inc. grants Corebridge a nonexclusive, nontransferable license to use the trademark “AIG” (the “Licensed Mark”) in connection with insurance and financial services, regulatory filings and financial reporting (the “Licensed Services”) at no cost. The license is in effect in the United States, UK, Ireland and Bermuda and includes use of the Licensed Mark on the internet (collectively, the “Territory”), provided that such online use is not specifically targeted to computer users located outside of the Territory. Corebridge is able to use the Licensed Mark for a period of 18 months from the effective date of the Separation Agreement (the “Initial Term”). If it is not feasible for Corebridge to cease use of the Licensed Mark within the Initial Term, Corebridge may notify AIG, Inc. of Corebridge’s need to continue the license for an additional 12-month period (the “Additional Term” and, together with the Initial Term, the “Term”). Two extension requests were made and granted by AIG for use of AIG UK Life in the UK and other operating jurisdictions and AIG Direct in the United States. Additional extension requests will be considered by AIG, Inc. in good faith, and consent may not be unreasonably withheld. The Trademark License Agreement contains reciprocal indemnification obligations which are uncapped and subject to the indemnified party’s prompt notification of all claims of which it becomes aware. Specifically, AIG, Inc. indemnifies Corebridge against trademark-related third-party claims arising from Corebridge’s use of the Licensed Marks for the Licensed Services

during the Term in the Territory while Corebridge indemnifies AIG, Inc. against non-trademark-related claims arising from Corebridge’s use of the Licensed Marks for the Licensed Services during the Term in the Territory.

Under the Grantback Agreement, Corebridge grants AIG, Inc. a nonexclusive, nontransferable license to use the trademarks that it sells to Corebridge under the IP Agreement in connection with the Licensed Services subject to the similar terms and conditions applicable to Corebridge’s use of the Licensed Mark under the Trademark License Agreement.

Employee Matters Agreement

On September 14, 2022, Corebridge entered into an employee matters agreement with AIG. The employee matters agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters between Corebridge and AIG.

The employee matters agreement addresses certain compensation and employee benefit obligations with respect to Corebridge’s current and former employees and generally provides that, unless otherwise specified, each party will be responsible for liabilities associated with the current and former employees of such party and its subsidiaries for purposes of compensation and benefit matters following the IPO.

The employee matters agreement also governs the terms of certain equity-based awards granted by AIG prior to the IPO to Corebridge employees.

Tax Matters Agreement

Corebridge previously entered into a state and local tax payment allocation agreement (the “SALT PAA”) and the Tax Matters Agreement with AIG. These agreements govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including the allocation of current and historic tax liabilities (whether income or non-income consolidated or stand-alone). The Tax Matters Agreement governs, among other things, procedural matters, such as filing of tax returns, tax elections, control and settlement of tax controversies and entitlement to tax refunds and tax attributes.

Under the Tax Matters Agreement, Corebridge and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to Corebridge’s deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with Corebridge’s pre-existing tax sharing agreements with AIG (including the SALT PAA). Under these arrangements, Corebridge generally bears Corebridge’s own taxes determined on a standalone basis. Each party agreed to indemnify the other against any amounts for which such other party is not responsible, such as taxes arising from the breach of any obligations or covenants under the Tax Matters Agreement and any taxes of the other party’s consolidated or affiliated group members arising in taxable periods following Corebridge’s deconsolidation from AIG for purposes of the relevant tax. The Tax Matters Agreement allocates control of tax audits and proceedings between the parties, with AIG generally having the right to control audits and proceedings for pre-deconsolidation tax periods subject to Corebridge’s participation and consent rights, and it generally requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings.

The Tax Matters Agreement also provides special rules relating to elections to protect Corebridge’s tax attributes from reduction or reallocation pursuant to the “unified loss rule.”

Guarantee Reimbursement Agreement

On September 4, 2022, Corebridge and CRBGLH entered into a guarantee reimbursement agreement with AIG, Inc., related to AIG, Inc.’s guarantee of:

•

junior subordinated debentures of CRBGLH, which as of December 31, 2023 consisted of: (i) $54 million of 8.500% junior subordinated debentures due July 2030, (ii) $142 million of 8.125% junior subordinated debentures due March 2046 and (iii) $31 million of 7.570% junior subordinated debentures due December 2045 (the “CRBGLH Junior Subordinated Debt”) and

•	certain notes due and bonds payable by CRBGLH with $200 million aggregate principal amount as of December 31, 2023 (together with the CRBGLH Junior Subordinated Debt, the “CRBGLH Debt”).

Pursuant to the guarantee reimbursement agreement, Corebridge and CRBGLH agree to (i) pay and reimburse AIG, Inc. for the full amount of any payment made by or on behalf of AIG, Inc. pursuant to the indentures governing the CRBGLH Debt and/or the related guarantees by AIG, Inc. and (ii) pay, indemnify and reimburse AIG, Inc. and its affiliates, and their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons for, and hold each indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements.

Collateral Agreement

On September 4, 2022, Corebridge and CRBGLH entered into a collateral agreement with AIG, Inc., related to AIG, Inc.’s guarantee of the CRBGLH Debt (the “Collateral Agreement”). Pursuant to the Collateral Agreement:

•

in the event of (i) a ratings downgrade of Corebridge or CRBGLH senior debt below Baa3 (Moody’s)/ BBB- (S&P) or (ii) failure by CRBGLH to pay principal and interest on the CRBGLH Debt and applicable grace periods have lapsed (each, a “Collateralization Trigger Event”), Corebridge and CRBGLH must collateralize with Eligible Collateral (as defined in the Collateral Agreement) an amount equal to the sum of: (i) 100% of the principal amount outstanding under the CRBGLH Debt at any given time, (ii) accrued and unpaid interest, and (iii) 100% of the net present value of scheduled interest payments (the “Trigger Collateral Amount”); and

•

if at any time after Corebridge and CRBGLH deposit funds in connection with a Collateralization Trigger Event AIG reasonably determines the fair market value of the collateral is less than the Trigger Collateral Amount, Corebridge and CRBGLH must deposit additional collateral such that the fair market value of the collateral equals at least the Trigger Collateral Amount.

Nippon Transaction

On May 16, 2024, Corebridge entered into the Nippon Purchase Agreement with AIG and Nippon, pursuant to which, and upon the terms and subject to the conditions set forth therein, AIG will sell 121,956,256 shares of Corebridge’s common stock representing approximately 20% of the issued and outstanding common stock at signing, to Nippon for aggregate consideration of $3,838,012,158.82 billion in cash. The Nippon Purchase Agreement provides for, among other things, certain limitations on the transfer of Common Stock by each of AIG and Nippon and an agreement that each of AIG and Nippon will vote in favor of the other’s nominees to the Company’s board of directors. The closing of the transaction is subject to certain closing conditions, including the receipt of specified regulatory approvals.

Pursuant to the Nippon Purchase Agreement, the Company has agreed to enter into a stockholder’s agreement (the “Nippon Stockholder’s Agreement”) by and between the Company and Nippon at the closing of the Transaction. The Nippon Stockholder’s Agreement will provide for, among other things, the grant to Nippon of certain board, board observer and committee designation rights and a standstill restriction on Nippon.

Other Transactions

On February 2, 2023, Corebridge purchased from AIG for €7.8 million a participation in a euro-denominated syndicated senior secured NAV facility.

On February 15, 2023, Corebridge entered into a purchase and sale agreement with AIG to purchase a senior secured private placement note asset for approximately $10.6 million. The transaction closed on March 2, 2023.

On April 20, 2023, American General Life Insurance Company (“AGL”), a Corebridge subsidiary, purchased from an AIG subsidiary a senior secured private placement note for approximately $41.4 million.

On June 21, 2023, Corebridge repurchased from AIG 10,981,108 shares of Corebridge’s common stock for approximately $180.2 million.

On December 14, 2023, Corebridge repurchased from AIG 6,210,256 shares of Corebridge’s common stock for approximately $135.1 million.

On April 1, 2024, Corebridge purchased from AIG subsidiaries two residential mortgage-backed securities for approximately $600,000.

On August 7, 2024, Corebridge purchased from AIG eight revolving credit facilities, including unfunded commitments, for approximately $2.8 million.

On August 7, 2024, Corebridge repurchased from AIG 8,032,129 shares of Corebridge’s common stock for approximately $200 million.

On August 9, 2024, Corebridge purchased from AIG three classes of AAA/AA/A rated private Collateralized Loan Obligation securities for approximately $468 million.

Partnership and Transactions with Blackstone

Blackstone Stockholders’ Agreement

The Blackstone Stockholders’ Agreement governs the relationship among the parties, including matters related to corporate governance, restrictions on the transfer of Corebridge’s common stock owned by Blackstone, and certain consent and information rights.

On March 11, 2024, Corebridge entered into an Amendment and Waiver of Consent and Voting Rights with AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone (the “Amendment and Waiver”) that amended the Blackstone Stockholders’ Agreement such that Argon will have no right to consent to any repurchase of shares of Corebridge’s common stock if such repurchase would result in Argon owning, of record, more than 9.9% of Corebridge’s then-outstanding common stock, provided that, no such repurchase will be permitted if it would result in Argon owning, of record, more than 14.9% of Corebridge’s then-outstanding common stock.

Additionally, Argon, Blackstone and certain of their affiliates waived their right to vote or act by written consent with respect to any shares of Corebridge’s common stock owned by them from time to time. The following terms of the Blackstone Stockholders’ Agreement remain in place following the Amendment and Waiver.

Pursuant to the agreement, until Blackstone no longer owns at least 50% of its initial investment in 9.9% of Corebridge’s outstanding common stock (a “Fall-Away Event”), it will have the right to designate for nomination for election one member of Corebridge’s Board, so long as the nominee will not represent more than 9.9% of Corebridge’s entire Board. This designee is entitled to serve on each committee of Corebridge’s Board, subject to applicable stock exchange requirements and federal securities laws and regulations. If Corebridge’s Board consists of fewer than 11 members at any time, Blackstone’s designee will no longer be a member of Corebridge’s Board and will instead become a board observer.

Until a Fall-Away Event, Corebridge will not, without the prior written consent of Blackstone:

•

amend the organizational documents of Corebridge or any of Corebridge’s material subsidiaries, in either case so as to include provisions that would disproportionately adversely affect Blackstone in any material respect relative to AIG, in each case in their capacities as holders of Corebridge’s common stock, after taking into account differences in their respective ownership levels;

•	effect a voluntary liquidation, dissolution or winding up of Corebridge;

•

other than (x) with respect to documentation relating to Corebridge’s separation from AIG, (y) any modification, amendment, termination of, or entry into any material contract between Corebridge and AIG (an “Affiliate Contract”) that is on arm’s-length terms, fair and reasonable to Corebridge in all material respects or in the ordinary course of business consistent with historical practice or (z) any modification, amendment or termination of, or entry into, any Affiliate Contracts in connection with Corebridge’s separation from AIG, (A) modify, amend (in any material respect) or terminate (other than as a result of the expiration of the term thereof) any Affiliate Contract, or waive, release or assign any material rights or claims thereunder or (B) enter into any Affiliate Contract, in each of cases (A) and (B) on terms that are adverse in any material respect to Blackstone; provided that the consent of Blackstone shall not be unreasonably withheld, delayed or conditioned; and

•	following the completion of the IPO, effect a voluntary deregistration or delisting of Corebridge’s common stock.

The Blackstone Stockholders’ Agreement also provides Blackstone with certain registration rights relating to shares of Corebridge’s common stock held by Blackstone whereby, at any time following the first anniversary of the IPO, Blackstone may require Corebridge (subject to certain restrictions) to register under the Securities Act, all or any portion of these shares, a so-called “demand request.” Blackstone also has “piggyback” registration rights, such that Corebridge will use Corebridge’s reasonable best efforts to include the shares of common stock held by Blackstone in any future registrations of Corebridge’s equity securities. The Blackstone Stockholders’ Agreement sets forth customary registration procedures, including an agreement by Corebridge to participate in customary road show presentations in connection with any underwritten offerings. Corebridge has also agreed to pay all expenses related to any registration other than underwriting discounts and commissions and to indemnify Blackstone with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from written information furnished to Corebridge for use in a registration statement by Blackstone, and liabilities resulting from a violation by Corebridge of the Securities Act or state securities laws in connection with an offering covered by such registration. Blackstone’s registration rights under the Blackstone Stockholders’ Agreement will terminate when Blackstone no longer owns at least 75% of its initial investment in 9.9% of Corebridge’s outstanding common stock.

Further, the Blackstone Stockholders’ Agreement requires Corebridge, until a Fall-Away Event, to provide Blackstone upon reasonable request with information relating to Corebridge’s business and financial results, including with respect to information required for regulatory or compliance purposes.

Under the Blackstone Stockholders’ Agreement, Blackstone may not sell its shares of Corebridge’s common stock, subject to certain exceptions, including:

•	if the purchaser of such shares is an affiliate of Blackstone and agrees to become bound by the Blackstone Stockholders’ Agreement;

•

after the first, second and third anniversary of the closing of the IPO, Blackstone may sell up to 25%, 67% and 75%, respectively, of its initial investment in 9.9% of Corebridge’s outstanding common stock;

•	after the fifth anniversary of the closing of the IPO, Blackstone may sell any shares of Corebridge’s common stock;

•	in connection with any share repurchase by Corebridge or AIG, to cause Blackstone’s ownership not to exceed 9.9% of Corebridge’s then-outstanding common stock;

•	in connection with a change of control of Corebridge that is approved and recommended to Corebridge’s stockholders by Corebridge’s Board; and

•	with Corebridge’s consent).

Further, under the Blackstone Stockholders’ Agreement, Blackstone may not, directly or indirectly, acquire any shares of, or rights in relation to, Corebridge’s common stock that would cause it to beneficially own more than 9.9% of Corebridge’s outstanding common stock before the fifth anniversary of the closing of the IPO, without Corebridge’s prior written approval.

Investment Management Relationships

Pursuant to Corebridge’s Commitment Letter with Blackstone IM and the SMAs, Blackstone IM serves as the exclusive external investment manager for portions of certain of Corebridge’s life insurance company subsidiaries’ investment portfolios. In 2021, Corebridge transferred management of $50 billion of our existing investment portfolio to Blackstone IM. As of December 31, 2023, Blackstone IM managed $55.4 billion in book value of assets in Corebridge’s investment portfolio. The amount managed by Blackstone IM will increase to $92.5 billion by the third quarter of 2027.

Blackstone IM earns an investment management fee of 0.30% per annum on all assets with respect to the initial $50 billion of assets delivered by Corebridge insurance company subsidiaries to Blackstone IM for investment management. That fee will increase to 0.45% per annum with respect to additional assets delivered for investment management by Blackstone IM, and with respect to the initial $50 billion of assets as such amount is re-invested over time. Such fee does not apply in the case of investments made in funds or structures where Blackstone IM or one of its affiliates is the sponsor or is otherwise entitled to other fees. To the extent that Corebridge insurance company subsidiaries fail to deliver to Blackstone IM for investment management applicable amounts by the specified quarterly deadlines, Corebridge would still owe investment management fees on the full amount of assets expected to be managed by Blackstone IM.

In furtherance of the arrangements under the Commitment Letter, Corebridge relies on Blackstone IM to provide Corebridge with investment management and advisory services pursuant to SMAs. Under each SMA, Blackstone IM may delegate any or all of its discretionary investment and advisory rights and powers to one or more affiliate investment advisers, in which case the applicable sub-manager and the applicable insurance company subsidiary and/or Blackstone IM may enter into a Sub-Manager Agreement.

The Commitment Letter provides that each SMA and Sub-Manager Agreement will have an initial term of six years, with two-year automatic extensions unless earlier terminated in accordance with the Commitment Letter, and that Corebridge insurance company subsidiaries will not exercise their termination rights under the Sub-Manager Agreements or, so long as any Sub-Manager Agreement to which an insurance company is a party is in effect, any SMA, except as specified in the Commitment Letter. Specifically, at any time, an insurance company subsidiary may terminate an SMA or Sub-Manager Agreement by providing at least 30 days’ advance written notice to Blackstone IM that Corebridge has determined that (a) a cause event has occurred, which includes (i) Blackstone IM no longer being able to carry on its investment advisory business as a going concern or (ii) Blackstone IM performing its obligations under any SMA with gross negligence, willful misconduct or reckless disregard of any such obligations, (b) Blackstone IM having materially breached a material covenant of an SMA and (subject to certain exceptions) such breach remaining uncured for thirty days or (c) a material adverse change occurring at Blackstone IM such that Blackstone IM or its sub-managers are unable to manage the applicable asset classes as provided in the applicable SMA due to a complete loss of capability with respect to that asset class, and such event remaining uncured for three months. During the initial six-year term of the SMA arrangements, an insurance company subsidiary may also terminate, with 30 days’ prior written notice, a Sub-Manager Agreement or SMA for breach of Blackstone IM’s contractual obligation pursuant to the stock purchase agreement between AIG and Blackstone to hold its ownership interest in Corebridge for five years following the IPO, subject to certain exceptions. Termination of a Sub-Manager Agreement or SMA generally requires the affirmative approval of at least a majority of the directors of Corebridge’s Board, excluding any Blackstone IM representative.

Following the initial six-year term, an insurance company subsidiary may terminate a Sub-Manager Agreement to which it is a party for unsatisfactory long-term performance, as measured relative to objective benchmarks agreed between the parties, which underperformance remains uncured for at least one year. Termination for underperformance requires a majority vote of the independent members of Corebridge’s Board.

Notwithstanding Corebridge’s obligations under the Commitment Letter, any of Corebridge insurance company subsidiaries may terminate any individual SMA at any time upon 30 days’ advance written notice. Corebridge, but not any of the Corebridge insurance company subsidiaries, may be required to pay damages for termination in certain circumstances where termination is not expressly permitted by the terms of the Commitment Letter. Corebridge’s investment expense incurred related to Blackstone IM’s services was $175 million for the year ended December 31, 2023.

Sale of CLO Manager

On February 24, 2023, Corebridge completed the sale of 100% of the limited liability company interests of Clover Credit Management, LLC (“CCM”) to Blackstone. The base purchase price for the sale of CCM was approximately $34.8 million, net of the financings described below. Additional consideration in the form of management fee and incentive fee revenue sharing may be payable to Corebridge through December 31, 2029.

In connection with the closing of this transaction, Corebridge maintained an existing $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than January 2035 and will pay interest at a per annum rate equal to (i) 3.7156% through January 2024 and (ii) after January 2024, a benchmark rate (determined by the underlying CLO indenture) expected to be 3-month term SOFR, plus a credit spread adjustment, plus 2.05%. In addition, Corebridge provided a second $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than October 2033 and will pay interest at a per annum rate equal to a benchmark rate (determined by the underlying CLO indenture) of 3-month term LIBOR plus 2.05%. The current benchmark rate for this term loan is 3-month LIBOR.

Purchase of Tax Credits

In connection with an existing SMA, AGL and an affiliate of Blackstone IM entered into an LLC Agreement on November 15, 2023, creating Freshwater RTC Holdings LLC (“Freshwater”). Pursuant to such agreement, as amended and restated on April 5, 2024, the affiliate of Blackstone IM is the non-member manager and has agreed to diligence and present tax credit purchase opportunities to AGL as the sole member. If AGL approves the purchase of any such credits, a tax credit purchase agreement will be entered into between Freshwater and the seller, and the purchased tax credits distributed to AGL. Freshwater will pay the affiliate of Blackstone IM a market level arranger fee based on the par value of any tax credits purchased. As of April 11, 2024, Freshwater has purchased $107.5 million of tax credits.

Other Transactions

On June 21, 2023, Corebridge repurchased from Blackstone 1,206,582 shares of Corebridge’s common stock for approximately $19.8 million.

On December 14, 2023, Corebridge repurchased from Blackstone 686,295 shares of Corebridge’s common stock for approximately $14.9 million.

Transfer of AIG Technologies, Inc. (“AIGT”) and Eastgreen, Inc. (“Eastgreen”)

Prior to the IPO, Corebridge underwent a reorganization (the “Reorganization”) to ensure that Corebridge held all of AIG’s life and retirement business and substantially all of its investment management operations. In connection with the Reorganization, among other things, Corebridge and AIG entered into agreements under which Corebridge purchased AIGT and Eastgreen from AIG on February 28, 2022 for total consideration of $106.5 million. During 2023, AIGT provided data processing, technology and infrastructure services to AIG entities in the United States, including management of AIG hardware and networks. AIGT utilizes two data centers to provide its services. The real estate related to the two data centers is owned by Eastgreen.

Historical Related Party Transactions

Guarantees

AIG has guaranteed Corebridge’s obligations under various debt instruments and agreements, including:

•

AIG provides guarantees with respect to all obligations arising from certain insurance policies issued by us. Corebridge paid no fees with respect to these guarantees for the year ended December 31, 2023. For further information with respect to these guarantees, see Note 25 to Corebridge’s audited consolidated financial statements.

•

AIG provides a full and unconditional guarantee of the CRBGLH Debt and prior to August 1, 2023, provided a guarantee of an aggregate amount of $350 million promissory notes issued by CRBGLH to one of Corebridge’s subsidiaries pursuant to a sale-leaseback transaction in 2020, consisting of promissory notes of $150,000,000 and $200,000,000, which at such time had maturity dates of up to four and five years, respectively, and interest rates of 2.52% and 2.40%, respectively. For the year ended December 31, 2023, Corebridge paid no fees for the guarantees and no payments were made under these guarantees. On August 1, 2023, the guarantee of these promissory notes was novated from AIG, Inc. to Corebridge.

Intercompany Funding Arrangements

Prior to the IPO, Corebridge participated in intercompany funding arrangements, whereby each of Corebridge’s participating subsidiaries placed excess funds on deposit with AIG in exchange for a stated rate of interest. These funding arrangements terminated on September 19, 2022. As of December 31, 2023, Corebridge held $0 million, relating to these balances in short-term investments. Interest earned on these deposits was $8 million for the year ended December 31, 2023.

Derivative Agreements

Corebridge pays a fee to AIGM for a suite of capital markets services, including derivatives execution and support. In addition, in the ordinary course of business, Corebridge enter into over-the-counter derivative transactions with AIGM under standard ISDA agreements. The total expenses incurred for services provided by AIGM were $0 million for the year ended December 31, 2023. Corebridge’s derivative assets, net of gross assets and gross liabilities after collateral, were $13 million as of December 31, 2023. Corebridge’s derivative liabilities, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2023. The collateral posted to AIGM was $0 million as of December 31, 2023. The collateral held by Corebridge was $377 million as of December 31, 2023.

The suite of capital markets services previously provided by AIGM are now provided by Corebridge’s consolidated subsidiary CRBGM. The majority of transactions previously outstanding with AIGM have been legally transferred to CRBGM as of December 31, 2023.

In addition, Corebridge entered into certain unsecured derivative transactions with AIG prior to 2018. On May 4, 2023, these previously unsecured derivative transactions became fully collateralized. These derivative assets, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2023. There were no derivative net liabilities as of December 31, 2023. There was no collateral posted to AIG or held by Corebridge as of December 31, 2023.

Capital Maintenance Agreement

Pursuant to a capital maintenance agreement between AGC and AIG (the “CMA”), AIG is obligated to maintain the total adjusted capital of AGC at or above a specified minimum percentage of AGC’s projected company action level RBC. AIG did not make capital contributions to AGC under the CMA during the year ended December 31, 2023. As of December 31, 2023, the specified minimum capital percentage in the CMA was 250%. On December 31, 2023, the CMA was terminated.

Tax Sharing Agreements

Prior to the IPO, Corebridge was included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined or unitary basis. As described above, under the Tax Matters Agreement, Corebridge and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to Corebridge’s deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with Corebridge’s pre-existing tax sharing agreements with AIG.

For the year ended December 31, 2023, Corebridge received a net amount of $494 million in tax sharing payments in cash from AIG. The tax sharing payments may be subject to further adjustment in future periods. Amounts payable to AIG pursuant to the tax sharing agreements were $371 million as of December 31, 2023.

General Operating Services

Pursuant to the provisions of a service and expense agreement (the “AIG Service and Expense Agreement”) effective February 1, 1974 and the Transition Services Agreement, AIG provides operational services to us. For further information regarding these services, see Note 25 to Corebridge’s audited consolidated financial statements. The total service expenses incurred by Corebridge pursuant to these agreements were $161 million for the year ended December 31, 2023.

Historically, Corebridge has provided policy administration services to, and have received policy administration services from, previously affiliated AIG entities in connection with policies subject to the Fortitude Re transactions. For additional information with respect to these transactions, see Notes 1, 8 and 25 to Corebridge’s audited consolidated financial statements.

Advisory Transactions

Several of Corebridge’s asset management subsidiaries have served as investment managers or sub-managers, investment advisors or sub-advisors and portfolio managers or sub-managers for various funds pertaining to the asset management subsidiaries of AIG. The amount of fees Corebridge receives depends, in part, on the performance of the funds or the returns earned on the accounts which Corebridge’s subsidiaries are advising.

Certain of Corebridge’s investment management subsidiaries provide advisory, management, allocation, structuring, planning, oversight, administration and similar services (collectively, “Investment Services”) with respect to the investment portfolios of related party clients, including both insurance companies and non-insurance company subsidiaries of AIG. For additional information with respect to these Investment Services, see Note 25 to Corebridge’s audited consolidated financial statements. Management and advisory fee income for these Investment Services and related services was $34 million for the year ended December 31, 2023.

Reinsurance Agreements

In 2018, AIG Life ceded to AIRCO risks relating to the payment of obligations of life-contingent annuity claims in the annuitization phase of the contracts on or after June 30, 2018. In 2019 and 2020, AIG Life ceded to AIRCO risks relating to certain whole life policies. Reinsurance assets related to these treaties were $67 million as of December 31, 2023. Amounts payable by AIG Life to AIRCO pursuant to these treaties were $13 million as of December 31, 2023. Ceded premiums related to these treaties were $37 million for the year ended December 31, 2023. These treaties were cancelled in connection with the closing of the sale of AIG Life to Aviva plc on April 9, 2024.

For additional information with respect to these transactions, see Notes 1, 8 and 25 to Corebridge’s audited consolidated financial statements.

Compensation Concerning Employees

Corebridge participated in certain of AIG’s long-term incentive compensation programs prior to the IPO. Corebridge’s total share-based compensation expense after tax for these programs was $2 million for the year ended December 31, 2023. For further information regarding these plans, see Note 22 to the audited consolidated financial statements.

Revenues and Expenses Associated with AIG Agreements

The table below summarizes Corebridge’s material revenues and expenses in connection with agreements with AIG for the year ended December 31, 2023.

($ in millions)	Year Ended December 31, 2023
Transaction
Intercompany Funding Arrangements	$8
Derivative Agreements	0
Tax Sharing Agreements	494
General Operating Services	(161)
Advisory Services	34
Compensation Concerning Employees	(2)
Total	$373

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Information in this Management’s Discussion and Analysis as of and for the years ended December 31, 2023 and 2022 is derived from and should be read in conjunction with the 2023 audited statutory-basis financial statements included elsewhere in this filing. Similarly, information in this Management’s Discussion and Analysis as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 is derived from and should be read in conjunction with the unaudited Second-Quarter 2024 statutory-basis financial statements included elsewhere in this filing. All information in this Management’s Discussion and Analysis was prepared on the basis of statutory accounting principles as prescribed or permitted by the Texas Department of Insurance. SAP differs from U.S. GAAP, with such differences presumed to be material. For the summary of significant differences between statutory accounting principles and U.S. GAAP, see Note 2 “Summary of Significant Accounting Policies” in the audited statutory-basis financial statements included elsewhere in this filing.

This analysis may contain certain forward-looking statements, some of which may be identified by the use of terms such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “view,” “target,” “estimate,” “will,” “focused on achieving” or other similar expressions. These statements are subject to various uncertainties and contingencies, which could cause actual results to differ materially from those expressed in such forward-looking statements. See “Forward-Looking Statements” in this filing.

2024 and 2023 Financial Position Comparison

Variances described are as of June 30, 2024 compared to December 31, 2023.

Refer to “Investments” section below for discussion of invested assets.

Separate Account Assets and Separate Account Liabilities

Separate account assets and the associated liabilities each aggregated $72.4 billion at June 30, 2024 compared to

$68.8 billion at December 31, 2023. The increase primarily resulted from $2.1 billion in net deposit activity from pension risk transfer annuities, as well as market appreciation of $1.2 billion.

Life and Annuity Reserves

Life and annuity reserves increased $5.5 billion to $119.2 billion at June 30, 2024, compared to $113.7 billion at December 31, 2023. The increase is primarily driven by the annuity lines of business. Deferred annuity sales increased reserves, which were partially offset by higher surrenders across all annuity products.

Liability for Deposit-Type Contracts

Liability for deposit-type contracts increased $1.9 billion to $15.9 billion at June 30, 2024 from $14.0 billion at December 31, 2023. The increase is primarily due to new funding agreement backed note issuances.

2024 and 2023 Results of Operations Comparison

Variances described in this section refer to results for the six months ended June 30, 2024 compared to the six months ended June 30, 2023.

Net Loss

Net loss was $836 million for the six months ended June 30, 2024 compared to a net loss of $573 million for the six months ended June 30, 2023. This increase in loss was primarily due to higher surrender benefits, income tax expense and realized capital losses, partially offset by higher premiums and annuity considerations and net investment income.

Premiums and Annuity Considerations

Premiums and annuity considerations increased $881 million for the six months ended June 30, 2024 compared to the same period in the prior year due to higher sales of fixed annuities, partially offset by lower pension risk transfer, fixed index and variable annuity sales.

Net Investment Income

Net investment income for the six months ended June 30, 2024 increased $551 million compared to the same period in the prior year primarily due to higher bond, derivative and mortgage loan income, partially offset by higher investment expenses.

Reserve Adjustments on Reinsurance Ceded

Reserve adjustments on reinsurance ceded primarily represents the change in ceded reserves under modified coinsurance agreements, in which AGL as the ceding entity retains the entire reserve on the reinsured policies. The net reserve adjustment on reinsurance ceded decreased $645 million the six months ended June 30, 2024 compared to the same period in the prior year, primarily due to the one time adjustment in 2023 for the recapture of certain term insurance from AGC Life which was then ceded to Hannover Re under the existing coinsurance agreement.

Surrender Benefits

Surrender benefits increased $990 million in the six months ended June 30, 2024 compared to the same period in the prior year. The increase was primarily due to higher surrenders on fixed deferred, fixed index and variable annuities.

Change in Reserves

Change in reserves increased $2.7 billion for the six months ended June 30, 2024 compared to the same period in the prior year. The increase primarily resulted from higher deferred annuity sales, and the 2023 recapture of the term insurance AGC treaty and cession of the business to Hannover, which were partially offset by higher surrenders across all deferred annuity products.

Federal Income Tax Expense

Federal income tax expense for the six months ended June 30, 2024 was $301 million compared to $17 million in the same period in the prior year. The increase was primarily due to the current year movement of investment related temporary differences that resulted in an increase in taxable income.

2023 and 2022 Financial Position Comparison

Variances described are as of December 31, 2023 compared to December 31, 2022.

Refer to “Investments” below for discussion of invested assets.

Separate Account Assets and Separate Account Liabilities

Separate account assets and the associated liabilities each aggregated $68.8 billion at December 31, 2023 compared to $59.7 billion at December 31, 2022. The increase in 2023 primarily resulted from $6.5 billion in net deposit activity from CRT and pension risk transfer annuities and market appreciation of $2.6 billion.

Life and Annuity Reserves

Life and annuity reserves increased $4.8 billion to $113.7 billion at December 31, 2023, compared to $108.9 billion at December 31, 2022. The increase is primarily driven by the annuity lines of business. Fixed indexed annuity sales and positive equity returns both increased reserves on fixed indexed annuities, which were partially offset by surrenders across all annuity products.

Liability for Deposit-Type Contracts

Liability for deposit-type contracts increased $1.7 billion to $14.0 billion at December 31, 2023 from $12.3 billion at December 31, 2022. The increase is primarily due to new funding agreement backed note issuances.

2023 and 2022 Results of Operations Comparison

Variances described in this section refer to results for the year ended December 31, 2023 compared to the year ended December 31, 2022.

Net Income

Net income in 2023 decreased $647 million compared to 2022. The decrease was primarily driven by market value adjustments on fixed indexed annuities, new business growth in fixed indexed annuities and fixed annuities, lower net investment income on derivatives and lower separate account gains. This was partially offset by lower commissions and expense allowances on reinsurance assumed due to the large initial ceding commission for The Variable Annuity Life Insurance Company (“VALIC”) reinsurance agreement in 2022 and lower federal income tax expense.

Premiums and Annuity Considerations

Premiums and annuity considerations for 2023 decreased $16.8 billion compared to prior year. The decrease was primarily due to the one-time initial premium of $22.4 billion in assumed premiums related to the VALIC reinsurance transaction in 2022, partially offset from higher sales of fixed and pension risk transfer annuities.

Reserve Adjustments on Reinsurance Ceded

Reserve adjustments on reinsurance ceded primarily represents the change in ceded reserves under modified coinsurance agreements, in which AGL as the ceding entity retains the entire reserve on the reinsured policies. The net reserve adjustment on reinsurance ceded increased $2.2 billion for 2023 compared to the prior year, primarily due to the recapture of certain term and universal insurance from AGC Life which were then ceded to Hannover Re under the existing coinsurance agreement.

Surrender Benefits

Surrender benefits increased $6.6 billion in 2023 compared to 2022. The increase was primarily due to higher surrenders on fixed deferred and fixed indexed annuities driven by higher interest rates as well as higher surrenders from having a full year of activity for the VALIC modco reinsurance agreement.

Commissions

Commissions decreased $1.2 billion in 2023 compared to 2022 due to the change in commissions and expense allowances on reinsurance assumed that included the large initial ceding commission for the VALIC modco reinsurance agreement in 2022.

Net Transfers to (from) Separate Accounts

Net transfers to separate accounts were $2.1 billion for 2023 compared to $1.1 billion in 2022. The increase was primarily due to higher variable premium transferred from the General Account to the Separate Account.

Federal Income Tax Expense

Federal income tax (benefit) expense for 2023 was $(52) million compared to $518 million in 2022. The change was primarily driven by a decrease in pre-tax income from operations.

Investments

Investment Strategy

AGL’s investment strategy is to provide net investment income to support liabilities that result in stable distributable earnings and enhance portfolio value, subject to asset-liability management, capital, liquidity, regulatory, legal and rating agency constraints, overall market and economic conditions and risk appetite. Insurance liabilities are supported by mainly investment grade fixed maturity securities that meet AGL’s duration, risk-return, tax, liquidity, credit quality and diversification objectives. AGL assesses fixed maturity asset classes, including credit (public and private), commercial real estate and residential real estate, based on their fundamental underlying risk factors.

AGL maintains a diversified, high quality portfolio of fixed maturity securities issued by corporations, municipalities and other governmental agencies; structured securities collateralized by, among other assets, residential and commercial real estate; and commercial mortgage loans that, to the extent practicable, match the currency and duration characteristics of the liabilities. As part of AGL’s Risk Management framework, AGL seeks to diversify the portfolio across asset classes, sectors and issuers to mitigate idiosyncratic portfolio risks. The investment portfolio of each product line is tailored to the specific characteristics of its insurance liabilities, and as a result, duration varies between distinct portfolios. AGL also utilizes derivatives to manage AGL’s asset and liability duration as well as currency exposures.

The composition of AGL’s cash and investments was as follows at the dates indicated:

	At June 30,	At December 31,
(in millions)	2024	2023	2022
Cash and investments:
Bonds – unaffiliated	$114,722	$111,766	$108,095
Bonds – affiliated	440	366	360
Preferred stocks	148	80	93
Common stocks	225	266	927
Cash, cash equivalents and short-term investments	959	900	951
Mortgage loans	31,454	29,652	25,131
Real estate	75	75	9
Contract loans	1,165	1,157	1,138
Derivatives	2,075	1,884	466
Derivative cash collateral and deferred asset for SSAP 108	1,440	1,985	1,660
Other invested assets	6,671	6,556	7,940

Total cash and investments	$159,374	$154,687	$146,770

Net Investment Income

Net investment income by asset category was as follows for the periods indicated:

	For the Six Months Ended June 30,		For the Years Ended December 31,
(in millions)	2024	2023	2023	2022
Bonds	$2,965	$2,688	$5,259	$4,608
Preferred stocks	5	1	2	10
Common stocks	6	6	11	2
Cash, cash equivalents and short-term investments	47	25	57	44
Mortgage loans	848	674	1,437	1,038
Real estate	10	2	4	4
Contract loans	36	41	78	68
Derivatives	(127)	(366)	(283)	994
Investment income from affiliates	58	82	148	399
Other invested assets	88	135	246	320

Gross investment income	3,936	3,288	6,959	7,487
Investment expenses	(299)	(202)	(385)	(315)

Net investment income	$3,637	$3,086	$6,574	$7,172

Bonds

AGL’s bond portfolio is primarily comprised of fixed maturity securities issued by corporations, municipalities and other governmental agencies; and structured securities collateralized by, among other assets, residential and commercial real estate.

The fair value of bonds subject to repurchase agreements was $979 million at June 30, 2024, $1.7 billion at December 31, 2023 and $1.7 billion at December 31, 2022.

The composition of AGL’s bond portfolio by major security type was as follows at the dates indicated:

	At June 30, 2024		At December 31, 2023		At December 31, 2022
(in millions)	Statement Value	Fair Value	Statement Value	Fair Value	Statement Value	Fair Value
U.S. government obligations	$1,518	$1,251	$1,321	$1,112	$1,314	$1,120
All other government	1,737	1,497	2,041	1,813	2,629	2,264
State, territories and possessions	191	166	239	218	268	240
Political subdivisions of states, territories and possessions	173	159	210	202	332	319
Special revenue	5,099	4,484	5,392	4,899	6,159	5,484
Industrial and miscellaneous	101,081	92,324	98,249	89,866	93,378	81,162
Hybrid securities	341	342	377	372	435	417
Bank loans	4,672	4,639	3,937	3,857	3,580	3,468
Parent, subsidiaries and affiliates	350	350	366	366	360	360

Total bonds	$115,162	$105,212	$112,132	$102,705	$108,455	$94,834

Mortgage Loans

AGL’s investment in mortgage loans increased $1.8 billion at June 30, 2024 compared to December 31, 2023 due to an increase in both residential and commercial mortgage loans.

Mortgage loans increased $4.5 billion at December 31, 2023 compared to December 31, 2022 due to an increase in both residential and commercial mortgage loans.

Derivatives

AGL uses derivatives in conjunction with financial risk management programs and as a part of investment operations. AGL has an economic hedging program designed to manage market risk related to guaranteed living benefit features of variable annuities, including exposures to changes in interest rates, equity prices, credit spreads and volatilities. The hedging program utilizes derivative instruments, including but not limited to equity options, futures contracts and interest rate swap contracts, as well as corporate bonds.

Interest rate derivatives, including interest rate swaps, futures and options, are used to manage interest rate risk associated with guaranteed benefit features of insurance contract liabilities, as well as with bonds and other interest rate-sensitive assets and liabilities. Foreign exchange derivatives, principally cross-currency interest rate swaps, are used to economically mitigate risk associated with foreign currency-denominated transactions, which are primarily investments denominated in foreign currencies. Credit index options and equity options are used as macro hedges for certain portions of the investment asset portfolio. Other equity derivatives are also used to economically hedge equity risk related to certain guarantees of specific variable annuities, equity-indexed universal life, index annuity products and guaranteed interest contracts.

With respect to over-the-counter derivatives, AGL deals with highly rated counterparties and does not expect the counterparties to fail to meet their obligations under the contracts. AGL has controls in place to monitor credit exposures by limiting transactions with specific counterparties within specified dollar limits and assessing the creditworthiness of counterparties periodically. AGL generally uses International Swaps and Derivative Association Master Agreements and Credit Support Annexes with bilateral collateral provisions to reduce counterparty credit exposures.

Starting in 2022 AGL designated, under Statement of Statutory Accounting Principles (“SSAP”) 86, Derivatives, certain foreign exchange derivatives as effective hedges of certain invested assets. During 2023, AGL also designated certain interest rate swaps as effective cash flow hedges of floating-rate investment assets.

Derivative assets at June 30, 2024 increased $191 million compared to December 31, 2023 and derivative liabilities at June 30, 2024 decreased $851 million compared to December 31, 2023, primarily due to favorable market conditions.

Derivative assets at December 31, 2023 increased $1.4 billion compared to December 31, 2022, while the derivative liabilities at December 31, 2023 increased $146 million compared to December 31, 2022. The increase in the assets was primarily due to new options and market appreciation on options hedging foreign currency risk and interest rate swaps.

Other Invested Assets

Other invested assets include a diversified portfolio of private equity funds, hedge funds, joint ventures, partnerships and limited liability companies in which an insurer has a minor ownership interest (i.e., less than 10 percent), or lacks control.

The composition of AGL’s other invested assets was as follows at the dates indicated:

	At June 30,	At December 31,
(in millions)	2024	2023	2022
Investments in limited liability companies	$388	$644	$972
Investments in limited partnerships	3,955	3,921	4,188
Investments in affiliates	260	—	—
Other investments	1,864	1,892	2,717
Receivable for securities	205	100	73
Non-admitted assets	(1)	(1)	(10)

Total other invested assets	$6,671	$6,556	$7,940

The increase in other invested assets at June 30, 2024 compared to December 31, 2023 was primarily due to an increase in receivables for securities.

The decrease in other invested assets at December 31, 2023 compared to December 31, 2022 was primarily due to disposals/paydowns of collateral mortgage loans and sales of hedge funds.

Net Realized Capital Gains (Losses)

AGL’s net realized capital gains (losses) by asset category were as follows for the periods indicated:

	For the Six Months Ended June 30,		For the Years Ended December 31,
(in millions)	2024	2023	2023	2022
Bonds	$(872)	$(383)	$(460)	$(551)
Preferred stocks	—	(6)	(12)	—
Common stocks	—	—	8	(2)
Cash, cash equivalents and short-term investments	(1)	31	36	(79)
Mortgage loans	(12)	(21)	(162)	(107)
Real estate	—	(3)	(3)	—
Derivatives	(461)	(258)	(329)	(1,233)
Other invested assets	(1)	32	113	80
Other	—	—	—	—

Realized capital gains (losses)	(1,347)	(608)	(809)	(1,892)
Federal income tax benefit (expense)	283	128	170	397
Net losses (gains) transferred to IMR	625	267	276	305

Net realized capital gains (losses)	$(439)	$(213)	$(363)	$(1,190)

Pursuant to SAP, net realized capital gains and losses are reported excluding gains or losses on sales of fixed income investments that are attributable to changes in the general level of interest rates, which are transferred to IMR and amortized into income over the remaining period to maturity.

Impairments

Realized capital losses reported in the table above include impairments. Impairments by asset category were as follows for the periods indicated:

	For the Six Months Ended June 30,		For the Years Ended December 31,
(in millions)	2024	2023	2023	2022
Bonds	$(113)	$(70)	$(95)	$(167)
Preferred stocks	—	(6)	—	—
Common stocks	—	—	—	—
Mortgage loans	(6)	(4)	(5)	(13)
Real estate	(1)	(3)	—	—
Other invested assets	(5)	(3)	(4)	(14)

Total impairments	$(125)	$(86)	$(104)	$(194)

AGL regularly evaluates its investments for other-than-temporary impairments in value. The determination that a security has incurred an other-than-temporary impairment in value and the amount of any loss recognition requires the judgment of AGL’s management and a continual review of its investments. To determine other-than-temporary impairments, AGL uses fundamental credit analyses of individual securities without regard to rating agency ratings. Based on this analysis, AGL expects to receive cash flows sufficient to cover the amortized cost of all below investment grade securities for which credit impairments were not recognized.

Unrealized Capital Gains (Losses)

Under SAP, the following are recorded in unrealized capital gains (losses):

•	Bonds designated National Association of Insurance Commissioners (“NAIC”) category “6” and redeemable preferred stocks designated NAIC categories “4 – 6” are reported at the lower of amortized cost or fair value with a credit or charge to unassigned surplus. Perpetual preferred stocks are reported at fair value not to exceed effective call rate.

•

Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with the changes in fair value recorded as unrealized gains (losses).

•

Undistributed income and capital gains (losses) for common stock, limited partnerships and limited liability companies are reported in unassigned surplus as a component of unrealized capital gains (losses).

The net change in unrealized capital gains (losses) of investments, including those related to foreign currency, was as follows for the periods indicated:

	For the Six Months Ended June 30,		For the Years Ended December 31,
(in millions)	2024	2023	2023	2022
Bonds	$(133)	$236	$280	$(369)
Preferred and common stocks	(6)	12	53	(59)
Mortgage loans	(135)	169	273	(523)
Real estate	—	—	—	—
Derivatives	578	328	148	(497)
Other invested assets	28	(12)	(68)	(280)
Other	9	(5)	(10)	19
Federal income tax benefit (expense)	(72)	(151)	(126)	310

Net change in unrealized gains (losses) of investments	$269	$577	$550	$(1,399)

Statutory Capitalization

The following table sets forth AGL’s statutory capitalization, including the asset valuation reserve (“AVR”), as of June 30, 2024 and December 31, 2023. The AVR is a component of statutory total adjusted capital, defined by the NAIC for risk-based capital analysis as the sum of statutory-basis capital and surplus plus AVR and one-half of policyholder dividends apportioned for payment.

(in millions)	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022
Capital and surplus:
Common stock	$6	$6	$6
Preferred stock	1	1	1
Gross paid-in and contributed surplus	5,412	5,410	5,410
Special surplus funds	1,520	1,279	916
Unassigned surplus	1,872	2,233	3,417

Total capital and surplus	8,811	8,929	9,750
AVR	2,375	2,343	1,681

Total capital and surplus and AVR	$11,186	$11,272	$11,431

Change in Statutory Capital and Surplus

At June 30, 2024 compared to December 31, 2023

The $118 million decrease in statutory capital and surplus from December 31, 2023 to June 30, 2024 was primarily due to the following items:

•	$836 million in net loss;

•	$200 million dividends to stockholders

•	$187 million change in net unrealized foreign exchange capital losses;

•	$78 million change in surplus as a result of reinsurance;

•	$37 million change in non-admitted assets; and

•	$32 million change in asset valuation reserve.

Which, were partially offset by the following items:

•	$478 million due to reinsurance permitted practice;

•	$456 million change in net unrealized capital gains; and

•	$293 million change in deferred income tax.

At December 31, 2023 compared to December 31, 2022

The $821 million decrease in statutory capital and surplus from December 31, 2022 to December 31, 2023 was primarily due to the following items:

•	$2.0 billion in dividends to parent; and

•	$662 million change in asset valuation reserve.

Which, were partially offset by the following items:

•	$725 million change in reinsurance permitted practice;

•	$492 million change in net unrealized foreign exchange loss;

•	$249 million change in surplus as a result of reinsurance;

•	$167 million change in deferred taxes; and

•	$144 million of net income.

AGL’s Action Level Risk-Based Capital Ratio (“RBC Ratio”) was 389% at December 31, 2023 and 407% at December 31, 2022.

Liquidity and Capital Resources

AGL believes it has sufficient liquidity and capital resources to satisfy reasonably foreseeable future liquidity requirements and meet its obligations, including those arising from reasonably foreseeable contingencies or events, through cash from operations and, to the extent necessary, monetization of invested assets. AGL’s liquidity resources are primarily held in the form of cash, short-term investments and publicly traded, investment grade-rated fixed maturity securities.

AGL’s liquidity is monitored through various internal liquidity risk measures. The primary sources of liquidity are premiums, deposits, fees, reinsurance recoverables, investment income and maturities. The primary uses of liquidity are paid losses, reinsurance payments, benefit claims, surrenders, withdrawals, interest payments, dividends, expenses, investment purchases and collateral requirements.

AGL is a member of the Federal Home Loan Bank of Dallas (the “FHLB”). Borrowings from the FHLB are used to supplement liquidity or for other uses deemed appropriate by AGL’s management. AGL had no outstanding borrowings from the FHLB at June 30, 2024, December 31, 2023 or December 31, 2022.

AGL has programs that lend securities from its investment portfolio to supplement liquidity or for other uses deemed appropriate by management. Under these programs, AGL lends securities to financial institutions and receives cash as collateral equal to 102 percent of the fair value of the loaned securities. Cash collateral received is kept in cash or invested in short-term investments or used for short-term liquidity purposes. The aggregate number of securities that AGL can lend under its program at any time is limited to five percent of its general account statutory basis admitted assets.

AGL and certain of its affiliates are party to a revolving loan facility with Corebridge Financial Inc., pursuant to which AGL and each such affiliate can, on a several basis, borrow monies from Corebridge (as lender) subject to the terms and conditions stated therein. Principal amounts borrowed under this facility may be repaid and re-borrowed, in whole or in part, from time to time, without penalty. However, the total aggregate amount of loans borrowed by all borrowers under the facility cannot exceed $500 million. The loan facility also sets forth individual borrowing limits for each borrower, with AGL’s maximum borrowing limit being $500 million. AGL had no outstanding balance owing under this revolving loan facility at June 30, 2024, December 31, 2023 or December 31, 2022.

AGL paid dividends of $200 million to its immediate parent AGC Life in the six months ended June 30, 2024. AGL paid cash dividends to AGC Life totaling $2.0 billion and $800 million for the years ended December 31, 2023 and 2022, respectively.

Critical Accounting Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the financial statements are assumptions and judgments utilized in determining if declines in fair values are other-than-temporary, valuation methods for infrequently traded securities and private placements, valuation of policy liabilities and estimates to establish the life and annuity reserves. For a complete discussion of statutory accounting policies, see Note 2 “Summary of Significant Accounting Policies” in the audited statutory-basis financial statements included elsewhere in this filing.

FINANCIAL STATEMENTS

Second Quarter 2024 Statutory-Basis Financial Statements

AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS

(in millions)	June 30, 2024	December 31, 2023
Admitted assets
Cash and investments
Bonds	$115,162	$112,132
Preferred stock	148	80
Common stock	225	266
Cash, cash equivalents and short-term investments	959	900
Mortgage loans	31,454	29,652
Real estate	75	75
Contract loans	1,165	1,157
Derivatives	2,075	1,884
Derivative cash collateral and deferred asset for SSAP 108	1,440	1,985
Other invested assets	6,671	6,556

Total cash and investments	159,374	154,687
Amounts recoverable from reinsurers	246	251
Amounts receivable under reinsurance contracts	272	520
Current federal income tax recoverable	586	337
Deferred tax asset	1,104	1,164
Due and accrued investment income	1,391	1,413
Premiums due, deferred and uncollected	168	62
Receivables from affiliates	196	222
Other assets	2,984	2,323
Separate account assets	72,417	68,792

Total admitted assets	$238,738	$229,771

AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS (CONTINUED)

(in millions)	June 30, 2024	December 31, 2023
Liabilities
Policy reserves and contractual liabilities
Life and annuity reserves	$119,209	$113,699
Liabilities for deposit-type contracts	15,926	14,014
Accident and health reserves	681	697
Premiums received in advance	12	10
Policy and contract claims	610	657
Policyholder dividends	17	17

Total policy reserves and contractual liabilities	136,455	129,094
Payable to affiliates	159	224
Interest maintenance reserve	729	1,389
Derivatives	102	953
Repurchase agreements	979	1,623
Collateral for derivatives program	1,827	1,729
Funds held under coinsurance	12,911	12,849
Accrued expenses and other liabilities	3,738	3,598
Net transfers from separate accounts due or accrued	(1,758)	(1,745)
Asset valuation reserve	2,375	2,343
Separate account liabilities	72,410	68,785

Total liabilities	229,927	220,842

Capital and surplus
Common stock	6	6
Preferred stock	1	1
Gross paid-in and contributed surplus	5,412	5,410
Special surplus funds	1,520	1,279
Unassigned surplus	1,872	2,233

Total capital and surplus	8,811	8,929

Total liabilities and capital and surplus	$238,738	$229,771

AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
(in millions)	2024	2023
Revenues
Premiums and annuity considerations	$12,877	$11,996
Net investment income	3,637	3,086
Amortization of interest maintenance reserve	32	57
Reserve adjustments on reinsurance ceded	(1,282)	(1,927)
Commissions and expense allowances	421	341
Separate account fees	550	512
Other income	517	450

Total revenues	16,752	14,515

Benefits and expenses
Death benefits	334	435
Annuity benefits	1,994	1,707
Surrender benefits	8,753	7,763
Other benefits	699	471
Change in reserves	5,456	2,753
Commissions	793	757
General insurance expenses	506	465
Net transfers to separate accounts	(422)	1,724
Modco reinsurance assumed	(1,636)	(1,599)
Other expenses	370	382

Total benefits and expenses	16,847	14,858

Net gain (loss) before dividends to policyholders and federal income taxes	(95)	(343)
Dividends to policyholders	1	—

Net gain (loss) after dividends to policyholders and before federal income taxes	(96)	(343)
Federal income tax expense (benefit)	301	17

Net gain (loss) from operations	(397)	(360)
Net realized capital losses, net of tax after transfers to interest maintenance reserves	(439)	(213)

Net income (loss)	$(836)	$(573)

AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(in millions)	2024	2023
Cash from operations
Premium and annuity considerations, collected, net of reinsurance	$10,905	$10,364
Net investment income collected	3,644	2,642
Other income	162	(737)

Total revenue received	14,711	12,269

Benefits paid	11,675	10,256
Net transfers to (from) separate accounts	(3,338)	(394)
Commissions and expenses paid	1,462	1,293
Dividends paid to policyholders	1	—
Federal income taxes paid	301	161

Total benefits and expenses paid	10,101	11,316

Net cash provided by operations	4,610	953

Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	7,826	6,695
Stocks	46	110
Mortgage loans	1,390	1,357
Other invested assets	543	665
Other, net	970	607

Total proceeds from investments sold, matured or repaid	10,775	9,434

Cost of investments acquired:
Bonds	12,925	7,330
Stocks	79	29
Mortgage loans	3,321	3,569
Real estate	1	—
Derivatives, net	1,269	1,298
Other invested assets	526	416
Other, net	106	183

Total cost of investments acquired	18,227	12,825

Net adjustment in contract loans	9	19

Net cash provided by (used in) investing activities	(7,461)	(3,410)

Cash from financing and miscellaneous sources
Cash provided (applied):
Capital and paid-in surplus	2	—
Net deposits on (withdrawals from) deposit-type contracts	1,912	1,408
Dividends to parent	(200)	(1,000)
Other, net	1,196	1,798

Net cash provided by (used in) provided by financing and miscellaneous activities	2,910	2,206

Net increase (decrease) in cash, cash equivalents and short-term investments	59	(251)
Cash, cash equivalents and short-term investments at beginning of year	900	951

Cash, cash equivalents and short-term investments at end of period	$959	$700

Non-cash activities, excluded from above:
Non-cash transfer from general to separate account	$1,833	$3,506
Non-cash pension risk transfer premiums	1,334	—
Non-cash transfer from separate to general account	237	518
Non-cash Modco to FRL purchases	232	274
Non-cash Modco to FRL settlements	148	271
Non-cash Hannover reinsurance transaction	—	1,738
Non-cash transfer from other invested assets to bonds	—	236

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

NOTE 1: OVERVIEW AND BASIS OF PRESENTATION

American General Life Insurance Company (“AGL” or the “Company”), including its wholly owned subsidiaries, is a wholly owned subsidiary of AGC Life Insurance Company (“AGC Life” or the “Parent”), a Missouri-domiciled life insurance company, which is wholly owned by Corebridge Life Holdings, Inc. (“Corebridge Life Holdings”). Corebridge Life Holdings is wholly owned by Corebridge Financial, Inc. (“Corebridge”). American International Group, Inc. (“AIG”) owns 49.0% of Corebridge’s outstanding common stock as of June 30, 2024.

The Company is a stock life insurance company domiciled and licensed under the laws of the State of Texas and is subject to regulation by the Texas Department of Insurance (“TDI”). The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the TDI. These accounting practices vary in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The TDI recognizes only statutory accounting practices (“SAP”) prescribed or permitted by the State of Texas for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Texas Insurance Law. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Texas. The Insurance Commissioner of the State of Texas has the right to permit other specific practices that deviate from prescribed practices.

The accompanying unaudited interim statutory-basis financial statements reflect all normal recurring adjustments necessary in the opinion of management for a fair statement of its admitted assets, results of operations and cash flows for the periods presented. The statement of admitted assets, liabilities and capital and surplus at December 31, 2023 was derived from audited annual statutory-basis financial statements, but does not contain all of the footnote disclosures from the annual financial statements. The financial information does not represent complete financial statements and should be read in conjunction with the statutory-basis financial statements for the year ended December 31, 2023.

American General Life Insurance Company

(An indirect wholly owned subsidiary of Corebridge Financial, Inc.)

Statutory Financial Statements and

Supplemental Information and

Report of Independent Auditors

At December 31, 2023 and 2022 and

for each of the three years ended December 31, 2023

AMERICAN GENERAL LIFE INSURANCE COMPANY

1

Report of Independent Auditors

To the Board of Directors and Shareholder of American General Life Insurance Company

Opinions

We have audited the accompanying statutory financial statements of American General Life Insurance Company (the “Company”), which comprise the statutory statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, and the related statutory statements of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the Texas Department of Insurance described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Texas Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Texas Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of

2

not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

○	Exercise professional judgment and maintain professional skepticism throughout the audit.

○

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

○

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

○

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

○

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of selected financial data, investment risks interrogatories, summary investment schedule, and schedule of reinsurance disclosures (collectively referred to as the “supplemental schedules”) of the Company as of December 31, 2023 and for the year then ended are presented to comply with the National Association of Insurance Commissioners’ Annual Statement Instructions and Accounting Practices and Procedures Manual and for purposes of additional analysis and are not a required part of the financial statements. The supplemental schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves and other additional procedures, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental schedules are fairly stated, in all material respects, in relation to the financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 18, 2024

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AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in millions)	2023	2022
Admitted assets
Cash and investments	$112,132	$108,455
Bonds
Preferred stock	80	93
Common stock	266	927
Cash, cash equivalents and short-term investments	900	951
Mortgage loans	29,652	25,131
Real estate	75	9
Contract loans	1,157	1,138
Derivatives	1,884	466
Derivative cash collateral and deferred asset for SSAP 108	1,985	1,660
Other invested assets	6,556	7,940
Total cash and investments	154,687	146,770
Amounts recoverable from reinsurers	251	270
Amounts receivable under reinsurance contracts	520	492
Current federal income tax recoverable	337	232
Deferred tax asset	1,164	1,087
Due and accrued investment income	1,413	1,136
Premiums due, deferred and uncollected	62	153
Receivables from affiliates	222	263
Other assets	2,323	1,515
Separate account assets	68,792	59,701
Total admitted assets	$229,771	$211,619

 See accompanying Notes to Statutory Financial Statements.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS (CONTINUED)

	December 31,
(in millions, except for share data)	2023	2022
Liabilities
Policy reserves and contractual liabilities	$113,699	$108,850
Life and annuity reserves
Liabilities for deposit-type contracts	14,014	12,316
Accident and health reserves	697	711
Premiums received in advance	10	10
Policy and contract claims	657	715
Policyholder dividends	17	17
Total policy reserves and contractual liabilities	129,094	122,619
Payable to affiliates	224	483
Interest maintenance reserve	1,389	1,804
Derivatives	953	807
Repurchase agreements	1,623	1,725
Collateral for derivatives program	1,729	205
Funds held under coinsurance	12,849	11,826
Accrued expenses and other liabilities	3,598	2,424
Net transfers from separate accounts due or accrued	(1,745)	(1,323)
Asset valuation reserve	2,343	1,681
Separate account liabilities	68,785	59,618
Total liabilities	220,842	201,869
Commitments and contingencies (see Note 21)

Capital and surplus	6	6
Common stock, $10 par value; 600,000 shares authorized, issued and outstanding
Preferred stock, $100 par value; 8,500 shares authorized, issued and outstanding	1	1
Gross paid-in and contributed surplus	5,410	5,410
Special surplus funds	1,279	916
Unassigned surplus	2,233	3,417
Total capital and surplus	8,929	9,750
Total liabilities and capital and surplus	$229,771	$211,619

 See accompanying Notes to Statutory Financial Statements.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF OPERATIONS

	December 31,
(in millions)	2023	2022	2021
Revenues
Premiums and annuity considerations	$23,157	$39,948	$15,409
Net investment income	6,574	7,172	7,503
Amortization of interest maintenance reserve	113	123	162
Reserve adjustments on reinsurance ceded	(4,276)	(2,112)	(2,273)
Commissions and expense allowances	679	779	703
Separate account fees	902	1,648	1,845
Other income	1,018	741	578
Total revenues	28,167	48,299	23,927
Benefits and expenses
Death benefits	749	811	736
Annuity benefits	3,244	2,652	2,806
Surrender benefits	15,931	9,350	8,453
Other benefits	1,077	692	668
Change in reserves	4,817	4,769	2,729
Commissions	1,519	2,672	1,099
General insurance expenses	946	928	978
Net transfers to (from) separate accounts	2,078	1,109	1,682
Modco reinsurance assumed	(3,394)	22,095	—
Other expenses	742	716	704
Total benefits and expenses	27,709	45,794	19,855
Net gain from operations before dividends to policyholders and federal income taxes	457	2,505	4,072
Dividends to policyholders	2	6	1
Net gain from operations after dividends to policyholders and before federal income taxes	455	2,499	4,071
Federal income tax (benefit) expense	(52)	518	1,422
Net gain from operations	507	1,981	2,649
Net realized capital (losses), net of tax after transfers to interest maintenance reserves	(363)	(1,190)	(405)
Net income	$144	$791	$2,244

 See accompanying Notes to Statutory Financial Statements.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in millions)	Common & Preferred Stock	Gross Paid- In and Contributed Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus
Balance, January 1, 2021	$7	$3,510	$(128)	$4,122	7,511
Net income	—	—	—	2,244	2,244
Change in net unrealized capital gains (losses)	—	—	—	206	206
Change in net unrealized foreign exchange capital gains (losses)	—	—	—	(267)	(267)
Change in deferred tax	—	—	—	853	853
Change in non-admitted assets	—	—	—	(587)	(587)
Change in asset valuation reserve	—	—	—	(205)	(205)
Change in surplus from separate accounts	—	—	—	450	450
Other changes in surplus in separate accounts	—	—	—	(450)	(450)
Change in surplus as a result of reinsurance	—	—	—	(2)	(2)
Dividends	—	—	—	(1,045)	(1,045)
Prior period corrections	—	—	—	(161)	(161)
Reinsurance permitted practice	—	—	—	(30)	(30)
Other changes	—	—	254	(239)	15
Balance, December 31, 2021	$7	$3,510	$126	$4,889	8,532
Net income	—	—	—	791	791
Change in net unrealized capital gains (losses)	—	—	—	(694)	(694)
Change in net unrealized foreign exchange capital gains (losses)	—	—	—	(705)	(705)
Change in deferred tax	—	—	—	(40)	(40)
Change in non-admitted assets	—	—	—	(84)	(84)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	(22)	(22)
Change in asset valuation reserve	—	—	—	621	621
Change in surplus from separate accounts	—	—	—	296	296
Other changes in surplus in separate accounts	—	—	—	(296)	(296)
Additional paid in surplus	—	1,900	—	—	1,900
Change in surplus as a result of reinsurance	—	—	—	(256)	(256)
Dividends	—	—	—	(800)	(800)
Prior period corrections	—	—	—	73	73
Reinsurance permitted practice	—	—	—	433	433
Other changes	—	—	790	(789)	1
Balance, December 31, 2022	$7	$5,410	$916	$3,417	9,750
Net income	—	—	—	144	144
Change in net unrealized capital gains (losses)	—	—	—	58	58
Change in net unrealized foreign exchange capital gains (losses)	—	—	—	492	492
Change in deferred tax	—	—	—	167	167
Change in non-admitted assets	—	—	—	(7)	(7)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	21	21
Change in asset valuation reserve	—	—	—	(662)	(662)
Change in surplus from separate accounts	—	—	—	(367)	(367)
Other changes in surplus in separate accounts	—	—	—	367	367
Additional paid in surplus	—	—	—	—	—
Change in surplus as a result of reinsurance	—	—	—	249	249
Dividends	—	—	—	(2,000)	(2,000)
Prior period corrections	—	—	—	(8)	(8)
Reinsurance permitted practice	—	—	—	725	725
Other changes	—	—	363	(363)	—
Balance, December 31, 2023	$7	$5,410	$1,279	$2,233	$8,929

 See accompanying Notes to Statutory Financial Statements.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF CASH FLOWS

	December 31,
(in millions)	2023	2022	2021
Cash from operations
Premium and annuity considerations, collected, net of reinsurance	$23,059	$18,180	$13,618
Net investment income collected	5,711	6,547	6,966
Other income	(1,038)	557	851
Total revenue received	27,732	25,284	21,435
Benefits paid	21,098	13,473	12,474
Net transfers to (from) separate accounts	(2,569)	536	2,192
Commissions and expenses paid	2,447	3,584	2,129
Dividends paid to policyholders	3	2	4
Federal income taxes paid	(26)	1,089	1,227
Total benefits and expenses paid	20,953	18,684	18,026
Net cash provided by operations	6,779	6,600	3,409
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	8,775	15,962	23,554
Stocks	144	498	233
Mortgage loans	3,446	3,005	3,082
Other invested assets	1,436	1,136	2,057
Securities lending reinvested collateral assets	—	1,727	—
Other, net	—	124	421
Total proceeds from investments sold, matured or repaid	13,801	22,452	29,347
Cost of investments acquired:
Bonds	16,318	17,824	24,029
Stocks	43	300	643
Mortgage loans	7,349	6,465	4,066
Real estate	—	1	1
Derivatives, net	2,103	823	407
Other invested assets	952	2,791	2,496
Securities lending reinvested collateral assets	—	—	35
Other, net	539	1,878	127
Total cost of investments acquired	27,304	30,082	31,804
Net adjustment in contract loans	15	(26)	(69)
Net cash provided by (used in) investing activities	(13,518)	(7,604)	(2,388)
Cash from financing and miscellaneous sources
Cash provided (applied):
Capital and paid-in surplus	—	1,900	—
Net deposits on (withdrawals from) deposit-type contracts	1,698	(11)	(707)
Dividends to parent	(2,000)	(800)	(750)
Change in securities lending	—	(2,426)	747
Other, net	6,988	2,490	(568)
Net cash provided by (used in) provided by financing and miscellaneous activities	6,686	1,153	(1,278)
Net increase (decrease) in cash, cash equivalents and short-term investments	(51)	149	(257)
Cash, cash equivalents and short-term investments at beginning of year	951	802	1,059
Cash, cash equivalents and short-term investments at end of year	$900	$951	$802

8

AMERICAN GENERAL LIFE INSURANCE COMPANY

STATUTORY STATEMENTS OF CASH FLOWS

	December 31,

(in millions)	2023	2022	2021
Non-cash activities, excluded from above:
Non-cash transfer from separate to general account	$4,068	$—	$—
Non-cash transfer from general to separate account	1,002	—	—
Non-cash AGLIC -Bermuda redemption	642	—	—
Non-cash transfer from other invested assets to bonds	456	—	—
Non-cash transfer from other invested assets to mortgage loans	425	12	154
Non-cash Modco to FRL settlements	274	204	448
Non-cash Hannover reinsurance transaction	253	—	—
Non-cash Modco adjustment on assumed reinsurance	—	22,924	—
Non-cash transfer from other invested assets to common stocks	1	—	34
Non-cash pension risk transfer premiums	—	1,159	1,809
Settlement of non-cash dividends payable	—	—	295

See accompanying Notes to Statutory Financial Statements.

9

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

American General Life Insurance Company (“AGL” or the “Company”), including its wholly owned subsidiaries, is a wholly owned subsidiary of AGC Life Insurance Company (“AGC Life” or the “Parent”), a Missouri-domiciled life insurance company, which is wholly owned by Corebridge Life Holdings, Inc. (formerly known as AIG Life Holdings, Inc.) (“Corebridge Life Holdings”). Corebridge Life Holdings is wholly owned by Corebridge Financial, Inc. (“Corebridge”), which American International Group, Inc. (“AIG”) owns 52.2% of their outstanding common stock as of December 31, 2023. AIG is a holding company, which through its subsidiaries provides a wide range of property casualty insurance, life insurance, retirement products and other financial services to commercial and individual customers in more than 190 countries and jurisdictions. The term “AIG” means American International Group, Inc. and not any of AIG’s consolidated subsidiaries.

The Company is a stock life insurance company domiciled and licensed under the laws of the State of Texas and is subject to regulation by the Texas Department of Insurance (“TDI”). The Company is also subject to regulation by the states in which it is authorized to transact business. The Company is licensed in 49 states and the District of Columbia.

The Company is a leading provider in the United States of individual term and universal life insurance solutions to middle-income and high-net-worth customers, as well as a leading provider in the United States of fixed and variable annuities. The Company’s primary products include term life insurance, universal, variable universal and whole life insurance, accident and health insurance, single- and flexible-premium deferred fixed and variable annuities, fixed index deferred annuities, single-premium immediate and delayed-income annuities, private placement variable annuities, private placement variable universal life, structured settlements, corporate- and bank-owned life insurance, pension risk transfer annuities, guaranteed investment contracts, funding agreements, stable value wrap products and group benefits. The Company distributes its products through a broad multi-channel distribution network, which includes independent marketing organizations, independent insurance agents and financial advisors, banks, broker dealers, structured settlement brokers and benefit consultants and direct-to-consumer through Corebridge Direct Insurance Services, Inc. (formerly known as AIG Direct Insurance, Inc.) (“Corebridge Direct”).

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the TDI. These accounting practices vary in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”), as described herein.

The TDI recognizes only statutory accounting practices (“SAP”) prescribed or permitted by the State of Texas for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Texas Insurance Law. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Texas. The Insurance Commissioner of the State of Texas has the right to permit other specific practices that deviate from prescribed practices.

At December 31, 2023, 2022 and 2021, the Company used the following permitted practices that resulted in reported statutory surplus or risk-based capital that is different from the statutory surplus or risk-based capital that would have been reported had NAIC statutory accounting practices or the prescribed regulatory accounting practices of the TDI been followed in all respects:

Effective December 31, 2020 and periods through September 30, 2023, the Company renewed a permitted statutory accounting practice to recognize an admitted asset related to the notional value of coverage defined in an excess of loss (“XOL”) reinsurance agreement with a 20-year term that provides coverage to the Company for aggregate claims incurred during the agreement term associated with guaranteed living benefits on certain fixed index annuities generally issued prior to April 2019 (“Block 1”) exceeding an attachment point as defined in the agreement. This permitted practice was previously expanded on October 1, 2020 to similarly recognize an additional admitted asset related to the net notional value of coverage as defined in a separate XOL reinsurance agreement with a 25-year term that provides coverage to the Company for aggregate XOL claims associated with guaranteed living benefits on a block of fixed index annuities generally issued in April 2019 or later, including certain new business issued after the effective date of October 1, 2020 (“Block 2”).

Effective September 30, 2023, the permitted practice for Block 1 and Block 2 was extended through September 30, 2026 and the maximum notional value of Block 2 was increased for certain new business. Effective October 1, 2022 and periods through September 30, 2023, this permitted practice was expanded to similarly recognize an additional admitted asset related to the net notional value of coverage as defined in a separate XOL agreement with a 25-year term that provides coverage to the Company for aggregate XOL claims associated with the base contract along with the guaranteed living benefits rider on a block of fixed annuities inforce on October 1, 2022, including certain new business issued after the effective date of October 1, 2022 (“Block 3”). Effective September 30, 2023, the permitted practice for Block 3 was extended through September 30, 2026 and the maximum notional value was increased for certain new business.

The value of the assets subject to the above permitted practices was approximately $1,742 million, $1,017 million and $584 million in total at December 31, 2023, 2022 and 2021 respectively and are reported in Other assets.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and practices prescribed or permitted by the State of Texas:

		December 31,
(in millions)	SSAP#	2023	2022	2021
NET INCOME

State basis		$144	$791	$2,244
Net (loss) income, NAIC SAP		$144	$791	$2,244

SURPLUS

State basis		$8,929	$9,750	$8,532

State permitted practices that increase (decrease) NAIC SAP:

XoL reinsurance agreement	4	(1,742)	(1,017)	(584)
Statutory capital and surplus, NAIC SAP		$7,187	$8,733	$7,948

In the event the Company had not employed any or all of these permitted and prescribed practices, the Company’s risk-based capital (“RBC”) would not have triggered a regulatory event.

Certain prior year amounts have been reclassified to conform to the current year presentation.

The statement of cash flows in this report has balances that are different from those in the annual statement filed with the NAIC. The annual statement for 2023 had net cash provided by operations, investments and financing of $6.3 billion, $(12.9) billion and $6.5 billion, respectively, while this report has $6.8 billion, $(13.5) billion and $6.7 billion, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting practices prescribed or permitted by the TDI requires management to make estimates and assumptions that affect the reported amounts in the statutory financial statements and the accompanying notes. It also requires disclosure of contingent assets and liabilities at the date of the statutory financial statements and the reported amounts of revenue and expense during the period. The areas of significant judgments and estimates include the following:

•	application of other-than-temporary impairments;

•	estimates with respect to income taxes, including recoverability of deferred tax assets;

•	fair value measurements of certain financial assets; and

•	policy reserves for life, annuity and accident and health insurance contracts, including guarantees.

These accounting estimates require the use of assumptions about matters, some of which are highly uncertain at the time of estimation. To the extent actual experience differs from the assumptions used, the Company’s Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus, Statutory Statements of Operations and Statutory Statements of Cash Flows could be materially affected.

Significant Accounting Policies

Bonds not backed by other loans are carried at amortized cost except for those with a NAIC designation of “6” or “6*”. Bonds with a NAIC 6 designation are carried at the lower of amortized cost or fair value, with unrealized losses charged directly to unassigned surplus. Bonds that have not been filed and have not received a designation in over one year from the NAIC’s Investment Analysis Office (“IAO”) receive a “6*” designation and are carried at zero, with the unrealized loss charged directly to unassigned surplus. Bonds filed with the IAO which receive a “6*” designation may carry a value greater than zero. Securities are assigned a NAIC 5* designation if the Company certifies that (1) the documentation necessary to permit a full credit analysis does not exist, (2) the issuer or obligor is current on all contracted interest and principal payments and (3) the Company has an actual expectation of ultimate repayment of all contracted interest and principal. Securities with NAIC 5* designations are deemed to possess the credit characteristics of securities assigned a NAIC 5 designation. The discount or premium on bonds is amortized using the effective yield method.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Loan-backed and structured securities (“LBaSS”) include residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”), pass-thru securities, lease-backed securities, equipment trust certificates, loan-backed securities issued by special purpose corporations or trusts, and securities where there is not direct recourse to the issuer. LBaSS are carried on a basis consistent with that of bonds not backed by loans. Income recognition for LBaSS is determined using the effective yield method and estimated cash flows. Prepayment assumptions for single-class and multi-class mortgage-backed securities (“MBS”) and ABS were obtained from an outside vendor or internal estimates. The Company uses independent pricing services and broker quotes in determining the fair value of its LBaSS. The Company uses the retrospective adjustment method to account for the effect of unscheduled payments affecting high credit quality securities, while securities with less than high credit quality and securities for which the collection of all contractual cash flows is not probable are both accounted for using the prospective adjustment method.

Reference to “non-rated residual tranches or interests” intends to capture securitization tranches, beneficial interests, interests of structured finance investments, as well as other structures, that reflect loss layers without contractual interest or principal payments. Payments to holders of these investments occur after contractual interest and principal payments have been made to other tranches or interests and are based on the remaining available funds. Although payments to holders can occur throughout an investment’s duration (and not just at maturity), such instances still reflect the residual amount permitted to be distributed after other holders have received contractual interest and principal payments.

NAIC designations are determined with a multi-step approach. The initial designation is used to determine the carrying value of the security. The final NAIC designation is used for reporting and affects RBC. The final NAIC designation is determined for most RMBS and CMBS by financial modeling conducted by BlackRock. For credit tenant loans, equipment trust certificates, any corporate-like securities rated by the IAO, interest-only securities, and those securities with an original NAIC designation of 5, 5*, 6, or 6*, the final NAIC designation is based on the IAO or Credit Rating Provider rating and is not subject to financial modeling.

Redeemable preferred stocks with NAIC designations of “1” through “3” are carried at amortized cost. All other redeemable preferred stocks are stated at the lower of cost, amortized cost or fair value, with unrealized capital losses charged directly to unassigned surplus. Perpetual preferred stocks are valued at fair value, not to exceed any currently effective call price. Provisions made for impairment are recorded as realized capital losses when declines in fair value are determined to be other than temporary.

Unaffiliated common stocks are carried at fair value, with unrealized capital gains and losses credited or charged directly to unassigned surplus. Provisions made for impairment are recorded as realized capital losses when declines in fair value are determined to be other than temporary. For Federal Home Loan Bank (“FHLB”) capital stock, which is only redeemable at par, the fair value shall be presumed to be par, unless considered other-than-temporarily impaired.

Subsidiary, controlled, and affiliated (“SCA”) entities: The Company has no investments in insurance SCA entities. Investments in non-insurance SCA entities are recorded based on the equity of the investee per audited financial statements prepared pursuant to U.S. GAAP, which is adjusted to a statutory basis of accounting, if applicable. All investments in non-insurance SCA entities for which audited U.S. GAAP financial statements are not available are non-admitted as assets. Undistributed equity in earnings of affiliates is included in unassigned surplus as a component of unrealized capital gains or losses. Dividends received from such affiliates are recorded as investment income when declared.

Mortgage and mezzanine real estate loans are carried at unpaid principal balances less allowances for credit losses and plus or minus adjustments for the accretion or amortization of discount or premium. Interest income on performing loans is accrued as earned.

Mortgage and mezzanine real estate loans are considered impaired when collection of all amounts due under contractual terms is not probable. Impairment is measured using either i) the present value of expected future cash flows discounted at the loan’s effective interest rate, ii) the loan’s observable market price, if available, or iii) the fair value of the collateral if the loan is collateral dependent. An allowance is typically established for the difference between the impaired value of the loan and its current carrying amount. Additional allowance amounts are established for incurred but not specifically identified impairments, based on statistical models primarily driven by past due status, debt service coverage, loan-to-value ratio, property occupancy, profile of the borrower and of the major property tenants, and

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economic trends in the market where the property is located. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance.

Real estate consists of properties occupied by the Company, properties held for the production of income and properties held for sale. Properties occupied by the Company and held for the production of income are carried at depreciated cost, less encumbrances, unless events or circumstances indicate the carrying amount of the asset (amount prior to reduction for encumbrances) may not be recoverable. Properties held for sale are carried at the lower of its depreciated cost or fair value less estimated costs to sell the property and net of encumbrances. Real estate obtained through foreclosure, in satisfaction of a loan, is recorded at the time of foreclosure at the lower of fair value as determined by acceptable appraisal methodologies, or the carrying amount of the related loan. Land is reported at cost.

Cash, cash equivalents and short-term investments include cash on hand and amounts due from banks, highly liquid debt instruments that have original maturities within one year of date of purchase and are carried at amortized cost, interest-bearing money market funds, investment pools and other investments with original maturities within one year from the date of purchase.

Contract loans are carried at unpaid balances, which include unpaid principal plus accrued interest, including 90 days or more past due. All loan amounts in excess of the contract cash surrender value are considered non-admitted assets.

Derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge are reported in a manner consistent with the hedged asset or liability (“hedge accounting”). Changes in statement value or cash flow of derivatives that qualify for hedge accounting are recorded consistently with how the changes in the statement value or cash flow of the hedged asset or liability are recorded. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge (“ineffective hedges”) are accounted for at fair value and the changes in fair value are recorded as unrealized gains or losses.

Statement of Statutory Accounting Principles (“SSAP”) 108, Derivatives Hedging Variable Annuity Guarantees, was used as allowed. SSAP 108 allows special accounting treatment for limited derivatives hedging variable annuity guarantee benefits subject to fluctuation as a result of interest rate sensitivity. Starting in 2022 the Company designated, under SSAP 86, Derivatives, certain foreign exchange derivatives as effective hedges of certain invested assets. During 2023, the Company also designated certain interest rate swaps as effective cash flow hedges of floating-rate investment assets.

Other invested assets principally consist of investments in limited partnerships and limited liability companies. Investments in these assets, except for joint ventures, partnerships and limited liability companies with a minor ownership interest, are reported using the equity method. Under SAP, such investments are generally reported based on audited U.S. GAAP equity of the investee, with subsequent adjustment to a statutory basis of accounting, if applicable.

Joint ventures, partnerships and limited liability companies in which the Company has a minor ownership interest (i.e., less than 10 percent) or lacks control, are generally recorded based on the underlying audited U.S. GAAP equity of the investee, with some prescribed exceptions. SAP allows the use of (a) the U.S. GAAP equity as set forth in the footnote reconciliation of foreign GAAP equity and income to U.S. GAAP within audited foreign GAAP financial statements or (b) the International Financial Reporting Standards (“IFRS”) basis equity in audited IFRS financial statements as an acceptable basis for the valuation of minor/non-controlled investments. The audited U.S. tax basis equity may also be used in certain circumstances.

All other investments in entities for which audited U.S. GAAP financial statements, or another acceptable audited basis of accounting as described above were not available have been non-admitted as assets. Undistributed accumulated earnings of such entities are included in unassigned surplus as a component of unrealized capital gains or losses. Distributions received that are not in excess of the undistributed accumulated earnings are recognized as investment income. Impairments that are determined to be other than temporary are recognized as realized capital losses.

Securities lending and repurchase agreements: The Company has a securities lending program, which was approved by its Board of Directors, and lends securities from its investment portfolio to supplement liquidity or for other uses as deemed appropriate by management. Under the program, securities are lent to financial institutions, and in return the Company receives cash as collateral equal to 102 percent of the fair value of the loaned securities. The cash collateral received is invested in cash and/or short-term investments that may be sold or repledged or partially used for short-term liquidity purposes based on conservative cash flow forecasts. Securities lent by the Company under these

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transactions may be sold or repledged by the counterparties. The liability for cash collateral received would be reported in payable for securities lending in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus. The Company monitors the fair value of securities loaned and obtains additional collateral as necessary. At the termination of the transactions, the Company and its counterparties are obligated to return the collateral provided and the securities lent, respectively. These transactions are treated as secured financing arrangements.

In addition, the Company is a party to secured financing transactions involving securities sold under agreements to repurchase (repurchase agreements), in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities on agreed upon dates specified in the agreements.

Investment income due and accrued is non-admitted from investment income for bonds and other invested assets when collection of interest is overdue by more than 90 days, or is uncertain, and for mortgage loans when loans are foreclosed, or delinquent in payment for greater than 180 days, or when collection of interest is uncertain.

Net realized capital gains and losses, which are determined by using the specific identification method, are reflected in income net of applicable federal income taxes and transfers to the interest maintenance reserve.

The Company regularly evaluates its investments for other-than-temporary impairment (“OTTI”) in value. The determination that a security has incurred an OTTI in value and the amount of any loss recognition requires the judgment of the Company’s management and a continual review of its investments. For bonds, other than LBaSS, an OTTI shall be considered to have occurred if it is probable that the Company will not be able to collect all amounts due under the contractual terms in effect at the acquisition date of the debt security. If it is determined an OTTI has occurred, the cost basis of bonds are written down to fair value and the amount of the write-down is recognized as a realized capital loss.

For LBaSS, a non-interest related OTTI resulting from a decline in value due to fundamental credit problems of the issuer is recognized when the projected discounted cash flows for a particular security are less than its amortized cost. When a non-interest related OTTI occurs, the LBaSS is written down to the present value of future cash flows expected to be collected. An OTTI is also deemed to have occurred if the Company intends to sell the LBaSS or does not have the intent and ability to retain the LBaSS until recovery. If the decline is interest-related, the LBaSS is written down to fair value.

In periods subsequent to the recognition of an OTTI loss, the Company generally accretes the difference between the new cost basis and the future cash flows expected to be collected, if applicable, as interest income over the remaining life of the security based on the amount and timing of estimated future cash flows.

Non-admitted assets are excluded from admitted assets and the change in the aggregate amount of such assets is reflected as a separate component of unassigned surplus. Non-admitted assets include all assets specifically designated as non-admitted and assets not designated as admitted, such as a certain portion of DTAs, prepaid expenses, electronic data processing (“EDP”) equipment assets, agents’ balances or other receivables over 90 days. Non-admitted assets were $4.6 billion and $4.6 billion at December 31, 2023 and 2022, respectively.

Interest maintenance reserve (“IMR”) is calculated based on methods prescribed by the NAIC and was established to prevent large fluctuations in interest-related investment gains and losses resulting from sales (net of taxes) and interest-related OTTI (net of taxes). IMR applies to all types of fixed maturity investments, including bonds, preferred stocks, MBS, ABS and mortgage loans. An OTTI occurs when the Company, at the reporting date, has the intent to sell an investment or does not have the intent and ability to hold the security before recovery of the cost of the investment. For LBaSS, if the Company recognizes an interest-related OTTI, the non-interest-related OTTI is recorded to the asset valuation reserve, and the interest-related portion to IMR. Such gains and losses are deferred into the IMR and amortized into income using the grouped method over the remaining contractual lives of the securities sold.

Asset valuation reserve (“AVR”) is used to stabilize surplus from fluctuations in the market value of bonds, stocks, mortgage loans, real estate, limited partnerships and other investments. Changes in the AVR are recorded as direct increases or decreases in surplus.

Separate account assets and liabilities generally represent funds for which the contract holder, rather than the Company, bears the investment risk. Separate account contract holders have no claim against the assets of the general account of the Company, except for certain guaranteed products. Separate account assets are generally reported at fair

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value. In addition, certain products with fixed guarantees and market-value-adjusted (“MVA”) fixed annuity contracts in which the assets are generally carried at amortized cost are required by certain states to be carried in a separate account. The operations of the separate accounts are excluded from the Statutory Statements of Operations and Statutory Statements of Cash Flows of the Company. The Company receives fees for assuming mortality and certain expense risks. Such fees are included in separate account fees in the Statutory Statements of Operations. Reserves for variable annuity contracts are provided in accordance with the Variable Annuity Commissioners’ Annuity Reserve Valuation Method (“VACARVM”) under subsection 21 of the Valuation Manual (“VM-21”). Reserves for variable universal life accounts are provided in accordance with subsection 20 of the Valuation Manual (“VM-20”) for new business issued beginning in 2020, and in accordance with the Commissioners’ Reserve Valuation Method (“CRVM”) for policies issued prior to 2020.

Policy reserves are established according to different methods.

Life, annuity, and health reserves are developed by actuarial methods and are generally determined based on published tables using specified interest rates, mortality or morbidity assumptions, and valuation methods prescribed or permitted by statutes that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the TDI.

Principle-based reserving (“PBR”) is designed to tailor the reserving process to more closely reflect the risks of specific products, rather than the previous prescribed approach. Reserve requirements for the Company’s life insurance policies issued after January 1, 2020 are contained in VM-20, Requirements for Principle-Based Reserves for Life Products, policies issued prior to 2020 are reserved for using the CRVM. Under VM-20, these reserves are generally more sensitive to changes in actuarial assumptions.

The Company waives the deduction of deferred fractional premiums on the death of the life and annuity policy insured and returns any premium beyond the date of death. The Company reported additional reserves for surrender values in excess of the corresponding policy reserves.

The Company performs annual cash flow testing in accordance with the Actuarial Opinion and Memorandum Regulation to ensure adequacy of the reserves. Additional reserves are established where the results of cash flow testing under various interest rate scenarios indicate the need for such reserves or where the net premiums exceed the gross premiums on any insurance in force. Total cash flow testing reserves were $175 million and $175 million at December 31, 2023 and 2022, respectively.

A majority of the Company’s variable annuity products are issued with a guaranteed minimum death benefit (“GMDB”) which provides that, upon the death of a contractholder, the contractholder’s beneficiary will receive the greater of (1) the contractholder’s account value, or (2) a GMDB that varies by product. Depending on the product, the GMDB may equal the principal invested, adjusted for withdrawals; or the greatest contract value, adjusted for withdrawals, at the specified contract anniversaries; or the principal invested, adjusted for withdrawals, accumulated at the specified rate per annum. These benefits have issue age and other restrictions to reduce mortality risk exposure. The Company bears the risk that death claims following a decline in the financial markets may exceed contract holder account balances, and that the fees collected under the contract are insufficient to cover the costs of the benefit to be provided. Death benefits on GMDB policies generally reduce on a proportional basis or on a dollar-for-dollar basis when a partial withdrawal occurs.

Reserves for GMDB benefits are included in the VACARVM reserve. PBR is designed to tailor the reserving process to more closely reflect the risks of specific products, rather than the factor-based approach typically employed historically. Variable Annuity (“VA”) reserving requirements are contained in VM-21, Reserves for Variable Requirements for Principle-Based Annuities.

Life policies underwritten as substandard are charged extra premiums. Reserves are computed for a substandard policy by adding the reserve for an otherwise identical non-substandard policy plus a factor times the extra premium charge for the year. The factor varies by duration, type of plan, and underwriting. In addition, an extra mortality reserve is reported for ordinary life insurance policies classified as group conversions. Substandard structured settlement annuity reserves are determined by making a constant addition to the mortality rate of the applicable valuation mortality table so that the life expectancy on the adjusted table is equal to the life expectancy determined by the Company’s underwriters at issue.

Tabular interest, tabular less actual reserves released, and tabular cost have been determined by formula, except for universal life insurance and deferred annuity reserves, which include fund accumulations for which tabular interest has

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AMERICAN GENERAL LIFE INSURANCE COMPANY

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been determined from basic data. For the determination of tabular interest on funds not involving life contingencies, the actual credited interest is used.

Liabilities for deposit-type contracts, which include supplementary contracts without life contingencies and annuities certain, are based on the discounting of future payments at an annual statutory effective rate. Tabular interest on other funds not involving life contingencies is based on the interest rate at which the liability accrues.

Policy and contract claims represent the ultimate net cost of all reported and unreported claims incurred during the year. Reserves for unpaid claims are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary, as experience develops or new information becomes known; such adjustments are included in current operations.

Reserves for future policy benefits to be paid on life and accident and health policies, incurred in the statement period, but not yet reported, were established using historical data from claim lag experience. The data is aggregated from product specific studies performed on the Company’s business.

Premiums and annuity considerations and related expenses are recognized over different periods. Life premiums are recognized as income over the premium paying periods of the related policies. Annuity considerations are recognized as revenue when received. Premiums for deposit-type products are credited directly to the respective reserves and are not recorded in the Statutory Statement of Operations. Health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Acquisition costs such as commissions and other expenses related to the production of new business are charged to the Statutory Statements of Operations as incurred.

Reinsurance premiums and benefits paid or provided are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Annuity and deposit-type contract surrender benefits are reported on a cash basis, and include annuity benefits, payments under supplementary contracts with life contingencies, surrenders and withdrawals. Withdrawals from deposit-type contracts directly reduce the liability for deposit-type contracts and are not reported in the Statutory Statements of Operations.

General insurance expenses include allocated expenses pursuant to cost allocation agreements. The Company purchases administrative, accounting, marketing and data processing services from AIG, Corebridge and affiliates and is charged based on estimated levels of usage, transactions or time incurred in providing the respective services. The allocation of costs for investment management services purchased from affiliates is based on the level of assets under management.

Federal income tax expense (benefit) is recognized and computed on a separate company basis pursuant to tax sharing agreements, because the Company is included in the consolidated federal income tax returns of its parent company filing group. For the period prior to the Corebridge initial public offering (the “IPO”) on September 19, 2022, the Company joined in the filing of a consolidated federal income tax return with AIG. For the period following the IPO, the Company will join with AGC Life, Variable Annuity Life Insurance Company (“VALIC”), United States Life Insurance Company in the City of New York (“USL”), and Corebridge Insurance Company of Bermuda, Ltd. (formerly AIG Life of Bermuda, Ltd.) (“Corebridge Bermuda”), in filing a consolidated life company federal income tax return. To the extent that benefits for net operating losses, foreign tax credits, corporate alternative minimum tax (“CAMT”) credits or net capital losses are utilized on a consolidated basis, the Company would recognize tax benefits based upon the amount of those deductions and credits utilized in the consolidated federal income tax return. The federal income tax expense or benefit reflected in the Statutory Statements of Operations represents income taxes provided on income that is currently taxable, but excludes tax on the net realized capital gains or losses.

Income taxes on capital gains or losses reflect differences in the recognition of capital gains or losses on a statutory accounting basis versus a tax accounting basis. The most significant of such differences involve impairments of investments, which are recorded as realized losses in the Statutory Statements of Operations but are not recognized for tax purposes, and the deferral of net capital gains and losses into the IMR for statutory income but not for taxable income. Capital gains and losses on certain related-party transactions are recognized for statutory financial reporting purposes but are deferred for income tax reporting purposes until the security is sold to an outside party.

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A deferred tax asset (“DTA”) or deferred tax liability (“DTL”) is included in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus, which reflects the expected future tax consequences of temporary differences between the statement values of assets and liabilities for statutory financial reporting purposes and the amounts used for income tax reporting purposes. The change in the net DTA or DTL is reflected in a separate component of unassigned surplus. Net DTAs are limited in their admissibility.

The CAMT is disregarded when evaluating the need for a valuation allowance for the Company’s non-CAMT DTAs.

Accounting Changes

The Company had no accounting changes during 2023 or 2022.

Substantive changes were made to SSAP 26R, Bonds, SSAP 21R, Other Admitted Assets, and SSAP 43R, Loan-Backed and Structured Securities, effective January 1, 2025. The changes provide a new principle-based bond definition to be used for determining which investments are eligible for reporting on Schedule D as a bond. The changes focus on ensuring appropriate consideration of whether an investment qualifies as an issuer credit obligation or asset-backed security prior to reporting as a bond.

Correction of Errors

SAP requires that corrections of errors related to prior periods be reported as adjustments to unassigned surplus to the extent that they are not material to prior periods.

In 2023, two out-of-period errors were identified and corrected, the largest of which was related to an understatement of reserves for variable annuities due to model implementations in 2022. The total of these corrections decreased unassigned surplus by $8 million.

In 2022, three out-of-period errors were identified and corrected, which increased unassigned surplus by $72 million. This decreased claims reserved as a result of overstated claim reserves from 2019-2021.

In 2021, five out-of-period errors were identified and corrected, which decreased unassigned surplus by $161 million. The most significant of these was a tax correction related to 2013 - 2018.

The Company’s management does not believe these corrections to be material to the Company’s results of operations, financial position, or cash flow for the Company’s previously filed annual statement.

Differences in Statutory Accounting and U.S. GAAP Accounting

The accompanying statutory financial statements have been prepared in accordance with accounting practices prescribed or permitted by the TDI. These accounting practices vary in certain respects from U.S. GAAP. The primary differences between NAIC SAP and U.S. GAAP are as follows.

The objectives of U.S. GAAP differ from the objectives of SAP. U.S. GAAP is designed to measure the entity as a going concern and to produce general purpose financial statements to meet the varying needs of the different users of financial statements. SAP is designed to address the accounting requirements of regulators, who are the primary users of statutory-basis financial statements and whose primary objective is to measure solvency. As a result, U.S. GAAP stresses measurement of earnings and financial condition of a business from period to period, while SAP stresses measurement of the ability of the insurer to pay claims in the future.

Investments. Under SAP, investments in bonds and redeemable preferred stocks are generally reported at amortized cost. However, if bonds are designated category “6” and redeemable preferred stocks are designated categories “4 – 6” by the NAIC, these investments are reported at the lesser of amortized cost or fair value with a credit or charge to unrealized investment gains or losses. For U.S. GAAP, such fixed-maturity investments are designated at purchase as held-to-maturity, trading, or available-for-sale. Held-to-maturity fixed-maturity investments are reported at amortized cost, and the remaining fixed-maturity investments are reported at fair value, with unrealized capital gains and losses reported in operations for those designated as trading and as a component of other comprehensive income for those designated as available-for-sale.

Under SAP, all single- and multi-class MBS or other ABS (e.g., Collateralized Mortgage Obligations (“CMO”) are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium with respect to such securities using either the retrospective or prospective method. For LBaSS, if it is

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determined that a decline in fair value is other than temporary, the cost basis of the security is written down to the discounted estimated future cash flows. Bonds, other than LBaSS, that are other-than-temporarily impaired are written down to fair value. For U.S. GAAP purposes, all securities, purchased or retained, that represent beneficial interests in securitized assets (e.g., CMO, MBS and ABS securities), other than high credit quality securities, would be adjusted using the prospective method when there is a change in estimated future cash flows. If high-credit quality securities must be adjusted, the retrospective method would be used. For all bonds, if it is determined that a decline in fair value is other-than-temporary, the cost basis of the security would be written down to the discounted estimated future cash flows, while the non-credit portion of the impairment would be recorded as an unrealized loss in other comprehensive income.

Under SAP, when it is probable that the insurer will be unable to collect all amounts due according to the contractual terms of the mortgage agreement, allowances are established for temporarily-impaired mortgage loans based on the difference between the unpaid loan balance and the estimated fair value of the underlying real estate, less estimated costs to obtain and sell. The initial allowance and subsequent changes in the allowance for mortgage loans are charged or credited directly to unassigned surplus rather than as a component of earnings as would be required under U.S. GAAP. If the impairment is other-than-temporary, a direct write down is recognized as a realized loss, and a new cost basis is established. Under U.S. GAAP, an allowance for credit losses is based on the expectation of lifetime credit losses.

Under SAP, joint ventures, partnerships and limited liability companies in which the insurer has a minor ownership interest (i.e., less than 10 percent) or lacks control are generally recorded based on the underlying audited U.S. GAAP basis equity of the investee. Under U.S. GAAP, joint ventures, partnerships and limited liability companies in which the insurer has a significant ownership interest or is deemed to have control are accounted for under the equity method. Where that is not the case, such investments are carried at fair value with changes in fair value recognized in earnings.

Real Estate. Under SAP, investments in real estate are reported net of related obligations; under U.S. GAAP, investments in real estate are reported on a gross basis. Under SAP, real estate owned and occupied by the insurer is included in investments; under U.S. GAAP, real estate owned and occupied by the insurer is reported as an operating asset, and operating income and expenses include rent for the insurer’s occupancy of those properties.

Derivatives. Under SAP, derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with the changes in fair value recorded as unrealized capital gains or losses. Under U.S. GAAP, such derivative instruments are accounted for at fair value with the changes in fair value recorded as realized capital gains or losses. Under U.S. GAAP, fair value measurement for free standing derivatives incorporate either counterparty’s credit risk for derivative assets or the insurer’s credit risk for derivative liabilities by determining the explicit cost to protect against credit exposure. This credit exposure evaluation takes into consideration observable credit default swap rates. Under SAP, non-performance risk (own credit-risk) is not reflected in the fair value calculations for derivative liabilities. Under U.S. GAAP, index life insurance features in indexed universal life contracts and certain guaranteed features of variable annuities are bifurcated and accounted for separately as embedded policy derivatives and market risk benefits, respectively. Under SAP, embedded derivatives and market risk benefits are not bifurcated or accounted for separately from the host contract.

Interest Maintenance Reserve. Under SAP, the insurer is required to maintain an IMR. IMR is calculated based on methods prescribed by the NAIC and was established to prevent large fluctuations in interest-related capital gains and losses realized through sales or OTTI. IMR applies to all types of fixed maturity investments, including bonds, preferred stocks, MBS, ABS and mortgage loans. After-tax capital gains or losses realized upon the sale or impairment of such investments resulting from changes in the overall level of interest rates are excluded from current period net income and transferred to the IMR. The transferred after-tax net realized capital gains or losses are then amortized into income over the remaining period to maturity of the divested asset. Realized capital gains and losses are reported net of tax and transfers to the IMR, after net gain from operations. Any negative IMR balance is treated as a non-admitted asset, unless certain criteria are met. This reserve is not required under U.S. GAAP and pre-tax realized capital gains and losses are reported as a component of total revenues, with related taxes included in taxes from operations.

Asset Valuation Reserve. Under SAP, the insurer is required to maintain an AVR, which is computed in accordance with a prescribed formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate, and other invested assets. The level of AVR is based on both the type of investment and its

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AMERICAN GENERAL LIFE INSURANCE COMPANY

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credit rating. Under SAP, AVR is included in total adjusted capital for RBC analysis purposes. Changes to AVR are charged or credited directly to unassigned surplus. This reserve is not required under U.S. GAAP.

Subsidiaries. Under SAP, investments in insurance subsidiaries are recorded based upon the underlying audited statutory equity of a subsidiary with all undistributed earnings or losses shown as an unrealized capital gain or loss in unassigned surplus. Dividends received by the parent company from its subsidiaries are recorded through net investment income. Under U.S. GAAP, subsidiaries’ financial statements are combined with the parent company’s financial statements through consolidation. All intercompany balances and transactions are eliminated under U.S. GAAP. Dividends received by the parent company from its subsidiaries reduce the parent company’s investment in the subsidiaries.

Policy Acquisition Costs and Sales Inducements. Under SAP, policy acquisition costs are expensed when incurred. Under U.S. GAAP, acquisition costs that are incremental and directly related to the successful acquisition of new and renewal of existing insurance contracts are deferred as deferred policy acquisition costs (“DAC”). DAC is amortized on a constant level basis (i.e., approximating straight line amortization with adjustments for expected terminations) over the expected term of the related contracts using assumptions consistent with those used in estimating the related liability for future policy benefits, or any other related balances. Under SAP, sales inducements are expensed when incurred. Under U.S. GAAP, certain sales inducements on interest-sensitive life insurance contracts and deferred annuities are deferred and amortized over the life of the contract using the same methodology and assumptions used to amortize DAC.

Deferred Premiums. Under SAP, when deferred premiums exist, statutory deferred premiums are held as a statutory asset, while under U.S. GAAP, deferred premiums are held as a contra-liability in the future policy benefits liability.

Non-admitted Assets. Certain assets designated as “non-admitted,” principally any agents’ balances or unsecured loans or advances to agents, certain DTAs, furniture, equipment and computer software, receivables over 90 days and prepaid expenses, as well as other assets not specifically identified as admitted assets within the NAIC SAP, are excluded from the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus and are charged directly to unassigned surplus. Under U.S. GAAP, such assets are included in the balance sheet.

Universal Life and Annuity Policies. Under SAP, revenues for universal life and annuity policies containing mortality or morbidity risk considerations consist of the entire premium received, and benefits incurred consist of the total of death benefits paid and the change in policy reserves. Payments received on contracts that do not incorporate any mortality or morbidity risk considerations (deposit-type contracts) are credited directly to an appropriate liability for deposit-type contract account without recognizing premium income. Interest credited to deposit-type contracts is recorded as an expense in the Statutory Statements of Operations as incurred. Payments that represent a return of policyholder balances are recorded as a direct reduction of the liability for deposit-type contracts, rather than a benefit expense. Under U.S. GAAP, premiums received in excess of policy charges are not recognized as premium revenue, and benefits represent the excess of benefits paid over the policy account value and interest credited to the account values.

Benefit Reserves. Under SAP, loading is the difference between the gross and valuation net premium. Valuation net premium is calculated using valuation assumptions which are different for statutory and U.S. GAAP. Statutory valuation assumptions are set by the insurer within limits as defined by statutory law. U.S. GAAP valuation assumptions are set by the insurer based on management’s estimates and judgment.

Policyholder funds not involving life contingencies use different valuation assumptions for SAP and U.S. GAAP. Under SAP, prescribed rates of interest related to payout annuities are used in the discounting of expected benefit payments, while under U.S. GAAP, the insurer’s best estimates of interest rates are used.

Under SAP, the CRVM is used for the majority of individual insurance reserves. Under U.S. GAAP, individual insurance policyholder liabilities for traditional forms of insurance are generally established using the net premium ratio (“NPR”) method. For interest-sensitive policies, a liability for policyholder account balances is established under U.S. GAAP based on the contract value that has accrued to the benefit of the policyholder. Policy assumptions used in the estimation of policyholder liabilities are generally prescribed under SAP. Under U.S. GAAP, policy assumptions are based upon best estimates.

Under SAP, the CARVM is used for the majority of individual deferred annuity reserves, while under U.S. GAAP, individual deferred annuity policyholder liabilities are generally equal to the contract value that has accrued to the benefit of the policyholder, together with liabilities for certain contractual guarantees, if applicable. Under SAP, reserves

20

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

for fixed rate deposit-type contracts are based upon their accumulated values, discounted at an annual statutory effective rate, while under U.S. GAAP, reserves for deposit-type contracts are recorded at their accumulated values.

Under GAAP, indexed interest credits and guarantees in excess of contract account values are bifurcated from the host contract as embedded derivatives and market risk benefits, respectively, and reported at fair value. Under SAP, embedded derivatives and market risk benefits are not bifurcated and accounted for separately, but rather are included in the benefit reserve valuation for the host contract.

Reinsurance. Under SAP, policy and contract liabilities ceded to reinsurers are reported as reductions of the related reserves rather than as assets as required under U.S. GAAP. Under SAP, a liability for reinsurance balances has been provided for unsecured policy reserves, unearned premiums, and unpaid losses ceded to reinsurers not licensed to assume such business. Changes to these amounts are credited or charged directly to unassigned surplus. Under U.S. GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Under SAP, the criteria used to demonstrate risk transfer varies from U.S. GAAP, which may result in transactions that are accounted for as reinsurance for SAP and deposit accounting for U.S. GAAP. Under SAP, the reserve credit permitted for unauthorized reinsurers is less than or equal to the amount of letter of credit or funds held in trust by the reinsurer. Under U.S. GAAP, assumed and ceded reinsurance is reflected on a gross basis in the balance sheet, and certain commissions allowed by reinsurers on ceded business are deferred and amortized generally on a basis consistent with DAC.

Policyholder Dividend Liabilities. Under SAP, policyholder dividends are recognized when declared. Under U.S. GAAP, policyholder dividends are recognized over the term of the related policies.

Separate Accounts. Under SAP, separate account surplus created through the use of the CRVM, the VACARVM or other reserving methods is reported by the general account as an unsettled transfer from the separate account. The net change on such transfers is included as a part of the net gain from operations in the general account. This is not required under U.S. GAAP.

Separate accounts include certain non-unitized assets which primarily represent MVA fixed options of variable annuity contracts and certain pension risk transfer annuities issued in various states. Under SAP, these contracts are accounted for in the separate account financial statements, while under U.S. GAAP, they are accounted for in the general account.

Deferred Income Taxes. Under SAP, statutory DTAs that are more likely than not to be realized are limited to: 1) the amount of federal income taxes paid in prior years that can be recovered through loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross DTA expected to be realized within a maximum three years of the reporting date or a maximum 15 percent of the capital and surplus excluding any net DTA, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of the remaining gross DTA that can be offset against existing gross DTLs. The remaining DTAs are non-admitted. Deferred taxes do not include amounts for state taxes. Under U.S. GAAP, state taxes are included in the computation of deferred taxes, all DTAs are recorded and a valuation allowance is established if it is more likely than not that some portion of the DTA will not be realized. Under SAP, income tax expense is based upon taxes currently payable. Changes in deferred taxes are reported in surplus and subject to admissibility limits. Under U.S. GAAP, changes in deferred taxes are recorded in income tax expense.

Offsetting of Assets and Liabilities. Under SAP, offsetting of assets and liabilities is not permitted when there are master netting agreements unless four requirements for valid right of offset are met. The requirements include 1) each of the two parties owes the other determinable amounts, 2) the reporting party has the right to set off the amount owed with the amount owed by the other party, 3) the reporting party intends to set off, and 4) the right of setoff is enforceable. The prohibition against offsetting extends to derivatives and collateral posted against derivative positions, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions, when the reporting entity does not have the intent to set off. Under U.S. GAAP, these amounts under master netting arrangements may generally be offset and presented on a net basis pursuant to an accounting election, even when the reporting entity does not have the intent to set off.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

3. INVESTMENTS

Bonds and Equity Securities

The following table presents the statement value, gross unrealized gain, gross unrealized loss and the estimated fair value of bonds and equity securities by major security type:

(in millions)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2023
Bonds:
U.S. government obligations	$1,321	$5	$(214)	$1,112
All other governments	2,041	21	(249)	1,813
States, territories and possessions	239	2	(23)	218
Political subdivisions of states, territories and possessions	210	4	(12)	202
Special revenue	5,392	39	(532)	4,899
Industrial and miscellaneous	98,249	1,546	(9,929)	89,866
Hybrid securities	377	10	(15)	372
Bank loans	3,937	16	(96)	3,857
Parent, subsidiaries and affiliates	366	—	—	366
Total bonds	112,132	1,643	(11,070)	102,705
Preferred stock	80	3	—	83
Common stock*	266	—	—	266
Total equity securities	346	3	—	349
Total	$112,478	$1,646	$(11,070)	$103,054
December 31, 2022
Bonds:
U.S. government obligations	$1,314	$4	$(198)	$1,120
All other government	2,629	20	(385)	2,264
States, territories and possessions	268	2	(30)	240
Political subdivisions of states, territories and possessions	332	8	(21)	319
Special revenue	6,159	35	(710)	5,484
Industrial and miscellaneous	93,378	1,001	(13,217)	81,162
Hybrid securities	435	10	(28)	417
Bank loans	3,580	3	(115)	3,468
Parent, subsidiaries and affiliates	360	—	—	360
Total bonds	108,455	1,083	(14,704)	94,834
Preferred stock	93	—	(4)	89
Common stock*	927	—	—	927
Total equity securities	1,020	—	(4)	1,016
Total	$109,475	$1,083	$(14,708)	$95,850

* Common stock includes $73 million and $753 million of investments in affiliates at December 31, 2023 and 2022, respectively.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Bonds and Equity Securities in Loss Positions

The following table summarizes the fair value and gross unrealized losses (where fair value is less than amortized cost) on bonds and equity securities, including amounts on NAIC 6 and 6* bonds, aggregated by major investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
(in millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2023
Bonds:
U.S. government obligations	$88	$(6)	$889	$(208)	$977	$(214)
All other government	158	(20)	1,344	(227)	1,502	(247)
U.S. States, territories and possessions	32	(1)	139	(22)	171	(23)
Political subdivisions of states, territories and possessions	28	(2)	82	(11)	110	(13)
Special revenue	1,001	(81)	2,977	(450)	3,978	(531)
Industrial and miscellaneous	11,361	(1,080)	53,785	(8,851)	65,146	(9,931)
Hybrid securities	40	(1)	199	(14)	239	(15)
Bank loans	813	(40)	1,695	(62)	2,508	(102)
Parents, subsidiaries & affliates	—	—	8	—	8	—
Total bonds	13,521	(1,231)	61,118	(9,845)	74,639	(11,076)
Preferred stock	—	—	—	—	—	—
Common stock	—	—	—	—	—	—
Total equity securities	—	—	—	—	—	—
Total	$13,521	$(1,231)	$61,118	$(9,845)	$74,639	$(11,076)
December 31, 2022
Bonds:
U.S. government obligations	$990	$(197)	$1	$—	$991	$(197)
All other government	1,953	(389)	—	—	1,953	(389)
U.S States, territories and possessions	180	(30)	—	—	180	(30)
Political subdivisions of states, territories and possessions	177	(21)	—	—	177	(21)
Special revenue	4,565	(694)	78	(16)	4,643	(710)
Industrial and miscellaneous	57,098	(10,308)	12,196	(2,927)	69,294	(13,235)
Hybrid securities	268	(30)	—	—	268	(30)
Bank loans	2,184	(71)	897	(47)	3,081	(118)
Total	$67,415	$(11,740)	$13,172	$(2,990)	$80,587	$(14,730)
Preferred stock	84	(6)	—	—	84	(6)
Common stock	2	—	—	—	2	—
Total equity securities	86	(6)	—	—	86	(6)
Total	$67,501	$(11,746)	$13,172	$(2,990)	$80,673	$(14,736)

As of December 31, 2023 and 2022, the number of bonds and equity securities in an unrealized loss position was 7,290 and 8,092, respectively. Bonds comprised 7,288 of the total, of which 5,725 were in a continuous loss position greater than 12 months at December 31, 2023. Bonds comprised 8,010 of the total, of which 1,189 were in a continuous loss position greater than 12 months at December 31, 2022.

The Company did not recognize the unrealized losses in earnings on these fixed maturity securities at December 31, 2023 and 2022, respectively, because the Company neither intends to sell the securities nor does the Company believe that it is more likely than not that the Company will be required to sell these securities before recovery of their amortized cost basis. For fixed maturity securities with significant declines, the Company performed fundamental credit analyses on a security-by-security basis, which included consideration of credit enhancements, expected defaults on underlying collateral, review of relevant industry analyst reports and forecasts and other available market data.

23

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Contractual Maturities of Bonds

The following table presents the statement value and fair value of bonds by contractual maturity:

(in millions)	Statement Value	Fair Value
December 31, 2023

Due in one year or less	$1,433	$1,423

Due after one year through five years	12,717	12,396

Due after five years through ten years	15,311	14,262

Due after ten years	44,241	37,416

LBaSS	38,552	37,330

Total	$112,254	$102,827

Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

Bonds in or near default as to payment of principal or interest had a statement value of $25 million and $124 million at December 31, 2023 and 2022, respectively, which is the fair value. At December 31, 2023 and 2022, the Company had no income excluded from due and accrued for bonds.

December 31, 2023 , the Company’s bond portfolio included bonds totaling $6.4 billion not rated investment grade by the NAIC designations (categories 3-6). These bonds accounted for 3 percent of the Company’s total assets and 4 percent of invested assets. These below investment grade securities, excluding structured securities, span across 14 industries. At December 31, 2022, the Company’s bond portfolio included bonds totaling $7.0 billion not rated investment grade by the NAIC designations (categories 3-6). These bonds accounted for 3 percent of the Company’s total assets and 5 percent of invested assets. These below investment grade securities, excluding structured securities, span across 14 industries.

December 31, 2023 and 2022 The following table presents the industries that constitute more than 10% of the below investment grade securities:

	December 31,

	2023	2022
Consumer cyclical	17.3%	21.3%

Consumer non-cyclical	16.0	16.1

Capital Goods	8.0	8.3

LBaSS

The Company determines fair value of LBaSS based on the amount at which a security could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The majority of the Company’s ABS, RMBS, CMBS, and collateralized debt obligations (“CDO”) are priced by approved independent third-party valuation service providers and broker dealer quotations. Small portions of the LBaSS that are not traded in active markets are priced by market standard internal valuation methodologies, which include discounted cash flow methodologies and matrix pricing. The estimated fair values are based on available market information and management’s judgments.

The following table presents the statement value and fair value of LBaSS:

	December 31, 2023		December 31, 2022
(in millions)	Statement Value	Fair Value	Statement Value	Fair Value

Loan-backed and structured securities	$38,552	$37,330	$30,699	$28,853

Prepayment assumptions for single class, multi-class mortgage-backed and ABS were obtained from independent third-party valuation service providers or internal estimates. These assumptions are consistent with the current interest rate and economic environment.

24

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

At December 31, 2023 and 2022, the Company had exposure to a variety of LBaSS. These securities could have significant concentrations of credit risk by country, geographical region, property type, servicer or other characteristics. As part of the quarterly surveillance process, the Company takes into account many of these characteristics in making the OTTI assessment.

At December 31, 2023 and 2022, the Company did not have any LBaSS with a recognized OTTI due to the intent to sell or an inability or lack of intent to retain the security for a period of time sufficient to recover the amortized cost basis.

During 2023, 2022 and 2021, the Company recognized total OTTI of $36 million, $114 million and $13 million, respectively, on LBaSS that were still held by the Company. In addition, at December 31, 2023 and 2022, the Company held loan-backed impaired securities (fair value is less than cost or amortized cost) for which an OTTI had not been recognized in earnings as a realized loss. Such impairments include securities with a recognized OTTI for non-interest (credit) related declines that were recognized in earnings, but for which an associated interest-related decline has not been recognized in earnings as a realized capital loss.

The following table summarizes the fair value and aggregate amount of unrealized losses on LBaSS and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
(in millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2023
LBaSS	$7,184	$(454)	$16,089	$(1,699)	$23,273	$(2,153)
December 31, 2022
LBaSS	$16,448	$(1,565)	$6,349	$(999)	$22,797	$(2,564)

In its OTTI assessment, the Company considers all information relevant to the collectability of the security, including past history, current conditions and reasonable forecasts when developing an estimate of future cash flows. Relevant analyst reports and forecasts for the asset class also receive appropriate consideration. The Company also considers how credit enhancements affect the expected performance of the security. In addition, the Company generally considers its cash and working capital requirements and expected cash flows in relation to its business plans and how such forecasts affect the intent and ability to hold such securities to recovery of their amortized cost.

The Company does not have any LBaSS for which it is not practicable to estimate fair values.

The following table presents the rollforward of non-interest related OTTI for LBaSS:

	December 31,

(in millions)	2023	2022
Balance, beginning of year	$1,256	$1,263

Increases due to:

Credit impairment on new securities subject to impairment losses	26	42

Additional credit impairment on previously impaired investments	10	71

Reduction due to:

Credit impaired securities fully disposed for which there was no prior intent or requirement to sell	80	120

Balance, end of year	$1,212	$1,256

See Note 4 for a list with each LBaSS at a CUSIP level where the present value of cash flows expected to be collected is less than the amortized cost basis during the current year and a list of the Company’s structured notes holding at December 31, 2023.

Mortgage Loans

Mortgage loans had outstanding principal balances of $30.4 billion and $25.8 billion at December 31, 2023 and 2022, respectively. Contractual interest rates range from 0.00 percent to 35.00 percent. The mortgage loans at December 31, 2023 had maturity dates ranging from 2023 to 2069.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The Company’s mortgage loans are collateralized by a variety of commercial real estate property types located throughout the U.S. and Canada. The commercial mortgage loans are non-recourse to the borrower.

The following tables present the geographic and property-type distribution of the Company’s mortgage loan portfolio:

	December 31,
	2023	2022
Geographic distribution:
Mid-Atlantic	26.2%	28.0%
Foreign	20.0	22.5
Pacific	15.1	14.7
South Atlantic	15.4	12.1
West South Central	6.4	6.5
East North Central	5.1	5.8
New England	5.3	4.5
Mountain	4.4	3.9
East South Central	1.5	1.5
West North Central	0.6	0.5

Total	100.0%	100.0%
Property type distribution:
Multi-family	32.6%	35.9%
Office	19.5	23.8
Retail	8.5	8.3
Industrial	14.9	16.2
Hotel/Motel	4.1	4.8
Other	20.4	11.0

Total	100.0%	100.0%

At December 31, 2023, there were 331 mortgage loans with outstanding balances of $20 million or more, which loans collectively, aggregated approximately 75 percent of this portfolio.

The following table presents the minimum and maximum lending rates for new mortgage loans during 2023 and 2022:

	Years Ended December 31,
	2023		2022
(in millions)	Maximum	Minimum	Maximum	Minimum
Office	12.00%	3.00%	12.60%	3.00%
Multi-family	9.84	3.01	15.03	2.98
Retail	8.84	5.06	—	—
Industrial	10.34	4.08	9.34	2.68
Hotel/Motel	9.69	6.95	8.68	4.04
Other	26.01	(0.16)	37.35	—

The Company did not reduce any interest rates during 2023 and 2022.

The maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgage was 144 percent and 90 percent, in 2023 and 2022, respectively.

At December 31, 2023, the Company held $560 million in impaired mortgage loans with a related allowance for credit losses. There were no impaired mortgage loans without a related allowance. At December 31, 2022, the Company held $800 million in impaired mortgages with $492 million of related allowances for credit losses and $308 million in impaired loans without a related allowance. The Company’s average recorded investment in impaired loans was $604 million and $669 million, at December 31, 2023 and 2022, respectively. The Company recognized interest income of $15 million, $22 million and $14 million, in 2023, 2022 and 2021, respectively.

26

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents a rollforward of the changes in the allowance for losses on mortgage loans receivable:

	December 31,
(in millions)	2023	2022	2021
Balance, beginning of year	$294	$245	$274

Additions (reductions) charged to unrealized capital loss	148	58	(28)

Direct write-downs charged against allowance	(87)	(9)	(1)
Balance, end of year	$355	$294	$245

During 2023, the Company derecognized $71 million of mortgage loans and recognized $71 million of real estate collateral as a result of foreclosure.

The mortgage loan portfolio has been originated by the Company under strict underwriting standards. Commercial mortgage loans on properties such as offices, hotels and shopping centers generally represent a higher level of risk than do mortgage loans secured by multi-family residences. This greater risk is due to several factors, including the larger size of such loans and the more immediate effects of general economic conditions on these commercial property types. However, due to the Company’s strict underwriting standards, the Company believes that it has prudently managed the risk attributable to its mortgage loan portfolio while maintaining attractive yields.

The following table presents the age analysis of mortgage loans:

	December 31,
(in millions)	2023	2022
Current	$29,547	$24,981

30 - 59 days past due	68	21

60 - 89 days past due	13	3

90 - 179 days past due	24	125

Greater than 180 days past due	—	1
Total	$29,652	$25,131

At December 31, 2023 and 2022, the Company had mortgage loans outstanding under participant or co-lender agreements of $22.7 billion and $21.2 billion, respectively.

The Company had $307 million and $466 million in restructured loans at December 31, 2023 and 2022, respectively.

Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of December 31, 2023:

(in millions)	Residential		Commercial		Agricultural

Loan-to-Value	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
a. above 95%	$1	—%	$609	0.40%	$—	— %
b. 91% to 95%	1	—	246	0.20	—	—
c. 81% to 90%	264	0.20	1,133	0.70	—	—
d. 71% to 80%	1,645	1.00	2,751	1.70	—	—
e. below 70%	3,689	2.30	19,314	12.00	—	—

Troubled Debt Restructuring

The Company held no restructured debt for which impairment was recognized for both December 31, 2023 and 2022. At December 31, 2023 , the Company had $4 million outstanding commitments to debtors that hold loans with restructured terms. At December 31, 2022, the Company had $4 million of outstanding commitments to debtors that held loans with restructured terms.

27

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Real Estate

The following table presents the components of the Company’s investment in real estate:

	December 31,

(in millions)	2023	2022
Properties occupied by the Company	$—	$6

Properties held for production of income	73	3

Properties held for sale	2	—

Total	$75	$9

The Company recognized no gains or losses in 2023, 2022 and 2021. The Company recognized $3 million in impairment write-downs for its investment in real estate in 2023. The Company did not recognize any impairment write-downs for its investment in real estate during 2022 and 2021.

Other Invested Assets

The following table presents the components of the Company’s other invested assets:

	December 31,

(in millions)	2023	2022
Investments in limited liability companies	$644	$972

Investments in limited partnerships	3,921	4,188

Other unaffiliated investments	1,892	2,717

Receivable for securities	100	73

Non-admitted assets	(1)	(10)

Total	$6,556	$7,940

The Company utilizes the look-through approach in valuing its investments in affiliated joint ventures or partnerships that have the characteristics of real estate investments. These affiliated real estate investments had an aggregate value of $955 million at December 31, 2023. All liabilities, commitments, contingencies, guarantees, or obligations of these holding company entities, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in each of the respective holding company entities, if applicable.

The Company recorded impairment write-downs in joint ventures was $4 million, $13 million and $15 million during 2023, 2022 and 2021, respectively.

28

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Net Investment Income

The following table presents the components of net investment income:

	Years ended December 31,

(in millions)	2023	2022	2021
Bonds	$5,259	$4,608	$4,802
Preferred stocks	2	10	4
Common stocks	11	2	7
Cash and short-term investments	57	44	15
Mortgage loans	1,437	1,038	946
Real estate*	4	4	4
Contract loans	78	68	65
Derivatives	(283)	994	167
Investment income from affiliates	148	399	1,419
Other invested assets	246	320	271
Gross investment income	6,959	7,487	7,700
Investment expenses	(385)	(315)	(197)
Net investment income	$6,574	$7,172	$7,503

* Includes amounts for the occupancy of Company-owned property of $2 million in 2023, 2022 and 2021.

Net Realized and Unrealized Capital Gains (Losses)

The following table presents the components of Net realized capital gains (losses):

	Years ended December 31,
(in millions)	2023	2022	2021
Bonds	$(460)	$(551)	$446
Preferred stocks	(12)	—	14
Common stocks	8	(2)	16
Cash and short-term investments	36	(79)	(1)
Mortgage loans	(162)	(107)	18
Real estate	(3)	—	—
Derivatives	(329)	(1,233)	(659)
Other invested assets	113	80	199
Other	—	—	(49)
Realized capital (losses) gains	(809)	(1,892)	(16)
Federal income tax benefit (expense)	170	397	3
Net gains transferred to IMR	276	305	(392)
Net realized capital (losses) gains	$(363)	$(1,190)	$(405)

During 2023, 2022 and 2021, the Company recognized $87 million, $167 million and $42 million, respectively, of impairment write-downs in accordance with the impairment policy described in Note 2.

The following table presents the proceeds from sales of bonds and equities and the related gross realized capital gains and gross realized capital losses:

	Years ended December 31,
(in millions)	2023	2022	2021

Proceeds	$3,401	$9,787	$11,495

Gross realized capital gains	$64	$112	$823
Gross realized capital losses	$(456)	(472)	(405)

Net realized capital (losses) gains	$(392)	$(360)	$418

29

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the net change in unrealized capital gains (losses) of investments (including foreign exchange capital gains (losses):

	Years ended December 31,
(in millions)	2023	2022	2021
Bonds	$280	$(369)	$(171)
Preferred and common stocks	53	(59)	(311)
Mortgage loans	273	(523)	(129)
Derivatives	148	(497)	139
Other invested assets	(68)	(280)	502
Other	(10)	19	25
Federal income tax benefit (expense)	(126)	310	(116)

Net change in unrealized (losses) gains of investments	$550	$(1,399)	$(61)

5GI Securities Measured at Aggregate Book Adjusted Carrying Value and Fair Value

The following table presents 5GI Securities measured at aggregate book adjusted carrying value (BACV) and aggregate fair value at December 31:

Investment	Number of 5GI Securities		Aggregate BACV (in millions)		Aggregate Fair Value (in millions)
	2023	2022	2023	2022	2023	2022
Bonds - AC	5	11	$45	$15	$45	$13
LB&SS - AC	3	14	3	11	1	11
Preferred Stock - AC	—	—	—	—	—	—
Preferred Stock - FV	3	4	1	7	1	7
Total	11	29	$49	$33	$47	$31

AC - Amortized Cost

FV - Fair Value

30

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

4.LOAN-BACKED AND STRUCTURED SECURITY IMPAIRMENTS AND STRUCTURED NOTES HOLDINGS

LBaSS

The following table presents the LBaSS held by the Company at December 31, 2023 for which it had recognized non-interest related OTTI subsequent to the adoption of SSAP 43R:

(in thousands)
CUSIP	Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
25702@AB2	$899	$1	$898	$1	$1	3/31/2023
25150WAA2	6,490	—	6,490	—	—	3/31/2023
16163HAE1	504	503	—	503	526	3/31/2023
05952GAA9	$2,344	$2,293	$51	$2,293	$2,278	3/31/2023
22541QQJ4	4	—	4	—	—	3/31/2023
12668BKA0	1,929	1,904	25	1,904	1,844	3/31/2023
32051GPW9	$1,749	$1,747	$3	$1,747	$1,712	3/31/2023
Quarterly Total	$13,919	$6,448	$7,471	$6,448	$6,361
75114GAC3	22	—	22	—	—	6/30/2023
23312RAE5	27,786	13,657	14,129	13,657	11,312	6/30/2023
17029RAA9	1,278	—	1,278	—	—	6/30/2023
Quarterly Total	$29,086	$13,657	$15,429	$13,657	$11,312
007036UQ7	2,543	2,528	16	2,528	2,437	9/30/2023
94984NAA0	1,474	1,464	11	1,464	1,565	9/30/2023
02660KAA0	24,925	24,825	100	24,825	28,597	9/30/2023
93934FGB2	8,242	8,164	78	8,164	9,131	9/30/2023
362480AD7	4,575	4,550	25	4,550	5,646	9/30/2023
05952EAA4	420	417	3	417	430	9/30/2023
17025TBE0	3,595	3,591	4	3,591	3,263	9/30/2023
232434AE0	68,655	68,509	146	68,509	71,719	9/30/2023
655378AH0	21,296	21,149	147	21,149	24,021	9/30/2023
45669BAA0	60,942	60,915	27	60,915	65,476	9/30/2023
45660LEF2	14,309	14,261	48	14,261	14,441	9/30/2023
61915YAD3	14,284	14,188	95	14,188	15,795	9/30/2023
126694PP7	3,041	3,029	13	3,029	2,558	9/30/2023
45669FAC7	3,944	3,940	4	3,940	4,052	9/30/2023
761118HU5	2,196	2,173	23	2,173	2,632	9/30/2023
74923WAB4	5,131	5,130	1	5,130	5,068	9/30/2023
Quarterly Total	$239,572	$238,833	$741	$238,833	$256,831
67088CAA5	2,670	204	2,466	204	204	12/31/2023
058928AN2	1,083	724	360	724	713	12/31/2023
61748HJY8	6,601	6,581	20	6,581	5,868	12/31/2023
059522BG6	2,626	2,623	3	2,623	2,491	12/31/2023
466286AA9	13,771	13,748	23	13,748	15,245	12/31/2023
45661XAD4	11,277	11,244	33	11,244	9,860	12/31/2023
02147HAF9	5,644	5,603	40	5,603	5,197	12/31/2023
92990GAC7	2,086	2,083	4	2,083	1,886	12/31/2023
17029PAA3	24,063	14,513	9,550	14,513	11,747	12/31/2023
Quarterly Total	$69,821	$57,323	$12,499	$57,323	$53,211

		Year-end Total	$36,139

None of the structured notes held by the Company are defined as a Mortgage-Referenced Security by the IAO.

31

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

5. SECURITIES LENDING AND REPURCHASE AGREEMENTS

Securities Lending

At December 31, 2023 and 2022, the Company had no bonds loaned pursuant to the securities lending program.

The following table presents the aggregate fair value of cash collateral received related to the securities lending program and the terms of the contractually obligated collateral positions:

December 31,
(in millions)	2023	2022
30 days or less	$—	$—
31 to 60 days	—	—
61 to 90 days	—	—
Subtotal	—	—
Securities collateral received	—	—
Total collateral received	$—	$—

The following table presents the aggregate amortized cost and fair value of cash collateral reinvested related to the securities lending program by maturity date:

	December 31, 2023		December 31, 2022
(in millions)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open positions	$—	$—	$—	$—
Subtotal	—	—	—	—

Securities collateral received	—	—	—	—
Total collateral reinvested	$—	$—	$—	$—

Repurchase Agreements

At December 31, 2023 and 2022, bonds with a fair value of approximately $1,675 million and $1,668 million, respectively, were subject to repurchase agreements to secure amounts borrowed by the Company.

The following table presents the aggregate fair value of cash collateral received related to the repurchase agreement program and the terms of the contractually obligated collateral positions:

	December 31,
(in millions)	2023	2022
Open positions	$—	$—
30 days or less	1,623	1,316
31 to 60 days	—	145
61 to 90 days	—	—
Greater than 90 days	—	264
Subtotal	1,623	1,725

Securities collateral received	—	—
Total collateral received	$1,623	$1,725

32

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the original (flow) and residual maturity for bi-lateral repurchase agreement transactions for the year ended December 31, 2023:

(in millions)	FIRST QUARTER	SECOND QUARTER	THIRD QUARTER	FOURTH QUARTER

a. Maximum Amount
1. Open - No Maturity	$21	$21	$29	$28
2. Overnight	658	465	—	344
3. 2 Days to 1 Week	1,989	560	—	1,004
4. > 1 Week to 1 Month	1,801	274	—	1,597
5. > 1 Month to 3 Months	73	—	—	—
6. > 3 Months to 1 Year	—	—	—	—
7. > 1 Year	—	—	—	—

b. Ending Balance
1. Open - No Maturity	$21	$21	$29	$28
2. Overnight	—	75	—	—
3. 2 Days to 1 Week	179	—	—	1,004
4. > 1 Week to 1 Month	1,751	—	—	586
5. > 1 Month to 3 Months	—	—	—	—
6. > 3 Months to 1 Year	—	—	—	—
7. > 1 Year	—	—	—	—

The following table presents the Company’s liability to return collateral for the year ended December 31, 2023:

(in millions)	FIRST QUARTER	SECOND QUARTER	THIRD QUARTER	FOURTH QUARTER

a. Maximum Amount
1. Cash (Collateral - All)	$4,542	$1,320	$29	$2,973
2. Securities Collateral (FV)	—	—	—	—
b. Ending Balance
1. Cash (Collateral - All)	$1,951	$96	$29	$1,618
2. Securities Collateral (FV)	—	—	—	—

The Company requires a minimum of 95 percent of the fair value of securities sold under the repurchase agreements to be maintained as collateral. Cash collateral received is invested in corporate bonds and the offsetting collateral liability for repurchase agreements is included in other liabilities.

The following table presents the aggregate amortized cost and fair value of cash collateral reinvested related to the repurchase agreement program by maturity date:

	December 31, 2023		December 31, 2022

(in millions)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open positions	$2,036	$1,675	$1,933	$1,668
Greater than three years	—	—	—	—
Subtotal	2,036	1,675	1,933	1,668
Securities collateral received	—	—	—	—
Total collateral reinvested	$2,036	$1,675	$1,933	$1,668

33

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the fair value of securities under bi-lateral repurchase agreement transactions for the year ended December 31, 2023:

(in millions)	FIRST QUARTER	SECOND QUARTER	THIRD QUARTER	FOURTH QUARTER

a. Maximum Amount
1. BACV	$—	$—	$—	$—
2. Nonadmitted - Subset of BACV	—	—	—	—
3. Fair Value	—	—	—	—
b. Ending Balance
1. BACV	$2,436	$120	$39	$2,036
2. Nonadmitted - Subset of BACV	—	—	—	—
3. Fair Value	2,021	100	26	1,675

34

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the fair value of securities under bi-lateral repurchase agreement transactions for the year ended December 31, 2023:

(in millions)	1 None	2 NAIC 1	3 NAIC 2	4 NAIC 3
Ending Balance
a. Bonds - BACV	$—	$1,094	$942	$—
b. Bonds - FV	—	850	825	—
c. LB & SS - BACV	—	—	—	—
d. LB & SS - FV	—	—	—	—
e. Preferred Stock - BACV	—	—	—	—
f. Preferred Stock - FV	—	—	—	—
g. Common Stock	—	—	—	—
h. Mortgage Loans - BACV	—	—	—	—
i. Mortgage Loans - FV	—	—	—	—
j. Real Estate - BACV	—	—	—	—
k. Real Estate - FV	—	—	—	—
l. Derivatives - BACV	—	—	—	—
m. Derivatives - FV	—	—	—	—
n. Other Invested Assets - BACV	—	—	—	—
o. Other Invested Assets - FV	—	—	—	—
p. Total Assets - BACV	—	1,094	942	—
q. Total Assets - FV	—	850	825	—

(in millions)	5 NAIC 4	6 NAIC 5	7 NAIC 6	8 Non-Admitted
Ending Balance
a. Bonds - BACV	$—	$—	$—	$—
b. Bonds - FV	—	—	—	—
c. LB & SS - BACV	—	—	—	—
d. LB & SS - FV	—	—	—	—
e. Preferred Stock - BACV	—	—	—	—
f. Preferred Stock - FV	—	—	—	—
g. Common Stock	—	—	—	—
h. Mortgage Loans - BACV	—	—	—	—
i. Mortgage Loans - FV	—	—	—	—
j. Real Estate - BACV	—	—	—	—
k. Real Estate - FV	—	—	—	—
l. Derivatives - BACV	—	—	—	—
m. Derivatives - FV	—	—	—	—
n. Other Invested Assets - BACV	—	—	—	—
o. Other Invested Assets - FV	—	—	—	—
p. Total Assets - BACV	—	—	—	—
q. Total Assets - FV	—	—	—	—

35

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

6. RESTRICTED ASSETS

The Company has restricted assets as detailed below. Assets under restriction are general account assets and are not part of the Separate Accounts.

The following table presents the carrying value of the Company’s restricted assets:

	December 31,

(in millions)	2023	2022
On deposit with states	$47	$47
FHLB stock and collateral pledged	6,938	5,043
Subject to repurchase agreements	1,618	1,933
Collateral for derivatives	1,412	1,541
Guaranteed interest contracts	66	68
Other restricted assets	985	464
Total	$11,066	$9,096

7. SUBPRIME MORTGAGE RISK EXPOSURE

The following features are commonly recognized characteristics of subprime mortgage loans:

•	An interest rate above prime to borrowers who do not qualify for prime rate loans;

•	Borrowers with low credit ratings (FICO scores);

•	Interest-only or negative amortizing loans;

•	Unconventionally high initial loan-to-value ratios;

•	Low initial payments based on a fixed introductory rate that expires after a short initial period, then adjusts to a variable index rate plus a margin for the remaining term of the loan;

•	Borrowers with less than conventional documentation of their income and/or net assets;

•	Very high or no limits on how much the payment amount or the interest rate may increase at reset periods, potentially causing a substantial increase in the monthly payment amount; and/or

•	Substantial prepayment penalties and/or prepayment penalties that extend beyond the initial interest rate adjustment period.

Non-agency RMBS can belong to one of several different categories depending on the characteristics of the borrower, the property and the loan used to finance the property. Categorization is a function of FICO score, the type of loan, loan-to-value ratio, and property type and loan documentation.

Generally, subprime loans are made to borrowers with low FICO scores, low levels of equity and reduced income/asset documentation. Due to these characteristics, subprime borrowers pay a substantially higher interest rate than prime borrowers. In addition, they often utilize mortgage products that reduce their monthly payments in the near-term. These include adjustable-rate mortgages with low initial rates or interest-only loans. Borrowers in products like this often experience significant “payment shock” when the teaser payment resets upwards after the initial fixed period.

The primary classification mechanism the Company uses for subprime loans is FICO score. Specifically, a pool with an average FICO at origination less than 650 is considered to be subprime. However, the Company may subjectively adjust this classification based on an assessment of the other parameters mentioned above.

To monitor subprime securities, the Company uses a model with vintage-specific assumptions for delinquency roll rates, loss severities and the timing of losses. As and when needed, these vintage-based assumptions are supplemented with deal-specific information including, but not limited to, geographic distribution, realized loss severities, trigger status and scenario analysis.

36

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The Company has no direct exposure through investments in subprime mortgage loans. The Company’s exposure is through other investments, primarily in RMBS, as described above.

The following table presents information regarding the Company’s investments with subprime exposures:

(in millions)	Actual Cost	Book Adjusted Statement Value	Fair Value	OTTI Recognized to Date
December 31, 2023

In general account:
RMBS	$810	$791	$903	$(14)
CDOs	101	117	113	—
Total subprime exposure	$911	$908	$1,016	$(14)
December 31, 2022

In general account:
RMBS	$868	$842	$963	$(14)
CDOs	74	88	83	—
Total subprime exposure	$942	$930	$1,046	$(14)

The Company has no underwriting exposure to subprime mortgage risk through mortgage guaranty or financial guaranty insurance coverage.

8. DERIVATIVES

The Company has taken positions in certain derivative financial instruments to mitigate or hedge the impact of changes in interest rates, foreign currencies, equity markets, swap spreads, volatility, correlations and yield curve risk on cash flows from investment income, policyholder liabilities and equity. Financial instruments used by the Company for such purposes include interest rate swaps, interest rate swaptions, cross-currency swaps, futures and futures options on equity indices, and futures and futures options on government securities. The Company does not engage in the use of derivative instruments for speculative purposes and is neither a dealer nor trader in derivative instruments.

All derivative instruments are recognized in the financial statements. SSAP 108 allows special accounting treatment for limited derivatives hedging variable annuity guarantee benefits subject to fluctuation as a result of interest rate sensitivity. The special accounting provision permits reporting entities to utilize a form of macro-hedging in which a portfolio of variable annuity policies are jointly designated as the host contracts containing the hedge item, in a fair value hedge, pursuant to a Clearly Defined Hedging Strategy defined within VM-21.

At inception and on an ongoing basis, the hedging relationship must be highly effective in achieving offsetting changes in fair value attributed to the hedged risk during the period that the hedge is designated. The term “highly effective” describes a fair value hedge relationship where the change in fair value of the derivative instrument is within 80 to 125 percent of the opposite change in fair value of the hedged item attributed to the hedged risk.

SSAP 108 requires the Company use the same fair value definition that is used for its economic hedge target, which enables the Company to leverage the existing modeling and attribution platform currently in place for hedging analysis. In addition, the Company uses the VM-21 interest rate sensitivities measured at the beginning of the quarter to estimate the reserve movement attributed to interest rate movement, which leverages the existing modeling and attribution platform in place for Statutory analysis. These approaches and the overall use of the special accounting provision of SSAP 108 in 2022 and 2023 have received the approval of the TDI.

The Company uses a portfolio of interest rates swaps and swaptions to hedge the interest rate risk associated with a portfolio of guaranteed minimum withdrawal benefits (“GMWB”) riders on its variable annuities. This hedging relationship was highly effective and complied with the Clearly Defined Hedging Strategy of VM-21.

Under SSAP 108 all derivatives are reported at fair value. Fair value change in hedge instruments attributable to the hedged risk that offset the change in reserve attributable to the hedged risk is recognized as realized gain/loss in the current period there were no excludable components.

37

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

At December 31, 2023 and 2022, fair value of the derivatives was a liability of $455 million and $1.2 billion, full contract fair value was a liability of $1 billion and $1.7 billion and hedge target fair value was a liability of $963 million and $841 million. For the period ending December 31, 2023 and 2022, fair value change in hedge instruments attributable to the hedged risk that offset the change in reserve attributable to the hedged risk was a realized loss of $193 million and a realized gain $1 billion, respectively. Fair value change in hedge instruments attributable to the hedged risk that do not offset the change in reserve attributable to the hedged risk are recognized as deferred assets/liabilities in the current period and amortized over projected VA guarantees’ Macaulay Duration within the Standard Projection, but not more than 10 years. At December 31, 2023 and 2022, the fair value change in hedge instruments attributable to the hedged risk that do not offset the change in reserve attributable to the hedged risk was a deferred assets of $1.1 billion and deferred assets $739 million, respectively. For the periods ending December 31, 2023 and 2022, amortization was a realized loss of $93 million and a realized loss of $32 million, respectively. Fair value change in hedge instruments not attributable to the hedged risk are recognized as unrealized gain/loss, if any. All fair value changes in hedge instruments were attributable to the hedged risk for the period. Based on the currently liability profile, deferred asset/ liabilities are being amortized over 10 years.

Starting in 2022, the Company designated, under SSAP 86, certain foreign exchange derivatives as effective hedges of certain invested assets. During 2023, the Company also designated certain interest rate swaps as effective cash flow hedges of floating-rate investment assets. Derivatives not designated for hedge accounting are accounted for at fair value with the changes in fair value recorded in surplus as unrealized gains or losses, net of deferred taxes. The value of the Company’s exchange traded futures contracts relates to the one-day lag in the net cash settlement of these contracts.

The Company recognized a net unrealized capital gain of $167 million in 2023, an unrealized capital gain of $478 million in 2022 and an unrealized capital gain of $139 million in 2021, related to derivatives that did not qualify for hedge accounting.

Net cash collateral received for derivative transactions increased in the year 2023, as a result of increases in fair values of derivatives covered by an International Swaps and Derivative Association Master Agreement (“ISDA Master Agreement”) and Credit Support Annex provisions. At December 31, 2023, the Company held collateral for SSAP 86 and SSAP 108 derivatives of $1,861 million, which is invested in cash, cash equivalents and/or short-term investments.

Refer to Note 3 for disclosures related to net realized capital gains (losses).

Swaps, Options, and Futures

Interest rate or cross-currency swap agreements are agreements to exchange with a counterparty, at specified intervals, payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) or in different currencies, based on an underlying principal balance, notional amount. Generally no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each contractual payment due date, and this net payment is included in the Statutory Statement of Operations.

Options are contracts that grant the purchaser, for a premium payment, the right, but not the obligation, either to purchase or sell a financial instrument at a specified price within a specified period of time. The Company purchases call options on the S&P 500 Index to offset the risk of certain guarantees of specific equity-index annuity and universal life policy values. The Company also purchases put options on the S&P 500 Index to offset volatility risk arising from minimum guarantees embedded in variable annuities. The options are carried at fair value, with changes in fair value recognized in unrealized investment gains and losses.

Financial futures are contracts between two parties that commit one party to purchase and the other to sell a particular commodity or financial instrument at a price determined on the final settlement day of the contract. Futures contracts detail the quality and quantity of the underlying asset; they are standardized to facilitate trading on a futures exchange. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The Company uses futures contracts on Euro dollar deposits, U.S. Treasury Notes, U.S. Treasury Bonds, the S&P 500 Index, MidCap 400, Russell 2000, MSCI EAFE, foreign government debt securities, and foreign denominated equity indices to offset the risk of certain guarantees on annuity policy values.

38

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Interest Rate Risk

Interest rate derivatives are used to manage interest rate risk associated with certain guarantees of variable annuities and equity indexed annuities and certain bonds. The Company’s interest rate hedging derivative instruments include (1) interest rate swaps and swaptions; (2) listed futures on government securities; and (3) listed futures options on government securities; and (4) unlisted swaps and swaptions in U.S. Dollar Secured Overnight Financing Rate.

Currency Risk

Foreign exchange contracts used by the Company include cross-currency swaps, which are used to reduce risks from changes in currency exchange rates with respect to investments denominated in foreign currencies that the Company holds.

Equity Risk

Equity derivatives are used to mitigate financial risk embedded in certain insurance liabilities.

Credit Risk

The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. For over-the-counter (“OTC”) derivatives, the Company’s net credit exposure is determined based on master netting agreements, which take into consideration all derivative positions with the counterparty, as well as collateral posted by the counterparty at the balance sheet date. The Company is exposed to credit risk when the net position with a particular counterparty results in an asset that exceeds collateral pledged by that counterparty.

For OTC contracts, the Company generally uses an ISDA Master Agreement and Credit Support Annexes with bilateral collateral provisions to reduce counterparty credit exposures. An ISDA Master Agreement is an agreement between two counterparties, which may cover multiple derivative transactions and such ISDA Master Agreement generally provides for the net settlement of all or a specified group of these derivative transactions, as well as transferred collateral, through a single payment, in a single currency, in the event of a default affecting any one derivative transaction or a termination event affecting all or a specified group of the transactions. The Company minimizes the risk that counterparties might be unable to fulfill their contractual obligations by monitoring counterparty credit exposure and collateral value and may require additional collateral to be posted upon the occurrence of certain events or circumstances. In the unlikely event of a failure to perform by any of the counterparties to these derivative transactions, there would not be a material effect on the Company’s admitted assets, liabilities or capital and surplus.

The Company has also entered into exchange-traded options and futures contracts. Under exchange-traded futures contracts, the Company agrees to purchase a specified number of contracts with other parties and to post or receive variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The parties with whom the Company enters into exchange-traded futures are regulated futures commission merchants who are members of a trading exchange. The credit risk of exchange-traded futures is partially mitigated because variation margin is settled daily in cash. Exchange-traded option contracts are not subject to daily margin settlements and amounts due to the Company based upon favorable movements in the underlying securities or indices are owed upon exercise.

39

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the notional amounts, statement values and fair values of the Company’s derivative instruments:

	December 31, 2023			December 31, 2022
(in millions)	Contract or Notional Amount	Statement Value	Fair Value	Contract or Notional Amount	Statement Value	Fair Value
Assets:
Interest rate contracts	$25,958	$1,808	$1,808	$18,022	$1,700	$1,700
Foreign exchange contracts	6,641	679	679	5,190	822	826
Equity contracts	104,770	5,372	5,371	58,131	1,505	1,504
Other contracts	14	—	—	49	1	1
Derivative assets, gross	137,383	7,859	7,858	81,392	4,028	4,031
Counter party netting*	—	(5,975)	(5,975)	—	(3,562)	(3,562)
Derivative assets, net	$137,383	$1,884	$1,883	$81,392	$466	$469
Liabilities:
Interest rate contracts	$31,308	$2,070	$2,063	$22,448	$2,653	$2,653
Foreign exchange contracts	9,001	453	467	7,484	523	521
Equity contracts	43,063	4,403	4,403	39,808	1,193	1,193
Other contracts	47	2	2	—	—	—
Derivative liabilities, gross	83,419	6,928	6,935	69,740	4,369	4,367
Counter party netting*	—	(5,975)	(5,975)	—	(3,562)	(3,562)
Derivative liabilities, net	$83,419	$953	$960	$69,740	$807	$805

* Represents netting of derivative exposures covered by a qualifying master netting agreement.

The Company has a right of offset of its derivatives asset and liability positions with various counterparties.

The following table presents the effect of the right of offsets:

	December 31, 2023		December 31, 2022
(in millions)	Assets	Liabilities	Assets	Liabilities
Gross amount recognized	$7,859	$6,927	$4,028	$4,369
Amount offset	(5,975)	(5,975)	(3,562)	(3,562)
Net amount presented in the Statement of Admitted
Assets, Liabilities, and Capital and Surplus	$1,884	$952	$466	$807

40

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

9. INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

The following table presents the Company’s derivative financial instruments with concentrations of credit risk:

	December 31, 2023		December 31, 2022

(in millions)	Contract or Notional Amount	Final Maturity Date	Contract or Notional Amount	Final Maturity Date

Derivative assets:
Interest rate contracts	$25,958	2056	$18,022	2069
Foreign exchange contracts	6,641	2061	5,190	2061
Equity contracts	104,770	2028	58,131	2028
Credit contracts	—	—	—	—
Other contracts	14	2053	49	2042
Derivative liabilities:
Interest rate contracts	31,308	2071	22,448	2071
Foreign exchange contracts	9,001	2063	7,484	2060
Equity contracts	43,063	2025	39,808	2024
Other contracts	47	2042	—	—

The credit exposure to the Company’s derivative contracts is limited to the fair value of such contracts that are favorable to the Company at the reporting date.

The credit exposure to the Company’s derivative contracts aggregated $829.4 million and $848.9 million at December 31, 2023 and 2022, respectively.

10. FAIR VALUE INSTRUMENTS

Fair Value Measurements

The Company carries certain financial instruments at fair value. The Company defines the fair value of a financial instrument as the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company is responsible for the determination of the value of the investments carried at fair value and the supporting methodologies and assumptions.

The degree of judgment used in measuring the fair value of financial instruments generally inversely correlates with the level of observable valuation inputs. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Financial instruments with quoted prices in active markets generally have more pricing observability and less judgment is used in measuring fair value. Conversely, financial instruments for which no quoted prices are available have less observability and are measured at fair value using valuation models or other pricing techniques that require more judgment. Pricing observability is affected by a number of factors, including the type of financial instrument, whether the financial instrument is new to the market and not yet established, the characteristics specific to the transaction, liquidity and general market conditions

Fair Value Hierarchy

Assets and liabilities recorded at fair value are measured and classified in accordance with a fair value hierarchy consisting of three “levels” based on the observability of valuation inputs:

•

Level 1: Fair value measurements based on quoted prices (unadjusted) in active markets that the Company has the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets. The Company does not adjust the quoted price for such instruments.

•

Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

•

Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability. Therefore, the Company must make certain assumptions as to the inputs a hypothetical market participant would use to value that asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In those cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Bonds: Fair value is based principally on value from independent third-party valuation service providers, broker quotes and other independent information.

Preferred stocks: Fair value of unaffiliated preferred stocks is based principally on value from independent third-party service providers, broker quotes and other independent information.

Cash, cash equivalents and short term investments: Carrying amount approximate fair value because of the relatively short period of time between origination and expected realization and their limited exposure to credit risk.

Mortgage loans: Fair values are primarily determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.

Contract loans: Carrying amounts, which approximate fair value, are generally equal to unpaid principal amount as of each reporting date. No consideration is given to credit risk because contract loans are effectively collateralized by the cash surrender value of the policies.

Securities lending reinvested collateral assets: Securities lending assets are generally invested in short-term investments and thus carrying amounts approximate fair values because of the relatively short period of time between origination and expected realizations.

Separate account assets: Variable annuity and variable universal life assets are carried at the market value of the underlying securities. Certain separate account assets related to market value adjustment fixed annuity contracts are carried at book value. Fair value is based principally on the value from independent third-party valuation service providers, broker quotes and other independent information.

Policy reserves and contractual liabilities: Fair value for investment contracts (those without significant mortality risk) not accounted for at fair value were estimated for disclosure purposes using discounted cash flow calculations based upon interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. When no similar contracts are being offered, the discount rate is the appropriate swap rates (if available) or current risk-free interest rates consistent with the currency in which cash flows are denominated.

Payable for securities lending: Cash collateral received from the securities lending program is invested in short-term investments and the offsetting liability is included in payable for securities lending. The carrying amount of this liability approximates fair value because of the relatively short period between origination of the liability and expected settlement.

Receivables/payables for securities: Such amounts represent transactions of a short-term nature for which the statement value is considered a reasonable estimate of fair value.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Fair Value Information about Financial Instruments Not Measured at Fair Value

The following table presents the aggregate fair values of the Company’s financial instruments not measured at fair value compared to their statement values:

(in millions)	Aggregate Fair Value	Admitted Assets or Liabilities	Level 1	Level 2	Level 3
December 31, 2023
Assets:
Bonds	$102,685	$112,112	$22	$84,726	$17,937
Preferred stocks	79	76	—	79	—
Common stocks	196	196	—	196	—
Cash, cash equivalents and short-term investments	900	900	778	122	—
Mortgage loans	27,861	29,652	—	—	27,861
Contract loans	1,157	1,157	—	—	1,157
Derivatives	(46)	(39)		(46)
Receivables for securities	100	100	—	100	—
Separate account assets	19,068	21,379	—	19,068	—
Liabilities:
Policy reserves and contractual liabilities	13,330	13,439	—	79	13,251
Derivatives	—	—	—	—	—
Payable for securities	182	182	—	182	—
December 31, 2022
Assets:
Bonds	$94,784	$108,404	$—	$80,029	$14,755
Preferred stocks	78	82	—	78	—
Common stocks	163	163	—	163	—
Cash, cash equivalents and short-term investments	951	951	564	387	—
Mortgage loans	23,082	25,131	—	—	23,082
Contract loans	1,138	1,138	—	—	1,138
Derivatives	5	2		5
Receivables for securities	73	73	—	73	—
Separate account assets	12,087	14,525	—	12,087	—
Liabilities:
Policy reserves and contractual liabilities	11,734	11,635	—	106	11,628
Derivatives	20	22		20
Payable for securities	369	369	—	369	—

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Valuation Methodologies of Financial Instruments Measured at Fair Value

Bonds

Bonds with NAIC 6 or 6* designations and redeemable preferred stocks with NAIC 4, 5 or 6 designations are carried at the lower of amortized cost or fair value. Perpetual preferred stocks are carried at fair value, not to exceed any currently effective call rate. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Whenever available, the Company obtains quoted prices in active markets for identical assets at the balance sheet date to measure bonds at fair value. Market price data generally is obtained from exchange or dealer markets.

The Company estimates the fair value of securities not traded in active markets, by referring to traded securities with similar attributes, using dealer quotations, a matrix pricing methodology, discounted cash flow analyses or internal valuation models. This methodology considers such factors as the issuer’s industry, the security’s rating and tenor, its coupon rate, its position in the capital structure of the issuer, yield curves, credit curves, prepayment rates and other relevant factors. For bonds that are not traded in active markets or that are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments generally are based on available market evidence. In the absence of such evidence, management’s best estimate is used.

Fair values for bonds and preferred stocks based on observable market prices for identical or similar instruments implicitly include the incorporation of counterparty credit risk. Fair values for bonds and preferred stocks based on internal models incorporate counterparty credit risk by using discount rates that take into consideration cash issuance spreads for similar instruments or other observable information.

Common Stocks (Unaffiliated)

Whenever available, the Company obtains quoted prices in active markets for identical assets at the balance sheet date to measure equity securities at fair value. Market price data is generally obtained from exchanges or dealer markets.

Freestanding Derivatives

Derivative assets and liabilities can be exchange-traded or traded OTC. The Company generally values exchange-traded derivatives, such as futures and options, using quoted prices in active markets for identical derivatives at the balance sheet date.

OTC derivatives are valued using market transactions and other observable market evidence whenever possible, including market-based inputs to models, model calibration to market clearing transactions, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. When models are used, the selection of a particular model to value an OTC derivative depends on the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models can require a variety of inputs, including contractual terms, market prices and rates, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, such as generic forwards, swaps and options, model inputs can generally be corroborated by observable market data by correlation or other means, and model selection does not involve significant management judgment.

Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. When the Company does not have corroborating market evidence to support significant model inputs and cannot verify the model using market transactions, the transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so the model value at inception equals the transaction price. Subsequent to initial recognition, the Company updates valuation inputs when corroborated by evidence such as similar market transactions, independent third-party valuation services and/or broker or dealer quotations, or other empirical market data. When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit considerations. Such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Separate Account Assets

Separate account assets are comprised primarily of registered and open-ended variable funds that trade daily and are measured at fair value using quoted prices in active markets for identical assets. Certain separate account assets are carried at amortized cost.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Assets and Liabilities Measured at Fair Value

The following table presents information about assets and liabilities measured at fair value:

(in millions)	Level 1	Level 2	Level 3	Counterparty Netting*	Total
December 31, 2023
Assets at fair value:
Bonds
All Other Government		—			—
Industrial and miscellaneous	—	14	6	—	20
Bank loans	—	—	—	—	—
Total bonds	—	14	6	—	20
Preferred stock
Industrial and miscellaneous	4	—	1	—	5
Total preferred stock	4	—	1	—	5
Common stock
Industrial and miscellaneous	—	—	—	—	—
Mutual funds	1	—	—	—	1
Total common stock	1	—	—	—	1
Derivative assets:
Interest rate contracts	—	1,401	408	—	1,809
Foreign exchange contracts	—	679	—	—	679
Equity contracts	6	4,665	700	—	5,371
Other Contracts	—	—	—		—
Counterparty netting	—	—		(5,975)	(5,975)
Total derivative assets	6	6,745	1,108	(5,975)	1,884
Separate account assets	45,987	1,426	—	—	47,414
Total assets at fair value	$45,998	$8,185	$1,115	$(5,975)	$49,324
Liabilities at fair value:
Derivative liabilities:
Interest rate contracts	$—	$2,070	$—	$—	$2,070
Foreign exchange contracts	—	414	—	—	414
Equity contracts	2	4,336	65	—	4,403
Credit contracts	—	—	—	—	—
Other contracts	—	—	2	—	2
Counterparty netting	—	—	—	(5,975)	(5,975)
Total derivative liabilities	2	6,820	67	(5,975)	914
Total liabilities at fair value	$2	$6,820	$67	$(5,975)	$914
December 31, 2022
Assets at fair value:
Bonds
All Other Government		2			$2
Industrial and miscellaneous	$—	$46	$3	$—	$49
Total bonds	—	48	3	—	51
Preferred stock
Industrial and miscellaneous	4	—	7	—	11
Total preferred stock	4	—	7	—	11
Common stock
Industrial and miscellaneous	7	2	2	—	11
Mutual funds	—	—	—	—	—
Total common stock	7	2	2	—	11
Derivative assets:
Interest rate contracts	1	1,411	288	—	1,700
Foreign exchange contracts	—	821	—	—	821
Equity contracts	9	1,255	240	—	1,504
Other Contracts			1		1
Counterparty netting	—	—	—	(3,562)	(3,562)
Total derivative assets	10	3,487	529	(3,562)	464
Separate account assets	43,653	1,523	—	—	45,176
Total assets at fair value	$43,674	$5,060	$541	$(3,562)	$45,713
Liabilities at fair value:
Derivative liabilities:
Interest rate contracts	$—	$2,653	$—	$—	$2,653
Foreign exchange contracts	—	502	—	—	502
Equity contracts	2	1,174	16	—	1,192
Counterparty netting	—	—	—	(3,562)	(3,562)
Total derivative liabilities	2	4,329	16	(3,562)	785
Total liabilities at fair value	$2	$4,329	$16	$(3,562)	$785

* Represents netting of derivative exposures covered by a qualifying master netting agreement.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Changes in Level 3 Fair Value Measurements

The following tables present changes in Level 3 assets and liabilities measured at fair value and the gains (losses) related to the Level 3 assets and liabilities that remained on the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus:

(in millions)	Bonds	Preferred Stocks	Common Stocks	Derivative Assets	Total Assets	Derivative Liabilities
Balance, January 1, 2021	$12	$—	$—	$181	$193	$55
Total realized/unrealized capital gains or losses:
Included in net (loss) income	(9)	14	10	(56)	(41)	7
Included in surplus	15	—	—	28	43	(49)
Purchases, issuances and settlements	(43)	(12)	(10)	258	193	9
Transfers into Level 3	38	4	—	52	94	—
Transfers out of Level 3	(2)	—	—	(53)	(55)	—
Balance, December 31, 2021	$11	$6	$—	$410	$427	$22
Total realized/unrealized capital gains or losses:
Included in net (loss) income	13	—	—	(232)	(219)	(29)
Included in surplus	(11)	(1)	—	(214)	(226)	(22)
Purchases, issuances and settlements	(44)	2	1	565	524	45
Transfers into Level 3	73	—	1	—	74	—
Transfers out of Level 3	(39)	—	—	—	(39)	—
Balance, December 31, 2022	$3	$7	$2	$529	$541	$16
Total realized/unrealized capital gains or losses:
Included in net (loss) income	(10)	(7)	—	(444)	(461)	(29)
Included in surplus	—	1	—	329	330	30
Purchases, issuances and settlements	9	—	(2)	694	701	50
Transfers into Level 3	4	—	—	—	4	—
Transfers out of Level 3	—	—	—	—	—	—
Balance, December 31, 2023	$6	$1	$—	$1,108	$1,115	$67

Assets are transferred out of Level 3 when circumstances change such that significant inputs can be corroborated with market observable data or when the asset is no longer carried at fair value. This may be due to a significant increase in market activity for the asset, a specific event, one or more significant inputs becoming observable or when a long-term interest rate significant to a valuation becomes short-term and thus observable. Transfers out of level 3 can also occur due to favorable credit migration resulting in a higher NAIC designation. Securities are generally transferred into Level 3 due to a decrease in market transparency, downward credit migration and an overall increase in price disparity for certain individual security types. The Company’s policy is to recognize transfers in and out at the end of the reporting period, consistent with the date of the determination of fair value.

In both 2023 and 2022, there were no transfers between Level 1 and Level 2 securities.

Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3 in the tables above. As a result, the unrealized capital gains (losses) on instruments held at December 31, 2023 and 2022 may include changes in fair value that were attributable to both observable and unobservable inputs.

Quantitative Information About Level 3 Fair Value Measurements

The Company had no quantitative information about level 3 fair value measurements to report at December 31, 2023.

Gross Basis Fair Value Measurements

The following table presents the Company’s derivative assets and liabilities measured at fair value, on a gross basis, before counterparty and cash collateral netting:

(in millions)	Level 1	Level 2	Level 3	Total
December 31, 2023
Derivative assets at fair value	$6	$6,745	$1,108	$7,859
Derivative liabilities at fair value	(2)	(6,820)	(67)	(6,889)

December 31, 2022
Derivative assets at fair value	$10	$3,487	$529	$4,026
Derivative liabilities at fair value	(2)	(4,329)	(16)	(4,347)

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

11. AGGREGATE POLICY RESERVES AND DEPOSIT FUND LIABILITIES

The following table presents the Company’s reserves by major category:

(in millions)	Years ended December 31,
	2023	2022
Life insurance	$41,544	$41,157
Annuities (excluding supplementary contracts with life contingencies)	95,144	88,847
Supplementary contracts with life contingencies	371	480
Accidental death benefits	15	15
Disability - active lives	29	31
Disability - disabled lives	208	210
Excess of VM-21 reserves over basic reserves	111	18
Deficiency reserves	1,180	1,272
Other miscellaneous reserve	1,065	1,154
Gross life and annuity reserves	139,667	133,184
Reinsurance ceded	(25,967)	(24,335)
Net life and annuity reserves	113,700	108,849
Accident and health reserves
Unearned premium reserves	7	7
Present value of amounts not yet due on claims	192	193
Additional contract reserves	504	520
Gross accident and health reserves	703	720
Reinsurance ceded	(6)	(9)
Net accident and health reserves	697	711
Aggregate policy reserves	$114,397	109,560

The following table presents the withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds and other liabilities without life contingencies:

A. Individual Annuities:

	December 31, 2023
(in millions)	General account	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
(1) Subject to discretionary withdrawal :
a. With market value adjusted	$44,316	$3,563	$—	$47,879	38.34%
b. At book value less current surrender charge of 5% or more	10,554	—	—	10,554	8.45%
c. At fair value	—	26	29,877	29,903	23.95%
d. Total with market adjustment or at fair value	54,870	3,589	29,877	88,336	70.74%
e. At book value without adjustment (minimal or no charge or adjustment)	22,365	—	12	22,377	17.92%
(2) Not subject to discretionary withdrawal	14,102	—	60	14,162	11.34%
(3) Total (gross: direct + assumed)	$91,337	$3,589	$29,949	$124,875	100.00%
(4) Reinsurance ceded	244	—	—	244
(5) Total (net)* (3) - (4)	$91,093	$3,589	$29,949	$124,631
(6) Amount included in A(1)b above that will move to A(1)e in the year after statement date:	$2,966	$—	$—	$2,966

* Reconciliation of total annuity actuarial reserves and deposit fund liabilities.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

B. Group Annuities:

	December 31, 2023
(in millions)	General account	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
(1) Subject to discretionary withdrawal :
a. With market value adjusted	$162	$54	$—	$216	0.63%
b. At book value less current surrender charge of 5% or more	30	—	—	30	0.09%
c. At fair value	—	—	13,681	13,681	39.80%
d. Total with market adjustment or at fair value	192	54	13,681	13,927	40.52%
e. At book value without adjustment (minimal or no charge or adjustment)	2,108	—	—	2,108	6.13%
(2) Not subject to discretionary withdrawal	1,878	16,434	25	18,337	53.35%
(3) Total (gross: direct + assumed)	$4,178	$16,488	$13,706	$34,372	100.00%
(4) Reinsurance ceded	65	—	—	65
(5) Total (net)* (3) - (4)	$4,113	$16,488	$13,706	$34,307
(6) Amount included in B(1)b above that will move to B(1)e in the year after statement date:	$2	$—	$—	$2

* Reconciliation of total annuity actuarial reserves and deposit fund liabilities.

C. Deposit-Type Contracts (no life contingencies):

	December 31, 2023
(in millions)	General account	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
(1) Subject to discretionary withdrawal :
a. With market value adjusted	$—	$—	$—	$—	—%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—%
c. At fair value	—	—	—	—	—%
d. Total with market adjustment or at fair value	—	—	—	—	—%
e. At book value without adjustment	537	—	8	545	3.87%
(minimal or no charge or adjustment)
(2) Not subject to discretionary withdrawal	13,495	—	54	13,549	96.13%
(3) Total (gross: direct + assumed)	$14,032	$—	$62	$14,094	100.00%
(4) Reinsurance ceded	17	—	—	17
(5) Total (net)* (3) - (4)	$14,015	$—	$62	$14,077
(6) Amount included in C(1)b above that will move to C(1)e in the year after statement date:	$—	$—	$—	$—

* Represents annuity reserves reported in separate accounts liabilities.

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Withdrawal characteristics of Life Actuarial Reserves as of December 31, 2023:

		December 31, 2023
		General Account			Separate Account - non-guaranteed
		Account	Cash value	Reserve	Account	Cash value	Reserve
(in millions)		value			value
A. Subject to discretionary withdrawal,
surrender values, or policy loans:
(1)	Term policies with cash value	$—	$642	$3,239	$—	$—	$—
(2)	Universal life	5,478	5,499	6,238	—	—	—
(3)	Universal life with secondary guarantees	1,641	1,453	7,987	—	—	—
(4)	Indexed universal life	743	665	730	—	—	—
(5)	Indexed universal life with secondary	1,833	1,187	1,842	—	—	—
	guarantees
(6)	Indexed life	—	—	—	—	—	—
(7)	Other permanent cash value life insurance	2,183	8,605	9,854	1,760	1,760	1,760
(8)	Variable life	—	—	—	—	—	—
(9)	Variable universal life	113	103	140	1,649	1,642	1,636
(10) Miscellaneous reserves		—	—	—	—	—	—
B. Not subject to discretionary withdrawal
or no cash values
(1)	Term policies without cash value	XXX	XXX	$11,514	XXX	XXX	$—
(2)	Accidental death benefits	XXX	XXX	15	XXX	XXX	—
(3)	Disability - active lives	XXX	XXX	29	XXX	XXX	—
(4)	Disability - disabled lives	XXX	XXX	208	XXX	XXX	—
(5)	Miscellaneous reserves	XXX	XXX	2,200	XXX	XXX	—
C. Total (gross: direct + assumed)		$11,991	$18,154	$43,996	$3,409	$3,402	$3,396
D. Reinsurance ceded		6,979	10,192	25,651	—	—	—
E. Total (net) (C) - (D)		$5,012	$7,962	$18,345	$3,409	$3,402	$3,396

12. SEPARATE ACCOUNTS

Separate Accounts

The separate accounts held by the Company consist primarily of variable life insurance policies and variable annuities. These contracts generally are non-guaranteed in nature such that the benefit is determined by the performance and/or market value of the investments held in the separate account. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative.

Certain other separate accounts relate to MVA fixed annuity contracts in which the assets are carried at amortized cost.

These policies are required to be held in the Company’s separate account by certain states, including Texas.

Certain other separate accounts relate to flexible premium adjustable life insurance and pension risk transfer annuities in which the assets are carried at amortized cost. These contracts provide the greater of guaranteed interest returns defined in the policy or interest in excess of the guaranteed rate as defined by the Company.

The Company does not engage in securities lending transactions within the separate accounts.

In accordance with the products/transactions recorded within the separate account, some assets are considered legally insulated whereas others are not legally insulated from the general account. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

General account reserves of $13 million and $7 million were established for the separate account reserve in excess of assets in subaccounts TFA1-B and TFA1-D, respectively.

50

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents separate account assets by product or transaction:

	December 31, 2023		December 31, 2022
(in millions)	Legally Insulated Assets	Separate Accounts Assets (Not Legally Insulated)	Legally Insulated Assets	Separate Accounts Assets (Not Legally Insulated)
Variable annuities	$44,445	$—	$42,104	$—
Variable life	2,969	—	3,073	—
Bank-owned life insurance – hybrid	503	—	482	—
Deferred annuities with MVA features	401	—	417	—
Pension risk transfer annuities	18,022	—	11,453	—
Annuities with MVA features	—	2,427	—	2,148
Fixed annuities excess interest adjustment features	—	25	—	24
Total	$66,340	$2,452	$57,529	$2,172

Some separate account liabilities are guaranteed by the general account. To compensate the general account for the risks taken, the separate accounts pay risk charges to the general account.

If claims were filed on all contracts, the current total maximum guarantee the general account would provide to the separate account as of December 31, 2023 and 2022 is $5.4 billion and $3.9 billion, respectively.

The separate account business seed money balances were $6 million and $0 million at December 31, 2023 and 2022, respectively.

The following table presents the risk charges paid by the separate accounts and the guarantees paid by the general account:

(in millions)	Risk Charge paid by the Separate Account	Guarantees Paid by the General Account
2023	$558	$65
2022	596	64
2021	539	36
2020	450	43
2019	383	35

51

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents information regarding the separate accounts:

(in millions)	Indexed	Non- indexed guarantee less than or equal to 4%	Non- indexed guarantee more than 4%	Non- guaranteed separate accounts	Total
December 31, 2023
Premiums, considerations or deposits	$803	$—	$178	$6,597	$7,578
Reserves for accounts with assets at:
Market value	$—	$—	$—	$46,589	$46,589
Amortized costs	2,611	17,306	617	—	20,534
Total reserves	$2,611	$17,306	$617	$46,589	$67,123
By withdrawal characteristics:
Subject to discretionary withdrawal with MVA	$2,611	$17,179	$617	$—	$20,407
At market value	—	—	—	46,488	46,488
Subtotal	2,611	17,179	617	46,488	66,895
Not subject to discretionary withdrawal	—	127	—	101	228
Total reserves	$2,611	$17,306	$617	$46,589	$67,123
December 31, 2022
Premiums, considerations or deposits	$434	$—	$41	$4,964	$5,439
Reserves for accounts with assets at:
Market value	$—	$—	$—	$44,187	$44,187
Amortized costs	2,071	11,613	385	—	14,069
Total reserves	$2,071	$11,613	$385	$44,187	$58,256
By withdrawal characteristics:
Subject to discretionary withdrawal with MVA	$2,071	$11,154	$385	$—	$13,610
At market value	—	—	—	44,094	44,094
Subtotal	2,071	11,154	385	44,094	57,704
Not subject to discretionary withdrawal	—	458	—	93	551
Total reserves	$2,071	$11,612	$385	$44,187	$58,255
December 31, 2021
Premiums, considerations or deposits	$414	$—	$9	$6,659	$7,082
Reserves for accounts with assets at:
Market value	$—	$—	$—	$56,703	$56,703
Amortized costs	1,805	9,370	361	—	11,536
Total reserves	$1,805	$9,370	$361	$56,703	$68,239
By withdrawal characteristics:
Subject to discretionary withdrawal with MVA	$1,805	$8,840	$361	$—	$11,006
At market value	—	—	—	56,565	56,565
Subtotal	1,805	8,840	361	56,565	67,571
Not subject to discretionary withdrawal	—	530	—	138	668
Total reserves	$1,805	$9,370	$361	$56,703	$68,239

Reconciliation of Net Transfers to or from Separate Accounts

The following table presents a reconciliation of the net transfers to (from) separate accounts:

	Years Ended December 31,
(in millions)	2023	2022	2021
Transfers to separate accounts	$7,578	$5,439	$7,082
Transfers from separate accounts	(5,500)	(4,330)	(5,400)
Net transfers to (from) separate accounts	2,078	1,109	1,682
Reconciling adjustments:
Deposit-type contracts	—	—	—
Total reconciling adjustments	—	—	—
Transfers as reported in the Statutory Statements of Operations	$2,078	$1,109	$1,682

52

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

13. RESERVES FOR GUARANTEED POLICY BENEFITS AND ENHANCEMENTS

Variable annuity contracts may include certain contractually guaranteed benefits to the contract holder. These guaranteed features include GMDB that are payable in the event of death, and living benefits that are payable in the event of annuitization, or, in other instances, at specified dates during the accumulation period. Living benefits include GMWB and, to a lesser extent, guaranteed minimum accumulation benefits (“GMAB”), which are no longer offered. A variable annuity contract may include more than one type of guaranteed benefit feature; for example, it may have both a GMDB and a GMWB. However, a policyholder generally can only receive payout from one guaranteed feature on a contract containing a death benefit and a living benefit, i.e. the features are mutually exclusive. A policyholder cannot purchase more than one living benefit on one contract.

Reserves for GMDB, GMIB and GMWB were included in the VACARVM reserves. Total reserves in excess of cash surrender value were $103.1 million and none at December 31, 2023 and 2022, respectively.

GMDB and GMIB

Depending on the product, the GMDB feature may provide a death benefit of either (a) total deposits made to the contract less any partial withdrawals plus a minimum return or (b) the highest contract value attained, typically on any anniversary date minus any subsequent withdrawals following the contract anniversary. GMIB guarantees a minimum level of periodic income payments upon annuitization. GMDB is the Company’s most widely offered benefit; variable annuity contracts may also include GMIB to a lesser extent, which is no longer offered.

GMWB

Certain of the Company’s variable annuity contracts offer optional GMWB. With a GMWB, the contract holder can monetize the excess of the guaranteed amount over the account value of the contract only through a series of withdrawals that do not exceed a specific percentage per year of the guaranteed amount. If, after the series of withdrawals, the account value is exhausted, the contract holder will receive a series of annuity payments equal to the remaining guaranteed amount, and, for lifetime GMWB products, the annuity payments continue as long as the covered person(s) are living.

14. PARTICIPATING POLICY CONTRACTS

Participating policy contracts entitle a policyholder to share in earnings through dividend payments. These contracts represented less than 1.0 percent of gross insurance in-force at December 31, 2023, 2022 and 2021, respectively. Policyholder dividends for the years ended December 31, 2023, 2022 and 2021 were $13 million, $10 million, and $13 million, respectively.

15. PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

The following table presents the deferred and uncollected insurance premiums and annuity consideration (before deduction for amounts non-admitted):

	December 31, 2023		December 31, 2022
(in millions)	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$22	$22	$22	$22
Ordinary renewal	(503)	39	(416)	132
Group life	(1)	(1)	(2)	(2)
Total	$(482)	$60	$(396)	$152

53

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

16. REINSURANCE

In the ordinary course of business, the Company utilizes internal and third-party reinsurance transactions to manage insurance risks and to facilitate capital management strategies. Long-duration reinsurance is effected principally under yearly renewable term treaties. Pools of highly-rated third party reinsurers are utilized to manage net amounts at risk in excess of retention limits. Reinsurance agreements do not relieve the Company of its direct obligations to insureds and beneficiaries. Thus, a credit exposure exists with respect to reinsurance ceded to the extent that any reinsurer fails to meet the obligations assumed under any reinsurance agreement. In addition, the Company assumes reinsurance from other insurance companies.

Reinsurance premiums assumed in 2023, 2022 and 2021 were $4.9 billion, $24.5 billion and $2.3 billion, respectively. Reinsurance premiums ceded in 2023, 2022 and 2021 were $2.5 billion, $2.7 billion and $3.3 billion, respectively. Additionally, reserves on reinsurance assumed were $9.8 billion, $5.5 billion and $4.5 billion at December 31, 2023, 2022 and 2021, respectively. The reserve credit taken on reinsurance ceded was $26.0 billion, $24.4 billion and $24.6 billion at December 31, 2023, 2022 and 2021, respectively. Amounts payable or recoverable for reinsurance on policy and contract liabilities are not subject to periodic or maximum limits. At December 31, 2023 and 2022, the Company’s reinsurance recoverables were $251 million and $270 million, respectively.

The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits. The Company has no reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts which, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total revenue collected under the reinsured policies.

The Company previously entered into a reinsurance agreement with Hannover Life Reassurance Company of America (“Hannover”) effective July 1, 2016, under which the Company ceded blocks of whole life policies on a coinsurance with funds withheld basis and a block of current assumption universal life business on a yearly renewable term basis. Effective December 31, 2016, the Company recaptured certain term and universal life policies that had been ceded to AGC Life and concurrently amended and restated the July 1, 2016 reinsurance treaty (the “A&R Treaty”) with Hannover to add this in-force term and guaranteed universal life business on a coinsurance basis and additional current assumption universal life on a yearly renewable term basis.

54

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Effective March 31, 2023, the Company recaptured term life business issued from 2017 through 2019 that had previously been ceded to AGC Life on a coinsurance/modified coinsurance basis and concurrently amended the A&R Treaty with Hannover to add this in-force term life business on a coinsurance with funds withheld basis. The Company recognized the net benefit of the recapture and simultaneous cession as a direct credit to surplus of $93 million at March 31, 2023. This increase in surplus will be amortized to income over the life of the treaty.

(in millions)	March 31 Recapture from AGC Life	March 31 Cession to Hannover	Net Impact of Reinsurance

Increase (Decrease)

Summary Of Operations

Premiums	$1,538	$(1,738)	$(200)

Commissions on reinsurance ceded	(1,054)	1054	—

Reserve adjustments on reinsurance ceded	(484)	—	(484)

Total revenue	$—	$(684)	$(684)

Increase in aggregate reserves for life contracts	$1,054	$(1,738)	$(684)

Federal income tax expense (benefit)	(221)	221	—

Net income	$(833)	$833	$—

Capital and Surplus Account

Change in surplus as a result of reinsurance	$—	$93	$93

Effective September 30, 2023, the Company recaptured universal life business issued from 2017 through 2019 that had previously been ceded to AGC Life on a coinsurance/modified coinsurance basis and concurrently amended the A&R Treaty with Hannover to add this in-force universal life business on a coinsurance with funds withheld basis. The Company recognized the net benefit of the recapture and simultaneous cession as a direct credit to surplus of $253 million at September 30, 2023. This increase in surplus will be amortized to income over the life of the treaty.

(in millions)	Sept 30 Recapture from AGC Life	Sept 30 Cession to Hannover	Net Impact of Reinsurance

Increase (Decrease)

Summary Of Operations

Premiums	$2,092	$(2,035)	$57

Commissions on reinsurance ceded	(939)	939	—

Reserve adjustments on reinsurance ceded	(1,153)	—	(1,153)

Total Revenue	$—	$(1,096)	$(1,096)

Increase in aggregate reserves for life contracts	$939	$(2,035)	$(1,096)

Federal income tax expense (benefit)	(197)	197	—

Net Income	$(742)	$742	$—

Capital and Surplus Account

Change in surplus as a result of reinsurance	$—	$253	$253

55

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The Company previously ceded term and universal life insurance business issued from January 1, 2020 to December 31, 2021 to AGC Life on a coinsurance/modified coinsurance basis. Effective October 1, 2023, AGL recaptured this business, resulting in a $66 million decrease in the Company’s net income.

(in millions)	Oct 1 Recapture from AGC Life

Increase (Decrease)

Summary Of Operations

Premiums	$129

Commissions on reinsurance ceded	(83)

Reserve adjustments on reinsurance ceded	(46)

Total Revenue	$—

Increase in aggregate reserves for life contracts	$83

Federal income tax expense (benefit)	(17)

Net Income	$(66)

The coinsurance/modified coinsurance agreements with AGC Life increased the Company’s pre-tax earnings by $63 million in 2023 (excluding the impact of recaptures). In 2022 and 2021, the coinsurance/modified coinsurance agreements with AGC Life increased the Company’s pre-tax earnings by $91 million and $333 million, respectively.

The Company has a modified coinsurance reinsurance agreement with VALIC, pursuant to which certain blocks of VALIC’s VA business are ceded to the Company. At December 31, 2023 and 2022, the liabilities resulting from the agreement and recorded in the accompanying financial statements were $19.9 billion and $22.4 billion, respectively. In 2023 and 2022, the agreement increased the Company’s pre-tax earnings by $319 million and $120 million (excluding initial accounting), respectively. Related to the agreement, included within Other income are assumed expense risk charges of $393 million and $88 million for 2023 and 2022, respectively.

As of December 31, 2023, and 2022, $22.0 billion and $23.9 billion of the Company’s reserves representing a mix of run-off life and annuity risks were ceded to Fortitude Reinsurance Company Ltd.(“Fortitude Re”) under modified coinsurance agreements.

The Company has an annuity coinsurance/modified coinsurance agreement with Corebridge Bermuda in which Corebridge Bermuda reinsures certain deferred annuity contracts issued between 2003 and 2007. The agreement is such that the Company retains and controls assets held in relation to the related reserve. At December 31, 2023 and 2022, the liabilities resulting from the agreement and recorded in the accompanying financial statements were $4.1 billion and $5.0 billion, respectively. In each of 2023, 2022 and 2021, the agreement decreased the Company’s pre-tax earnings by $1 million.

17. FEDERAL INCOME TAXES

Recent U.S. Tax Law Changes

On August 16, 2022, the U.S. enacted the Inflation Reduction Act of 2022, which finances climate and energy provisions and an extension of enhanced subsidies under the Affordable Care Act with a 15%, CAMT, on adjusted financial statement income for corporations with profits over $1 billion, a 1% stock buyback tax, increased Internal Revenue Service (“IRS”) enforcement funding, and Medicare’s new ability to negotiate prescription drug prices. The AGC Life Insurance Company consolidated federal income tax return group, of which the Company is a member, has determined that as of the reporting date it is an applicable reporting entity for the CAMT.

Although the U.S. Treasury and IRS issued interim CAMT guidance during 2023, many details and specifics of application of the CAMT remain subject to future guidance. The Company’s estimated CAMT liability will continue to be refined based on future guidance.

56

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following table presents the components of the net deferred tax assets and liabilities:

	December 31, 2023			December 31, 2022			Change

(in millions)	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTA	$3,478	$1,993	$5,471	$3,280	$2,472	$5,752	$198	$(479)	$(281)
Statutory valuation allowance adjustment	—	183	183	—	303	303	—	(120)	(120)
Adjusted gross DTA	3,478	1,810	5,288	3,280	2,169	5,449	198	(359)	(161)
DTA non-admitted	2,195	1,810	4,005	1,983	2,169	4,152	212	(359)	(147)
Net admitted DTA	1,283	—	1,283	1,297	—	1,297	(14)	—	(14)
DTL	119	—	119	210	—	210	(91)	—	(91)
Total	$1,164	$—	$1,164	$1,087	$—	$1,087	$77	$—	$77

The following table presents the ordinary and capital DTA admitted assets as the result of the application of SSAP 101:

	December 31, 2023			December 31, 2022			Change

(in millions)	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Admission calculation components

SSAP 101

Federal income taxes paid in prior years recoverable through loss carry backs	$—	$—	$—	$—	$—	$—	$—	$—	$—

Adjusted gross DTA expected to be realized (excluding amount of DTA from above) after application of the threshold limitation	1,164	—	1,164	1,087	—	1,087	77	—	77

1. Adjusted gross DTA expected to be realized following the reporting date	1,164	—	1,164	1,087	—	1,087	77	—	77

2. Adjusted gross DTA allowed per limitation threshold	—	—	1,164	—	—	1,299	—	—	(135)

Adjusted gross DTA (excluding the amount of DTA from above) offset by gross DTL	119	—	119	210	—	210	(91)	—	(91)

DTA admitted as the result of application of SSAP 101	$1,283	$—	$1,283	$1,297	$—	$1,297	$(14)	$—	$(14)

The following table presents the ratio percentage and amount of adjusted capital to determine the recovery period and threshold limitation amount:

	Years Ended December 31,
($ in millions)	2023	2022
Ratio percentage used to determine recovery period and threshold limitation amount	700%	736%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation amount	$7,759	$8,662

The Company has no tax planning strategies used in the determination of adjusted gross DTA’s or net admitted DTA’s.

The Company’s planning strategy does not include the use of reinsurance.

The Company is not aware of any significant DTLs that are not recognized in the statutory financial statements.

57

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The following tables present the major components of the current income tax expense and net deferred tax assets (liabilities):

	Years Ended December 31,
(in millions)	2023	2022	2021
Current income tax expense

Federal	$(52)	$518	$1,421

Foreign	—	—	1

Subtotal	(52)	518	1,422
Federal income tax on net capital gains (losses)	(170)	(397)	(3)
Federal income tax incurred	(222)	121	1,419

	Years Ended December 31,
(in millions)	2023	2022	Change
Deferred tax assets:

Ordinary:

Policyholder reserves	$1,644	$1,343	$301

Investments	223	243	(20)

Deferred acquisition costs	1,133	1,080	53

Fixed assets	401	102	299

Policyholder Dividend Accruals	4	4	—

Compensation and benefits accrual	42	45	(3)

Tax credit carryforward	—	—	—

Net operating loss carry-forward	1	435	(434)

Other (including items less than 5% of total ordinary tax assets)	30	28	2
Subtotal	3,478	3,280	198

Non-admitted	2,195	1,983	212
Admitted ordinary deferred tax assets	1,283	1,297	(14)
Capital:
Investments	1,993	2,472	(479)
Subtotal	1,993	2,472	(479)

Statutory Valuation Adjustment	183	303	(120)

Non-admitted	1,810	2,169	(359)
Admitted capital deferred tax assets	—	—	—
Admitted deferred tax assets	1,283	1,297	(14)
Deferred tax liabilities:
Ordinary:

Deferred and uncollected premium	56	105	(49)

Policyholder reserves	62	104	(42)

General expense	—	—	—

Other (including items less than 5% of total ordinary tax liabilities)	1	1	—
Subtotal	119	210	(91)
Capital:

Other (including items less than 5% of total capital tax liabilities)	—	—	—
Subtotal	—	$—	$—
Deferred tax liabilities	119	210	(91)
Net deferred tax assets	$1,164	$1,087	77

58

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

The change in net deferred income taxes is comprised of the following (this analysis is exclusive of non-admitted assets as the change in non-admitted assets and the change in net deferred income taxes are reported in separate components of capital and surplus):

(in millions)	Years Ended December 31,		Change
	2023	2022
Total adjusted deferred tax assets	$5,288	$5,449	$(161)
Total deferred tax liabilities	119	210	(91)
Net adjusted deferred tax assets	$5,169	$5,239	(70)
Tax effect of unrealized gains (losses)			126
Change in net deferred income tax			56

The provision for incurred federal taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The following table presents the significant items causing this difference:

	December 31, 2023		December 31, 2022		December 31, 2021

(in millions)	Amount	Effective Tax Rate	Amount	Effective Tax Rate	Amount	Effective Tax Rate
Income tax expense at applicable rate	$(16)	21.0%	$191	21.0%	$769	21.0%
Change in valuation adjustment	(120)	154.8	303	33.2	—	—
Disregarded entities	1	(1.2)	(56)	(6.2)	(152)	(4.3)
Amortization of interest maintenance reserve	(82)	105.5	(97)	(10.4)	21	0.6
Surplus adjustments	50	(65.0)	(38)	(4.2)	(17)	(0.5)
Dividend received deduction	(26)	33.2	(14)	(1.6)	(15)	(0.4)
Prior year return true-ups and adjustments	(84)	108.5	(25)	(2.8)	(11)	(0.3)
Other permanent adjustments	(3)	3.8	(8)	(0.9)	11	0.3
Change in non-admitted assets	10	(12.7)	8	0.9	6	0.2
LTIP shortfall deduction	(8)	10.7	(4)	(0.4)	2	0.1
Separation adjustment on pensions	$—	—	$(99)	(10.9)	$—	—
Statutory income tax expense (benefit)	$(278)	358.6%	$161	17.7%	$614	16.7%

Federal income taxes incurred	$(222)	286.4%	$121	13.3%	$1,419	38.7%
Change in net deferred income taxes	(56)	72.2	40	4.4	(805)	(22.0)
Total statutory income taxes	$(278)	358.6%	$161	17.7%	$614	16.7%

At December 31, 2023, the Company had no foreign tax credit carryforwards.

At December 31, 2023, the Company had U.S federal operating loss carryforwards of $0.6 million.

At December 31, 2023, the Company had no capital loss carryforwards.

At December 31, 2023, the Company had no alternative minimum tax credits.

At December 31, 2023, the Company had no general business credit carryforwards.

At December 31, 2023, the Company had no CAMT credits.

The following table presents income tax incurred that is available for recoupment in the event of future net losses:

(in millions)
December 31,	Capital
2021	$532
2022	—
2023	—
Total	$532

In general, realization of DTAs depends on a company’s ability to generate sufficient taxable income of the appropriate character within the carryforward periods in the jurisdictions in which the net operating losses and deductible temporary differences were incurred. In accordance with the requirements established in SSAP 101, the Company assessed its

59

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

ability to realize DTAs of $5.5 billion and concluded that $183 million valuation allowance was required at December 31, 2023. The Company had concluded that $303 million valuation allowance was required on the DTAs of $5.8 billion at December 31, 2022.

The Company had no deposits admitted under Internal Revenue Code Section 6603.

The following table presents a reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits, excluding interest and penalties:

(in millions)	Years Ended December 31,
	2023	2022
Gross unrecognized tax benefits at beginning of year	$7	$7
Increases in tax position for prior years	—	—
Decreases in tax position for prior years	—	—
Gross unrecognized tax benefits at end of year	$7	$7

At December 31, 2023 and 2022, the amounts of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate were $7 million & $7 million, respectively.

Interest and penalties related to unrecognized tax benefits are recognized in income tax expense. At December 31, 2023 and 2022, the Company had accrued liabilities of $(0.1) million, respectively, for the payment of interest (net of the federal benefit) and penalties. In 2023 and 2022, the Company did not recognize any expense of interest (net of the federal benefit) and penalties. In 2021, the Company recognized benefit of interest (net of the federal expense) and penalties of $7 million.

The Company regularly evaluates proposed adjustments by taxing authorities. At December 31, 2023, such proposed adjustments would not have resulted in a material change to the Company’s financial condition, although it is possible that the effect could be material to the Company’s results of operations for an individual reporting period. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next twelve months, based on the information currently available, the Company does not expect any change to be material to its financial condition.

The Company is currently under IRS examinations for the taxable years 2011-2019 and engaging in the IRS Appeals process in regard to years 2007-2010. Although the final outcome of possible issues raised in any future examination are uncertain, the Company believes that the ultimate liability, including interest, will not materially exceed amounts recorded in the financial statements. The Company’s taxable years 2007-2022 remain subject to examination by major tax jurisdictions.

The Company is not subject to the repatriation transition tax for the year ended December 31, 2023.

For the period prior to the Corebridge IPO on September 19, 2022, the Company joined in the filing of a consolidated federal income tax return with AIG. For the period following the IPO, the Company will join with AGC Life, VALIC, USL and Corebridge Bermuda in filing a consolidated life company federal income tax return.

The Company has a written agreement with both parent entities, AIG and AGC Life, under which each subsidiary agrees to pay the parent company an amount equal to the consolidated federal income tax expense multiplied by the ratio that the subsidiary’s separate return tax liability bears to the consolidated tax liability, plus one hundred percent of the excess of the subsidiary’s separate return tax liability over the allocated consolidated tax liability. Both AIG and AGC Life agree to pay each subsidiary for the tax benefits, if any, of net operating losses, net capital losses and tax credits which are not usable by the subsidiary but which are used by other members of the consolidated group.

The Company may be charged with a portion of CAMT incurred by the AGC Life consolidated group (or credited with a portion of the consolidated group’s CAMT credit utilization).

60

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

18. CAPITAL AND SURPLUS

RBC standards are designed to measure the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in its business. The RBC standards consist of formulas that establish capital requirements relating to asset, insurance, business and interest rate risks. The standards are intended to help identify companies that are under-capitalized, and require specific regulatory actions in the event an insurer’s RBC is deficient. The RBC formula develops a risk-adjusted target level of adjusted statutory capital and surplus by applying certain factors to various asset, premium and reserve items. Higher factors are applied to more risky items and lower factors are applied to less risky items. Thus, the target level of statutory surplus varies not only because of the insurer’s size, but also on the risk profile of the insurer’s operations. At December 31, 2023, the Company exceeded RBC requirements that would require any regulatory action.

The Company is subject to the Texas Insurance Code (“TIC”), which imposes certain restrictions on shareholder dividends. Pursuant to TIC 823.107, the maximum amount of dividends in a 12-month period, measured retrospectively from the date of payment, which can be paid by the Company without prior approval of the Texas Insurance Commissioner (the “Commissioner”), is the greater of (i) 10% of its policyholder surplus as of the end of the immediately preceding calendar year; or (ii) its net gain from operations for the immediately preceding calendar year (excluding realized gains), not including pro rata distributions of such insurance company’s own securities. The Company will be permitted to pay a dividend to its shareholder in excess of the greater of such two amounts (i.e., an extraordinary dividend) only if it files notice of the declaration of such an extraordinary dividend and the amount thereof with the Commissioner and the Commissioner either approves the distribution of the extraordinary dividend or does not disapprove the distribution within 30 days of its filing. In addition, any dividend that exceeds earned surplus (“unassigned funds (surplus)”) calculated as of the most recent financial information available would require the filing of a notice of an extraordinary dividend with the Commissioner.

The maximum amount, before considering the dividend test discussed below, that would qualify as an ordinary dividend, which would consequently be free from restriction and available for payment of dividends to AGC Life (as immediate parent company), by the Company in 2024 is $892 million. The estimated ordinary dividend capacity of the Company is further limited by the fact that the dividend test under Texas insurance law is based on dividends previously paid over a rolling twelve-month period. Consequently, depending on the actual payment dates during 2024, some or all of the dividends estimated to be ordinary in 2024 may require regulatory approval or non-disapproval. Dividend payments in excess of positive retained earnings are classified and reported as a return of capital.

61

AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

Dividends are paid as determined by the Board of Directors and are noncumulative. The following table presents the dividends paid by the Company during 2023, 2022 and 2021:

Date	Type	Cash or Non-cash	Amount (in millions)
2023
March 27, 2023	Ordinary	Cash	$500
June 20, 2023	Ordinary	Cash	500
September 19, 2023	Ordinary	Cash	500
December 20 2023	Ordinary	Cash	481
December 20 2023	Extraordinary	Cash	19

2022
March 28, 2022	Ordinary	Cash	$400
June 24, 2022	Ordinary	Cash	400

2021
March 15, 2021	Ordinary	Cash	$199
June 15, 2021	Ordinary	Cash	266
September 24, 2021	Ordinary	Cash	214
December 22, 2021	Extraordinary	Non-Cash	295
December 27, 2021	Ordinary	Cash	71

The Company has 8,500 shares of $100 par value cumulative preferred stock authorized and outstanding at December 31, 2023.

19. RETIREMENT AND SHARE-BASED AND DEFERRED COMPENSATION

The Company does not directly sponsor any defined benefit or defined contribution plans and does not participate in any multi-employer plans.

Employee Retirement and Postretirement Benefit Plans

Certain employees and retirees of the Company participated in various AIG-sponsored defined benefit pension and postretirement plans. AIG, as sponsor, is ultimately responsible for the maintenance of these plans in compliance with applicable laws. The Company is not directly liable for obligations under these plans; its obligation results from AIG’s allocation of the Company’s share of expenses from the plans based on participants’ earnings for the pension plans and on estimated claims less contributions from participants for the postretirement plans.

The following table presents information about employee-related costs (expense credits) allocated to the Company:

	Years Ended December 31,
(in millions)	2023	2022	2021
Defined benefit plans	$7	$(9)	$(11)
Postretirement medical and life insurance plans	—	1	1
Total	$7	$(8)	$(10)

Defined Contribution Plan

Prior to August 22, 2022, the Company’s employees participated in AIG’s qualified defined contribution plan that provided for contributions by employees, as well as an employer contribution. On August 22, 2022, participants’ accounts in the AIG plan were transferred to the Corebridge Financial Inc. Retirement Savings 401(k) Plan.

The 401(k) plan provides ~~fo~~r pre-tax salary reduction contributions by its U.S. employees. Employer matching contributions of 100 percent were made on the first six percent of participant contributions, subject to IRS-imposed limitations, and an additional fully vested, non-elective, non-discretionary employer contribution equal to three percent of

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AMERICAN GENERAL LIFE INSURANCE COMPANY

NOTES TO STATUTORY FINANCIAL STATEMENTS (Continued)

the participant’s annual base compensation for the plan year, paid each pay period regardless of whether the participant currently contributes to the plan, and subject to the IRS-imposed limitations.

The Company’s pre-tax expense associated with this plan was $23 million, $28 million and $27 million in 2023, 2022 and 2021, respectively.

Share-based and Deferred Compensation Plans

Prior to the IPO, certain Corebridge employees received grants of equity awards under the AIG Long Term Incentive Plan (as amended) and its predecessor plan, the AIG 2013 Long Term Incentive Plan, which are governed by the AIG 2013 Omnibus Incentive Plan. The value of AIG equity awards are linked to the performance of AIG’s common stock. AIG granted equity awards to the Company’s employees primarily in the form of AIG restricted stock units (“RSUs”) but also granted AIG performance share units (“PSUs”) and AIG stock options to certain executives. AIG RSUs that were held by the Company’s active employees on September 14, 2022 (the pricing date for the IPO) were converted into RSUs linked to the performance of Corebridge stock (“Corebridge RSUs”), on terms and conditions that are substantially the same as the corresponding AIG RSUs, with the number of AIG RSUs adjusted in a manner intended to preserve their intrinsic value as of immediately before and immediately following the conversion (subject to rounding).

Following the IPO, the Company’s employees participate in several stock compensation programs under the Corebridge Financial, Inc. Long-term Incentive Plan (each as applicable, the “LTIP”), which are governed by the Corebridge Financial, Inc. 2022 Omnibus Incentive Plan, as amended and restated on February 16, 2023. Corebridge’s LTIP provides for an annual award to certain employees, including senior executive officers and other highly compensated employees, that may comprise a combination of one or more of the following units: RSUs or stock options. RSUs and stock options are earned based solely on continued service by the participant and vesting occurs in three equal installments on the first, second and third anniversaries of the grant date.

The Company recognized compensation expenses of $23 million, $31 million and $28 million for the years ending December 31, 2023, 2022 and 2021, respectively, on the grant date of the awards.

20. DEBT

The Company is a member of the Federal Home Loan Bank (“FHLB”) of Dallas. Membership with the FHLB provides the Company with collateralized borrowing opportunities, primarily as an additional source of liquidity or for other uses deemed appropriate by management. The Company’s ownership in the FHLB stock is reported as common stock.

Pursuant to the membership terms, the Company elected to pledge such stock to the FHLB as collateral for the Company’s obligations under agreements entered into with the FHLB.

Cash advances obtained from the FHLB are reported in and accounted for as borrowed money. The Company may periodically obtain cash advances on a same-day basis, up to a limit determined by management and applicable laws.

The Company is required to pledge certain mortgage-backed securities, government and agency securities and other qualifying assets to secure advances obtained from the FHLB. To provide adequate collateral for potential advances, the Company has pledged securities to the FHLB in excess of outstanding borrowings. Upon any event of default by the Company, the recovery by the FHLB would generally be limited to the amount of the Company’s liability under advances borrowed. The Company’s net borrowing capacity at December 31, 2023 is $2 billion

The following table presents the aggregate carrying value of stock held with the FHLB of Dallas and the classification of the stock:

	December 31,
(in millions)	2023	2022
Membership stock - Class B	$7	$7
Activity stock	183	141
Excess stock	5	15
Total	$195	$163

Actual or estimated borrowing capacity as determined by the insurer	$6,536	$5,525

The Company did not hold any Class A at December 31, 2023 or 2022.

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The following table presents the amount of collateral pledged, including FHLB common stock held, to secure advances from the FHLB:

	December 31, 2023		December 31, 2022
(in millions)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amount pledged	$6,938	$6,239	$5,043	$4,432

Maximum amount pledged during reporting period	7,070	6,098	5,131	4,486

The Company’s borrowing capacity determined quarterly based upon the borrowing limit imposed by statute in the state of domicile.

The following table presents the outstanding funding agreements and maximum borrowings from the FHLB:

	December 31,
(in millions)	2023	2022
Amount outstanding	$4,475	$3,448
Maximum amount borrowed during reporting period	$4,475	$3,448

While the funding agreements are presented herein to show all amounts received from FHLB, the funding agreements are treated as deposit-type contracts, consistent with the other funding agreements for which the Company’s intent is to earn a spread and not to fund operations. The Company had no debt outstanding with the FHLB at December 31, 2023 or 2022.

The following table reflects the principal amounts of the funding agreements issued to the FHLB:

(in millions)
Funding Agreements	Date Issued	Amounts
10-year floating rate	February 15, 2018	$1,148

10-year floating rate	February 15, 2018	1,277

10-year floating rate	February 15, 2018	175

10-year floating rate	February 6, 2018	87

10-year floating rate	January 25, 2018	31

10-year floating rate	May 23, 2017	52

10-year floating rate	January 31, 2017	67

10-year floating rate	January 12, 2017	57

10-year floating rate	June 14, 2016	254

5-year fixed rate	August 25, 2022	300

5-year fixed rate	March 01, 2023	506

5-year fixed rate	September 12, 2023	521

21. COMMITMENTS AND CONTINGENCIES

Commitments

The Company had commitments to provide funding to various limited partnerships totaling $2.9 billion and at December 31, 2023 and $3.2 billion at December 31, 2022. The commitments to invest in limited partnerships and other funds may be called at the discretion of each fund, as needed and subject to the provisions of such fund’s governing documents, for funding new investments, follow-on investments and/or fees and other expenses of the fund. Of the total commitments at December 31, 2023, $1.4 billion are currently expected to expire in 2024, and the remainder by 2029 based on the expected life cycle of the related funds and the Company’s historical funding trends for such commitments.

At December 31, 2023 and 2022, the Company had $2.8 billion and $3.8 billion, respectively, of outstanding commitments related to various funding obligations associated with its investments in commercial mortgage loans. Of

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the total current commitments, $1.0 billion are expected to expire in 2024 and the remainder by 2036, based on the expected life cycle of the related loans and the Company’s historical funding trends for such commitments.

The Company has various long-term, noncancelable operating leases, primarily for office space and equipment, which expire at various dates over the next several years. At December 31, 2023, the future minimum lease payments under the operating leases are as follows:

(in millions)
2024	$6
2025	6
2026	6
2027	2
2028	2
Thereafter	—
Total	$22

Rent expense was $15 million, $16 million and $18 million in 2023, 2022 and 2021, respectively.

Contingencies

Legal Matters

Certain reinsurers have sought rate increases on certain yearly renewable term agreements. The Company is disputing the requested rate increases under these agreements. Certain reinsurers with whom the Company has disputes have initiated arbitration proceedings against the Company, and others may initiate them in the future. To the extent reinsurers have sought retroactive premium increases, the Company has accrued its current estimate of probable loss with respect to these matters.

AGL continues to defend against Moriarty v. American General Life Insurance Co. (S.D. Cal.), a putative class action involving Sections 10113.71 and 10113.72 of the California Insurance Code which was instituted against AGL on July 18, 2017. In general, those statutes require that for life-insurance policies issued and delivered in California: (1) the policy must contain a 60-day grace period during which the policy remains in force; (2) the insurer must provide a 30-day pre-lapse notice; and (3) the insurer must notify policy owners of the right to designate a secondary recipient for lapse notices. The Moriarty plaintiff contends AGL did not comply with these requirements for a policy issued before these statutes went into effect. The plaintiff seeks damages and other relief. AGL asserts various defenses to the plaintiff’s claims and to class certification. In 2022, the District Court held a trial was necessary to determine whether AGL was liable, and it denied class certification. In May 2023, the case was reassigned to a new judge. On August 14, 2023, the District Court granted the plaintiff’s motion for summary judgment on the plaintiff’s breach-of-contract claim. On September 26, 2023, the District Court decided that good cause exists to allow the plaintiff to file a third motion for class certification. At the same time, however, the District Court certified its August 14, 2013 order for interlocutory appeal to the Ninth Circuit and stayed trial-court proceedings pending the outcome of AGL’s appeal. The Ninth Circuit granted AGL’s petition for interlocutory appeal on November 21, 2023. Briefing in the Ninth Circuit appeal is expected to be complete in mid-2024, with a decision by the Ninth Circuit at some time after that.

AGL is defending other actions in California involving similar issues: Allen v. Protective Life Insurance Co. (E.D. Cal.), filed on June 6, 2022, in which the individual plaintiff filed a motion on August 11, 2023 seeking leave to amend the complaint to add class-action allegations against AGL; and Chuck v. American General Life Insurance Co. (C.D. Cal.), which was filed on September 6, 2023 as a putative class action. However, Plaintiff filed an amended complaint on January 8, 2024 dropping the class action allegation against AGL and adding a sales agent as a defendant.

These cases are in the early stages, and AGL expects their progress will be influenced by future developments in Moriarty and cases against other insurers involving the same statutes.

AGL has accrued its current estimate of probable loss with respect to these litigation matters.

Various other lawsuits against the Company have arisen in the ordinary course of business. The Company believes it is unlikely that contingent liabilities arising from such lawsuits will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

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Regulatory Matters

Various federal, state or other regulatory agencies may from time to time review, examine or inquire into the operations, practices and procedures of the Company, such as through financial examinations, subpoenas, investigations, market conduct exams or other regulatory inquiries. Based on the current status of pending regulatory examinations, investigations, and inquiries involving the Company, the Company believes it is not likely that these regulatory examinations, investigations, or inquiries will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Other Contingencies

All fifty states and the District of Columbia have laws requiring solvent life insurance companies, through participation in guaranty associations, to pay assessments to protect the interests of policyholders of insolvent life insurance companies. These state insurance guaranty associations generally levy assessments, up to prescribed limits, on member insurers in a particular state based on the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Such assessments are used to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. The Company accrues liabilities for guaranty fund assessments (“GFA”) when an assessment is probable and can be reasonably estimated. The Company estimates the liability using the latest information available from the National Organization of Life and Health Insurance Guaranty Associations. While the Company cannot predict the amount and timing of any future GFA, the Company has established reserves it believes are adequate for assessments relating to insurance companies that are currently subject to insolvency proceedings.

The Company accrued $41 million and $39 million for GFA at December 31, 2023 and 2022, respectively. The Company has recorded receivables of $31 million and $31 million at December 31, 2023 and 2022, respectively, for expected recoveries against the payment of future premium taxes.

During 1997 and 1998, the Company participated in a workers’ compensation underwriting pool with a third party insurance company. Both companies share equally in the pool. Collectively, the workers’ compensation business is assumed from over 50 ceding companies and retro-ceded to 15 programs. The business covers risks primarily from the 1997 and 1998 underwriting years but also includes risk from the 1996 underwriting year. There were no reinsurance recoverables on claim liabilities and reserves included in these financial statements related to the workers’ compensation business at both December 31, 2023 and 2022. While not included in these statutory financial statements, the Company is contingently liable for losses incurred by its 50 percent pool participant should that third party become insolvent or otherwise unable to meet its obligations under the pool agreement.

At December 31, 2023 and 2022, the Company had admitted assets of $62 million and $153 million, respectively, in premiums receivable due from policyholders (or agents). The Company routinely evaluates the collectability of these receivables. Based upon Company experience, the potential for any loss is not believed to be material to the Company’s financial condition.

The Company did not receive any business interruption insurance recoveries during the periods covered by this report.

22. RELATED PARTY TRANSACTIONS

Sale of Retail Mutual Funds Business

On February 8, 2021, Corebridge announced the execution of a definitive agreement with Touchstone Investments, Inc. (“Touchstone”), an indirect wholly owned subsidiary of Western & Southern Financial Group, to sell certain assets of its retail mutual funds business. This sale consisted of the reorganization of twelve of the retail mutual funds managed by the Company’s subsidiary SunAmerica Asset Management, LLC (“SAAMCo”) into certain Touchstone funds. Concurrently, the twelve retail mutual funds managed by SAAMCo, with $6.8 billion in assets, were reorganized into Touchstone funds. Additional consideration has been and may be earned over a three-year period based on asset levels in certain reorganized funds. Six retail mutual funds managed by SAAMCo and not included in the transaction were liquidated. Corebridge continues to retain its fund management platform and capabilities dedicated to its variable annuity insurance products.

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Events Related to AIG and Corebridge

Separation of Life and Retirement Business from AIG and Relationship with Blackstone

On September 19, 2022, Corebridge completed an IPO in which AIG sold 80 million shares of Corebridge common stock to the public. Since the IPO, AIG has sold 159.8 million shares of Corebridge common stock and Corebridge has repurchased 17.2 million shares of its common stock from AIG. As of December 31, 2023, AIG owns 52.2% of outstanding common stock of Corebridge.

On November 2, 2021, Argon Holdco LLC (“Argon”), a wholly-owned subsidiary of Blackstone, Inc. (“Blackstone”), acquired a 9.9% equity stake in Corebridge and Corebridge entered into a long-term asset management relationship with Blackstone ISG-1 Advisors L.L.C (“Blackstone IM”). Pursuant to the partnership, Corebridge initially transferred $50 billion in book value of assets in its consolidated investment portfolio to Blackstone IM, with that amount to increase to an aggregate of $92.5 billion by the third quarter of 2027. As of December 31, 2023, Blackstone IM managed approximately $55.4 billion in book value of assets in Corebridge’s investment portfolio.

Pursuant to the Stockholders’ Agreement that Corebridge entered into with AIG and Argon at the time of acquisition of Argon’s Corebridge equity stake, Argon may not sell its ownership interest in Corebridge subject to exceptions permitting Argon to sell 25%, 67% and 75% of its shares after the first, second and third anniversaries, respectively, of the IPO, with the transfer restrictions terminating in full on the fifth anniversary of the IPO. Also, until Argon no longer owns at least 50% of its initial investment in Corebridge, it will have the right to designate for nomination for election one member of the Corebridge Board of Directors.

Prior to the IPO, Corebridge and certain U.S. subsidiaries were included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined or unitary basis. The provision for income taxes is calculated on a separate return basis. Following the IPO, AIG owns a less than 80% interest in Corebridge, resulting in tax deconsolidation of Corebridge from the AIG Consolidated Tax Group and in a small minority of state jurisdictions which follow federal consolidation rules, the most significant being Florida. In addition, under the applicable law, AGC Life and its directly owned life insurance subsidiaries (the “AGC Group”) will not be permitted to join in the filing of a U.S. consolidated federal income tax return with other subsidiaries (collectively, the “Non-Life Group”) for the five year waiting period. Instead, the AGC Group is expected to file separately as members of the AGC consolidated U.S. federal income tax return during the five-year waiting period. Following the five-year waiting period, the AGC Group is expected to join the U.S. consolidated federal income tax return with the Non-Life Group.

Investment Management Agreements with BlackRock

Since April 2022, certain of the Corebridge insurers, including the Company, entered into investment management agreements with BlackRock Financial Management, Inc. (“BlackRock”) and its investment advisory affiliates. Under the investment management agreements with BlackRock, Corebridge completed the transfer of the management of liquid fixed income and certain private placement assets to BlackRock in 2022. As of December 31, 2023, BlackRock managed approximately $85.3 billion in book value of assets in Corebridge’s consolidated investment portfolio. In addition, liquid fixed income assets associated with the Fortitude Re portfolio were separately transferred to BlackRock for management in 2023. The investment management agreements contain detailed investment guidelines and reporting requirements. These agreements also contain reasonable and customary representations and warranties, standard of care, expense reimbursement, liability, indemnity and other provisions.

American Home and National Union Guarantees

The Company has a General Guarantee Agreement with American Home Assurance Company (“American Home”), an indirect wholly owned subsidiary of AIG. Pursuant to the terms of this agreement, American Home has unconditionally and irrevocably guaranteed insurance policies the Company issued between March 3, 2003 and December 29, 2006.

The Company, as successor-in-interest to American General Life and Accident Insurance Company (“AGLA”) has a General Guarantee Agreement with American Home. Pursuant to the terms of this agreement, American Home has unconditionally and irrevocably guaranteed policies of insurance issued by AGLA between March 3, 2003 and September 30, 2010.

The Company, as successor-in-interest to SunAmerica Annuity and Life Assurance Company (“SAAL”) and SunAmerica Life Insurance Company (“SALIC”) has a General Guarantee Agreement with American Home. Pursuant to the terms of

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this agreement, American Home has unconditionally and irrevocably guaranteed policies of insurance issued by SAAL and SALIC between January 4, 1999 and December 29, 2006.

The Company, as successor-in-interest to American General Life Insurance Company of Delaware, formerly known as AIG Life Insurance Company (“AIG Life”), has a General Guarantee Agreement with National Union Fire Insurance Company of Pittsburg, Pa. (“National Union”), an indirect wholly owned subsidiary of AIG. Pursuant to the terms of this agreement, National Union has unconditionally and irrevocably guaranteed insurance policies issued by AIG Life Holding, Inc. between July 13, 1998 and April 30, 2010.

Cut-Through Agreement

The Company and Corebridge Bermuda entered into a Cut-through Agreement in which insureds, their beneficiaries and owners were granted a direct right of action against the Company in the event Corebridge Bermuda becomes insolvent or otherwise cannot or refuses to perform its obligations under certain life insurance policies issued by Corebridge Bermuda. The Cut-through Agreement was approved by the TDI. The amount of the retained liability on Corebridge Bermuda’s books related to this agreement was approximately $320,000 and $330,000 for the years ending December 31, 2023 and 2022. The Company believes the probability of loss under this agreement is remote. No liability has been recognized in relation to this guarantee due to immateriality.

Affiliate Transactions

Effective January 1, 2011, the Company entered into a Reinsurance Agreement with AGC Life pursuant to which certain blocks of life business issued by the Company were ceded to AGC Life. The Reinsurance Agreement was non-disapproved by the TDI and Missouri Department of Commerce and Insurance (“MDCI”). Amendment 29 to the reinsurance agreement was approved by the TDI and MDCI effective December 31, 2020 to add certain term and universal life policies issued by AGL on or after January 1, 2020 to the reinsurance agreement. Amendment 29 was closed to new business as of December 31, 2021. Effective March 31, 2023, the Company recaptured certain XXX business issued from 2017 through 2019 from the treaty and concurrently ceded the business to an external reinsurer. Effective September 30, 2023, the Company recaptured certain AXXX business from the treaty issued from 2017 through 2019 and concurrently ceded the business to an external reinsurer. Effective October 1, 2023, the Company recaptured certain term and universal life business issued from 2020 through 2021 from the treaty.

Effective October 1, 2022, the Company entered into a modified coinsurance reinsurance agreement with VALIC, pursuant to which certain blocks of VALIC’s VA business were ceded to the Company. The ceded reserves and assets supporting the reserves remain on VALIC’s balance sheet, pursuant to the modified coinsurance structure. The business covered by the agreement includes substantially all of VALIC’s VA contracts, excluding those issued by VALIC in the State of New York and those that have been previously assumed (through reinsurance) by VALIC. At inception, VALIC ceded $22.9 billion of reserves and received a ceding commission of $1.5 billion from the Company representing the embedded profits in the business ceded. The majority of the initial ceding commission was recognized directly in surplus on an after-tax basis, while a portion of the ceding commission ($0.3 billion) was recognized as Commission and expense allowances on reinsurance ceded in the Summary of Operations as an offset to the related tax expense. The after-tax surplus impact will be amortized over the life of the treaty as the after-tax profits emerge on the reinsured business and will be recognized as Commission and expense allowances on reinsurance ceded in the Summary of Operations, offset by a corresponding charge to change in surplus as a result of reinsurance with no net impact on capital and surplus. After contract inception, the Company paid a ceding commission and expense allowance to reimburse VALIC for its commissions, related issue and policy administration expenses. The agreement was non-disapproved by the TDI. The agreement allows the Company and VALIC to more efficiently manage the reserve and capital requirements for their VA business.

In December 2022, the Company received capital contributions of $1.9 billion from AGC Life in connection with the Company and VALIC reinsurance transaction.

During 2023, the Company purchased $396 million and sold $10 million of securities, at fair market value, from or to one or more of its affiliates in the ordinary course of business.

On January 2, 2020, the Company sold its Houston Campus properties to an affiliate, 2929 REH, a newly formed limited liability company incorporated in the state of Texas. 2929 REH is owned by AIG Life Holdings, Inc. and Knickerbocker Corporation, a Texas corporation wholly owned by Corebridge Life Holdings. The sale of the properties is treated as a sale and leaseback transaction pursuant to SSAP 22R. The gain on sale of $253 million was recognized directly to

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special surplus funds and is subsequently amortized to unassigned surplus over a 10 year period. Amortization for the years ending December 31, 2023 and 2022 was $25 million each year.

Corebridge Life Holdings issued two senior promissory notes to the Company in the amount of $150,000,000 and $200,000,000 (“2019 Promissory Notes”) respectively in exchange for cash. Each of the promissory notes was supported by a guarantee issued by AIG for the benefit of the Company, with maturity dates of five and four years, respectively, and interest rates of 2.52% and 2.40% per year, respectively. On December 30, 2019, the TDI issued a letter allowing AGL to record the total amounts due under each promissory note as an admitted asset for the period ending March 31, 2020 and in each subsequent quarter thereafter subject to certain conditions and in accordance with applicable provisions of SSAP No. 25. On August 1, 2023, the guarantee of these promissory notes was novated from AIG to Corebridge. Effective January 2, 2024, Corebridge Life Holdings amended and restated the $200,000,000 promissory note to the Company, extending the note term for five years and updating the interest rate to 5.314%. The amended and restated promissory note was supported by an amended and restated guarantee issued by Corebridge for the benefit of the Company. On January 8, 2024, the TDI issued a letter allowing the Company to record the total amounts due under the amended and restated promissory note as an admitted asset for the period ending March 31, 2024, and in each subsequent quarter thereafter subject to certain conditions and in accordance with applicable provisions of SSAP No. 25.

On May 18, 2022, SAFG Capital LLC, a subsidiary of Corebridge, issued a senior promissory to the Company in the amount of up to $150,000,000. The promissory note is supported by a guarantee issued by Corebridge for the benefit of the Company. The promissory note has a maturity date and a rate per annum equal to term SOFR plus a total spread as defined in the agreement.

In 2018, AGLIC Investments Bermuda Limited, a Bermuda corporation (“AGLIC Bermuda”) was formed by the Company as an investment subsidiary under Texas Insurance Code Section 823.255. The Company made capital contributions of $11 million, $76 million, and $263 million in 2023, 2022 and 2021, respectively. AGLIC Bermuda made distributions to the Company of $738 million in 2023, $214 million in 2022 and $113 million in 2021.

At December 31, 2023, the Company’s unfunded capital commitment to US Fund I, US Fund II, US Fund III, US Fund IV, Europe Fund I and Europe Fund II (which are managed by an affiliate) were approximately $86.9 million, $73.8 million, $73.3 million ,$142.1 million, $49.8 million and $83.7 million, respectively.

At December 31, 2022, the Company’s unfunded capital commitment to US Fund I, US Fund II, US Fund III, US Fund IV, Europe Fund I and Europe Fund II were approximately $86.9 million, $79 million, $191 million, $75.8 million, $47 million and $179 million, respectively.

Financing Agreements

On May 17, 2022, the Company and certain of its affiliates entered into a revolving loan facility with Corebridge, pursuant to which the Company and each such affiliate can, on a several basis, borrow monies from Corebridge (as lender) subject to the terms and conditions stated therein. Principal amounts borrowed under this facility may be repaid and re-borrowed, in whole or in part, from time to time, without penalty. However, the total aggregate amount of loans borrowed by all borrowers under the facility cannot exceed $500,000,000.The loan facility also sets forth individual borrowing limits for each borrower, with the Company’s maximum borrowing limit being $500,000,000.

At both December 31, 2023 and 2022, the Company did not have a balance outstanding under this facility.

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Investments in Subsidiary, Controlled and Affiliated Entities

The following table presents information regarding the Company’s investments in non-insurance SCA entities as of December 31, 2023:

(in millions)	Gross Amount	Non- admitted Amount	Admitted Asset Amount	Date of NAIC Filing

AGL LOAN INVESTMENTS CORPORATION	$69	$—	$69	5/7/2020
AIG Direct - SER B	1	1	—	NA
AIG Direct - SER A	1	1	—	NA
AGLIC INVESTMENTS BERMUDA LTD.	1	—	1	10/3/2020
AIG Direct - NON VOTING	1	1	—	NA
American Gen Annuity Svc Corp	—	—	—	NA
UG Corp COM	—	—	—	NA
AGL Alternative Holdings, LLC	270	—	270
SA Affordable Housing LLC	207	—	207	NA
SunAmerica Asset Management LLC	27	—	27	NA
Corebridge Commercial Real Estate Lending Holdings, LLC	2	—	2	NA
SunAmerica Investors 3, LP	65	—	65	NA
GRE LB Industrial Joint Venture II, LP	33	—	33	NA
Corebridge Europe Real Estate Fund II LR Feeder, LLC	95	—	95	NA
Bayshore PII Company LLC	9	—	9	NA
Corebridge U.S. Real Estate Fund IV Development Sidecar LP	48	—	48	NA
SPAIG North Williams, LLC	(3)	—	(3)	NA
Clinton Grand Holdings LLC	8	—	8	NA
AIG LIQUID ALTERNATIVE EQUITY ALPHA FUND, LLC	1	—	1	NA
Corebridge U.S. Real Estate Fund III, LP	154	—	154	NA
Corebridge U.S. Real Estate Fund IV, LP	179	—	179	NA
Touchdown MGP, LLC	—	—	—	NA
Corebridge Europe Real Estate Fund I S.C.SP	25	—	25	NA
Bayshore Shopping Center JV LLC	24	—	24	NA
Corebridge U.S. Real Estate Fund II, LP	102	—	102	NA
Corebridge REI LB Southeast Industrial JV LLC	74	—	74	NA
Corebridge U.S. Real Estate Fund I, LP	(26)	—	(26)	NA
Branch Retail Partners II, LP	(1)	—	(1)	NA
Corebridge Bartlett Investor II LLC	1	—	1	NA
Corebridge Papermill Investor II LLC	1	—	1	NA
Corebridge U.S. LT Apartments JV, LP	34	—	34	NA
Total	$1,402	$3	$1,399

Operating Agreements

The Company has investments in a Liquidity Pool in which funds are managed by an affiliate, AIG Asset Management (U.S.), LLC, in the amount of $856 million and $585 million at December 31, 2023 and 2022, respectively.

Pursuant to service and expense agreements, AIG, Corebridge and affiliates provide, or cause to be provided, administrative, marketing, investment management, accounting, occupancy, and data processing services to the Company. The allocation of costs for services is based generally on estimated levels of usage, transactions or time incurred in providing the respective services. Generally, these agreements provide for the allocation of costs upon either the specific identification basis or a proportional cost allocation basis which management believes to be reasonable. In all cases, billed amounts pursuant to these agreements do not exceed the cost to AIG, Corebridge or the affiliate providing the service. The Company was charged $48 million, $69 million and $134 million under such agreements in 2023, 2022 and 2021, respectively.

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Pursuant to an amended and restated investment advisory agreement, the majority of the Company’s invested assets are managed by an affiliate. The investment management fees incurred were $119 million in 2023, $112 million in 2022 and $102 million in 2021.

The majority of the Company’s Swap agreements are entered into with an affiliated counterparty, AIG Markets, Inc. and Corebridge Markets, Inc. (See Note 8).

Other

The Company engages in structured settlement transactions, certain of which involve affiliated property and casualty insurance companies that are subsidiaries of AIG. In a structured settlement arrangement, a property and casualty insurance policy claimant has agreed to settle a casualty insurance claim in exchange for fixed payments over either a fixed determinable period of time or a life contingent period. In such claim settlement arrangements, a casualty insurance claim payment provides the funding for the purchase of a single premium immediate annuity issued by the Company for the ultimate benefit of the claimant. In certain structured settlement arrangements, the affiliated property and casualty insurance company remains contingently liable for the payments to the claimant.

23. SUBSEQUENT EVENTS

Management considers events or transactions that occur after the reporting date, but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosures. The Company has evaluated subsequent events through April 18, 2024, the date the financial statements were issued.

On March 11, 2024, Corebridge entered into an Amendment and Waiver of Consent and Voting Rights (the “Amendment and Waiver”) with AIG and certain affiliates of Argon and Blackstone that (i) amends the Stockholders Agreement, dated as of November 2, 2021, between Corebridge, AIG and Argon such that Argon shall have no right to consent to any repurchase of shares of common stock of Corebridge, par value $0.01 per share (“Corebridge Common Stock”) if such repurchase would result in Argon owning, of record, more than 9.9% of the then-outstanding Corebridge Common Stock, provided that, no such repurchase will be permitted if it would result in Argon owning, of record, more than 14.9% of the then-outstanding Corebridge Common Stock and (ii) waives the right of Argon, Blackstone and certain of their affiliates to vote or act by written consent with respect to any shares of Corebridge Common Stock owned by them from time to time.

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Supplemental Information

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AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED FINANCIAL DATA

(in millions)	December 31, 2023
Investment income earned:
Government bonds	$42
Other bonds (unaffiliated)	5,217
Bonds of affiliates	13
Preferred stocks (unaffiliated)	2
Common stocks (unaffiliated)	11
Common stocks of affiliates	25
Cash and short-term investments	57
Mortgage loans	1,449
Real estate	4
Contract loans	78
Other invested assets	335
Derivative instruments	(283)
Miscellaneous income	10
Gross investment income	$6,960

Real estate owned - book value less encumbrances	$75

Mortgage loans - book value:
Commercial mortgages	$23,562
Residential mortgages	5,601
Mezzanine loans	844
Affiliated residential mortgages	—
Total mortgage loans	$30,007

Mortgage loans by standing - book value:
Good standing	$29,676
Good standing with restructured terms	307
Interest overdue more than 90 days, not in foreclosure	17
Foreclosure in process	7
Total mortgage loans	$30,007

Partnerships - statement value	$6,556

Bonds and stocks of parents, subsidiaries and affiliates - statement value:
Bonds	$366
Common stocks	73

Bonds, short-term and cash equivalent bond investments by class and maturity:
Bonds, short-term and cash equivalent bond investments by maturity - statement value:
Due within one year or less	$5,622
Over 1 year through 5 years	29,992
Over 5 years through 10 years	29,009
Over 10 years through 20 years	20,066
Over 20 years	27,574
Total maturity	$112,263

Bonds, short-term and cash equivalent bond investments by class - statement value:
Class 1	$67,401
Class 2	38,494
Class 3	3,480
Class 4	2,638
Class 5	225
Class 6	25
Total by class	$112,263

Total bonds, short-term and cash equivalent bond investments publicly traded	52,674
Total bonds, short-term and cash equivalent bond investments privately traded	59,590

Preferred stocks - statement value	$80
Common stocks - market value	266
Short-term investments - book value	122
Cash equivalents - book value	856
Options, caps and floors owned - statement value	1,414
Collar, swap and forward agreements open - statement value	(487)
Futures contracts open - current value	4
Cash on deposit	(78)

73

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED FINANCIAL DATA - (Continued)

(in millions)	December 31, 2023
Life insurance in-force:
Industrial	$696
Ordinary	263,929
Credit	—
Group	3,274

Amount of accidental death insurance in-force under ordinary policies	4,467

Life insurance policies with disability provisions in-force:
Industrial	195
Ordinary	37,623
Group life	30

Supplementary contracts in-force:
Ordinary - not involving life contingencies:
Amount on deposit	651
Income payable	299

Ordinary - involving life contingencies:
Amount on deposit	270
Income payable	113

Group - not involving life contingencies:
Amount on deposit	1

Annuities:
Ordinary:
Immediate - amount of income payable	$1,408
Deferred, fully paid - account balance	71,226
Deferred, not fully paid - account balance	36,165

Group:
Amount of income payable	615
Fully paid - account balance	630
Not fully paid - account balance	15,587

Accident and health insurance - premiums in-force:
Other	$64
Group	—
Credit	—

Deposit funds and dividend accumulations:
Deposit funds - account balance	$8,907
Dividend accumulations - account balance	488

Claim payments in 2022
Group accident & health:
2023	$—
2022	—
2021	—
2020	—
2019	—
Prior	166

Other accident & health:
2023	12
2022	(1)
2021	(80)
2020	(58)
2019	(14)
Prior	427

74

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES

DECEMBER 31, 2023

(in millions)

1. The Company’s total admitted assets as of December 31, 2023 are $229.8 billion.

The Company’s total admitted assets, excluding separate accounts, as of December 31, 2023 are $161 billion.

2. Following are the 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding: (i) U.S. Government, U.S. Government agency securities and those U.S. Government money market funds listed in the Appendix to the IAO Practices and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans:

Issuer	Description of Exposure	Amount	Percentage of Total Admitted Assets

a. Carlyle Group	OIA	$1,513	0.90%

b. Senior Direct Lending Program LLC	BONDS	908	0.60

c. Corebridge Real Estate Investors Inc.	OIA	769	0.50

d. Amazon.com, Inc.	BONDS	602	0.40

e. Duke Energy Corporation	BONDS	560	0.30

f. American Electric Power Company, Inc.	BONDS	491	0.30

g. Exelon Corporation	BONDS	491	0.30

h. Southern Company, The	BONDS	458	0.30

i. Microsoft Corporation	BONDS	438	0.30

j. CVS Health Corporation	BONDS	429	0.30

3. The Company’s total admitted assets held in bonds and preferred stocks, by NAIC rating, are:

Bonds and Short-Term Investments			Preferred Stocks

NAIC Rating	Amount	Percentage of Total Admitted Assets	NAIC Rating	Amount	Percentage of Total Admitted Assets
NAIC - 1	$67,401	41.90%	P/RP - 1	$76	—%
NAIC - 2	38,494	23.90	P/RP - 2	4	—
NAIC - 3	3,480	2.20	P/RP - 3	—	—
NAIC - 4	2,638	1.60	P/RP - 4	—	—
NAIC - 5	225	0.10	P/RP - 5	1	—
NAIC - 6	25	—	P/RP - 6	—	—

4.  Assets held in foreign investments:

	Amount	Percentage of Total Admitted Assets
a. Total admitted assets held in foreign investments	$27,858	17.30%
b. Foreign currency denominated investments	11,584	7.20
c. Insurance liabilities denominated in that same foreign currency	—	—

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
a. Countries rated NAIC - 1	$25,729	16.00%
b. Countries rated NAIC - 2	1,471	0.90
c. Countries rated NAIC - 3 or below	657	0.40

75

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (Continued)

DECEMBER 31, 2023

(in millions)

6. Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
a. Countries rated NAIC - 1
Country 1: United Kingdom	$6,489	4.00%
Country 2: Cayman Islands	4,755	3.00
b. Countries rated NAIC - 2
Country 1: Mexico	467	0.30
Country 2: Indonesia	251	0.20
c. Countries rated NAIC - 3 or below
Country 1: Colombia	188	0.10
Country 2: British Virgin Islands	94	0.10

7. Aggregate unhedged foreign currency exposure:

	Amount	Percentage of Total Admitted Assets
Aggregate unhedged foreign currency exposure	$11,584	7.20%

 8.  Aggregate unhedged foreign currency exposure categorized by NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
a. Countries rated NAIC - 1	$11,577	7.20%
b. Countries rated NAIC - 2	5	—
c. Countries rated NAIC - 3 or below	2	—

9. Two largest unhedged foreign currency exposures to a single country, categorized by the country’s NAIC sovereign rating:

	Amount	Percentage of Total Admitted Assets
a. Countries rated NAIC - 1
Country 1: United Kingdom	$4,907	3.00%
Country 2: Ireland	2,270	1.40
b. Countries rated NAIC - 2
Country 1: Peru	3	—
Country 2: Mexico	2	—
c. Countries rated NAIC - 3 or below
Country 1: Brazil	2	—
Country 2:	—	—

76

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (Continued)

DECEMBER 31, 2023

(in millions)

10. Ten largest non-sovereign (i.e. non-governmental) foreign issues:

		NAIC Rating	Amount	Percentage of Total Admitted Assets

a.	5555233	MORTGAGE LOAN	$390	0.20%

b.	Granite DEBTCO 9 Limited	MORTGAGE LOAN	314	0.20

c.	5555143	MORTGAGE LOAN	268	0.20

d.	5555184	MORTGAGE LOAN	255	0.20

e.	5555239	MORTGAGE LOAN	254	0.20

f.	Silver (BREDS)	Other invested Assest	245	0.20

g.	5555187	MORTGAGE LOAN	222	0.10
h.	Royal Dutch Shell plc	NAIC 1 - Bonds	221	0.10

i.	5555164	MORTGAGE LOAN	220	0.10

j.	5555138	MORTGAGE LOAN	210	0.10

11. Assets held in Canadian investments are less than 2.5% of the reporting entity’s total admitted assets.

12. Assets held in investments with contractual sales restrictions are less than 2.5 percent of the Company’s total admitted assets.

13. The Company’s admitted assets held in the ten largest equity interests (including investments in the shares of mutual funds, preferred stocks, publicly traded equity securities, and other equity securities and excluding money market and bond mutual funds listed in the Appendix to the SVO Practices and Procedures Manual as exempt or Class 1) are:

		Amount	Percentage of Total Admitted Assets
a.	Carlyle Group	$1,513	0.90%
b.	Corebridge Real Estate Investors Inc.	769	0.50
c.	Silver (BREDS)	245	0.20
d.	SUNAMERICA INVESTMENT INC.	233	0.10
e.	BLACKSTONE GROUP	202	0.10
f.	The Spiral	185	0.10
g.	GENERAL ATLANTIC	179	0.10
h.	TEACHERS INSUR & ANNUITY	142	0.10
i.	THOMA BRAVO LLC	138	0.10
j.	Think Investments LLC	130	0.10

77

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (Continued)

DECEMBER 31, 2023

(in millions)

 14. Assets held in nonaffiliated, privately placed equities:

		Amount	Percentage of Total Admitted Assets

Aggregate statement value of investment held in nonaffiliated, privately placed equities:		$1,775	1.10%

Largest three investments held in nonaffiliated, privately placed equities:
a.	Carlyle Alternative Opportunities Fund L.P.	$368	0.20
b.	Silver (BREDS)	245	0.20
c.	The Spiral	185	0.10

Ten largest fund managers:

	Fund Manager	Total Invested	Diversified	Non- diversified
a.	Carlyle Group	$1,513	$1,513	$—
b.	Corebridge Real Estate Investors Inc.	769	—	769
c.	Silver (BREDS)	245	—	245
d.	SUNAMERICA INVESTMENT INC.	233	233	—
e.	BLACKSTONE GROUP	202	202	—
f.	The Spiral	185	—	185
g.	GENERAL ATLANTIC	179	179	—
h.	TEACHERS INSUR & ANNUITY	142	142	—
i.	THOMA BRAVO LLC	138	138	—
j.	Think Investments LLC	130	130	—

15. Assets held in general partnership interests are less than 2.5 percent of the Company’s total admitted assets.

16. Mortgage loans reported in Schedule B, include the following ten largest aggregate mortgage interests. The aggregate mortgage interest represents the combined value of all mortgages secured by the same property or same group of properties:

		Amount	Percentage of Total Admitted Assets

a.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555233, ESP	$390	0.20%

b.	COMMERCIAL MORTGAGE LOAN, Loan No. 8002341, NY	366	0.20

c.	COMMERCIAL MORTGAGE LOAN, Loan No. 8002930, CA	272	0.20

d.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555143, GBR	268	0.20

e.	COMMERCIAL MORTGAGE LOAN, Loan No. 8002711, NJ	265	0.20

f.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555184, GBR	255	0.20

g.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555239, ESP	254	0.20

h.	COMMERCIAL MORTGAGE LOAN, Loan No. 8002917, NY	227	0.10

i.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555187, GBR	222	0.10

j.	COMMERCIAL MORTGAGE LOAN, Loan No. 5555164, GBR	220	0.10

78

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (Continued)

DECEMBER 31, 2023

(in millions)

Amount and percentage of the reporting entity’s total admitted assets held in the following categories of mortgage loans:

	Amount	Percentage of Total Admitted Assets
a. Construction loans	$1,615	1.00%
b. Mortgage loans over 90 days past due	18	—
c. Mortgage loans in the process of foreclosure	7	—
d. Mortgage loans foreclosed	—	—
e. Restructured mortgage loans	307	0.20

17. Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

	Residential		Commercial		Agricultural

Loan-to-Value	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
a. above 95%	$1	—%	$609	0.40%	$—	—%
b. 91% to 95%	1	—	246	0.20	—	—
c. 81% to 90%	264	0.20	1,133	0.70	—	—
d. 71% to 80%	1,645	1.00	2,751	1.70	—	—
e. below 70%	3,689	2.30	19,314	12.00	—	—

18. Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A are less than 2.5 percent of the Company’s total admitted assets.

19. Assets held in mezzanine real estate loans are less than 2.5 percent of the Company’s total admitted assets.

20. The Company’s total admitted assets subject to the following types of agreements as of the following dates:

Unaudited At End of Each Quarter
	At Year-End		Quarter	Quarter	Quarter

	Amount	Percentage of Total Admitted Assets	Amount	Amount	Amount

a. Securities lending (do not include assets held as collateral for such transactions)	$—	—%	$—	$—	$—
b. Repurchase agreements	2,036	1.30	2,436	120	39
c. Reverse repurchase agreements	—	—	—	—	—
d. Dollar repurchase agreements	—	—	—	—	—
e. Dollar reverse repurchase agreements	—	—	—	—	—

79

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (Continued)

DECEMBER 31, 2023

(in millions)

21. The Company’s potential exposure to warrants not attached to other financial instruments, options, caps, and floors:

	Owned		Written

	Amount	Percentage of Total Admitted Assets	Amount	Percentage of Total Admitted Assets
a. Hedging	$—	—%	$—	—%
b. Income generation	—	—	—	—
c. Other	—	—	—	—

22. The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, and forwards as of the following dates:

Unaudited At End of Each Quarter
	At Year-End		1st Quarter	2nd Quarter	3rd Quarter
	Amount	Percentage of Total Admitted Assets	Amount	Amount	Amount
a. Hedging	$752	0.50%	$715	$718	$806
b. Income generation	—	—	—	—	—
c. Replications	—	—	—	—	—
d. Other	—	—	—	—	—
23. The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for futures contracts as of the following dates:

Unaudited At End of Each Quarter
	At Year-End		1st Quarter	2nd Quarter	3rd Quarter
	Amount	Percentage of Total Admitted Assets	Amount	Amount	Amount
a. Hedging	$77	—%	$160	$142	$143
b. Income generation	—	—	—	—	—
c. Replications	—	—	—	—	—
d. Other	—	—	—	—	—

80

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL SUMMARY INVESTMENT SCHEDULE

DECEMBER 31, 2023

(in millions)	Gross Investment Holdings		Admitted Assets as Reported in the Annual Statement
Investment Categories	Amount	Percentage	Amount	Securities Lending Reinvested Collateral Amount	Total Amount	Percentage
Bonds:
U.S. governments	$1,321	0.9	$1,321	$—	$1,321	0.9%
All other governments	2,041	1.3	2,041	$—	2,041	1.3
U.S. states, territories and possessions, etc. guaranteed	239	0.2	239	$—	239	0.2
U.S. political subdivisions of states, territories, and possessions, guaranteed	210	0.1	210	$—	210	0.1
U.S. special revenue and special assessment obligations, etc. non-guaranteed	5,392	3.5	5,392	$—	5,392	3.5
Industrial and miscellaneous	98,249	63.5	98,249	$—	98,249	63.5
Hybrid securities	377	0.2	377	$—	377	0.2
Parent, subsidiaries and affiliates	366	0.2	366	$—	366	0.2
Unaffiliated Bank loans	3,937	2.6	3,937	$—	3,937	2.6
Total long-term bonds	$112,132	72.5	$112,132	$—	$112,132	72.5
Preferred stocks:
Industrial and miscellaneous (Unaffiliated)	$80	0.1	$80	$—	$80	0.1
Parent, subsidiaries and affiliates	—	—	—	$—	—	—
Total preferred stocks	$80	0.1	$80	$—	$80	0.1
Common stocks:
Industrial and miscellaneous Publicly traded (Unaffiliated)	$—	—	$—	$—	$—	—
Industrial and miscellaneous Other (Unaffiliated)	196	0.1	196	$—	196	0.1
Parent, subsidiaries and affiliates Publicly traded	1	—	1	$—	1	—
Parent, subsidiaries and affiliates Other	72	0.1	68	$—	68	—
Mutual funds	1	—	1	$—	1	—
Total common stocks	$270	0.2	$266	$—	$266	0.1
Mortgage loans:
Farm mortgages	$—	—	$—	$—	$—	—
Residential mortgages	5,601	3.6	5,601	$—	5,601	3.6
Commercial mortgages	23,562	15.2	23,562	$—	23,562	15.2
Mezzanine real estate loans	844	0.6	844	$—	844	0.6
Total valuation allowance	(355)	(0.2)	(355)	$—	(355)	(0.2)
Total mortgage loans	$29,652	19.2	$29,652	$—	$29,652	19.2
Real estate:
Properties occupied by company	$—	—	$—	$—	$—	—
Properties held for production of income	73	0.1	73	$—	73	0.1
Properties held for sale	2	—	2	$—	2	—
Total real estate	$75	0.1	$75	$—	$75	0.1
Cash, cash equivalents and short-term investments:
Cash	$(78)	(0.1)	$(78)	$—	$(78)	(0.1)
Cash equivalents	856	0.6	856	$—	856	0.6
Short-term investments	122	0.1	122	$—	122	0.1
Total cash, cash equivalents and short-term investments	900	0.6	900	$—	900	0.6
Contract loans	1,174	0.8	1,157	$—	1,157	0.8
Derivatives	1,884	1.2	1,884	$—	1,884	1.2
Other invested assets	6,457	4.2	6,456	$—	6,456	4.2
Receivables for securities	100	0.1	100	$—	100	0.1
Securities Lending	—	—	—	XXX	XXX	XXX
Other invested assets	1,985	1.3	1,985	$—	1,985	1.3
Total invested assets	$154,709	100.0	$154,687	$—	$154,687	100%

81

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF REINSURANCE DISCLOSURES

DECEMBER 31, 2023

The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.

Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer’s assumption of significant risks identified in Appendix A-791?

Yes [ ] No [ X ]

If yes, indicate the number of reinsurance contracts to which such provisions apply: __________

If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.

Yes [ ] No [ ] N/A [ X ]

2.

Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer’s assumption of risk?

Yes [ ] No [ X ]

If yes, indicate the number of reinsurance contracts to which such provisions apply: __________

If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.

Yes [ ] No [ ] N/A [ X ]

3.

Does the Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which may result in delays in payment in form or in fact:

(a)	Provisions that permit the reporting of losses to be made less frequently than quarterly;

(b)	Provisions that permit settlements to be made less frequently than quarterly;

(c)	Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or

(d)	The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.

Yes [ ] No [ X ]

4.

Has the Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?

Assumption reinsurance – new for the reporting period	Yes [ ] No [ X ]		N/A

Non-proportional reinsurance, which does not result in significant surplus relief	Yes [ ] No [ X ]		N/A

82

AMERICAN GENERAL LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF REINSURANCE DISCLOSURES - (Continued)

DECEMBER 31, 2023

5.

Has the Company ceded any risk, which is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

(a) Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or

Yes [ ] No [ X ] N/A [ ]

(b) Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?

Yes [ ] No [ X ] N/A [ ]

If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences from the accounting policy footnote to the audited statutory-basis financial statements to explain why the contract(s) is treated differently for GAAP and SAP below:

83

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registrant’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	[$	14,760	]
Estimated Printing and Filing Costs		$90.000
Estimated Accounting Fees and Expenses		$90,000
Estimated Legal Fees and Expenses		$380,000

Item 14.	Indemnification of Directors and Officers.

To the full extent authorized by law, the Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal or civil, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or serves or served in any capacity in any other corporation at the request of the corporation. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Insofar as indemnification for liability arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

(1)	(i)	Distribution Agreement, incorporated by reference to Post-Effective Amendment No. 17 and Amendment No. 17, File Nos. 333-185790 and 811-09003, filed on April 25, 2019.

	(ii)	Amendment No. 2 to Distribution Agreement by and between American General Life Insurance Company and Corebridge Capital Services, Inc., filed herewith.

	(iii)	Selling Agreement, filed herewith.

(2)		Not Applicable.

(3)	(i)	Articles of Incorporation and all Amendments for American General Life Insurance Company, incorporated by reference to initial Registration Statement on Form S-1, filed on February 21, 2024.

	(ii)	Bylaws of American General Life Insurance Company, restated as of June 8, 2005, incorporated by reference to Pre-Effective Amendment No. 3 to Form S-6 Registration Statement, File No. 333-53909, of American General Life Insurance Company Separate Account VL-R, filed on August 19, 1998.

(4)	(i)	AGL Index Linked Variable Annuity Contract ICC24-AG-811 (5/24), filed herewith.

	(ii)	AGL Index Linked Variable Annuity Contract Data Page ICC24-AG-811-DP (5/24), filed herewith.

	(iii)	AGL Buffer with Cap Strategy Account Option(s) Rider ICC24-AGE-8116 (5/24), filed herewith.

	(iv)	AGL Buffer with Cap Secure Rate Strategy Account Option(s) Rider ICC24-AGE-8122 (5/24), filed herewith.

	(v)	AGL Buffer with Trigger Strategy Account Option(s) Rider ICC24-AGE-8119 (5/24), filed herewith.

	(vi)	AGL Buffer Dual Direction with Cap Strategy Account Option(s) Rider ICC24-AGE-8120 (5/24), filed herewith.

	(vii)	AGL Lock with Buffer Strategy Account Option(s) Rider ICC24-AGE-8124 (5/24), filed herewith.

	(viii)	AGL Buffer with Participation Strategy Account Option(s) Rider ICC24-AGE-8125 (5/24), filed herewith.

	(ix)	AGL Performance Capture Rider ICC24-AGE-8121 (5/24), filed herewith.

	(x)	AGL Optional Return of Purchase Payment Death Benefit Rider ICC24-AGE-8117 (5/24), filed herewith.

	(xi)	AGL Terminal Illness Rider ICC24-AGE-8007 (8/24), filed herewith.

	(xii)	AGL Extended Care Rider ICC24-AGE-8008 (8/24), filed herewith.

	(xiii)	AGL Individual Registered Index-Linked Annuity Application ICC24-AGA-228 (5/24), filed herewith.

	(xiv)	AGL Individual Registered Index-Linked Annuity Application ICC24-AGA-228E (5/24), filed herewith.

(5)		Opinion re: Legality, filed herewith.

(6)		Not Applicable.

(8)		Not Applicable.

(9)		Not Applicable.

(10)		Not Applicable.

(15)		Not Applicable.

(16)		Not Applicable.

(21)		Subsidiaries of the registrant, filed herewith.

(22)		Not Applicable.

(23)		Consent of Independent Auditors, filed herewith.

(24)		Powers of Attorney, incorporated by reference to initial Registration Statement on Form S-1, filed on February 21, 2024.

(25)		Not Applicable.

(101)		Not Applicable.

(107)		Filing Fee Table, filed herewith.

(b)	Financial Statement Schedules

All required financial statement schedules of American General Life Insurance Company are included in Part I of this registration statement.

Item 17.	Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 17, 2024.

BY:	AMERICAN GENERAL LIFE INSURANCE COMPANY (Registrant)

BY:	*CHRISTOPHER B. SMITH
CHRISTOPHER B. SMITH Director, Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and dates indicated:

Signature	Title	Date

*CHRISTOPHER B. SMITH CHRISTOPHER B. SMITH	Director, Chairman of the Board and President (Principal Executive Officer)	September 17, 2024

*CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	September 17, 2024

*TERRI N. FIEDLER	Director	September 17, 2024
TERRI N. FIEDLER

*TIMOTHY M. HESLIN	Director	September 17, 2024
TIMOTHY M. HESLIN

*LISA M. LONGINO	Director	September 17, 2024
LISA M. LONGINO

*JONATHAN J. NOVAK	Director	September 17, 2024
JONATHAN J. NOVAK

*BRYAN A. PINSKY	Director	September 17, 2024
BRYAN A. PINSKY

*ELIZABETH B. CROPPER	Director	September 17, 2024
ELIZABETH B. CROPPER

*BY:	/s/ TRINA SANDOVAL	September 17, 2024
TRINA SANDOVAL Attorney-in-Fact pursuant to Powers of Attorney filed previously.